AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 12, 2003
                                                    REGISTRATION NO. 333- 101922


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                          -----------------------------

                           AMENDMENT NO. 2 TO FORM F-4

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          -----------------------------
                             TRICOM, S.A., AS ISSUER
             (Exact name of registrant as specified in its charter)

       DOMINICAN REPUBLIC              NOT APPLICABLE                    4812                       NOT APPLICABLE
(State or other jurisdiction of       (I.R.S. Employer       (Primary Standard Industrial    (Translation of registrant's
        incorporation or           Identification Number)    Classification Code Number)          name into English)
         organization)

                              CALL TEL CORPORATION
             (Exact name of registrant as specified in its charter)

             PANAMA                    NOT APPLICABLE                    4812                       NOT APPLICABLE
(State or other jurisdiction of       (I.R.S. Employer       (Primary Standard Industrial    (Translation of registrant's
        incorporation or           Identification Number)    Classification Code Number)          name into English)
         organization)

                            GFN COMUNICACIONES, S.A.
             (Exact name of registrant as specified in its charter)

       DOMINICAN REPUBLIC              NOT APPLICABLE                    4812                       NOT APPLICABLE
(State or other jurisdiction of       (I.R.S. Employer       (Primary Standard Industrial    (Translation of registrant's
        incorporation or           Identification Number)    Classification Code Number)          name into English)
         organization)

                              TCN-DOMINICANA, S.A.
             (Exact name of registrant as specified in its charter)

       DOMINICAN REPUBLIC              NOT APPLICABLE                    4812                       NOT APPLICABLE
(State or other jurisdiction of       (I.R.S. Employer       (Primary Standard Industrial    (Translation of registrant's
        incorporation or           Identification Number)    Classification Code Number)          name into English)
         organization)

                           TRICOM CENTROAMERICA, S.A.
             (Exact name of registrant as specified in its charter)

             PANAMA                    NOT APPLICABLE                    4812                       NOT APPLICABLE
(State or other jurisdiction of       (I.R.S. Employer       (Primary Standard Industrial    (Translation of registrant's
        incorporation or           Identification Number)    Classification Code Number)          name into English)
         organization)

                       TRICOM INTERNATIONAL SERVICES, INC.
             (Exact name of registrant as specified in its charter)

            DELAWARE                     94-3343217                      4812                       NOT APPLICABLE
(State or other jurisdiction of       (I.R.S. Employer       (Primary Standard Industrial    (Translation of registrant's
        incorporation or           Identification Number)    Classification Code Number)          name into English)
         organization)

                           TRICOM LATINOAMERICA, S.A.
             (Exact name of registrant as specified in its charter)

         CAYMAN ISLANDS                NOT APPLICABLE                    4812                       NOT APPLICABLE
(State or other jurisdiction of       (I.R.S. Employer       (Primary Standard Industrial    (Translation of registrant's
        incorporation or           Identification Number)    Classification Code Number)          name into English)
         organization)

                                  TRICOM, S.A.
             (Exact name of registrant as specified in its charter)

           GUATEMALA                   NOT APPLICABLE                    4812                       NOT APPLICABLE
(State or other jurisdiction of       (I.R.S. Employer       (Primary Standard Industrial    (Translation of registrant's
        incorporation or           Identification Number)    Classification Code Number)          name into English)
         organization)

                                  TRICOM, S.A.
             (Exact name of registrant as specified in its charter)

           NICARAGUA                   NOT APPLICABLE                    4812                       NOT APPLICABLE
(State or other jurisdiction of       (I.R.S. Employer       (Primary Standard Industrial    (Translation of registrant's
        incorporation or           Identification Number)    Classification Code Number)          name into English)
         organization)

                                  TRICOM, S.A.
             (Exact name of registrant as specified in its charter)

             PANAMA                    NOT APPLICABLE                    4812                       NOT APPLICABLE
(State or other jurisdiction of       (I.R.S. Employer       (Primary Standard Industrial    (Translation of registrant's
        incorporation or           Identification Number)    Classification Code Number)          name into English)
         organization)

                             TRICOM, S.A. - DE C.V.
             (Exact name of registrant as specified in its charter)

          EL SALVADOR                  NOT APPLICABLE                    4812                       NOT APPLICABLE
(State or other jurisdiction of       (I.R.S. Employer       (Primary Standard Industrial    (Translation of registrant's
        incorporation or           Identification Number)    Classification Code Number)          name into English)
         organization)

                         TRICOM TELECOMUNICACIONES, S.A.
             (Exact name of registrant as specified in its charter)

           COSTA RICA                  NOT APPLICABLE                    4812                       NOT APPLICABLE
(State or other jurisdiction of       (I.R.S. Employer       (Primary Standard Industrial    (Translation of registrant's
        incorporation or           Identification Number)    Classification Code Number)          name into English)
         organization)

                         TRICOM TELECOMUNICACIONES, S.A.
             (Exact name of registrant as specified in its charter)

            HONDURAS                   NOT APPLICABLE                    4812                       NOT APPLICABLE
(State or other jurisdiction of       (I.R.S. Employer       (Primary Standard Industrial    (Translation of registrant's
        incorporation or           Identification Number)    Classification Code Number)          name into English)
         organization)

                                       AND

                         TRICOM USA, INC., AS GUARANTORS
             (Exact name of registrant as specified in its charter)

            DELAWARE                     13-3927530                      4812                       NOT APPLICABLE
(State or other jurisdiction of       (I.R.S. Employer       (Primary Standard Industrial    (Translation of registrant's
        incorporation or           Identification Number)    Classification Code Number)          name into English)
         organization)

                          -----------------------------

                                  TRICOM, S.A.
                            AVE. LOPE DE VEGA NO. 95
                        SANTO DOMINGO, DOMINICAN REPUBLIC
                            TELEPHONE: (809) 476-4000

  (Address, including zip code, and telephone number of registrant's principal executive offices)

                              CT CORPORATION SYSTEM
                          111 EIGHTH AVENUE, 13TH FLOOR
                            NEW YORK, NEW YORK 10011
                            TELEPHONE: (212) 894-8940

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                    -----------------------------------------

                                   Copies to:

    STEVEN L. WASSERMAN, ESQ.                JEFFREY J. PELLEGRINO, ESQ.
        PIPER RUDNICK LLP               PAUL, HASTINGS, JANOFSKY & WALKER LLP
   1251 Avenue of the Americas                   75 East 55th Street
     New York, New York 10020                  New York, New York 10022
    TELEPHONE: (212) 835-6000                 TELEPHONE: (212) 318-6000

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.

                          -----------------------------

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. / /

 If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

                          -----------------------------

                         CALCULATION OF REGISTRATION FEE



                                                                     PROPOSED MAXIMUM     PROPOSED MAXIMUM
       TITLE OF EACH CLASS OF SECURITIES           AMOUNT TO BE    AGGREGATE PRICE PER   AGGREGATE OFFERING        AMOUNT OF
               TO BE REGISTERED                     REGISTERED             UNIT                 PRICE          REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------------------
12% Senior Notes due 2009                         $ 200,000,000             100%          $ 200,000,000(1)        $ 18,400(2)

Warrants to purchase Class A common stock in
the form of American depositary shares of
TRICOM, S.A.(3)                                       3,750,000             N/A                     N/A                N/A

Class A common stock, par value RD$10 per
share(4)(5)                                           3,750,000          $ 3.00           $  11,250,000(6)        $  1,035

Class A common stock, par value RD$10 per
share(4)(7)                                       $  30,000,000             100%          $   30,00,000(8)        $  2,427(9)

Guarantees(10)                                                -               -                       -                  -

Total:                                                                                                            $ 21,862(11)



(1) Pursuant to Rule 457(f)(2) under the Securities Act of 1933, this is the book value of the maximum amount of 11 3/8% Senior Notes due 2004 that may be received by us from tendering holders in the exchange offer.
(2) Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act of 1933, and calculated pursuant to Rule 457(f)(2) under the Securities Act of 1933 based on the book value of the 11 3/8% Senior Notes due 2004.
(3) Pursuant to Rule 457(g) under the Securities Act of 1933, no separate fee is required to be paid with respect to the warrants since we are also registering the underlying Class A common stock in the form of ADSs.
(4) A separate registration statement on Form F-6 has been filed with the Securities and Exchange Commission on April 3, 1998 to register the American Depositary Shares evidenced by American Depositary Receipts issuable upon deposit of the shares of Class A common stock registered hereby. Each American Depositary Share represents one share of Class A common stock.
(5) Represents Class A common stock in the form of ADSs issuable upon the exercise of the warrants.
(6) Pursuant to Rule 457(g)(3) under the Securities Act of 1933, the registration fee is based on the estimated value of the warrants, which is estimated at $11,250,000, the product of an estimated 3,750,000 shares of Class A common stock in the form of ADSs issuable upon exercise of the warrants multiplied by $3.00, the exercise price of the warrants on a per share basis, calculated pursuant to Rule 457(c) of the Securities Act of 1933, based on the average of the high and low price of our ADSs as reported on the New York Stock Exchange on December 16, 2002.
(7) Represents Class A common stock in the form of ADSs which may be issued to certain holders of the 12% Senior Notes due 2009.
(8) Pursuant to Rule 457(f)(2) under the Securities Act of 1933, this is the book value of the maximum amount of 12% Senior Notes due 2009 that may be received by us from holders of the existing notes who may tender such existing notes in the exchange offer and subsequently exchange new notes for shares of our Class A common stock.
(9) Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act of 1933, and calculated pursuant to Rule 457(f)(2) under the Securities Act of 1933 based on the book value of the 12% Senior Notes due 2009.
(10) No separate fee is required to be paid with respect to the guarantees in accordance with Rule 457(n) under the Securities Act of 1933.
(11) Pursuant to Rule 457(p), the registration fee has been offset by $23,955, based upon the portion of the filing fee associated with the unsold securities registered pursuant to the Registration Statement on Form F-3, Registration No. 333-65842, filed by TRICOM, S.A. on July 25, 2001.


                          -----------------------------

        THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                    Subject to completion, dated June 12, 2003


PROSPECTUS AND CONSENT SOLICITATION

                                [TRICOM(R) LOGO]

                                OFFER TO EXCHANGE

                            12% SENIOR NOTES DUE 2009
                              AND CASH AND WARRANTS

                                       FOR
                   $200,000,000 11 3/8% SENIOR NOTES DUE 2004
                                       AND
        SOLICITATION OF CONSENTS FOR PROPOSED AMENDMENTS TO THE INDENTURE
                   GOVERNING THE 11 3/8% SENIOR NOTES DUE 2004

                          -----------------------------

     We are offering to exchange our 12% senior notes due 2009, the new notes, and cash and warrants for our outstanding 11 3/8% senior notes due 2004, the existing notes. For every $1,000 principal amount of existing notes tendered and accepted for exchange, you will receive a new note in the principal amount of $950, a cash payment of $50 and a warrant to purchase 18.7 shares of our Class A common stock in the form of American depositary shares or ADSs. The interest rate for the new notes will be reduced to 11 3/8% per annum if we comply with certain financial tests.


     The new notes will be senior unsecured obligations of TRICOM ranking equally in right of payment with all of our other existing and future senior indebtedness and senior to any of our future subordinated indebtedness. The payment of the principal of, interest and additional amounts, if any, on the new notes will be unconditionally guaranteed, jointly and severally, on a senior unsecured basis by certain of our subsidiaries.


     The exercise price of the warrants will be $[__] per ADS. The warrants will be exercisable beginning with the date they are issued, which will be the closing date of the exchange offer and consent solicitation, until the earlier of September 1, 2009, the maturity date of the new notes, or the date on which we repurchase the new notes. Our ADSs are listed on the New York Stock Exchange under the symbol "TDR". On June 10, 2003, the last reported sale price of our ADSs on the New York Stock Exchange was $2.04 per ADS.

     The exchange offer and consent solicitation is conditioned upon, among other things, at least 85% of the aggregate outstanding principal amount of the existing notes being validly tendered and not properly withdrawn prior to 5:00 P.M., New York City time, on [___________], 2003, the expiration date, unless extended by us.

     If you desire to tender your existing notes, you must consent to the proposed amendments that eliminate provisions of the indenture governing the existing notes. You may not deliver consents without tendering the related existing notes and you may not revoke consents without withdrawing the existing notes tendered.


     PLEASE READ CAREFULLY THE "RISK FACTORS" SECTION BEGINNING ON PAGE 19 OF THIS PROSPECTUS AND CONSENT SOLICITATION WHEN YOU EVALUATE THE EXCHANGE OFFER AND CONSENT SOLICITATION.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS AND CONSENT SOLICITATION. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     THE DEALER MANAGER FOR THE EXCHANGE OFFER AND THE SOLICITATION AGENT FOR THE CONSENT SOLICITATION IS:

                            BEAR, STEARNS & CO. INC.

   The date of this prospectus and consent solicitation is ____________, 2003.

[SIDENOTE]

INFORMATION CONTAINED IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

     THIS DOCUMENT INCORPORATES IMPORTANT BUSINESS AND FINANCIAL INFORMATION ABOUT US THAT IS NOT INCLUDED IN OR DELIVERED WITH THIS PROSPECTUS AND CONSENT SOLICITATION. THIS INFORMATION IS AVAILABLE FROM THE INFORMATION AGENT WITHOUT CHARGE TO HOLDERS UPON WRITTEN OR ORAL REQUEST AT THE ADDRESS AND TELEPHONE NUMBER LISTED ON THE BACK COVER OF THIS PROSPECTUS AND CONSENT SOLICITATION. TO OBTAIN TIMELY DELIVERY, HOLDERS OF THE OUTSTANDING EXISTING NOTES MUST REQUEST THE INFORMATION NO LATER THAN [____].

                                TABLE OF CONTENTS


                                                                             Page
                                                                             ----
PROSPECTUS SUMMARY.............................................................1
OUR BUSINESS...................................................................6
RECENT DEVELOPMENTS............................................................6
RISK FACTORS..................................................................19
FORWARD-LOOKING STATEMENTS....................................................31
THE EXCHANGE OFFER AND CONSENT SOLICITATION...................................32
PROPOSED AMENDMENTS...........................................................39
PRICE RANGE OF AMERICAN DEPOSITARY SHARES AND DIVIDEND POLICY.................42
EXCHANGE RATES................................................................43
SELECTED FINANCIAL DATA.......................................................44
OPERATING AND FINANCIAL REVIEW AND PROSPECTS..................................48
BUSINESS......................................................................67
EXCHANGE CONTROLS.............................................................93
DIRECTORS, SENIOR MANAGEMENT AND EMPLOYEES....................................95
DESCRIPTION OF NEW NOTES.....................................................103
DESCRIPTION OF WARRANTS......................................................147
DESCRIPTION OF CAPITAL STOCK.................................................150
DESCRIPTION OF AMERICAN DEPOSITARY RECEIPTS..................................155
MATERIAL TAX CONSEQUENCES....................................................161
LEGAL MATTERS................................................................174
EXPERTS......................................................................174
WHERE YOU CAN FIND MORE INFORMATION..........................................174
FINANCIAL STATEMENTS.........................................................F-1

                               PROSPECTUS SUMMARY

     WE URGE YOU TO READ CAREFULLY THE MORE DETAILED INFORMATION, INCLUDING THE FINANCIAL STATEMENTS AND NOTES TO THOSE STATEMENTS, APPEARING ELSEWHERE IN THIS PROSPECTUS AND CONSENT SOLICITATION. WE ALSO ENCOURAGE YOU TO REVIEW THE OTHER INFORMATION PROVIDED IN REPORTS AND OTHER DOCUMENTS THAT WE FILE WITH THE SECURITIES AND EXCHANGE COMMISSION, WHICH ARE INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND CONSENT SOLICITATION, AS DESCRIBED UNDER "WHERE YOU CAN FIND MORE INFORMATION" ON PAGE 175 OF THIS PROSPECTUS AND CONSENT SOLICITATION.

                     EXCHANGE OFFER AND CONSENT SOLICITATION


     Subject to the terms and conditions set forth in this prospectus and consent solicitation and in the related letter of transmittal and consent, we are offering to exchange our 12% senior notes due 2009, the new notes, and cash and warrants for our outstanding 11 3/8% senior notes due 2004, the existing notes. The exchange offer and consent solicitation will expire at 5:00 P.M., New York City time, on [_____], 2003, unless extended by us (we refer to such time or date, as the same may be extended, as the expiration date). The exchange offer and consent solicitation is open to all holders of existing notes. Set forth below are some of the questions you, as a holder of the existing notes, may have and answers to those questions.


Q.   WHAT ARE THE NEW NOTES?


A. The new notes are our 12% senior notes due 2009. The new notes will pay interest semi-annually and will rank equally with any existing notes that are not exchanged in this exchange offer and consent solicitation. The new notes, among other things, will have a higher interest rate and a later maturity date than those of the existing notes. The interest rate for the new notes will be reduced to 11 3/8% per annum if we comply with certain covenants for two consecutive quarters (subject to an increase to 12% per annum if subsequently we do not comply with these covenants). We also will be required to redeem 5% of the original principal amount of the new notes on each of September 1, 2007 and 2008. The new notes will have restrictive covenants substantially the same as those of the existing notes in effect prior to the consummation of this exchange offer and consent solicitation. The new notes will be fully, unconditionally, and jointly and severally guaranteed by the guarantors of our existing notes, other than TRICOM Latinoamerica, S.A. (TRICOM Latin America) and its subsidiaries. See "Description of New Notes" for a more detailed description.


Q.   WHAT IS THE PURPOSE OF THE EXCHANGE OFFER AND THE CONSENT SOLICITATION?


A. The purpose of the exchange offer and consent solicitation is to extend the maturity of at least 85% of the aggregate outstanding principal amount of our existing notes by offering holders of the existing notes the opportunity to exchange their existing notes for new notes, cash and warrants to purchase ADSs. We considered issuing debt or equity securities to repay the existing notes, however, our efforts to obtain funds to refinance the existing notes have not been successful. In view of current market and economic conditions, we determined that the exchange offer and consent solicitation is the most realistic alternative for extending the maturity of the existing notes.


Q.   WHAT IS TRICOM OFFERING IN EXCHANGE FOR MY EXISTING NOTE?


A. For each $1,000 principal amount of tendered existing note, we are offering, upon the terms and subject to the conditions contained in this prospectus and consent solicitation and in the letter of transmittal and consent, to exchange a new note in the principal amount of $950, a cash payment of $50 and a warrant to purchase [______] shares of our Class A common stock, in the form of ADSs, at an exercise price of $_______ per ADS. See "Description of Warrants" for a more detailed description.

Q: WHAT PERCENTAGE OF HOLDERS OF THE AGGREGATE OUTSTANDING PRINCIPAL AMOUNT OF THE EXISTING NOTES MUST CONSENT TO THE PROPOSED AMENDMENTS?

A: Holders of at least a majority of the aggregate outstanding principal amount of the existing notes must consent to the proposed amendments in order for them to be adopted. The proposed amendments that eliminate provisions of the indenture governing the existing notes will not become operative unless and until the exchange offer is completed. The valid and unrevoked tender of your existing notes will constitute your consent to the proposed amendments with respect to your tendered existing notes.


Q. WHAT EFFECT WOULD THE PROPOSED AMENDMENTS HAVE ON THE PROVISIONS OF THE EXISTING NOTES?

A.   The proposed amendments, among other things, would eliminate:

     - substantially all of the covenants in the indenture governing the existing notes, other than covenants requiring payment of interest on and principal of the existing notes when due and requiring the maintenance of an office for purposes of making payments on the existing notes;

     - most events of default under the indenture governing the existing notes; and

     - the limitations in the indenture on consolidations, mergers and asset conveyances and transfers.


     An event of default may occur under the new notes. However, as a result of the proposed amendments, there would not be an event of default under the existing notes and the holders of the existing notes would not have the right to accelerate the payment of the existing notes, even if payment of the new notes or other Tricom indebtedness were accelerated.


Q.   WHEN WILL THE EXCHANGE OFFER AND CONSENT SOLICITATION EXPIRE?

A. The exchange offer and consent solicitation will expire at 12:00 midnight, New York City time, on [______], 2003, unless otherwise extended by us, in our sole discretion.


Q.   HOW DO I CONSENT TO THE PROPOSED AMENDMENTS TO THE EXISTING NOTES?


     The valid and unrevoked tender of your existing notes will constitute the giving of consent to the consent solicitation with respect to those existing notes.

Q. IF I TENDER MY EXISTING NOTES WHAT ACCRUED BUT UNPAID INTEREST WILL I BE ENTITLED TO RECEIVE?

A. We will pay accrued and unpaid interest on the existing notes, together with accrued and unpaid interest on the new notes, on the first interest payment date of the new notes.

Q.   WILL I HAVE TO PAY ANY FEES OR COMMISSIONS?

A. If you are the record owner of your existing notes and you tender your existing notes in the exchange offer, you should not have to pay brokerage fees or similar expenses. If you own your existing notes through a broker or other nominee and your broker tenders your existing notes on your behalf, your broker or nominee may charge you a fee for doing so. You should consult your broker or nominee to determine whether any charges will apply.

Q. HOW WILL I BE NOTIFIED IF THE EXCHANGE OFFER AND CONSENT SOLICITATION IS EXTENDED?

A. If we extend the exchange offer and consent solicitation, we will make a public announcement of the extension not later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. See "The Exchange Offer and Consent
     Solicitation--Announcements."

Q.   HOW DO I TENDER MY EXISTING NOTES?

A. In order for you to validly tender your existing notes, JPMorgan Chase Bank, the exchange agent, must receive from you, your broker or other nominee a properly completed and duly executed letter of transmittal and consent, or a copy of those documents, with any required signature guarantee, and any other required documents, at one of the exchange agent's addresses set forth on the last page of this prospectus and consent solicitation prior to 5:00 p.m., New York City time, on the expiration date. In addition, prior to 5:00 p.m., New York City time, on the expiration date, either (1) the exchange agent must receive certificates for tendered existing notes at one of those addresses or (2) tendered existing notes must be transferred pursuant to the procedures for book-entry transfer described under "The Exchange Offer and Consent Solicitation--Procedure for tendering existing notes and delivering consents" and the exchange agent must receive a confirmation of such tender.

     IF YOU TENDER EXISTING NOTES PURSUANT TO THE EXCHANGE OFFER AND CONSENT SOLICITATION, YOU WILL BE DEEMED TO HAVE GIVEN YOUR CONSENT TO THE PROPOSED AMENDMENTS WITH RESPECT TO THE EXISTING NOTES TENDERED. YOU MAY NOT CONSENT WITHOUT TENDERING OR TENDER WITHOUT CONSENT. SEE "THE EXCHANGE OFFER AND CONSENT SOLICITATION--PROCEDURE FOR TENDERING EXISTING NOTES AND DELIVERING CONSENTS."

Q. UNTIL WHAT TIME CAN I WITHDRAW PREVIOUSLY TENDERED EXISTING NOTES AND THE RELATED CONSENT AND WHAT IS THE PROCESS?


A. You may withdraw your tendered existing notes at any time prior to the exchange of such existing notes for new notes, cash and warrants and the effectiveness of the supplemental indenture governing the existing notes. In order to withdraw your tendered existing notes and the related consent, you must follow the procedures described in "The Exchange Offer and Consent Solicitation--Withdrawal of tenders and revocation of corresponding consents." YOU MAY NOT WITHDRAW YOUR TENDERED EXISTING NOTES WITHOUT REVOKING THE CORRESPONDING CONSENTS PROVIDED WITH YOUR TENDER. Withdrawn existing notes may be retendered in the exchange offer and consent solicitation in accordance with the procedures described under "The Exchange Offer and Consent Solicitation--Procedure for tendering existing notes and delivering consents" prior to the exchange of the existing notes for new notes, cash and warrants and the effectiveness of the supplemental indenture governing the existing notes.


Q. IF I TENDER MY EXISTING NOTES, HOW WILL I BE NOTIFIED THAT TRICOM HAS ACCEPTED MY EXISTING NOTES FOR EXCHANGE?

A. Upon the terms and subject to the conditions of the exchange offer and consent solicitation, we will accept for exchange all existing notes validly tendered and not properly withdrawn promptly after the expiration date. We will announce acceptance of the existing notes for exchange by issuing a press release.

Q. IF I DECIDE NOT TO TENDER MY EXISTING NOTES, HOW WILL THE EXCHANGE OFFER AND CONSENT SOLICITATION AFFECT MY EXISTING NOTES?

A. If you do not tender your existing notes, they will remain outstanding. If the exchange offer and consent solicitation is completed, the proposed amendments to the indenture will become operative. Any existing notes that remain outstanding will lose the benefit of substantially all covenants, most events of default and other provisions of the existing notes contained in the indenture. In addition, if the exchange offer and consent solicitation is consummated, the market for any outstanding existing notes is likely to be significantly reduced.

Q. WILL OUR AMERICAN DEPOSITARY SHARES OR THE NEW NOTES BE LISTED ON ANY EXCHANGE OR AUTOMATED QUOTATION SYSTEM?

A. Our American Depositary Shares are listed on the New York Stock Exchange and all ADSs issued upon exercise of the warrants that you may elect to receive will be listed on the New York Stock Exchange. The existing notes are not listed on any exchange or automated quotation system and we will not list the new notes on any exchange or automated quotation system.

Q.   WHAT IS REQUIRED FOR THE PROPOSED AMENDMENTS TO BECOME EFFECTIVE?


A. In order for the proposed amendments to be adopted, holders of at least a majority of the aggregate outstanding principal amount of the existing notes must consent to them. The proposed amendments will become operative only upon our exchange of the existing notes for new notes, cash and warrants and the effectiveness of the supplemental indenture governing the existing notes. The proposed amendments to the indenture governing the existing notes are a single proposal. If you tender your existing notes, you will be deemed to have consented to the proposed amendments in their entirety with respect to the existing notes you tender. You may not consent selectively to only some of the proposed amendments. We expect that we and the trustee will execute a supplemental indenture giving effect to the related proposed amendments on or shortly after the expiration date.


Q. WHAT ARE THE MOST SIGNIFICANT CONDITIONS TO THE EXCHANGE OFFER AND CONSENT SOLICITATION?


A. The exchange offer and consent solicitation is conditioned upon, among other things, at least 85% of the aggregate outstanding principal amount of the existing notes being validly tendered and not properly withdrawn prior to 5:00 P.M., New York City time, on the expiration date. The aggregate outstanding principal amount of the existing notes is $200 million. The indenture governing the existing notes provides that amendments must be approved by the holders of a majority of the aggregate outstanding principal amount of the existing notes. The proposed amendments to the indenture will become operative only upon the exchange of at least 85% of the aggregate principal amount of the existing notes for new notes, cash and warrants and the effectiveness of the supplemental indenture governing the existing notes.


Q. WHERE CAN I OBTAIN FURTHER INFORMATION ABOUT THE EXCHANGE OFFER AND CONSENT SOLICITATION?

A. You may obtain additional copies of this prospectus and consent solicitation and the related letter of transmittal and consent by contacting the information agent at its address and telephone number set forth on the back cover of this prospectus and consent solicitation. Questions about the exchange offer and consent solicitation should be directed to the dealer manager and solicitation agent or the information agent at their addresses and telephone numbers set forth on the back cover of this prospectus and consent solicitation. Copies of the other documents incorporated by reference in this prospectus and consent solicitation may be obtained as described under "Where You Can Find More Information."

Q.   WHAT ARE THE TAX IMPLICATIONS OF THE EXCHANGE OFFER AND CONSENT
     SOLICITATION?


A. We are required by Dominican law to withhold 25% of the cash payment portion of the exchange offer consideration. The withholding requirement does not apply to our issuance to you of warrants as part of the exchange offer consideration. You should read "Material Tax Consequences" for a discussion of United States federal and Dominican Republic income tax consequences of the exchange offer and consent solicitation whether or not you decide to tender your existing notes and for a discussion of United States federal and Dominican Republic income tax consequences of holding and disposing of the new notes, warrants and ADSs. YOU SHOULD CONSULT YOUR OWN TAX ADVISORS CONCERNING THE UNITED STATES FEDERAL AND DOMINICAN REPUBLIC INCOME TAX CONSEQUENCES IN LIGHT OF YOUR PARTICULAR SITUATION AS WELL AS ANY CONSEQUENCES ARISING UNDER THE LAWS OF ANY OTHER TAXING JURISDICTION.

Q. WILL TRICOM RECEIVE ANY CASH PROCEEDS FROM THE EXCHANGE OF EXISTING NOTES FOR NEW NOTES, CASH AND WARRANTS?


A.   No.


Q.   HOW WILL TRICOM PAY THE CASH PORTION OF THE EXCHANGE OFFER CONSIDERATION?

A. GFN, one of our principal shareholders, will purchase shares of our Class A common stock for an amount sufficient to pay the cash portion of the exchange offer consideration.

                                  OUR BUSINESS

OVERVIEW


     We are a full service communications services provider in the Dominican Republic. We offer local, long distance, wireless, cable television and broadband data transmission and Internet services. Our wireless network covers approximately 90% of the population in the Dominican Republic. Our network providing local service is 100% digital, the only such network in the Dominican Republic. Telecommunications networks that employ digital technology can transmit higher quality signals at lower cost. We also own interests in undersea fiber optic cable networks that connect and transmit telecommunications signals between Central America, the Caribbean, the United States and Europe. Fiber optic cable is composed of glass strands and transmits telecommunications signals in the form of light. Through our subsidiary, TRICOM USA, Inc., we own telecommunication-switching facilities in New York, Florida and Puerto Rico. Using these facilities, we originate, transport and terminate international long-distance traffic. We believe we are one of the few Latin American based long distance carriers that is licensed by the U.S. Federal Communications Commission to own and operate switching facilities in the United States.

     Through our subsidiary, TCN Dominicana, S.A., we are the largest cable television operator in the Dominican Republic based on our number of subscribers and homes passed. At December 31, 2002, our cable network served 71,726 subscribers, including 62,543 basic subscribers, 7,715 commercial rooms and 1,468 subscribers for cable modems, digital audio programming and other services, with approximately 170,000 homes passed.

     We offer two-way radio and paging services in Panama using iDEN(R) technology. We began offering services in April 2002 and, at December 31, 2002, we had approximately 8,240 subscribers. Our iDEN(R) network covers Panama City and Colon, the two largest cities in Panama, and important transportation corridors in other parts of the country. However, a recent decision by the Supreme Court in Panama restrains us from offering our two-way radio and paging services. We also own radio frequency rights in Guatemala and El Salvador that would allow us to operate our iDEN(R) network using switching facilities deployed in Panama. We currently do not intend to develop a network in either Guatemala or El Salvador.


                               RECENT DEVELOPMENTS


First quarter results

     We reported unaudited financial results for our first quarter ended March 31, 2003. Revenues totaled $58.4 million for the 2003 first quarter, a decrease of 8.8% from the 2002 first quarter. Loss for the 2003 first quarter was $19.0 million, or $0.29 per share.

     Our 2003 first quarter results reflect the impact of the devaluation of the Dominican peso, which affects the translation of revenues generated in Dominican pesos into U.S. dollars. From December 31, 2002 to March 31, 2003, the Dominican peso depreciated by approximately 15.9% against the U.S. dollar, and from January 1, 2002 to March 31, 2003 the Dominican peso depreciated by approximately 36.4% against the U.S. dollar. Excluding the effect of depreciation and assuming a constant exchange rate, revenues would have increased by approximately 9.5% from the 2002 first quarter and by approximately 4.1% from the 2002 fourth quarter.

     Operating costs and expenses remained stable at $62.4 million in the 2003 first quarter compared to $62.6 million in the 2002 first quarter. 2003 first quarter operating costs and expenses reflect higher depreciation and amortization charges and increased cost of sales and services, partially offset by a decrease in selling, general and administrative expenses, as well as the elimination of expenses in lieu of income taxes. Approximately 48% of our operating costs and expenses are peso denominated, including transport and access charges and cost of equipment sold. Depreciation and amortization are dollar denominated and not affected by devaluation.

     Selling, general and administrative expenses were $20.0 million in the 2003 first quarter, compared to $23.2 million in the 2002 first quarter, a 14.0% decrease, and a 12.8% decrease from selling, general and administrative expenses in the 2002 fourth quarter. The decrease in the 2003 first quarter from the 2002 first quarter reflected the implementation of expense control and efficiency measures as well as the effect of currency devaluation on peso denominated expenses. Approximately
76% of our selling, general and administrative expenses are peso denominated.

     Local lines in service at March 31, 2003 decreased by 20.4% from March 31, 2002 to approximately 147,000, as a result of our strategy to disconnect lower usage subscribers. Our wireless subscribers at March 31, 2003 totaled approximately 432,000, an 11.3% increase from March 31, 2002. Cable subscribers increased by 1.3% from March 31, 2002 to approximately 69,000 at March 31, 2003.

     Total debt, including capital leases and commercial paper, amounted to $473.3 million at March 31, 2003, compared to $527.9 million at March 31, 2002 and $468.4 million at December 31, 2002. Capital expenditures were $4.9 million during the 2003 first quarter, representing a 70.4% reduction from capital expenditures for the 2002 first quarter. Net cash used in investing activities exceeded net cash provided by operating activities by $5.4 million during the 2003 first quarter, compared to $28.4 million for the 2002 first quarter, reflecting improved cash management and lower capital expenditures.

Devaluation and monetary policies

     From January 1, 2002 to March 31, 2003, the Dominican peso depreciated by approximately 36.4% against the U.S. dollar. In an attempt to curb recent pressure on the value of the Dominican peso against the U.S. dollar, including as a result of the failure of Baninter, one of the largest
Dominican banks, the Dominican Central Bank tightened monetary policy, including by imposing direct curbs on credit and legal reserve requirements for banks. These policies have limited and could continue to limit the amounts that we could borrow under our credit lines.

Liquidity and capital resources

     At December 31, 2002, we had approximately $22 million in cash and investments. At that date, we also had credit lines which, in the aggregate, permitted us to borrow up to $268.6 million, of which approximately $53.3 million remained undrawn. At March 31, 2003, we had approximately $22 million in cash and investments. At that date, approximately $52.2 million remained undrawn under our credit lines, of which approximately $43.1 million was from our principal shareholder, GFN Corporation Ltd., and its affiliates. Our undrawn credit lines are with lenders in the Dominican Republic, where credit lines are pre-approved by lenders but are not committed. As such, disbursements under these lines are entirely within the lender's discretion. The availability of loans depends on, among other things, the liquidity of our lenders, policies set by the Dominican Central Bank and the ability of our lenders to obtain U.S. dollars to make U.S. dollar denominated loans. Given these factors, we believe that our current ability to draw on our credit lines is significantly limited, and there can be no assurance that undrawn amounts under our credit lines, including from GFN and its affiliates, will be available to us when needed. For more information regarding our liquidity and capital resources see "Risk Factors--Risks Related to Our Capital Structure and Liquidity" and "Operating and Financial Review and Prospects--Liquidity and Capital Resources."

Substantial doubt about our ability to continue as a going concern

     Our independent auditors' report on our consolidated financial statements for the year ended December 31, 2002 contains an explanatory paragraph which states that the financial statements have been prepared under the assumption that Tricom will continue on a going concern basis, which contemplates continuity of operations, realization of assets and satisfaction of liabilities in the ordinary course of business. However, because of recurring operating losses, a continuing working capital deficit, legal proceedings in Panama and the effects of the devaluation of the Dominican peso, the realization of assets and satisfaction of liabilities are subject to uncertainty. The explanatory paragraph states that these situations raise substantial doubt about our ability to continue as a going concern. We have financed our capital expenditure and working capital requirements, to the extent we did not generate sufficient cash flow from operations, with borrowings in U.S. dollars and Dominican pesos, principally from Dominican lenders or in the Dominican commercial paper market. A substantial portion of our borrowings continue to be short-term borrowings. In light of our recent financial results and adverse developments in the Dominican economy, we may not be able to generate the cash required to operate as a going concern or to obtain the financing necessary to continue funding our business. The consummation of this exchange offer and consent solicitation will not resolve our need for additional working capital and funding for capital expenditures, nor will it cause our auditors to remove the going concern explanatory paragraph contained in their report on our 2002 financial statements.


                          -----------------------------

     We were incorporated in the Dominican Republic as a SOCIEDAD ANONIMA on January 25, 1988. Our operations are headquartered at Ave. Lope de Vega No. 95, Santo Domingo, Dominican Republic and our telephone number at the above address is 809-476-4000. Our website address is www.tricom.net. The information on our website is not part of this prospectus and consent solicitation.

                     COMPARISONS BETWEEN THE EXISTING NOTES
                                AND THE NEW NOTES

     The following is a brief summary of the terms of the existing notes and the new notes. Provisions of the existing notes that will be eliminated if the exchange offer and consent solicitation is consummated are presented in bold. For a more complete description of the new notes, see "Description of the New Notes."


                                                    EXISTING NOTES                              NEW NOTES
Interest............................     Interest on the existing notes           Interest on the new notes will accrue at
                                         accrues at an annual rate of 11 3/8%     an annual rate of 12% and will be
                                         and is payable semi-annually on          payable semi-annually on March 1 and
                                         March 1 and September 1 of each year.    September 1 of each year, beginning on
                                                                                  September 1, 2003.

                                                                                  If, for two consecutive fiscal quarters,
                                                                                  our Net Debt Ratio, as defined herein,
                                                                                  does not exceed 5.0 to 1.0 and our
                                                                                  Consolidated Interest Expense Ratio, as
                                                                                  defined herein, exceeds 1.75 to 1.0,
                                                                                  then the interest rate on the new notes
                                                                                  will be reduced to 11.375% per annum.
                                                                                  However, if, after any reduction, for
                                                                                  two consecutive fiscal quarters, either
                                                                                  the Net Debt Ratio exceeds 5.0 to 1.0 or
                                                                                  the Consolidated Interest Expense Ratio
                                                                                  is less than 1.75 to 1.0, then the
                                                                                  interest rate on the new notes will be
                                                                                  increased to 12.0% per annum until we
                                                                                  comply with each of the ratios for two
                                                                                  consecutive fiscal quarters, at which
                                                                                  time the interest rate again will be
                                                                                  reduced to 11.375% per annum (subject to
                                                                                  subsequent increases and reductions
                                                                                  based on any failure to comply or
                                                                                  compliance with the ratios).

Maturity............................     September 1, 2004                        September 1, 2009

Optional Redemption.................     The existing notes may be redeemed at    The new notes may be redeemed at our
                                         our option, in whole or in part, at      option, in whole or in part, at 102.844%
                                         102.844% of their principal amount,      of their principal amount, plus accrued
                                         plus accrued and unpaid interest         and unpaid interest through and
                                         through and including August 30, 2003    including August 30, 2003 and,
                                         and, thereafter, at 100% of their        thereafter, at 100% of their principal
                                         principal amount, plus accrued and       amount, plus accrued and unpaid
                                         unpaid interest.                         interest.

Mandatory Redemption................     None                                     We are required to redeem, on each of
                                                                                  September 1, 2007 and 2008, new notes
                                                                                  with an aggregate principal amount equal
                                                                                  to 5% of the aggregate original
                                                                                  principal amount of the new notes, at a
                                                                                  redemption price equal to 100% of the
                                                                                  principal amount, plus accrued and
                                                                                  unpaid interest on the new notes being
                                                                                  redeemed to the applicable redemption
                                                                                  date.

Covenants...........................     The indenture governing the existing     The indenture governing the new notes
                                         notes contains covenants requiring:      will contain covenants requiring:

                                         -  payment of interest on and            -  payment of interest on and principal of
                                            principal of the existing notes          the existing notes when due;
                                            when due;

                                         -  maintenance of an office for          -  maintenance of an office for purposes
                                            purposes of making payments on           of making payments on the existing notes;
                                            the existing notes;

                                         -  THE UNCONDITIONAL AND IRREVOCABLE     -  the unconditional and irrevocable
                                            GUARANTEE, JOINTLY AND SEVERALLY,        guarantee, jointly and severally, by
                                            BY                                       our

                                            OUR RESTRICTED SUBSIDIARIES;             restricted subsidiaries in existence
                                                                                     on the issue date of the new notes,
                                                                                     other than TRICOM Latin America and
                                                                                     its subsidiaries;

                                         -  THE OFFER TO PURCHASE WITH EXCESS     -  the offer to purchase with excess
                                            ASSET SALE PROCEEDS;                     asset sale proceeds;

                                         -  THE OFFER TO PURCHASE UPON A          -  the offer to purchase upon a change
                                            CHANGE OF CONTROL WHICH INCLUDES         of control which includes the
                                            GFN AND MOTOROLA IN THE AGGREGATE        consummation of any transaction the
                                            NO LONGER BEING THE BENEFICIAL           result of which is that a person or
                                            OWNER OF AT LEAST 50% OF ALL VOTES       group other than GFN or Motorola
                                            REPRESENTED BY OUR VOTING STOCK;         becomes the beneficial owner of more
                                                                                     than 50% of all votes represented by
                                                                                     our voting stock;

                                         -  THE FURNISHING OF REPORTS TO          -  the furnishing of reports to holders;
                                            HOLDERS; AND                             and

                                         -  THE FURNISHING OF A COMPLIANCE        -  the furnishing of a compliance notes
                                            CERTIFICATE TO THE TRUSTEE ON AN         certificate to the trustee on an
                                            ANNUAL BASIS.                            annual basis.

                                         The indenture governing the existing     The indenture governing the new notes
                                         also contains covenants that, among      also will contain covenants that, among
                                         other things, limits our ability and     other things, will limit our ability and
                                         the ability of our restricted            the ability of our restricted
                                         subsidiaries to:                         subsidiaries to:

                                         -  PAY DIVIDENDS ON, REDEEM OR           -  pay dividends on, redeem or
                                            REPURCHASE CAPITAL STOCK AND             repurchase capital stock and
                                            SUBORDINATED DEBT, OR MAKE               subordinated debt, or make
                                            INVESTMENTS;                             investments;

                                         -  IN THE CASE OF OUR RESTRICTED         -  in the case of our restricted
                                            SUBSIDIARIES, CREATE OR PERMIT TO        subsidiaries, create or permit to
                                            EXIST DIVIDEND OR PAYMENT                exist dividend or payment
                                            RESTRICTIONS;                            restrictions;

                                         -  INCUR INDEBTEDNESS;                   -  incur indebtedness;

                                         -  SELL ASSETS AND, IN THE CASE OF       -  sell assets and, in the case of our
                                            OUR RESTRICTED SUBSIDIARIES,             restricted subsidiaries, capital
                                            CAPITAL STOCK;                           stock;

                                         -  ENGAGE IN TRANSACTIONS WITH           -  engage in transactions with
                                            AFFILIATES;                              affiliates;

                                         -  INCUR OR PERMIT TO EXIST CERTAIN      -  incur or permit to exist certain
                                            LIENS;                                   liens;

                                         -  ENGAGE IN CERTAIN SALE AND            -  engage in certain sale and leaseback
                                            LEASEBACK TRANSACTIONS;                  transactions;

                                         -  ENGAGE IN ANY BUSINESS OTHER THAN     -  engage in any business other than the
                                            THE TELECOMMUNICATIONS BUSINESS;         telecommunications business;

                                         -  PAY ANY CONSIDERATION TO ANY          -  pay any consideration to any holder
                                            HOLDER FOR OR AS AN INDUCEMENT TO        for or as an inducement to any
                                            ANY CONSENT, WAIVER OR AMENDMENT         consent, waiver or amendment of any
                                            OF ANY OF THE PROVISIONS OF THE          of the provisions of the indenture,
                                            INDENTURE, UNLESS SUCH                   unless such consideration is offered
                                            CONSIDERATION IS OFFERED TO ALL          to all holders;
                                            HOLDERS;
                                                                                  -  own any interest in any person; and
                                         -  OWN ANY INTEREST IN ANY PERSON;
                                            AND                                   -  undertake certain mergers,
                                                                                     consolidations or sales.
                                         -  UNDERTAKE CERTAIN MERGERS,
                                            CONSOLIDATIONS OR SALES.              These covenants are subject to
                                                                                  significant exceptions or
                                         These covenants are subject to           qualifications. See "Description of New
                                         significant exceptions or                Notes - Certain Covenants."
                                         qualifications, substantially
                                         identical to those to be contained in
                                         the indenture governing the new
                                         notes.

Events of Default...................     The indenture governing the existing     The indenture governing the new notes
                                         notes contains the following events      will contain the following events of
                                         of default:                              default:

                                         -  default for 30 days in the            - default for 30 days in the payment
                                            payment when due of interest;           when due of interest;

                                         -  default in payment when due of        - default in payment when due of
                                            the principal or  premium.              principal or premium;

                                         -  DEFAULT IN PAYMENT OF PRINCIPAL OR    -  default in payment of principal or
                                            PREMIUM, IF ANY, OR INTEREST ON          premium, if any, or interest on any
                                            ANY EXISTING NOTES REQUIRED TO BE        new notes required to be repurchased
                                            REPURCHASED UPON CHANGE OF CONTROL       upon change of control or from excess
                                            OR FROM EXCESS ASSET SALE                asset sale proceeds;
                                            PROCEEDS;
                                                                                  -  failure by us or any of our
                                         -  FAILURE BY US OR ANY OF OUR              restricted subsidiaries for 30 days
                                            RESTRICTED SUBSIDIARIES FOR 30           after notice to comply with any of
                                            DAYS AFTER NOTICE TO COMPLY WITH         our covenants;
                                            ANY OF OUR COVENANTS;
                                                                                  -  failure to comply with the limitation
                                         -  DEFAULT BY US OR ANY OF OUR              on Net Debt; provided that failure to
                                            RESTRICTED SUBSIDIARIES UNDER            so comply will not be an Event of
                                            INDEBTEDNESS AGGREGATING MORE THAN       Default until 90 days after the last
                                            $4.0 MILLION;                            day of the second consecutive fiscal
                                                                                     quarter for which we do not comply
                                         -  FAILURE BY US OR ANY OF OUR              (and not if, on the 90th day, the Net
                                            RESTRICTED SUBSIDIARIES TO PAY           Debt outstanding is less than the
                                            FINAL JUDGMENTS AGGREGATING IN           applicable permitted maximum amount
                                            EXCESS OF $4.0 MILLION;                  of Net Debt or if we need not comply
                                                                                     with the limitation on Net Debt).
                                         -  TERMINATION OR LOSS OF OUR
                                            DOMINICAN TELECOMMUNICATIONS          -  default by us or any of our
                                            LICENSE;                                 restricted subsidiaries under
                                                                                     indebtedness aggregating more than
                                         -  THE INITIATION OF ANY BANKRUPTCY         $4.0 million;
                                            OR INSOLVENCY PROCEEDING BY US OR
                                            ANY OF OUR SIGNIFICANT                -  failure by us or any of our
                                            SUBSIDIARIES OR BY ANY CREDITOR          restricted subsidiaries to pay final
                                            FOLLOWING THE TERMINATION OF AN          judgments aggregating in excess of
                                            AMICABLE SETTLEMENT PROCESS              $4.0 million;
                                            ADMINISTERED BY THE DOMINICAN
                                            MINISTRY OF STATE FOR INDUSTRY AND    -  termination or loss of our Dominican
                                            COMMERCE OR THE ENTRY OF ANY             telecommunications license;
                                            BANKRUPTCY OR INSOLVENCY ORDER
                                            AGAINST US OR ANY OF OUR              -  the initiation of any bankruptcy or
                                            SIGNIFICANT SUBSIDIARIES; OR             insolvency proceeding by us or any of
                                                                                     our significant subsidiaries or by
                                         -  ANY GUARANTY OF THE EXISTING NOTES       any creditor following the
                                            BY ANY OF OUR SIGNIFICANT                termination of an amicable settlement
                                            SUBSIDIARIES IS HELD IN A JUDICIAL       process administered by the Dominican
                                            PROCEEDING TO BE UNENFORCEABLE OR        Ministry of State for Industry and
                                            INVALID OR SHALL CEASE TO BE IN          Commerce or the entry of any
                                            FULL FORCE AND EFFECT.                   bankruptcy or insolvency order
                                                                                     against us or any of our significant
                                                                                     subsidiaries; or

                                                                                  -  any guaranty of the new notes by any
                                                                                     of our significant subsidiaries is
                                                                                     held in a judicial proceeding to be
                                                                                     unenforceable or invalid or shall
                                                                                     cease to be in full force and effect.

                        SUMMARY OF TERMS OF THE NEW NOTES


ISSUER..................................    TRICOM, S.A., a corporation
                                            established under the laws of the
                                            Dominican Republic.

GUARANTEES..............................    The new notes will be jointly and
                                            severally and fully and
                                            unconditionally guaranteed on a
                                            senior unsecured basis by all of our
                                            restricted subsidiaries in existence
                                            on the issue date of the new notes,
                                            other than TRICOM Latin America and
                                            its subsidiaries.

SECURITIES OFFERED......................    Up to $190 million aggregate
                                            principal amount of 12% senior notes
                                            due 2009 in exchange for the
                                            existing $200 million aggregate
                                            principal amount of 11 3/8% senior
                                            notes due 2004.

INTEREST................................    We will pay interest at the rate of 12%
                                            per annum on the new notes on March 1 and
                                            September 1 of each year, beginning on
                                            September 1, 2003. The interest rate will
                                            be reduced to 11 3/8% per annum if we
                                            comply with certain financial tests.

MATURITY................................    September 1, 2009

OPTIONAL REDEMPTION.....................    We have the option to redeem the new
                                            notes, in whole or in part, on or prior to
                                            August 30, 2003, at 102.844% of their
                                            principal amount, plus accrued and unpaid
                                            interest to the redemption date, and,
                                            thereafter, at any time, at 100% of their
                                            principal amount, plus accrued and unpaid
                                            interest to the redemption date.

MANDATORY REDEMPTION....................    We are required to redeem, on each
                                            of September 1, 2007 and 2008, new
                                            notes with an aggregate principal
                                            amount equal to 5% of the aggregate
                                            original principal amount of the new
                                            notes, at a redemption price equal
                                            to 100% of their principal amount,
                                            plus accrued and unpaid interest on
                                            the new notes being redeemed to the
                                            applicable redemption date.

CHANGE OF CONTROL.......................    Upon a change of control, as a
                                            holder of new notes, you will have
                                            the right to require us to
                                            repurchase all of your new notes at
                                            a purchase price equal to 101% of
                                            the aggregate principal amount of
                                            the new notes, plus accrued and
                                            unpaid interest and additional
                                            amounts, if any, through the date of
                                            repurchase.

RANKING.................................    The new notes will be senior
                                            unsecured obligations of TRICOM and
                                            will rank equally, in all respects,
                                            with any existing notes that are not
                                            exchanged and other existing and
                                            future senior indebtedness of
                                            TRICOM.

                                            The new notes will rank senior to
                                            any future subordinated indebtedness
                                            of TRICOM.

PAYMENTS OF ADDITIONAL AMOUNTS..........    All payments of principal and
                                            interest in respect of any new notes
                                            will be made free and clear of any
                                            taxes imposed by the Dominican
                                            Republic or any political
                                            subdivision or taxing authority of
                                            the Dominican Republic.

                        SUMMARY OF TERMS OF THE WARRANTS


WARRANTS................................    Up to [____] warrants to purchase an
                                            aggregate of up to [_____] shares of
                                            our Class A common stock in the form
                                            of American depositary shares, or
                                            ADSs.

MARKET..................................    We will not list the warrants on the
                                            New York Stock Exchange or any other
                                            stock exchange or any automated
                                            quotation system. All ADSs issued
                                            upon the exercise of the warrants
                                            will be listed on the New York Stock
                                            Exchange.

EXERCISE PRICE..........................    Each warrant will give you the right
                                            to purchase one ADS at an exercise
                                            price of $[_____] per ADS, subject
                                            to adjustment as provided in the
                                            warrant agreement.

EXERCISE PERIOD.........................    You may exercise your warrants
                                            beginning on the date that they are
                                            issued, which will be the closing of
                                            the exchange offer and consent
                                            solicitation, until the earlier to
                                            occur of (1) 5:00 p.m. New York City
                                            time on the date of our repurchase
                                            of the new notes or (2) 5:00 p.m.,
                                            New York City time, on September 1,
                                            2009, the maturity date of the new
                                            notes.

                                            If we repurchase the new notes, we
                                            will give each holder of the
                                            warrants at least 30 days prior
                                            notice so that the holders may
                                            exercise their warrants prior to the
                                            closing of the repurchase.

                                            If the warrant agent has not
                                            received a warrant exercise
                                            certificate and full payment of the
                                            exercise price for any warrant by
                                            the end of the exercise period,
                                            those warrants will expire and have
                                            no further value.

PROCEDURE FOR EXERCISING WARRANTS.......    If you hold your warrants directly,
                                            you may exercise your warrants
                                            during the exercise period by
                                            delivering to the warrant agent your
                                            warrant certificate, accompanied by
                                            the exercise price for each new ADS
                                            to be purchased. The exercise of the
                                            warrants is irrevocable and, once
                                            made, may not be canceled or
                                            modified.

WARRANT AGENT...........................    The warrant agent for the warrants
                                            is The Bank of New York.

               SUMMARY OF TERMS OF THE AMERICAN DEPOSITARY SHARES


AMERICAN DEPOSITARY SHARES..............    Each ADS represents one share of our
                                            Class A common stock. See
                                            "Description of American Depositary
                                            Receipts."

CLASS A COMMON STOCK....................    See "Description of Capital Stock -
                                            Memorandum and Articles of
                                            Association."

VOTING RIGHTS...........................    Holders of Class A common stock are
                                            entitled to one vote per share.
                                            Holders of Class B stock are
                                            entitled to ten votes per share.
                                            Both classes of capital stock vote
                                            together as a single class on all
                                            matters submitted to a vote of the
                                            shareholders, except any matter that
                                            would adversely affect the rights of
                                            either class.

DIVIDENDS...............................    We have never paid and do not
                                            anticipate paying dividends on our
                                            Class A common stock. The new notes
                                            will restrict our ability to pay
                                            dividends.

MARKET..................................    The ADSs are currently listed on the
                                            New York Stock Exchange under the
                                            symbol "TDR". ADSs issuable upon
                                            exercise of the warrants will be
                                            listed on the New York Stock
                                            Exchange.

                                            Our Class A common stock is not
                                            listed or traded on any exchange or
                                            automated quotation system.

RECENT PRICE............................    On June 10, 2003, the closing price
                                            of the ADSs on the New York Stock
                                            Exchange was $2.04 per ADS.

DEPOSITARY..............................    The Bank of New York.

                           EXCHANGE OF NOTES FOR ADSs

     This registration statement also registers the possible issuance of our ADSs for new notes which would be held by certain current holders of the existing notes. These holders proposed exchanging approximately $30 million aggregate principal amount of new notes that they would receive in the exchange offer and consent solicitation for ADSs, at an exchange price based upon the average daily price of our ADSs on the New York Stock Exchange for a specified period. The transfer of ADSs received in the exchange would be restricted by a lock-up agreement with us (50% of the ADSs would be transferable beginning 18 months after the closing of the exchange and the remainder after three years). Under the proposal, the holders would have the right to designate for election one director to our Board, as long as they owned more than 10% of the outstanding shares of Class A common stock, including shares represented by ADSs. The holders also requested certain registration rights. We did not finalize the terms of the possible exchange and no definitive documentation has been executed. We terminated all offering activity with respect to this proposal on May 30, 2003 and did not accept any offer to buy our ADSs. The prospectus to be delivered to these holders in this registered offering supersedes any materials in the private offering.

                             SUMMARY FINANCIAL DATA



     The following table provides summary financial and operating data for the periods indicated. We have derived the summary financial data for, and as of, the years ended December 31, 2000, 2001 and 2002 from our consolidated financial statements, which have been audited by KPMG (member firm of KPMG International in the Dominican Republic), independent auditors. Our independent auditors' report on our consolidated financial statements for 2002 contains an explanatory paragraph which states that the financial statements have been prepared under the assumption that TRICOM will continue as a going concern but that there is substantial doubt about whether Tricom will be able to do so. The summary consolidated financial and operating data are not necessarily indicative of the results that may be expected for any future period. You should read the information in the following tables in conjunction with "Operating and Financial Review and Prospects" and our consolidated financial statements (including the notes to the statements) included in this prospectus and consent solicitation.



                                                                         YEAR ENDED DECEMBER 31,
                                                              --------------------------------------------
                                                                  2000              2001           2002
                                                              -----------       -----------    -----------
                                                                           (IN THOUSANDS)(1)
     STATEMENTS OF OPERATIONS DATA:
       Operating revenues:
          Toll ..........................................     $    28,666       $    29,018    $    25,984
          International .................................          84,187            82,024         87,849
          Local service .................................          51,310            63,419         65,739
          Cellular and PCS ..............................          35,796            37,302         37,664
          Data and Internet .............................           3,461             8,268         10,969
          Paging ........................................           1,704             1,051            603
          Sale of equipment .............................           5,263             2,686          1,730
          Installation and activation fees ..............          13,749            14,348          5,344
          Cable(2) ......................................               -             4,736         21,487
          Other .........................................             162               919            671
                                                              -----------       -----------    -----------
              Total operating revenues ..................         224,298           243,772        258,040
                                                              -----------       -----------    -----------

       Operating costs:
          Transport and access charges (depreciation not
            included) ...................................          68,608            68,337         77,226
          Programming costs(2) ..........................               -             1,225          6,712
          Impairment charge on long-lived assets ........               -                 -         12,084
          Impairment of goodwill and other intangible
            assets ......................................               -                 -          7,650
          Network depreciation ..........................          29,342            44,510         53,235
          Expense in lieu of income taxes(3) ............          10,174            12,646          5,897
          Selling, general and administrative expenses,
            including non-network depreciation expense of
            $6,824, $9,922 and $12,959, in 2000, 2001
            and 2002, respectively ......................          70,691            98,755        109,583
          Cost of equipment sold ........................           2,911             2,070          1,349
          Other .........................................           1,550             1,746          1,233
                                                              -----------       -----------    -----------

              Total operating costs .....................         183,276           229,289        274,968
                                                              -----------       -----------    -----------

       Operating income (loss): .........................          41,022            14,484        (16,928)
                                                              -----------       -----------    -----------

       Other income (expenses):
          Interest expense, net .........................         (30,736)          (39,680)       (62,331)
          Foreign currency exchange gain (loss) .........            (303)             (260)         2,881
          Gain on sale of land ..........................               -                 -              -
          Gain (loss) on sale of fixed assets ...........              30              (283)           389
          Other, net ....................................            (197)            1,362         (1,487)
                                                              -----------       -----------    -----------
              Other expenses, net .......................         (31,206)          (38,861)       (60,548)

          Earnings (loss) before income taxes, minority
            interest and cumulative effect of accounting
            change ......................................           9,816           (24,378)       (77,476)
          Income taxes ..................................            (588)             (511)          (948)
          Minority interest .............................               -             1,775          1,871
          Extraordinary item ............................               -                 -              -
          Cumulative effect of accounting change:
            Organization costs ..........................               -                 -              -
            Installation and activation fees ............         (16,453)(4)             -              -
                                                              -----------       -----------    -----------

                                                                         YEAR ENDED DECEMBER 31,
                                                              --------------------------------------------
                                                                  2000              2001           2002
                                                              -----------       -----------    -----------
              Net earnings (loss) .......................     $    (7,226)      $   (23,114)   $   (76,553)
                                                              ===========       ===========    ===========

       Basic earnings (loss) per common share:
          Earnings before extraordinary item and
            cumulative effect of accounting change ......     $      0.33       $     (0.78)         (1.77)
          Extraordinary item ............................             -                 -              -
          Cumulative effect of accounting change ........           (0.59)(4)             -              -
                                                              -----------       -----------    -----------
          Net earnings (loss) - basic and diluted .......     $     (0.26)      $     (0.78)         (1.77)
                                                              ===========       ===========    ===========

       Average number of common shares outstanding                 27,724            29,571         43,400



                                                                              AT DECEMBER 31,
                                                                  2000              2001           2002
                                                              -----------       -----------    -----------
       BALANCE SHEET DATA:
       Cash and cash equivalents(5) .......................   $    18,200       $    27,776    $    21,981
       Working capital (deficit) ..........................      (125,299)         (175,567)       (89,421)
       Property, plant and equipment, net .................       586,224           685,917        668,120
       Total assets .......................................       682,440           829,415        782,229
       Long-term debt and capital leases (excluding current
         portion) .........................................       276,744           317,826        385,584
       Total indebtedness .................................       398,809           498,155        468,369
       Shareholders' equity ...............................       210,796           253,534        245,385

       OTHER FINANCIAL DATA:
       Capital expenditures(6) ............................   $   168,913       $   116,575    $    65,764
       Net cash provided by operating activities ..........        42,339            34,002         13,608
       Net cash used in investing activities ..............       149,395           176,466         57,918
       Net cash provided by financing activities ..........       111,796           136,840         37,815
       EBITDA(7) ..........................................        87,681            82,613         77,853
       Ratio of EBITDA to net interest expense ............           2.9x              2.1x           1.3x
       Ratio of total indebtedness to EBITDA ..............           4.5x              6.1x           6.0x

       OTHER OPERATING DATA:
       International minutes (in thousands)(8) ............       597,204           768,394      1,058,542
       Local access lines in service (at period end) ......       148,312           177,352        150,456
       Wireless subscribers (at period end) ...............       284,991           364,059        432,058
       Cable subscribers (at period end)(2)(9) ............             -            64,466         71,726



                                                              YEAR ENDED DECEMBER 31,
                                               ----------------------------------------------------
                                                 1998       1999       2000       2001       2002
                                               --------   --------   --------   --------   --------
      Ratio of Earnings to Fixed Charges(10)        1.3x       1.3X       1.0x         -          -
      Amount by which fixed charges
      exceeded earnings                               -          -          -   $ 31,100   $ 77,693


----------


(1)  Except per share, ratios and other operating data.

(2)  We acquired our cable television operations on October 26, 2001.

(3) On June 4, 2002, a Presidential decree modified the tax system imposed on all telecommunication providers in the Dominican Republic by concession agreements (including by our 1996 concession agreement) in favor of the payment of a tax equal to the greater of 25% of net taxable income and 1.5% of gross revenues, which is the tax regime applicable to Dominican corporate taxpayers. We began paying income tax on this basis on September 1, 2002. For each of the periods presented, we made payments in lieu of income taxes equal to 10% of gross domestic revenues, after deducting charges for access to the local network, plus 10% of net international revenues. Had we paid taxes for these periods on the same basis as all Dominican corporate taxpayers, our taxes would have been $3.4 million for 2000, $3.7 million for 2001 and $3.9 million for 2002, an aggregate tax payment savings of approximately $17.8 million for 2000 through 2002, but without taking into account additional payments that we would be required to make with respect to withholding requirements for, among other things, services provided to us by non-Dominican vendors, from which our concession agreement exempted us, but to which we are subject now.

     We are required by Dominican law to withhold 5% interest paid to financial institutions located outside the Dominican Republic and 25% of all other payments abroad, excluding payments to foreign suppliers for goods and equipment imported to the Dominican Republic. We are required by the terms of various financings with non-Dominican lenders, including our existing notes, to pay the amount of the withholding tax on behalf of the lender so that the net amount it receives after such withholding or deduction will not be less than the amount the holder would have received if such taxes had not been withheld. For each of 2000, 2001 and 2002, this would have resulted in additional payments with respect to the existing notes of approximately $942,000 for 2000, $1.1 million for 2001 and $588,000 for 2002, and with respect to other borrowings, approximately $6.0 million in the aggregate for 2000 through 2002.

(4) Effective January 1, 2000, we adopted the U.S. Securities and Exchange Commission's Staff Accounting Bulletin No. 101, concerning the recognition of revenue. This pronouncement provides that we recognize net revenues from installations and activations over the period in which we retain our clients. See "Operating and Financial Review and Prospects" and note 14 of notes to consolidated financial statements.

(5) Includes investments in the form of certificates of deposit of $15.2 million at December 31, 2001 and $15.9 million at December 31, 2002.

(6) Includes capital lease obligations entered into in 2000 of $17.7 million and in 2001 of $3.3 million. We did not enter into any capital lease obligations in 2002.

(7) EBITDA typically consists of earnings (loss) before interest and other income and expenses, income taxes and depreciation and amortization. As described in note 3 above, until September 1, 2002, we made payments to the Dominican government in lieu of income taxes. As a result, we calculated EBITDA prior to the deduction of payments to the Dominican government in lieu of income taxes. Our calculation of EBITDA also adds impairment charges, if any, related to fixed and intangible assets, which are non-cash charges. Our calculation of EBITDA may not be comparable to EBITDA calculated by other companies.

     We believe that EBITDA is useful to investors because EBITDA is commonly used in the telecommunications industry to analyze companies on the basis of operating performance, leverage and liquidity. EBITDA also is used in covenants in bank credit facilities and high yield indentures to measure a borrower's ability to incur debt and for other purposes, and may be the preferred measure for these purposes. Covenants in the indenture for our existing notes, which limit our ability to incur debt and make restricted payments are based upon EBITDA.

     Although a number of alternate measures exist, including cash flow provided by operations, EBITDA is the primary basis used by our management to measure the operational strength and performance of all of our operating segments and units. EBITDA eliminates the significant level of non-cash depreciation and amortization expenses that results from the capital-intensive nature of our business. Because we use EBITDA as the measure to evaluate the performance of our businesses, we reconcile it to operating income, the most directly comparable financial measure calculated and presented in accordance with generally accepted accounting principles.

     EBITDA does not purport to represent cash generated or used by operating activities and should not be considered in isolation or as a substitute for a measure of performance in accordance with generally accepted accounting principles.

     The table below reconciles EBITDA to Operating Income.



                                                           YEAR ENDED DECEMBER 31,
                                                     ------------------------------------
                                                        2000         2001         2002
                                                     ----------   ----------   ----------
Operating income (loss)                              $   41,022   $   14,484   $  (16,928)

Plus :

Amortization of deferred cellular equipment costs             -          391        2,177

Amortization of radio frequency rights                      320          660          778

Expense in lieu of income taxes                          10,174       12,646        5,897

Impairment charge on long-lived assets                        -            -       12,085

Impairment of goodwill and other intangible assets            -            -        7,650

Network depreciation                                     29,342       44,510       53,235

Non-network depreciation expense                          6,824        9,922       12,959

                                                     ------------------------------------
EBITDA                                               $   87,681   $   82,613   $   77,853
                                                     ====================================



(8)  Includes both inbound and outbound international long distance minutes.

(9) Includes, at December 31, 2001, 56,896 basic subscribers and 7,570 commercial rooms and, at December 31, 2002, 62,543 basic subscribers, 7,715 commercial rooms and 1,468 subscribers for cable modem services, digital audio programming and other services. Commercial rooms include commercial establishments (for example, any hotel) or multiple dwelling units (for example, any apartment building or hospital), for which we receive a bulk rate for basic cable service offered by us.

(10) The ratio of earnings to fixed charges represents the number of times fixed charges were covered by earnings. Earnings represents the sum of: (a) pre-tax income from continuing operations before adjustment for minority interests in consolidated subsidiaries or income or loss from equity investments, (b) fixed charges, (c) amortization of capitalized interest,
     (d) distributed income of equity investments and (e) our share of pre-tax losses of equity investments for which charges arising from guarantees are included in fixed charges, LESS the following: (a) interest capitalized,
     (b) preference security dividend requirements of consolidated subsidiaries and (c) the minority interest in pre-tax income of subsidiaries that have not incurred fixed charges. Fixed charges consist of (a) expensed and capitalized interest, (b) amortized debt issuance costs, (c) the interest component of rental expense and (d) preference security dividend requirements of consolidated subsidiaries.

                                  RISK FACTORS

     THE EXCHANGE OFFER AND THE OFFERING OF NEW NOTES AND WARRANTS INVOLVES A HIGH DEGREE OF RISK. BEFORE TENDERING YOUR EXISTING NOTES FOR EXCHANGE, YOU SHOULD CAREFULLY CONSIDER ALL OF THE INFORMATION SET FORTH OR INCORPORATED IN THIS PROSPECTUS AND CONSENT SOLICITATION, IN OUR FINANCIAL STATEMENTS AND THE RELATED NOTES, AND, IN PARTICULAR, THE RISKS DESCRIBED BELOW.

RISKS RELATING TO THE EXCHANGE OFFER AND CONSENT SOLICITATION

     RISKS RELATING TO THE EXISTING NOTES

     THE PROPOSED AMENDMENTS TO THE INDENTURE GOVERNING THE EXISTING NOTES WILL ELIMINATE MANY PROTECTIONS INTENDED FOR THE HOLDERS OF THE EXISTING NOTES.

     If the proposed amendments to the indenture governing the existing notes are approved, substantially all covenants and most events of default will be eliminated. The proposed amendments to the indenture governing the existing notes would, among other things:

- eliminate substantially all of the covenants in the indenture other than the covenants requiring payment of interest on and principal of the existing notes when due and requiring the maintenance of an office for purposes of making payments on the existing notes;

-  eliminate most events of default under the indenture; and

- eliminate the limitations in the indenture on consolidations, mergers or selling substantially all of our assets.

     The elimination of the restrictive covenants would permit us, without the consent of the holders of existing notes, to take actions that could increase the credit risks with respect to us faced by the holders of the existing notes or that could otherwise be adverse to the interests of the holders of the existing notes. If the proposed amendments to the indenture governing the existing notes are adopted, each non-exchanging holder of existing notes will lose the benefit of protective covenants included in the indenture governing the existing notes as a result of the adoption of the proposed amendments even if such holder did not consent to the proposed amendments.

     YOUR ABILITY TO SELL EXISTING NOTES WILL BE REDUCED.

     The trading market for existing notes outstanding after the consummation of the exchange offer and consent solicitation could become more limited or non-existent due to the reduction in the principal amount of existing notes outstanding after completion of the exchange offer and consent solicitation. If a market for non-exchanged existing notes exists after consummation of the exchange offer and consent solicitation, the existing notes may trade at a lower price than the price at which they would trade if the exchange offer and consent solicitation were not consummated, depending on prevailing interest rates, the market for similar securities and other factors. There may not be an active market for the non-exchanged existing notes and the prices at which the non-exchanged existing notes trade may be adversely affected by the limited market for the existing notes.

     WE MAY PURCHASE THE EXISTING NOTES AFTER THE EXPIRATION OF THE EXCHANGE OFFER AND CONSENT SOLICITATION ON TERMS LESS FAVORABLE THAN THOSE PROPOSED IN THE EXCHANGE OFFER AND CONSENT SOLICITATION.

     We reserve the right in our sole discretion, from time to time after the expiration of the exchange offer and consent solicitation, to purchase any existing notes that may remain outstanding through various means, including:

     -  open market or privately negotiated transactions; and

     -  one or more additional tender or exchange offers.

     If we do so, we may do so on terms that may differ materially from, and may be less favorable to you than, the terms of the exchange offer and consent solicitation. These terms may adversely affect the price of other existing notes.

     THE CONSUMMATION OF THE EXCHANGE OFFER AND CONSENT SOLICITATION MAY BE A TAXABLE TRANSACTION UNDER UNITED STATES FEDERAL TAX LAWS FOR BOTH HOLDERS WHO DO NOT TENDER THEIR EXISTING NOTES IN THE EXCHANGE OFFER AND CONSENT SOLICITATION AND THOSE HOLDERS WHO TENDER THEIR EXISTING NOTES.


     Whether or not you actually exchange your existing notes for new notes, cash and warrants, you may be treated as having exchanged your existing notes for U.S. federal income tax purposes, in which case you may recognize gain and may not be able to recognize loss. The amount of gain you recognize will depend on whether the transaction is treated as a taxable exchange or a tax-free recapitalization, which is uncertain. See "Material Tax Consequences - Consequences of the Exchange."


     IF THE EXCHANGE OFFER AND CONSENT SOLICITATION IS NOT COMPLETED, WE MAY BE UNABLE TO REPAY THE EXISTING NOTES AT MATURITY.


     The existing notes mature on September 1, 2004. We intend to extend the maturity of at least 85% of the aggregate outstanding principal amount of our existing notes by exchanging them in the exchange offer for the new notes, which will be due in 2009, cash and warrants. If we are unable to complete the exchange offer and consent solicitation, or to otherwise refinance the existing notes prior to their maturity, we would need to find a source of refinancing to repay the existing notes or sell assets to generate cash to satisfy our obligations. We have attempted to obtain alternative sources of financing without success. If we are unable to complete the exchange offer and consent solicitation, we may not be able to find a source of refinancing or complete any asset sale on terms acceptable to us, or at all. The failure to repay or refinance the existing notes also may result in an acceleration of our other debt obligations.


     DOMINICAN REPUBLIC BANKRUPTCY LAWS MAY NOT BE AS FAVORABLE TO YOU AS U.S. INSOLVENCY AND BANKRUPTCY LAWS.

     If we are unable to pay our indebtedness, including the existing or new notes, then we may become involved with bankruptcy proceedings in the Dominican Republic. The bankruptcy laws of the Dominican Republic are significantly different from, and are less developed than, those of the United States. There have been very few bankruptcy proceedings in the Dominican Republic and none has involved an entity with operations as significant or a capital structure as complex as ours. Dominican bankruptcy law does not provide for a reorganization process for debtors or for an automatic stay on collection or foreclosure efforts by secured creditors. Unless creditors claims are resolved in an amicable settlement process or in negotiations among creditors and with the debtor, Dominican law provides only for the liquidation of a debtor's business and distribution of the proceeds first to employees, Dominican tax authorities, lawyers, landlords and secured creditors and finally to unsecured creditors. Amicable settlement and bankruptcy proceedings may be time consuming and subject to significant delays. Our business and market position likely would be adversely affected by the proceedings and the adverse publicity that would accompany it. Dominican courts have broad discretion and, in the absence of precedent, we cannot predict how courts or appointed receivers would apply the law or administer a bankruptcy. Because a business may not be reorganized and must be liquidated, the ability of our creditors, including holders of existing notes, to realize any value may be limited. A liquidation of TRICOM under Dominican bankruptcy laws could result in holders of notes receiving distributions from such liquidation in Dominican pesos, thus subjecting such holders to the currency risks associated with converting Dominican pesos into U.S. dollars.


     THE CASH PAYMENT THAT IS PART OF THE EXCHANGE OFFER CONSIDERATION COULD BE RECOVERED AS A PREFERENCE PAYMENT AND THE ISSUANCE OF THE NEW NOTES AND WARRANTS COULD BE AVOIDED.

     As part of the exchange offer consideration, you will receive a cash payment of $50 for every $1,000 principal amount of existing notes tendered and accepted for exchange. If we were to file for protection under the bankruptcy laws of the United States within 90 days after the consummation of the exchange offer and consent solicitation, the cash payment could be recovered from you as a preference payment under U.S. bankruptcy laws. In addition, if we were to file for such protection after consummation of the exchange offer and consent solicitation, the issuance of the new notes and warrants could be avoided under certain other provisions of the U.S. bankruptcy laws.



     RISKS RELATING TO THE NEW NOTES

     THERE IS NO ACTIVE TRADING MARKET FOR THE NEW NOTES AND YOU CANNOT BE SURE THAT AN ACTIVE TRADING MARKET WILL DEVELOP FOR THE NEW NOTES.

     The new notes are new securities for which there is not a trading market. We do not know the extent to which investor interest will lead to the development of an active trading market or how liquid that market might be. Historically, the market for non-investment grade debt, such as the new notes, has been subject to disruptions that have caused substantial volatility in the prices of such securities. Any such disruptions may harm holders of the new notes. If the new notes are traded after their initial issuance, they may trade at a price lower than their principal amount, depending upon prevailing interest rates, the market for similar securities, general economic conditions in the United States, the Dominican Republic or elsewhere and our financial condition. An active trading market may not develop for the new notes and if a market for the new notes develops, it may not provide any liquidity for holders that desire to sell their new notes.


     IT IS POSSIBLE THAT YOU COULD BE REQUIRED TO INCLUDE AMOUNTS IN YOUR INCOME FOR TAX PURPOSES WHICH EXCEED THE AMOUNT OF CASH INTEREST YOU RECEIVE.

     If the existing notes or the new notes are deemed, for tax purposes, to be traded on an established securities market, and, on the date of the exchange, the fair market value of the new notes is less than their face amount, the difference will be treated for tax purposes as original issue discount. Any original issue discount on the new notes will be includible in your income over the life of the new notes (subject to possible reduction if you hold the new notes with a tax basis which exceeds the fair market value on the date of the exchange). As a result, you may be required to include amounts in income for tax purposes which exceed the amount of cash interest you receive. See "Material Tax Consequences - Tax Consequences of Owning the New Notes."

     IT IS POSSIBLE THAT YOU WILL NOT BE ENTITLED TO TREAT GAIN FROM THE SALE, EXCHANGE OR RETIREMENT OF A NEW NOTE AS CAPITAL GAIN.

     If the existing notes or the new notes are deemed, for tax purposes, to be traded on an established securities market, gain, if any, from a sale, exchange or retirement of the new notes will be treated as ordinary income rather than capital gain and you will not be entitled to lower capital gain tax rates that are generally available to non-corporate holders. Even if neither the existing notes nor the new notes are deemed to be so traded, it is also possible that a portion of the gain on a sale, exchange or retirement will be treated as ordinary income. See "Material Tax Consequences-Tax Consequences of Owning the New Notes."



RISKS RELATING TO OUR CAPITAL STRUCTURE AND LIQUIDITY



     OUR INDEPENDENT AUDITORS' REPORT ON OUR CONSOLIDATED FINANCIAL
STATEMENTS FOR 2002 CONTAINS AN EXPLANATORY PARAGRAPH WHICH STATES THAT
THERE IS SUBSTANTIAL DOUBT ABOUT WHETHER TRICOM CAN CONTINUE AS A GOING CONCERN.

     Our independent auditors' report on our consolidated financial statements for the year ended December 31, 2002 contains an explanatory paragraph which states that the financial statements have been prepared under the assumption that TRICOM will continue on a going concern basis, which contemplates continuity of operations, realization of assets and satisfaction of liabilities in the ordinary course of business. However, because of recurring operating losses, a continuing working capital deficit, legal proceedings in Panama and the effects of the devaluation of the Dominican peso, the realization of assets and satisfaction of liabilities are subject to uncertainty. The explanatory paragraph states that these situations raise substantial doubt about our ability to continue as a going concern. We have financed our capital expenditure and working capital requirements, to the extent we did not generate sufficient cash flow from operations, with borrowings in U.S. dollars and Dominican pesos, principally from Dominican lenders or in the Dominican commercial paper market. A substantial portion of our borrowing continue to be short-term borrowings. In light of our recent financial results and adverse developments in the Dominican economy, we may not be able to generate the cash required to operate as a going concern or to obtain the financing necessary to continue funding our business. The consummation of this exchange offer and consent solicitation will not resolve our need for additional working capital and funding for capital expenditures, nor will it cause our auditors to remove the going concern explanatory paragraph contained in their report on our 2002 financial statements.



     OUR SUBSTANTIAL INDEBTEDNESS COULD ADVERSELY AFFECT OUR COMPETITIVE
POSITION.


     We are highly leveraged. At December 31, 2002, we had outstanding approximately $467.6 million in aggregate principal amount of indebtedness, including capital leases, and total shareholders' equity of $245.4 million.


     The degree to which we are leveraged could have important consequences to us, including the following:

     - a substantial portion of our cash flow must be used to pay interest on our indebtedness and therefore is not available for use in our business;

     - our high degree of indebtedness increases our vulnerability to changes in general economic and industry conditions;

     - our ability to obtain additional financing for working capital, capital expenditures, acquisitions, general corporate purposes or other purposes could be impaired;

     - we have much more indebtedness than Codetel, our principal telecommunications competitor in the Dominican Republic, which may be a competitive disadvantage in our principal market;

     - because some of our borrowings are short-term or at variable rates of interest, we are vulnerable to interest rate fluctuations, which could result in our incurring higher interest expenses if interest rates increase;

     - any devaluation of the Dominican peso would cause the cost of our dollar-denominated debt to increase; and

     - our failure to comply with covenants and restrictions contained in the terms of our borrowings could lead to a default which could cause all or a significant portion of our debt to become immediately payable.


     OUR CASH FLOW FROM OPERATIONS AND AVAILABLE CASH AND INVESTMENTS ARE NOT SUFFICIENT TO MEET OUR DEBT SERVICE REQUIREMENTS IN 2003 AND 2004.

     Our ability to pay interest on our indebtedness and meet our debt service obligations will depend on our future operating performance, including our ability to increase revenues and control expenses, which in turn depends on successful implementation of our business strategy and on financial, competitive, regulatory, technical and other factors, many of which are beyond our control. Our interest expense was $42.1 million for the year ended December 31, 2001 and $64.3 million for the year ended December 31, 2002, and our net cash provided by operating activities for these years was $34.0 million and $13.6 million, respectively. At March 31, 2003, our short-term debt remaining to be paid through the end of 2003 aggregated approximately $88.3 million. We have initiated discussions with the lenders of this short-term debt to extend the maturities beyond 2003. Certain lenders preliminarily have indicated their willingness to extend the maturities of their loans beyond December 31, 2003. However, we cannot be certain that any agreement will be reached with respect to any extension and, in any case, we expect that any agreement will be conditioned upon the successful completion of this exchange offer and consent solicitation. If we are unable to extend the maturity of a substantial portion of our short-term debt, our available cash and investments and cash flows from operations during the remainder of 2003 are not sufficient to pay our short-term debt as it comes due and we will have to depend on borrowings for that purpose, which borrowings may not be available. During 2004, in addition to the existing notes, approximately $80 million of indebtedness will become due. Even if this exchange offer and consent solicitation is consummated and at least $170 million principal amount of existing notes is exchanged and we reach agreement with our short-term lenders to extend the maturity of a substantial portion of their loans beyond December 31, 2003, we anticipate that it will be necessary to obtain additional funding to pay all of our indebtedness that becomes due in 2004, including any existing notes that are not exchanged. We may not be able to obtain additional funding. In that event, our creditors could initiate bankruptcy proceedings, most likely in the Dominican Republic, or we could be forced to dispose of business segments or assets at unfavorable prices.

     CURRENT MONETARY POLICIES IN THE DOMINICAN REPUBLIC RESTRICT THE AVAILABILITY OF NECESSARY FINANCING.

     Our short-term borrowings primarily are in the Dominican financial markets, in which short-term financing is the primary form of lending. Short-term borrowings in the Dominican Republic have maturities ranging from 90 days to 180 days and often are payable on demand. Historically, we have rolled over a substantial portion of these borrowings. However, our ability to refinance any of this indebtedness in the future will depend on our financial condition at the time it matures, the restrictions in the agreements governing our indebtedness and other factors, including general market and economic conditions, and we may not be able to refinance any of this indebtedness on commercially attractive terms or at all. In addition, the availability of loans in Dominican markets depends on, among other things, the liquidity of lenders, monetary policies set by the Dominican Republic Central Bank and the ability of a lender to obtain U.S. dollars to make U.S. dollar denominated loans. From January 1, 2002 to March 31, 2003, the Dominican peso depreciated by approximately 36.4% against the U.S. dollar. In an attempt to curb recent pressure on the value of the Dominican peso against the U.S. dollar, including as a result of the failure of Baninter, one of the largest Dominican banks, the Dominican Republic
Central Bank tightened monetary policy, including by imposing direct curbs on credit and legal reserve requirements for banks. These policies could significantly limit the amounts that we could borrow, including from GFN and our other existing lenders. Given these factors, we believe that our current ability to draw on our credit lines is significantly limited, and there can be no assurance that undrawn amounts under our credit lines, including from GFN and its affiliates, will be available to us when needed. If our lenders determine not to roll over short-term borrowings, or if refinancing of our short-term debt is not possible, our creditors could initiate bankruptcy proceedings, most likely in the Dominican Republic, or we could be forced to dispose of business segments or assets at unfavorable prices. In addition, our inability to refinance the notes or our short-term Dominican borrowings could result in our defaulting on our other debt obligations.

     OUR CREDIT LINES ARE NOT COMMITTED AND LOANS MAY BE MADE OR WITHELD AT THE DISCRETION OF THE LENDERS.

     Credit lines in the Dominican Republic are pre-approved by lenders but are not committed lines. As such, disbursements under such lines are entirely in the lender's discretion. Even if a lender is willing to lend funds upon a borrowing request, it may not be able to make those loans, given, among other things, legal reserve requirements, other Dominican
Central Bank policies and the ability of the lender to obtain U.S. dollars to make U.S. dollar denominated loans.

     BORROWINGS IN THE COMMERCIAL PAPER MARKETS MAY NOT BE AVAILABLE TO US IN THE FUTURE.

     Historically, we have funded a substantial portion of working capital and capital expenditure needs through the issuance of both short-term and long-term commercial paper in the Dominican Republic. We cannot be certain that this commercial paper market will be available to us at current borrowing levels, either through the rollover of our existing commercial paper or the issuance of new commercial paper.

     OUR SHORT-TERM BORROWINGS IN THE DOMINICAN FINANCIAL MARKETS BEAR HIGH INTEREST RATES WHICH ADVERSELY AFFECT OUR OPERATING RESULTS.

     We fund a substantial portion of our capital expenditure and working capital requirements with short-term borrowings in the Dominican financial markets. At December 31, 2002, we had $82.0 million principal amount of short-term borrowings outstanding, including commercial paper, with interest rates ranging from 18% to 32% per annum for Dominican peso denominated short-term debt and from 5.75% to 14% per annum for U.S. dollar denominated short-term debt. As a result of the decline in value of the Dominican peso and the recent increase in the legal reserve requirements imposed on all financial institutions by the Dominican government, peso denominated borrowings have become significantly more expensive. At December 31, 2002, we had approximately $20.7 million of Dominican peso denominated debt and certain of these borrowings are now at interest rates exceeding 32% per annum. Even if these short-term borrowings continue to be available to us, interest rates may continue at these or even increased rates, reflecting monetary restrictions, general economic conditions or other factors.

     THE VOLATILITY AND DEPRECIATION OF THE DOMINICAN PESO AGAINST THE U.S. DOLLAR COULD REDUCE THE AMOUNT OF CASH WE WILL HAVE TO REPAY OUR INDEBTEDNESS OR FUND OUR OPERATIONS, INCLUDING THE PURCHASE OF EQUIPMENT AND CABLE TELEVISION PROGRAMMING.

     For 2000, 2001 and 2002, we earned between 55% and 65% of our operating revenues in Dominican pesos and the remainder of our operating revenues in foreign currency, primarily in U.S. dollars. The percentage of operating revenues in Dominican pesos could increase if we successfully increase our share in Dominican local markets in accordance with our business strategy. The Dominican peso depreciated in value against the U.S. dollar in 2002 by approximately 26% and continues to depreciate. Most of our outstanding indebtedness is U.S. dollar-denominated and must be paid in U.S. dollars. Our vendors of communications equipment and cable programming providers all require that we pay in U.S. dollars. The devaluation of the Dominican peso could adversely affect our operating revenues and our ability to purchase
U.S. dollars in order to service our debt obligations, including the payment of interest on the new notes and the existing notes, and pay our equipment vendors and cable program providers. Our purchase of substantial amounts of U.S. dollars in Dominican markets could adversely affect the value of the Dominican peso in relation to the U.S. dollar, and make these purchases more costly for us.


     IF OUR APPEAL OF THE TAX ASSESSMENT LEVIED UPON US BY THE DOMINICAN TAX SERVICE IS UNSUCCESSFUL, THEN WE MAY HAVE TO PAY A SUBSTANTIAL AMOUNT TO THE DOMINICAN TAX SERVICE WHICH WOULD AFFECT OUR ABILITY TO FUND OUR OPERATIONS AND WOULD REQUIRE US TO OBTAIN ADDITIONAL FINANCING.


     In June 2002, we received notice from the Dominican Tax Service claiming that we owe additional amounts for the period from January 1, 1999 through June 30, 2001 (the last day through which Dominican authorities have audited our tax payments) (1) in respect of taxes in lieu of income taxes, (2) for withholding tax on our investment in our wholly-owned subsidiary, TRICOM Latin America and
(3) on certain other payments to non-Dominican vendors. In August 2002, the Tax Service rejected our objection to the Service's claims, except for withholding tax on payments to non-Dominican vendors. The Tax Service calculated our aggregate liability on the two claims, including penalties and interest, as RD$668.3 million ($35.5 million). Interest continues to accrue on delinquent tax payments at the rate of 2.58% per month until the delinquent tax is paid or the claim is resolved. We appealed the Tax Service determination, but, if we are required to pay a substantial amount in assessments, penalties and interest, it would reduce funds available for our operations and likely would require us to obtain additional financing, which may not be available to us on commercially attractive terms or at all.

RISKS RELATED TO OUR OPERATIONS


     OUR PRINCIPAL COMPETITOR FOR THE PROVISION OF LOCAL, WIRELESS AND INTERNATIONAL LONG DISTANCE SERVICES IN THE DOMINICAN REPUBLIC, CODETEL, HAS SUBSTANTIALLY GREATER MARKET SHARE AND RESOURCES, WHICH MAY PREVENT US FROM MAINTAINING OR INCREASING OUR MARKET SHARE.

     We compete primarily with Compania Dominicana de Telefonos C. por A., or Codetel, a wholly owned subsidiary of Verizon Communications Inc. Codetel has an established market presence, networks and resources substantially greater than ours. At December 31, 2002, approximately 84% of the Dominican Republic's local access line customers were customers of Codetel. Codetel also had the largest share of the market for wireless services, approximately 49% at that date. Codetel's presence is particularly strong in the market segments that we now are targeting, including residential and corporate post-paid subscribers for wireless and local services, who generate greater revenues than pre-paid individual subscribers. The growth of our market share among residential and corporate post-paid subscribers depends on our ability to convince Codetel customers to either add, or switch to, the telephony services we offer. If Codetel implements significant price reductions for particular services, we may be forced to reduce our rates in response in order to remain competitive. In addition, Codetel could expend significantly greater amounts of capital than are available to us in order to upgrade its network and/or sustain price reductions over a prolonged period. As a result, we may not be able to maintain or increase our market share for local services or in other markets in which we compete with Codetel.

     THERE ARE NEW ENTRANTS IN THE DOMINICAN MARKETS, PARTICULARLY FOR WIRELESS SERVICES, WHICH HAVE INCREASED COMPETITION FOR OUR SERVICES, AND COULD REDUCE OUR MARKET SHARE OR INCREASE PRICE COMPETITION.

     In addition to Codetel, we face substantial competition in the wireless market.

     - In the fourth quarter of 2000, Orange, a subsidiary of France Telecom Group, initiated cellular operations. In 2001, Orange developed an aggressive marketing strategy based on offering services at discounts. We believe that Orange subscribers represent in excess of approximately 20% of subscribers for wireless services in the Dominican Republic. Orange also employs GSM technology which is the prevalent technology used in Europe and makes its services compatible with handsets that many tourists use.


     - In January 2000, Centennial Communications Corp. acquired 70% of All America Cables & Radio, Inc., an integrated telecommunications provider. Centennial is attempting to expand All America's share of the Dominican market for cellular and PCS services.

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

     As a result of these and other potential new entrants, we expect to face more competition in the Dominican telecommunications market in the future, including from international communications companies with vastly greater resources than ours, which could adversely affect our ability to maintain our market share or require us to lower prices.

     In the international long distance market, investment by U.S. telecommunications companies in Dominican markets could limit the number of U.S. carriers that would send a significant number of minutes to us or otherwise adversely affect our ability to generate international settlement revenue.


     OUR BUSINESS PLAN, WHICH NOW FOCUSES ON HIGHER USAGE CUSTOMERS AND INCLUDES INVOLUNTARY DISCONNECTIONS OF LOWER USAGE OR UNPROFITABLE CUSTOMERS, MAY NOT RESULT IN INCREASED REVENUES OR AVERAGE REVENUE PER USER OF OUR OTHER CUSTOMERS.

     Our business plan for our wireless and local services includes disconnecting subscribers who use our service only to receive calls and do not make many outgoing calls, which generate greater revenues for us, or do not use our other services. At December 31, 2002, we had disconnected a substantial portion of these subscribers from our subscriber base. By disconnecting these subscribers, we believe we can better use our networks, concentrate our sales efforts on residential and corporate customers that generate greater per subscriber revenues and improve our margins. However, our disconnection of subscribers could result in an overall decrease in revenue. We may not be able to attract new subscribers that generate greater revenues and we may need to incur greater marketing and other expenses to do so.


     IF WE EXPERIENCE A SIGNIFICANT NUMBER OF CUSTOMER NON-PAYMENTS OUR BUSINESS AND RESULTS OF OPERATIONS COULD BE ADVERSELY AFFECTED.


     Our business plan includes increasing our revenue from post-paid services including wireless telecommunication services and cable television services. Although we have instituted measures to minimize consumer credit risks our efforts to minimize consumer credit risks may not be successful as we expand our services in the post-paid area. Moreover, efforts to minimize credit risks may limit the number of our new subscribers. If we experience a significant number of non-payments or are unable to attract new post-paid customers, then our revenue will decrease and our cash position will be weakened.


     SETTLEMENT RATES FOR INTERNATIONAL TRAFFIC FROM THE UNITED STATES AND PUERTO RICO HAVE DECLINED AND COULD CONTINUE TO DECLINE, WHICH WOULD REDUCE OUR INTERNATIONAL SETTLEMENT REVENUES AND PROFIT MARGINS FROM THESE REVENUES.


     Revenues from our international long distance business represented approximately 38% of our operating revenues in 2000, 34% in 2001 and 34% in 2002. In 2002, approximately 98% of these revenues were attributable to calls originating in the United States and Puerto Rico. Average settlement rates for traffic between the United States and the Dominican Republic have declined from $.41 per minute during 1996 to $.043 per minute at the end of 2002. We believe that competitive and regulatory pressures could continue to push settlement rates lower. Future decreases in settlement rates, without a corresponding increase in our international long distance traffic originating in the United States, would reduce our international settlement revenues and adversely affect the profit margins that we realize on these revenues.


     BECAUSE WE ARE RECEIVING AN INCREASING PORTION OF OUR INTERNATIONAL MINUTES FROM U.S.-BASED RESELLERS, WE MAY EXPERIENCE SUBSTANTIAL FLUCTUATION IN OUR INTERNATIONAL REVENUES.


     Since 1997, we have derived an increasing proportion of international revenues from U.S.-based resellers, which are companies that typically buy long distance minutes in bulk and resell the minutes to other companies or individual end users. During 2002, resellers originated approximately 65% of our international long distance minutes from the United States to the Dominican Republic. While we enter into agreements with resellers, they are not required to provide us with any specified amount of traffic. The volume of minutes and revenues we receive from these resellers in any quarter has varied and may vary significantly because of competition for their business, primarily from Codetel, and also because of the uncertain financial condition of many resellers. The price per minute charged by us to a reseller is negotiated as often as dictated by the market. At December 31, 2002, we received traffic from approximately 88 resellers. Intense competition in U.S. markets among international long distance carriers resulted in bankruptcy filings by 12 of our reseller clients in 2001.


     A NUMBER OF OUR U.S.-BASED RESELLER CLIENTS AND INTERNATIONAL CARRIERS WITH WHICH WE EXCHANGE TRAFFIC HAVE FILED FOR BANKRUPTCY. WE MAY NOT BE ABLE TO COLLECT MONIES THAT THEY OWE TO US.


     Since the beginning of 2001, 19 U.S. carriers with which we exchanged, exchange or contracted at one time to exchange long distance service filed voluntary petitions for bankruptcy. In twelve cases, our subsidiary, TRICOM USA, is an unsecured, pre-petition and/or post-petition creditor. Our claims in these cases aggregate approximately $605,000. In the other seven cases, TRICOM USA has no claims. To date, TRICOM USA has entered into settlement agreements, approved by the courts, with three bankrupt carriers where we have been able to net balances with such carriers. We may not be able to net balances or recover any portions of the amounts owed to us. In addition, we may face substantial delays in resolving our claims and may not receive full payment of our claims. In two cases, the bankrupt carriers applied to prevent us from altering, refusing or discontinuing services, although the courts in these cases did not grant the requests of these carriers. We may be compelled to provide service to other carriers in bankruptcy under terms mandated by the court, which may not be as favorable to us as terms that we receive from other resellers.

     In addition, pursuant to an August 2001 service level agreement with Enron Broadband Services, L.P., TRICOM USA prepaid approximately $420,000 for the purchase of a private line bandwidth. On April 5, 2002, Enron filed a motion with the bankruptcy court to reject the agreement. We have objected to the rejection of the agreement. However, the outcome of this case is uncertain.


     OUR NET GROWTH IN, AND REVENUE DERIVED FROM, SUBSCRIBERS MAY BE REDUCED BY CUSTOMER DISCONNECTIONS OR CHURN.


     Our results of operations in the past have been, and in the future may be, affected by subscriber disconnections, whether initiated by our customers or us. In order to realize net growth in subscribers, we must replace disconnected subscribers with new subscribers. Our average monthly disconnection rate, or "churn rate," was 4.3% for cellular and PCS subscribers during 2002, compared to 4.6% during 2001, and 3.6% for local access line subscribers during 2002, compared to 1.9% during 2001. During 2002, the churn rate for cable television was 2.5%. The sales and marketing costs associated with attracting new subscribers are substantial, relative to the costs of providing service to existing subscribers. If we are not able to maintain our credit policies, or not otherwise able to limit churn, we will experience a decline in net growth in subscribers and revenue.


     WE MAY NOT HAVE SUFFICIENT RESOURCES TO KEEP PACE WITH RAPID CHANGES IN TECHNOLOGIES USED TO PROVIDE TELECOMMUNICATIONS SERVICES WHICH COULD INCREASE COMPETITION OR REQUIRE US TO MAKE SUBSTANTIAL ADDITIONAL EXPENDITURES TO MAINTAIN OUR CURRENT NETWORKS, WHICH COULD REDUCE OUR REVENUES FROM SUBSCRIBERS AND CASH FLOW.


     The services we offer are technology intensive. The development of new technologies could make the technology we use obsolete. We may have to make substantial additional investments in new technologies to remain competitive. New technologies we choose may not prove to be commercially successful. Our investment, to date, in our Dominican market exceeds $800 million and we would require substantial investment to replace or upgrade all or a substantial part of our network. We have chosen to improve our liquidity by reducing our capital expenditures. We anticipate spending not more than approximately $25 million for 2003 capital expenditures, although this is a preliminary estimate. This compares to $116.5 million expended in 2001 and $65.8 million expended in 2002. If we do not offer the latest technology, we may not be able to retain our existing customers or attract new ones.


     WE MAY LOSE REVENUE OR INCUR INCREASED COST AS A RESULT OF FRAUDULENT OR PIRATED USE OF OUR PCS AND CELLULAR OR CABLE TELEVISION SERVICES.


     We estimate that our lost revenues from fraudulent use of our PCS and cellular networks totaled $711,000 for 2000, $496,000 for 2001 and $182,000 for 2002. Anti-fraud technology continually becomes obsolete, and we will have to make future expenditures to acquire and use anti-fraud technology. We face substantial and widespread access to our cable television services by unauthorized users, or pirates. When our services are pirated, we forfeit potential subscribers and related revenues.

     IF WE ARE UNABLE TO CONTINUE OFFERING HIGH-QUALITY PROGRAMMING, OUR CABLE REVENUES MAY DECLINE.

     The success of our cable television services depends upon our ability to acquire popular, high-quality programming content. We license a significant portion of our programming from third parties. Our arrangements with these third parties regarding programming may be terminated, or may not be renewed on favorable terms, if at all. These third parties could increase our costs of obtaining programming and we may not be able to pass these costs on to our cable subscribers. As we upgrade the channel capacity of our cable system and add programming to our basic cable service, we may not be able to pass programming costs on to our cable subscribers. If some or all of our programming arrangements are terminated or if we cannot negotiate new agreements on terms favorable to us, we may lose existing subscribers and attract fewer new subscribers, which would reduce our revenues.

     OUR CABLE NETWORK COULD FAIL OR SHUT DOWN, WHICH COULD CAUSE US TO LOSE CUSTOMERS.

     Interruptions in our services due to the failure or shutdown of our cable network could harm our reputation and cause us to lose customers. Even upon completion of the expansion and upgrade of our existing cable network, we will still be vulnerable to damage to our network, interruptions in our services and cessation of our operations, which our insurance may not cover. The success of our high-speed Internet access servicing offering depends on our ability to maintain high-quality data transmission with minimal service disruptions or interference. This is critical to our ability to attract and retain subscribers.

     OUR OPERATIONS MAY BE VULNERABLE TO HACKING, VIRUSES AND OTHER DISRUPTIONS.

     "Hacking" involves efforts to gain unauthorized access to information or systems or to cause intentional malfunctions or loss or corruption of data, software, hardware or other computer equipment. In addition, the inadvertent transmission of computer viruses could expose us to a material risk of loss or litigation and possible liability. Computer viruses, break-ins or other problems could lead to:

     -  the interruption, delay or cessation in services to our subscribers;

     -  the compromise of confidential information relating to our subscribers;

     -  damage to our reputation and the loss of subscribers; and

     -  costly litigation.

     THE DOMINICAN TELECOMMUNICATIONS REGULATOR RECEIVED OBJECTIONS TO THE TRANSFER OF THE CONCESSION GRANTED TO TCN DOMINICANA TO OPERATE A CABLE NETWORK THAT, IF UPHELD, COULD LIMIT OR EVEN PRECLUDE THE OPERATION OF OUR CABLE BUSINESS.

     In November 2001 and February 2002, Indotel and we received notices of objections to the transfer to us of the concession granted to TCN Dominicana, S.A., a wholly-owned subsidiary of Telecable, for the operation of its cable business. The objecting parties are cable companies that operate cable television systems in the interior of the Dominican Republic and an association of cable companies from that region. If Indotel decides in favor of the objections, it could invalidate the transfer of the concession and impose fines on us. Based upon past challenges to concessions transfers in which objections did not prevail, we believe that it is unlikely that these objections will prevail. Moreover, TRICOM's own concession allows us to provide video and cable services, so that even if the objections are upheld, we believe that we could use our own concession to provide the cable services currently provided in reliance on the Telecable concession. However, it also is possible that Indotel will limit the areas where we can provide services so that we do not compete in markets currently served by the companies that raised the objections.

     BSC OF PANAMA, ONE OF OUR COMPETITORS IN PANAMA, HAS PURSUED LEGAL ACTION AGAINST US, WHICH, IF DECIDED AGAINST US, COULD FORCE US TO DISCONTINUE OUR BUSINESS IN PANAMA AND/OR LIMIT OR ELIMINATE OUR ABILITY TO GENERATE ADDITIONAL REVENUE.


     BSC of Panama, S.A., a subsidiary of BellSouth Corporation, one of our competitors in Panama, has initiated a number of actions, including with the Panamanian telecommunications regulatory authority, ENTE REGULADOR DE LOS SERVICOS PUBLICOS, or ENTE, and in the Panama court system, seeking to prevent us from providing services using iDEN(R) technology. In an additional action, BellSouth seeks damages from us in the amount of $20 million, which it claims it may sustain if TRICOM Panama begins using the iDEN(R) system in Panama. At December 31, 2002, we had invested approximately $47.9 million in our business in Panama. If BellSouth prevails in its claims, we may be forced to discontinue our business in Panama and, as a result, we would not generate any revenue from our iDEN(R) operations in Panama, lose all or a material portion of our investment and/or be required to pay damages to BellSouth. On April 4, 2003, the Supreme Court reinstated a precautionary order, originally issued on August 28, 2001, requiring TRICOM Panama to cease all activity directly or indirectly related to the installation and supply of telecommunications services using Motorola's iDEN(R) system.


     CONDITIONS IN PANAMA MAY CAUSE VOLATILITY IN OUR OPERATIONS AND ADVERSELY AFFECT OUR REVENUES FROM THIS MARKET.

     We have expanded into the telecommunications market in Panama. We have not operated previously in this market and it will present numerous challenges to us. These include:

     - poor and unstable social, political and economic conditions could inhibit our performance;

     - government regulations may hamper our ability to grow and implement our strategy in Panama;


     -  competition from entrenched multinational wireless service providers;

     - obtaining interconnection with existing wireless and local service providers;

     - multinational telecommunication companies may have close ties with national regulatory authorities or other significant competitive advantages that would hinder the development of our wireless business there;

     - initially, our coverage will not be as extensive as those of other wireless service providers in Panama, which may limit our ability to establish and maintain a significant subscriber base;


     - our equipment is more expensive than that of some competitors in the Panama, which may adversely affect our ability to establish and maintain a significant subscriber base;


     - we may face delays constructing our digital wireless network, because of difficulties in obtaining communications sites or towers, zoning or other governmental approvals, acceptable lease or purchase arrangements or quality supplies which would harm our operations; and


     - we are not experienced in selling and marketing iDEN(R) services in Panama which could adversely affect our ability to establish or maintain a significant subscriber base.


     SINCE WE RELY PRINCIPALLY ON ONE SUPPLIER TO IMPLEMENT OUR DIGITAL WIRELESS NETWORK IN PANAMA, ANY FAILURE OF THAT SUPPLIER TO PERFORM COULD HURT OUR OPERATIONS.


     Motorola is our sole source for the iDEN(R) digital network equipment and handsets used throughout our Panama market. If Motorola fails to deliver necessary technology improvements and enhancements and system infrastructure equipment and handsets on a timely, cost-effective basis, or discontinues providing this technology altogether we would not be able to service our existing subscribers or add new subscribers. Motorola also may supply iDEN(R) technology to other companies, which could hurt our competitive position in Panama.


     CONCERNS ABOUT HEALTH RISKS ASSOCIATED WITH WIRELESS COMMUNICATIONS EQUIPMENT COULD LEAD TO LITIGATION AND MAY REDUCE THE DEMAND FOR OUR SERVICES.

     Wireless communications devices have been alleged to pose health risks, including cancer, due to radio frequency emissions from these devices. If these concerns are validated, our ability to continue operations could be adversely affected. Moreover, the actual or perceived health risk of wireless communications equipment and related publicity or litigation could adversely affect us through a reduction in subscribers, reduced network usage per subscriber, reduced financing available to the wireless communications industry or litigation costs and damages or settlement payments associated with litigation brought against us.

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RISKS RELATING TO OUR PRINCIPAL MARKET, THE DOMINICAN REPUBLIC

     OUR FINANCIAL CONDITION AND RESULTS OF OPERATION COULD BE ADVERSELY AFFECTED BY DOWNTURNS IN THE DOMINICAN ECONOMY.


     Most of our operations are conducted in, and most of our customers are located in, the Dominican Republic. Accordingly, our financial condition and results of operations are substantially dependent on economic conditions in the Dominican Republic. While the Dominican Republic's Gross Domestic Product has grown every year since 1991, the rate of growth slowed in 2001 and 2002 and growth may not continue in the future. The Dominican peso depreciated in value against the U.S. dollar in 2002 by approximately 26% and continued to depreciate in the first quarter of 2003, adversely affecting the Dominican economy. Future developments in the Dominican economy could impair our ability to proceed with our business strategies, our financial condition or our results of operations. Our financial condition and results of operations also could be adversely affected by changes in economic or other policies of the Dominican government or other political or economic developments in or affecting the Dominican Republic, as well as regulatory changes or administrative practices of Dominican authorities, over which we have no control.


     POVERTY, SOCIAL UNREST AND SHORTAGES OF BASIC SERVICES IN THE DOMINICAN REPUBLIC COULD AFFECT THE USE OF TELECOMMUNICATIONS SERVICES, WHICH WOULD DECREASE OUR REVENUES.

     The Dominican Republic has widespread poverty. As recently as November 1997, the country experienced riots, partly as a result of price increases and shortages of water and electricity. Several state-owned companies have been privatized, including the country's state-owned electric utility company, and there can be no assurance that the implementation of these privatizations will not cause social unrest. Any increase of poverty, social unrest or shortage of basic services could adversely affect the use of telecommunications services.

     YOU MAY NOT BE ABLE TO ENFORCE CLAIMS IN THE DOMINICAN REPUBLIC BASED ON U.S. SECURITIES LAWS.

     A majority of our directors and all of our officers and our external auditors, KPMG, reside outside of the United States. A substantial portion of our assets and the assets of these persons are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon us or these other persons to enforce judgments obtained against us or against them in United States courts predicated upon the civil liability provisions of the United States federal securities laws, other federal laws of the United Sates or laws of the several states of the United States.

     No treaty currently exists between the United States and the Dominican Republic providing for reciprocal enforcement of foreign judgments. We have been advised by our Dominican counsel, Pellerano & Herrera, that there is doubt as to
(1) the ability of a plaintiff to bring an original action in a Dominican court which is predicated solely upon the United States securities laws, other federal laws of the United States or laws of the several states of the United States and
(2) the enforceability in Dominican courts of judgments of Unites States courts obtained in actions predicated upon civil liability provisions of the United States federal securities laws, other federal laws of the United States or laws of the several states of the United States.

     Pellerano & Herrera also has advised us that the enforceability of actions brought in Dominican courts of liabilities predicated on U.S. laws would require compliance with certain procedures, including the validation by Dominican courts of decisions rendered by United States courts. Compliance with such procedures could require a substantial amount of time and expense, and local defendants could assert defenses to enforcement based on noncompliance with such procedures. Foreign plaintiffs bringing original actions in a Dominican court also can, at the request of the defendant, be required to post a litigation bond in an amount established by such court in its discretion.

     The Dominican legal system is based upon civil law principles according to which judges decide both the facts and legal issues of a case, and they are not bound by legal precedents. As a result, judges have broader discretion in reaching decisions than do judges in the United States. The United States Department of Commerce has reported that Dominicans and foreign observers have criticized the Dominican judicial system for what they perceive as an inequitable resolution of business disputes. The Dominican legal system, coupled with the fact that substantially all of our assets are located in the Dominican Republic, may present substantial obstacles to the enforcement of judgments against us as well as our directors and officers in the Dominican Republic.

     INCREASES IN THE INFLATION RATE WOULD ADVERSELY AFFECT THE DOMINICAN REPUBLIC'S ECONOMY AND THE DEMAND FOR OUR SERVICES.


     Inflation has moderated in the Dominican Republic since 1991, following an austerity program instituted by the Dominican government. According to the Central Bank, the annual rates of inflation were 7.8% for 1998, 5.1% for 1999, 9.0% for 2000, 4.4% for 2001 and 10.5% in 2002. The increase in inflation in 2002 was principally due to the depreciation of the Dominican peso against the U.S dollar, higher fuel prices and growth in public spending. However, the country has experienced high levels of inflation in the past, including an inflation rate of 79.9% for 1990. The Dominican peso lost approximately 26% of its value against the U.S. dollar in 2002 and continued to depreciate in the first quarter of 2003. Any increase in the value of the U.S. dollar against the Dominican peso directly affects the Dominican Republic's inflation rate because the Dominican Republic relies heavily on imports from the United States of raw materials and consumer goods. High inflation levels could adversely affect the Dominican Republic's economy and reduce demand for our services.


RISKS RELATING TO THE WARRANTS AND OUR ADSs


     AN ACTIVE TRADING MARKET MAY NOT DEVELOP FOR THE WARRANTS.


     There is no existing trading market for the warrants. We will not list the warrants on the New York Stock Exchange or any other stock exchange or automated quotation system. Therefore, after the exchange offer and consent solicitation the warrants may not be actively traded. The trading price of the warrants could fluctuate widely in response to variations in our operating results, adverse business developments, increased competition or changes to the regulatory environment in which we operate and other developments. Warrant holders may not be able to sell their warrants or receive a price equivalent to the cash offered alternatively in the exchange offer and consent solicitation.

     GFN OWNS STOCK WITH A MAJORITY OF THE VOTING POWER AND WILL BE ABLE TO DETERMINE MANY DECISIONS CONCERNING US.


     GFN beneficially owns 11,486,726 shares of Class B stock and, together with affiliates, including our Chairman of the Board, 15,939,648 shares of Class A common stock, having approximately 55.5% of our voting power. Motorola, the other shareholder owning shares of Class B stock, owns 7,657,818 shares of Class B stock having approximately 32.5% of the voting power. Accordingly, GFN and Motorola are able to control the election of directors and all other matters which are subject to a vote of shareholders. Through this ownership, GFN and Motorola will be able to exert considerable influence over TRICOM's corporate governance, strategic direction and major corporate actions. This concentration of ownership may have the effect of delaying or preventing a change of control of TRICOM even if this change of control would benefit all of our shareholders. Because GFN and Motorola exercise control over TRICOM, holders of ADSs lack meaningful power to approve decisions of TRICOM by virtue of their ownership of ADSs.


     GFN MAY ACT WITHOUT APPROVAL OF THE ADS HOLDERS TO RELEASE DIRECTORS AND OFFICERS FROM LIABILITY.

     Under Dominican law, shareholders are asked to vote upon the performance of management at annual shareholders' meetings. Our vigilance officer delivers a report on our financial performance and other issues related to management's performance. If the holders of a majority of the votes entitled to be cast approve management's performance, all shareholders are deemed to have released the directors and officers from liability to us or our shareholders arising out of actions taken or any failure to take actions by any of them on our behalf during the prior fiscal year, with certain exceptions. As a result, shareholders likely will fail in any suit brought in a Dominican court with respect to such acts or omissions. Officers and directors may not be released from any claims or liability for criminal acts, fraud, self-dealing or gross negligence. GFN controls a majority of the votes entitled to be cast at annual shareholders' meetings and, without the concurrence of other shareholders, is able to approve the performance of management, thereby releasing management from liability to us or our shareholders, including holders of the ADSs.

     THE SHARES UNDERLYING YOUR ADRs MAY NOT BE VOTED IN THE MANNER YOU DIRECT, IF AT ALL.


     If you exercise your warrants, you will then own ADSs which represent American Depositary receipts for our Class A common stock or ADRs. You may instruct The Bank of New York, the depositary of the ADRs, to vote the shares underlying your ADRs only if we ask the depositary to ask for your instructions. Otherwise, you will not be able to exercise your right to vote unless you withdraw the shares represented by the ADRs. We have asked and intend to ask the depositary to ask you for voting instructions. However, you may not receive voting materials from the depositary in time to instruct it to vote your shares or for you to withdraw your shares. The depositary is not responsible for failing to carry out your voting instructions. Therefore, you may not have the ability to vote your shares and there may not be anything you can do to prevent it or correct it.


     WE HAVE A LARGE AMOUNT OF SHARES ELIGIBLE FOR FUTURE SALE, WHICH COULD HAVE A NEGATIVE IMPACT ON THE MARKET PRICE OF OUR ADSs.


     At April 30, 2003, GFN and Motorola owned a total of 19,144,544 shares of our Class B stock, each of which is convertible into one share of Class A common stock. GFN and GFN affiliates also owned 15,939,648 shares of Class A common stock. We issued 3,375,000 shares of Class A common stock in our acquisition of Telecable. GFN purchased 675,024 of those shares from the Telecable shareholders. In December 2002, we issued an aggregate of 21,212,121 shares of Class A common stock in a private placement. In addition, we have outstanding options and warrants exercisable for an aggregate of 316,150 ADSs and/or shares of Class A common stock. GFN and Motorola and the former shareholders of Telecable have registration rights. We cannot predict the effect, if any, that future sales of ADSs, or the availability of ADSs for sale, would have on the market price prevailing from time to time. Sales by GFN, Motorola, the former shareholders of Telecable or the purchasers of Class A common stock in our recent private placement of substantial amounts of our ADSs in the public market, or the perception that sales could occur, could adversely affect prevailing market prices for our common stock. Motorola has indicated its intention to sell its shares. A reduction in the market price of our ADSs could impair our ability to raise additional capital through future offerings of our equity securities.


                           FORWARD-LOOKING STATEMENTS

     Some statements in this prospectus and consent solicitation, and the documents incorporated by reference in this prospectus and consent solicitation are known as "forward-looking statements," as that term is used in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements may relate to, among other things, future performance generally, business development activities, future capital expenditures, financing sources and availability and the effects of regulation and competition. However, the safe harbor provision of the Private Securities Litigation Reform act of 1995 do not protect forward-looking statements made in connection with this exchange offer and consent solicitation.

     When we use the words "believe," "intend," "expect," "may," "will," "should," "anticipate," "could," "estimate," "plan," "predict," "project," or their negatives, or other similar expressions, the statements which include those words are usually forward-looking statements. When we describe strategy that involves risks or uncertainties, we are making forward-looking statements.

     We warn you that forward-looking statements are only predictions. Actual events or results may differ as a result of risks that we face, including those set forth in the section of this prospectus and consent solicitation called "Risk Factors." Those are representative of factors that could affect the outcome of the forward-looking statements. These and the other factors discussed elsewhere in this offering memorandum and the documents incorporated by reference herein are not necessarily all of the important factors that could cause our results to differ materially from those expressed in our forward-looking statements. Forward-looking statements speak only as of the date they are made and we undertake no obligation to update them.

                   THE EXCHANGE OFFER AND CONSENT SOLICITATION

GENERAL


     Subject to the terms and the conditions described in this prospectus and consent solicitation and in the related letter of transmittal and consent, which together constitute the exchange offer and consent solicitation, we are offering to exchange the new notes, cash and warrants for the outstanding existing notes that are validly tendered and not properly withdrawn. For every $1,000 principal amount of existing notes tendered and accepted for exchange, you will receive $950 principal amount of new notes, a cash payment of $50 and a warrant to purchase [_____] shares of our Class A common stock in the form of American depositary shares or ADSs. The exchange offer and consent solicitation is open to all holders of existing notes. We will pay accrued and unpaid interest on the existing notes, together with accrued and unpaid interest on the new notes, on the first interest payment date of the new notes.

     The exercise price of the warrants will be $[___] per ADS. The warrants will be exercisable beginning with the date they are issued, which will be upon the closing date of the exchange offer and consent solicitation, and continuing until the earlier of September 1, 2009, the maturity date of the new notes, or the date on which we repurchase the new notes. Our ADSs are listed on the New York Stock Exchange.

     The exchange offer and consent solicitation is conditioned upon, among other things, at least 85% of the aggregate outstanding principal amount of the existing notes being validly tendered and not properly withdrawn pursuant to the exchange offer and consent solicitation.


     The time by which you must tender your existing notes in order to be eligible to have your existing notes accepted for exchange is 5:00 p.m., New York City time, on the expiration date. Any extension of the expiration date will be announced in a press release. See "--Extension, amendment and termination."

     NO ALTERNATIVE, CONDITIONAL OR CONTINGENT TENDERS WILL BE ACCEPTED AND NO TENDERS WILL BE ACCEPTED IN RESPECT OF EXISTING NOTES FOR WHICH CONSENTS TO THE PROPOSED AMENDMENTS HAVE NOT BEEN GIVEN BY SUCH HOLDERS.

PURPOSE OF THE EXCHANGE OFFER AND CONSENT SOLICITATION


     The purpose of the exchange offer and consent solicitation is to extend the maturity of at least 85% of the aggregate outstanding principal amount of the existing notes by offering holders of the existing notes the opportunity to exchange their existing notes for new notes, cash and warrants. If the exchange offer and consent solicitation is consummated, the exchanged existing notes will be retired. We considered issuing debt or equity securities to repay the existing notes. However, our efforts to obtain funds to refinance the existing notes have not been successful. In view of current market and economic conditions, we determined that the exchange offer and consent solicitation is the most realistic alternative for extending the maturity of the existing notes.


     Consents are being solicited in order to obtain consents from the holders of a majority of the aggregate outstanding principal amount of the existing notes to the adoption of the proposed amendments to the indenture governing the existing notes. The proposed amendments, among other things, would eliminate:

- substantially all of the covenants in the indenture governing the existing notes other than the covenants requiring payment of interest on and principal of the existing notes when due and requiring the maintenance of an office for purposes of making payments on the existing notes;

-  most events of default under the indenture governing the existing notes; and

- the limitations in the indenture on consolidations, mergers, asset conveyances and transfers.

     For a description of the proposed amendments, see "Proposed Amendments."

     The proposed amendments to the indenture governing the existing notes will be set forth in a supplemental indenture that will be executed on or shortly after the expiration date, provided that the requisite consents are received. The execution and delivery of the letter of transmittal and consent by a holder tendering existing notes will constitute the consent of that holder to the proposed amendments. If we do not exchange the existing notes pursuant to the exchange offer and consent solicitation, the amendments will not become effective. See "Proposed Amendments."


EQUITY CONTRIBUTION

     GFN, one of our principal shareholders, will purchase shares of our Class A common stock for an amount sufficient to pay the cash portion of the exchange offer consideration. The number of shares to be issued will be based on the average closing sales price of our ADRs on the New York Stock Exchange for the 20 days preceding the expiration date.


ACCEPTANCE FOR EXCHANGE

     Upon the terms and subject to the conditions of the exchange offer and consent solicitation, we will accept for exchange all existing notes that holders validly tender and do not properly withdraw pursuant to the exchange offer and consent solicitation. For purposes of the exchange offer and consent solicitation, we will be deemed to have accepted for exchange tendered existing notes if, as and when we give written notice to the exchange agent of our acceptance for exchange of those existing notes. We will announce acceptance for exchange of the existing notes by issuing a press release. The valid and unrevoked tender of your existing notes will constitute the giving of the consent to the proposed amendments with respect to those existing notes.

PROCEDURE FOR TENDERING EXISTING NOTES AND DELIVERING CONSENTS

     To validly tender existing notes pursuant to the exchange offer and consent solicitation, you, your broker or other nominee must send to the exchange agent, and the exchange agent must receive, a properly completed and duly executed letter of transmittal and consent, or a copy of it, with any required signature guarantee, or in the case of a book-entry transfer, an agent's message in lieu of the letter of transmittal and consent, and any other required documents, at the exchange agent's address set forth on the last page of this prospectus and consent solicitation, prior to 5:00 p.m., New York City time, on the expiration date. In addition, prior to 5:00 p.m., New York City time, on the expiration date, either (1) the exchange agent must receive certificates for tendered existing notes at the address so listed or (2) the existing notes must be transferred pursuant to the procedures for book-entry transfer described below and the exchange agent must receive a confirmation of such tender, including an "Agent's Message" if you have not delivered a letter of transmittal and consent. An "Agent's Message" is a message, transmitted by The Depository Trust Company or DTC to and received by the exchange agent and forming a part of a book-entry confirmation, which states that DTC has received an express acknowledgment from the tendering participant, stating that such participant has received and agrees to be bound by the letter of transmittal and consent and that we may enforce that letter of transmittal and consent against that participant. A proper tender of existing notes pursuant to the foregoing procedures by holders of existing notes also will constitute the giving of a consent by such holders with respect to such existing notes.

NEED FOR GUARANTEE OF SIGNATURE

     A recognized participant in the Securities Transfer Agents Medallion Program, called a medallion signature guarantor, must guarantee signatures on a letter of transmittal and consent unless the existing notes tendered thereby are tendered (1) by the registered holder of those existing notes and that holder has not completed either of the boxes entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the letter of transmittal and consent or
(2) for the account of a firm that is a member of a registered national securities exchange or the National Association of Securities Dealers, Inc. or is a commercial bank or trust company having an office in the United States. Such firms, banks and trust companies are referred to herein as "eligible institutions."

BOOK-ENTRY DELIVERY OF THE EXISTING NOTES

     Within two business days after the commencement date of the exchange offer and consent solicitation, the exchange agent will establish an account at DTC for purposes of the exchange offer and consent solicitation. Any financial institution that is a participant in the DTC system may make book-entry delivery of existing notes by causing DTC to transfer those existing notes into the exchange agent's account for the existing notes in accordance with the DTC Automatic Tender Offer Program. Although delivery of the existing notes may be effected through book-entry at DTC, the letter of transmittal and consent, or a facsimile of it, with any required signature guarantees, or in the case of a book-entry transfer, an agent's message in lieu of the letter of transmittal and consent, and any other required documents, must be transmitted to and received by the exchange agent prior to 5:00 p.m., New York City time, on the expiration date at the address set forth on the last page of this prospectus and consent solicitation. Delivery of such documents to DTC does not constitute delivery to the exchange agent.

ADDITIONAL INFORMATION

     If you tender existing notes pursuant to the exchange offer and consent solicitation by one of the procedures set forth above, that tender will be deemed to constitute, if not validly revoked or withdrawn prior to the expiration date, (1) an agreement between you and us in accordance with the terms and subject to the conditions of the exchange offer and consent solicitation, (2) your consent to the proposed amendments to the existing notes and the indenture governing the existing notes and (3) your representation and warranty to us that you have delivered good and marketable title to the existing notes, free and clear of all liens, encumbrances and claims. Unrevoked consents also will constitute evidence of the approval of the proposed amendments to the existing notes and the indenture governing the existing notes and an instruction to the trustee to execute the supplemental indenture giving effect to the proposed amendments to the existing notes and the indenture governing the existing notes.

     The method of delivery of the letter of transmittal and consent, certificates for existing notes and all other required documents is at your election and risk. If you choose to deliver by mail, the recommended method is by registered mail with return receipt requested, properly insured. In all cases, sufficient time should be allowed to ensure timely delivery.

     JPMorgan Chase Bank has been appointed as the exchange agent for the exchange offer and consent solicitation. All executed letters of transmittal and consents should be directed to the exchange agent at the address set forth on the last page of this prospectus and consent solicitation. Questions, requests for assistance, requests for additional copies of this prospectus and consent solicitation or of the letter of transmittal and consent should be directed to the exchange agent.

DELIVERY OF THE LETTER OF TRANSMITTAL AND CONSENT TO AN ADDRESS OTHER THAN AS SET FORTH ON THE BACK COVER OR TRANSMISSION OF SUCH LETTER OF TRANSMITTAL AND CONSENT VIA FACSIMILE OTHER THAN AS SET FORTH DOES NOT CONSTITUTE A VALID DELIVERY OF THE LETTER OF TRANSMITTAL AND CONSENT.

     All questions as to the validity, form, eligibility (including time of receipt) and acceptance of tenders and consents and revocation of tenders and consents will be resolved by us in our sole discretion, and our determination will be final and binding. We reserve the absolute right to reject any and all tenders of existing notes that we determine are not in proper form or the acceptance for payment of or payment for which may, in the opinion of our counsel, be unlawful. We also reserve the absolute right in our sole discretion to waive any of the conditions of the exchange offer and consent solicitation or any defect or irregularity in the tender of existing notes by any particular holder, whether or not similar conditions, defects or irregularities are waived in the case of other holders. Our interpretation of the terms and conditions of the exchange offer and consent solicitation (including the instructions in the letter of transmittal and consent) will be final and binding. Neither we nor the exchange agent, the dealer manager, the information agent, the trustee or any other person will be under any duty to give notification of any defects or irregularities in tenders or any notices of withdrawal or will incur any liability for failure to give any such notification.

WITHDRAWAL OF TENDERS AND REVOCATION OF CORRESPONDING CONSENTS


     You may withdraw the existing notes that you have tendered at any time prior to the exchange of the existing notes for new notes, cash and warrants and the effectiveness of the supplemental indenture effecting the proposed amendments to the indenture governing the existing notes. If you properly withdraw tendered existing notes prior to the exchange of the existing notes for new notes, cash and warrants and the effectiveness of the supplemental indenture, such proper withdrawal will constitute the concurrent valid revocation of, and the only means of validly revoking, your related consent. If the exchange offer and consent solicitation is terminated without us having exchanged any existing notes, existing notes that you tender will be promptly returned to you.


     For a withdrawal of existing notes to be effective, the exchange agent must timely receive a written or facsimile transmission notice of withdrawal at the address set forth on the last page of this prospectus and consent solicitation. The notice of withdrawal must specify the name of the person who tendered the existing notes to be withdrawn. The notice of withdrawal also must contain (1) a description of the existing notes to be withdrawn, (2) the numbers shown on the particular certificates evidencing such existing notes and (3) the aggregate principal amount of the existing notes so withdrawn. The notice of withdrawal must be signed by the holder of such existing notes in the same manner as the original signature on the letter of transmittal and consent (including any required signature guarantees) or be accompanied by evidence satisfactory to us that the person withdrawing the tender has succeeded to the beneficial ownership of such existing notes. In addition, the notice of withdrawal must specify, in the case of existing notes tendered by delivery of certificates for such existing notes, the name of the registered holder, if different from that of the tendering holder, or, in the case of existing notes tendered by book-entry transfer, the name and number of the account at DTC to be credited with the withdrawn existing notes. The signature on the notice of withdrawal must be guaranteed by an eligible institution unless such existing notes have been tendered for the account of an eligible institution. If a holder delivers or otherwise identifies to the exchange agent certificates for the existing notes to be withdrawn, a signed notice of withdrawal will be effective immediately upon receipt by the exchange agent of written or facsimile transmission notice of withdrawal even if physical release is not yet effected.


     Any existing notes properly withdrawn thereafter will be deemed not validly tendered for purposes of the exchange offer and consent solicitation and any consents properly revoked will thereafter be deemed not validly given for purposes of the exchange offer and consent solicitation. However, properly withdrawn existing notes and properly revoked consents may be retendered and regiven by following one of the procedures described under "--Procedure for tendering existing notes and delivering consents" at any time prior to the exchange of the existing notes for new notes, cash and warrants and the effectiveness of the supplemental indenture governing the proposed amendments.


     Holders can withdraw their existing notes and revoke their consents only in accordance with the foregoing procedures. All questions as to the validity and form (including the time of receipt) of notices of withdrawal will be determined by us, in our sole discretion, which shall be final and binding. Neither we nor the exchange agent, the dealer manager and solicitation agent, the information agent, the trustee or any other person will be under any duty to give notification of any defects or irregularities in tenders or any notices of withdrawal or will incur any liability for failure to give any such notification.

CONDITIONS TO THE EXCHANGE OFFER AND CONSENT SOLICITATION

     The exchange offer and consent solicitation are conditioned upon satisfaction of the following conditions:


- at least 85% of the aggregate outstanding principal amount of the existing notes being validly tendered and not properly withdrawn pursuant to the exchange offer and consent solicitation, the minimum condition;

- there not existing, in our reasonable judgment, any actual or threatened legal, governmental or regulatory impediment, including a default or alleged default under an agreement, indenture or other instrument or obligation, to which we, or one of our affiliates is a party or by which any of them or their assets are bound, to the exchange of the existing notes for new notes, cash and warrants pursuant to the exchange offer and consent solicitation or to the effectiveness of the proposed amendments to the existing notes and the indenture governing the existing notes;


- no change or development, including a prospective change or development, in the general economic, financial, currency exchange or market conditions in the Dominican Republic or abroad occurring that, in our reasonable judgment, has or may harm the value of the new notes; and

- the trustee under the indenture governing the existing notes shall have executed and delivered the supplemental indenture relating to the proposed amendments solicited pursuant to the exchange offer and consent solicitation and shall not have objected in any respect to, or taken any action that could adversely affect the consummation of, the exchange offer and consent solicitation or our ability to effect the proposed amendments.

The foregoing conditions are for our sole benefit and may be asserted by us regardless of the circumstances, including any action or inaction by us, giving rise to such condition or may be waived by us in whole or in part in our discretion. If any condition to the exchange offer and consent solicitation (other than those subject to governmental approval) is not satisfied or waived on or prior to the expiration date, we reserve the right, but will not be obligated, subject to applicable law:

- to terminate the exchange offer and consent solicitation and return the tendered existing notes to the tendering holders;


- to waive all unsatisfied conditions, other than the condition of receiving at least 85% of the aggregate outstanding principal amount of the existing notes being validly tendered and not properly withdrawn prior to 5:00 p.m., New York City time, on the expiration date, and accept for exchange and exchange all existing notes that are validly tendered and not properly withdrawn prior to 5:00 p.m., New York City time, on the expiration date;


- to extend the exchange offer and consent solicitation and retain the existing notes that have been tendered during the period for which the exchange offer and consent solicitation is extended; or

-  to amend the exchange offer and consent solicitation.

     Since your valid tender of existing notes will constitute your consent to the proposed amendments to the indenture governing the existing notes, we will have obtained the consents necessary to adopt the proposed amendments and to execute the supplemental indenture to the indenture governing the existing notes if the minimum condition is satisfied. The outstanding principal amount of the existing notes is $200 million.

EXTENSION, AMENDMENT AND TERMINATION


     We expressly reserve the right, at any time or from time to time, regardless of whether or not the conditions set forth in "--Conditions to the exchange offer and consent solicitation" are satisfied, subject to applicable law, (1) to extend the expiration date for the exchange offer and consent solicitation or (2) to amend the exchange offer and consent solicitation in any respect, in each case, by giving written notice of such extension or amendment to the exchange agent. In addition, we reserve the right to terminate the exchange offer and consent solicitation if the conditions to the exchange offer and consent solicitation are not satisfied prior to the exchange of the existing notes for new notes, cash and warrants and the effectiveness of the supplemental indenture governing the proposed amendments. If we terminate the exchange offer and consent solicitation prior to such time we will return the existing notes tendered pursuant to the exchange offer and consent solicitation by giving written notice of such termination to the exchange agent. We will publicly announce any extension, amendment or termination by issuing a press release. If the exchange offer and consent solicitation are terminated without us having exchanged any existing notes, we will promptly return the existing notes tendered.


     If we materially change the terms of the exchange offer and consent solicitation or the information concerning the exchange offer and consent solicitation, or if we waive a material condition of the exchange offer and consent solicitation, we will extend the exchange offer and consent solicitation to the extent required by Rule 14e-1 under the Securities Exchange Act of 1934. This rule requires that the minimum period during which the exchange offer and consent solicitation must remain open following material changes in the terms of the exchange offer and consent solicitation or information concerning the exchange (other than a change in price or in percentage of securities sought) will depend on the relevant facts and circumstances, including the relative materiality of such changes. With respect to a change in price or, subject to certain limitations, a change in the percentage of securities sought, a minimum ten business day period from the day of such change generally is required to allow for adequate dissemination to holders of existing notes. If we withdraw or terminate the exchange offer and consent solicitation, we will give immediate notice to the information agent and the dealer manager. For purposes of the exchange offer and consent solicitation, a "business day" means any day other than a Saturday, Sunday or a U.S. federal holiday and consists of the time period from 12:01 a.m. through 12:00 midnight, New York City time.

ANNOUNCEMENTS

     If we are required to make an announcement relating to an extension of the exchange offer and consent solicitation, we will do so no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. Such announcement may state we are extending the exchange offer and consent solicitation for a specific time or on a daily basis.

     Without limiting the manner in which we may choose to make a public announcement of any extension, amendment or termination of the exchange offer and consent solicitation, we expect to make any public announcement through a timely release to the Dow Jones News Source.

FEES AND EXPENSES

DEALER MANAGER


     We have retained Bear, Stearns & Co. Inc. as dealer manager and solicitation agent in connection with the exchange offer and consent solicitation. Bear Stearns will receive fees of approximately $3.4 million, assuming the minimum condition is satisfied, for its services. Bear Stearns will receive fees only if the exchange offer and consent solicitation is consummated. The fees will be payable on the date the new notes are issued. Bear Stearns will be reimbursed for its reasonable out-of-pocket expenses and will be indemnified together with certain related persons against certain liabilities and expenses, including certain liabilities under the federal securities laws, in connection with the exchange offer and consent solicitation whether or not the exchange offer and consent solicitation is consummated. The obligations of Bear Stearns will be subject to certain conditions.

     At any given time, Bear Stearns may trade the existing notes or the new notes for its own accounts or for the accounts of its customers, and accordingly, may hold long or short positions in the existing notes or the new notes. Bear Stearns has held and continues to hold existing notes in its trading account.


     Bear Stearns has provided, and expects to provide in the future, investment banking services to us and our affiliates for which it has received and expects to receive customary fees and commissions. Inquiries regarding the terms of the exchange offer and consent solicitation may be directed to Bear Stearns at the address or telephone number set forth on the back page of this prospectus and consent solicitation.


SOLICITATION AGENT FEES

     We will pay to brokers, dealers or others soliciting acceptances of the exchange offer and consent solicitation a solicitation fee of $5 per $1,000 principal amount of existing notes tendered and accepted for exchange pursuant to the exchange offer and consent solicitation. Also, we will reimburse such persons for customary mailing and handling expenses incurred in forwarding materials relating to the exchange offer and consent solicitation to their customers. A fee will only be payable to an entity covered by a letter of transmittal and consent which designated its name as having solicited and obtained the tender and is:

- any broker or dealer in securities, including the dealer manager in its capacity as a broker or dealer, which is a member of any national securities exchange or the National Association of Securities Dealers, Inc., or NASD;

- any foreign broker or dealer not eligible for membership in the NASD which agrees to conform to the NASD's Conduct Rules in soliciting tenders outside the United States to the same extent as though it were an NASD member; or

-  any bank or trust company.

No such fee will be payable to a soliciting dealer with respect to a tender of existing notes by a holder unless the letter of transmittal and consent accompanying such tender designates such soliciting dealer. No such fee will be payable to a soliciting dealer in connection with exchanges of existing notes by beneficial owners or registered holders who own more than $1,000,000 principal amount of existing notes. No such fee will be payable to a soliciting dealer in respect of existing notes registered in the name of such soliciting dealer unless such notes are held by such soliciting dealer as nominee and such existing notes are being tendered for the benefit of one or more beneficial owners identified on the letter of transmittal and consent on the notice of solicited tenders. No such fee will be payable to a soliciting dealer if such soliciting dealer is required for any reason to transfer the amount of such fee to a depositing holder (other than itself). No such fee will be payable to a soliciting dealer with respect to existing notes tendered for such soliciting dealer's own account.

     No broker, dealer, bank, trust company or fiduciary will be deemed to be our agent or an agent of the exchange agent, the dealer manager or the information agent for purposes of the exchange offer and consent solicitation.

ADDITIONAL ADVISOR'S FEES

     We have retained JPMorgan Chase Bank, as the exchange agent, and D.F. King & Co., Inc., as the information agent, in connection with the exchange offer and consent solicitation. The exchange agent will receive $10,000 and the information agent $8,000. Each will also be reimbursed for reasonable out-of-pocket expenses. Neither the exchange agent nor the information agent has been retained to make solicitations or recommendations in connection with the exchange offer and consent solicitation.

CONSEQUENCES OF NOT EXCHANGING THE EXISTING NOTES


     If you do not exchange your existing notes for new notes, cash and warrants in the exchange offer and consent solicitation and the exchange offer and consent solicitation is consummated, then your existing notes will continue to be subject to the provisions of the indenture governing the existing notes as modified by the proposed amendments.

                               PROPOSED AMENDMENTS

GENERAL

     The valid tender of your existing notes in accordance with the procedures set forth in "The Exchange Offer and Consent Solicitation--Procedure for tendering existing notes and delivering consents" will constitute your consent to the proposed amendments to the existing notes and the indenture governing the existing notes. If you tender your existing notes, you must deliver a corresponding consent to the proposed amendments. You may not deliver consents without tendering your existing notes. The proposed amendments must be approved by a majority of the aggregate outstanding principal amount of the existing notes. We are seeking the proposed amendments in order to discourage holders of the existing notes from not tendering.


     The supplemental indenture will become effective if and when the exchange offer and consent solicitation is consummated. The indenture governing the existing notes states that it is not necessary for consenting holders of the existing notes to approve the particular form of any proposed amendment. Rather it will be sufficient if such consent approves the substance of any proposed amendment. Accordingly, we reserve the right to modify the form of the proposed amendments, if the modifications would not, in the aggregate, materially alter the substance of the proposed amendments described in this prospectus and consent solicitation. Consents validly given under this prospectus and consent solicitation will remain valid and effective and will be treated as consents to the proposed amendments as so modified.


     The only covenants that will remain in the indenture governing the existing notes is the covenant to pay interest and principal of the existing notes when due and the covenant requiring the maintenance of an office for purposes of making payments on the existing notes. The only events of default that will remain in the indenture governing the existing notes is default for 30 days on the payment due if interest on the existing notes and default in payment when done of the principal or premium on the existing notes.

     Set forth below is a brief description of the proposed amendments to be made to the indenture governing the existing notes. This description is qualified by reference to the full provisions of the indenture governing the existing notes, copies of which the information agent can provide to you.

THE AMENDMENTS

     AMENDMENT TO "EVENTS OF DEFAULT." Under the indenture, an event of default constitutes, among other things, default for 30 days in the payment when due of interest with respect to the existing notes, and default in payment when due of the principal of or premium on the existing notes. Under the supplemental indenture, the following events of defaults are deleted:

     - we fail to comply with any of the covenants and provisions described below;

     - we or any of our restricted subsidiaries default under any mortgage, indenture or instrument;

     -  we or any of our restricted subsidiaries fail to pay final judgments;

     -  termination or loss of the Dominican License;

     - we or any of our restricted subsidiaries are subject to bankruptcy events; and

     - any guaranty by any of our restricted subsidiaries is held to be unenforceable.

     Under the supplemental indenture, there also is deleted the event of default related to shareholder support agreements (which in accordance with those agreements no longer are effective) and the obligations of principal shareholders to provide financial support in certain events (which also no longer apply in accordance with the terms of the agreements that define these obligations).

     AMENDMENTS TO COVENANTS. Under the supplemental indenture, the following covenants are deleted:

     "GUARANTY" COVENANT. The "Guaranty" covenant requires our obligations under the existing notes to be unconditionally and irrevocably guaranteed, jointly and severally, by our restricted subsidiaries and such other persons that become Restricted Subsidiaries after the issue date and each of their respective successors. Under the supplemental indenture, the "Guaranty" covenant is deleted.

     "OFFER TO PURCHASE WITH EXCESS ASSET SALE PROCEEDS" COVENANT. The "Offer to Purchase with Excess Asset Sale Proceeds" covenant requires us, among other things, to make an offer to all holders of existing notes to purchase the maximum principal amount of existing notes that may be purchased out of such excess proceeds when the cumulative amount of excess proceeds exceeds $5.0 million. Under the supplemental indenture, the "Offer to Purchase with Excess Asset Sale Proceeds" covenant is deleted.

     "OFFER TO PURCHASE UPON A CHANGE OF CONTROL" COVENANT. The "Offer to Purchase Upon a Change of Control" covenant requires us, among other things, to offer to purchase all of the outstanding existing notes at a purchase price equal to 101% of their principal amount plus accrued interest within 30 days following the occurrence of a change of control, as defined. Under the supplemental indenture the "Offer to Purchase Upon a Change of Control" covenant is deleted.

     "REPORTS" COVENANT. The "Reports" covenant requires us to furnish certain reports to the holders of the existing notes. Under the supplemental indenture, the "Reports" covenant is deleted.

     "COMPLIANCE CERTIFICATE" COVENANT. The "Compliance Certificate" covenant requires us, among other things, to furnish to the trustee an officers' certificate within 120 days after the end of each fiscal year. Under the supplemental indenture, the "Compliance Certificate" covenant is deleted.

     "RESTRICTED PAYMENTS" COVENANT. The "Restricted Payments" covenant restricts us and our restricted subsidiaries from, among other things, declaring or paying any dividend or making any distribution with respect to or purchasing our or its capital stock, repaying subordinated debt or making certain investments, except in certain circumstances. Under the supplemental indenture, the "Restricted Payments" covenant is deleted.

     "DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING RESTRICTED SUBSIDIARIES" COVENANT. The "Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries" covenant prohibits us and our restricted subsidiaries from, among other things, creating restrictions on our restricted subsidiaries' ability to pay dividends or obligations owing to us, making loans to us and transferring property to us, subject to certain exceptions. Under the supplemental indenture, the "Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries" covenant is deleted.

     "INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF DISQUALIFIED STOCK" COVENANT. The "Incurrence of Indebtedness and Issuance of Disqualified Stock" covenant restricts us from incurring additional indebtedness and either us or our restricted subsidiaries from issuing Disqualified Stock, except in certain circumstances. Under the supplemental indenture, the "Incurrence of Indebtedness and Issuance of Disqualified Stock" covenant is deleted.

     "ASSET SALES" COVENANT. The "Asset Sale" covenant prohibits us from, among other things, selling, leasing, conveying, disposing or otherwise transferring assets in a single transaction or in a series of related transactions, subject to certain exceptions. Under the supplemental indenture, the "Asset Sales" covenant is deleted.

     "TRANSACTIONS WITH AFFILIATES" COVENANT. The "Transactions with Affiliates" covenant prohibits us and our restricted subsidiaries from engaging in transactions with affiliates unless certain conditions are met, subject to certain exceptions. Under the supplemental indenture, the "Transactions with Affiliates" covenant is deleted.

     "LIENS" COVENANT. The "Liens" covenant prohibits us and our Restricted Subsidiaries from granting liens on our assets, subject to certain exceptions. Under the supplemental indenture, the "Liens" covenant is deleted.

     "LIMITATIONS ON SALE AND LEASEBACK TRANSACTIONS" COVENANT. The "Limitations on Sale and Leaseback Transactions" covenant in the existing indenture restricts us and our restricted subsidiaries from engaging in sale and leaseback transactions unless certain conditions are satisfied. Under the supplement indenture, the "Limitations on Sale and Leaseback Transactions" covenant is deleted.

     "BUSINESS ACTIVITIES" COVENANT. The "Business Activities" covenant restricts us and our restricted subsidiaries from engaging in any business other than the telecommunications business. Under the supplemental indenture, the "Business Activities" covenant is deleted.

     "PAYMENTS FOR CONSENT" COVENANTS. The "Payments for Consent" covenants requires us not to pay any consideration to any holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the indenture or the existing notes unless such consideration is offered to be paid or agreed to be paid to all holders of the existing notes that consent, waive or agreement to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement. Under the supplemental indenture, the "Payment for Consent" covenants are deleted.

     "SUBSIDIARIES" COVENANT. The "Subsidiaries" covenant restricts us from owning any interest in any person, subject to certain exceptions. Under the supplemental indenture, the "Subsidiaries" covenant is deleted.

     "MERGER; CONSOLIDATION OR SALE OF ASSETS" COVENANT. The "Merger; Consolidation or Sale of Assets" covenant restricts us from consolidating or merging or selling all or substantially all of our assets, subject to certain exceptions. Under the supplemental indenture, the "Merger; Consolidation or Sale of Assets" covenant is deleted.

     The supplemental indenture also deletes other provisions of the indenture governing the existing notes related to these events of default and covenants, including definitions.

     The proposed amendments are a single proposal. If you tender your existing notes, you will be deemed to have consented to the proposed amendments as an entirety with respect to the existing notes you tender. You may not consent selectively to only some of the proposed amendments.

EFFECT OF THE PROPOSED AMENDMENTS.

     If the exchange offer and consent solicitation is consummated, substantially all of the covenants and events of default applicable to the existing notes will be eliminated. The only covenants that will remain are the covenants

     -  to pay interest on and principal of the existing notes when due, and

     - to maintain an office for purposes of making payments on the existing notes.

     The only events of default that will remain are

     -  default for 30 days in the payment when due of interest, and

     -  default in payment when due of principal or premium.

     An event of default may occur under the new notes, including as a result of the violation of a covenant that is similar to a covenant eliminated by the consent solicitation. However, as a result of the amendments, there would not be an event of default under the existing notes and the holders of the existing notes would not have the right to accelerate the payment of the existing notes, even if payment of the new notes or other TRICOM indebtedness were accelerated.

          PRICE RANGE OF AMERICAN DEPOSITARY SHARES AND DIVIDEND POLICY


     Our ADSs are traded on the New York Stock Exchange under the symbol "TDR". Shares of Class A common stock are not traded on any other exchange or automated quotation system. At December 31, 2002, there were 28 record holders in the United States of the ADSs.

     The following table provides the high and low prices and average daily trading volume for the ADSs on the New York Stock Exchange for (1) 1998, the year in which we completed our initial public offering, 1999, and 2000 (2) each quarter of 2001 and 2002, our two most recent full fiscal years, the first quarter of 2003 and the second quarter of 2003 through May 31 and (3) each of the most recent six months.



                                                     NEW YORK STOCK EXCHANGE
                                          ---------------------------------------------
                                                                         AVERAGE DAILY
                                             HIGH           LOW          TRADING VOLUME
                                          --------       --------        --------------
YEAR ENDED DECEMBER 31, 1998 ...........  12 9/16         3 7/16             104,496

YEAR ENDED DECEMBER 31, 1999 ...........   22 5/8              6              35,240

YEAR ENDED DECEMBER 31, 2000 ...........   28 1/2        6 11/20              71,856

YEAR ENDED DECEMBER 31, 2001
First Quarter ..........................    12.46           7.00              13,746
Second Quarter .........................     7.80           6.00              22,989
Third Quarter ..........................     6.70           5.30              14,836
Fourth Quarter .........................     5.75           3.15              45,943

YEAR ENDED DECEMBER 31, 2002
First Quarter ..........................     4.00           3.30               9,288
Second Quarter .........................     3.90           3.00              13,196
Third Quarter ..........................     3.63           3.09              11,078
Fourth Quarter .........................     3.20           3.05              33,785

YEAR ENDED DECEMBER 31, 2003
First Quarter ..........................     3.00           2.76               4,620
Second Quarter (through May 31, 2003)...     2.98           2.12               8,503

MOST RECENT SIX MONTHS
December 2002 ..........................     3.09           2.93              34,529
January 2003 ...........................     3.02           2.90               5,490
February 2003 ..........................     3.00           2.80               3,829
March 2003 .............................     3.05           2.76               4,540
April 2003 .............................     2.98           2.73               5,605
May 2003 ...............................     2.72           2.12              11,400


     We have never paid dividends on our common stock. Under Dominican law, only our shareholders are entitled to declare dividends out of profits available for distribution. GFN and Motorola control us and they have indicated to us that they do not intend to declare dividends on our common stock.

     Holders of ADSs on the applicable record dates would be entitled to any dividends declared on the underlying Class A common stock. If declared, dividends will be payable in Dominican pesos. The dividends would then be converted by the Depositary for the benefit of ADS holders into U.S. dollars at the then prevailing private market rate. The indenture for the existing notes restricts our ability to pay dividends. If we complete this exchange offer and consent solicitation, the indenture for the new notes also will restrict our ability to pay dividends.

                                 EXCHANGE RATES


     The Federal Reserve Bank of New York does not report a noon buying rate for Dominican pesos. The following table sets forth the average official rate for each of the five most recent years and the high and low official exchange rates for each of the previous six months, all as reported by the Central Bank. The average official rate has been calculated by using the average of the exchange rates on the last day of each month during the period. At May 29, 2003, the average official exchange rate was RD$25.48 per $1.00 while the average private market rate was RD$26.70 per $1.00.



                                              OFFICIAL RATE
                                         ----------------------
    YEAR ENDED DECEMBER 31,               HIGH     LOW     AVG.
                                         ------   -----   -----
                                               (RD$ PER $)
    1998                                  15.49   14.02   14.70
    1999                                  15.93   15.50   15.83
    2000                                  16.56   15.91   16.18
    2001                                  16.99   16.58   16.69
    2002                                  17.63   16.97   17.45

    MONTH / PERIOD ENDED
    November 30, 2002                     17.56   17.56   17.56
    December 31, 2002                     17.56   17.56   17.56
    January 31, 2003                      17.56   17.56   17.56
    February 28, 2003                     24.50   22.77   23.87
    March 31, 2003                        23.76   21.90   22.72
    April 30, 2003                        24.50   23.38   23.78
    May 31, 2003 (through May 29, 2003)   27.30   24.40   25.48



                                           PRIVATE MARKET RATE
                                         ----------------------
    YEAR ENDED DECEMBER 31,               HIGH     LOW     AVG.
                                         ------   -----   -----
                                               (RD$ PER $)
    1998                                  15.86   14.41   15.23
    1999                                  16.18   15.84   16.03
    2000                                  16.63   16.08   16.37
    2001                                  17.06   16.65   16.88
    2002                                  23.83   17.03   18.54

    MONTH / PERIOD ENDED
    November 30, 2002                     21.56   20.33   20.66
    December 31, 2002                     23.83   20.71   21.45
    January 31, 2003                      22.59   20.79   22.02
    February 28, 2003                     25.58   22.50   24.68
    March 31, 2003                        25.19   22.53   23.61
    April 30, 2003                        25.58   23.89   24.69
    May 31, 2003 (through May 29, 2003)   28.27   25.34   26.70

                             SELECTED FINANCIAL DATA



     The following table provides selected financial and operating data for the periods indicated. We have derived the selected financial data for, and as of, the years ended December 31, 1998, 1999, 2000, 2001 and 2002 from our consolidated financial statements, which have been audited by KPMG (member firm of KPMG International in the Dominican Republic), independent auditors. Our independent auditors' report on our consolidated financial statements for 2002 contains an explanatory paragraph which states that the financial statements have been prepared under the assumption that TRICOM will continue as a going concern but that there is substantial doubt about whether Tricom will be able to do so. The selected financial data are not necessarily indicative of the results that may be expected for any future period. You should read the information in the following tables in conjunction with "Operating and Financial Review and Prospects" and our consolidated financial statements (including the notes to the statements) included in this prospectus and consent solicitation.



                                                                               YEAR ENDED DECEMBER 31,
                                                        ---------------------------------------------------------------------
                                                           1998          1999          2000             2001          2002
                                                        ----------    ----------    ----------       ----------    ----------
                                                                                  (IN THOUSANDS)(1)
STATEMENTS OF OPERATIONS DATA:
  Operating revenues:
     Toll ...........................................   $   17,645    $   23,118    $   28,666       $   29,018    $   25,984
     International ..................................       50,332        60,592        84,187           82,024        87,849
     Local service ..................................       11,863        33,299        51,310           63,419        65,739
     Cellular and PCS ...............................       20,364        26,474        35,796           37,302        37,664
     Data and Internet ..............................        1,079           560         3,461            8,268        10,969
     Paging .........................................        4,528         2,696         1,704            1,051           603
     Sale of equipment ..............................        4,115         7,690         5,263            2,686         1,730
     Installation and activation fees ...............       12,937        15,502        13,749           14,348         5,344
     Cable(2) .......................................            -             -             -            4,736        21,487
     Other ..........................................        2,640           889           162              919           671
                                                        ----------    ----------    ----------       ----------    ----------
         Total operating revenues ...................      125,501       170,819       224,298          243,772       258,040
                                                        ----------    ----------    ----------       ----------    ----------

  Operating costs:
     Transport and access charges (depreciation not
       included) ....................................       32,309        43,688        68,608           68,337        77,226
     Programming costs(2) ...........................            -             -             -            1,225         6,712
     Impairment charge on long-lived assets .........            -             -             -                -        12,084
     Impairment of goodwill and other intangible
       assets .......................................            -             -             -                -         7,650
     Network depreciation ...........................       11,382        15,983        29,342           44,510        53,235
     Expense in lieu of income taxes(3) .............        9,562        12,764        10,174           12,646         5,897
     Selling, general and administrative expenses,
       including non-network depreciation expense of
       $3,240, $4,855, $6,824, $9,922 and $12,959, in
       1998, 1999, 2000, 2001 and 2002, respectively        39,379        51,501        70,691           98,755       109,583
     Cost of equipment sold .........................        2,244         3,988         2,911            2,070         1,349
     Other ..........................................        1,148         1,433         1,550            1,746         1,233
                                                        ----------    ----------    ----------       ----------    ----------

         Total operating costs ......................       96,024       129,357       183,276          229,289       274,968
                                                        ----------    ----------    ----------       ----------    ----------

  Operating income (loss): ..........................       29,478        41,462        41,022           14,484       (16,928)
                                                        ----------    ----------    ----------       ----------    ----------

  Other income (expenses):
     Interest expense, net ..........................      (12,873)      (20,041)      (30,736)         (39,680)      (62,331)
     Foreign currency exchange gain (loss) ..........          104          (203)         (303)            (260)        2,881
     Gain on sale of land ...........................            -           898             -                -             -
     Gain (loss) on sale of fixed assets ............            -             -            30             (283)          389
     Other, net .....................................          845           179          (197)           1,362        (1,487)
                                                        ----------    ----------    ----------       ----------    ----------
         Other expenses, net ........................      (11,924)      (19,166)      (31,206)         (38,861)      (60,548)

     Earnings (loss) before income taxes, minority
       interest and cumulative effect of accounting
       change .......................................       17,554        22,296         9,816          (24,378)      (77,476)
     Income taxes ...................................          352          (142)         (588)            (511)         (948)
     Minority interest ..............................            -             -             -            1,775         1,871
     Extraordinary item .............................            -             -             -                -             -
     Cumulative effect of accounting change:

                                                                               YEAR ENDED DECEMBER 31,
                                                        ---------------------------------------------------------------------
                                                           1998          1999          2000             2001          2002
                                                        ----------    ----------    ----------       ----------    ----------
                                                                                  (IN THOUSANDS)(1)
STATEMENTS OF OPERATIONS DATA:
       Organization costs ...........................            -          (120)            -                -             -
       Installation and activation fees .............            -             -       (16,453)(4)            -             -
                                                        ----------    ----------    ----------       ----------    ----------
         Net earnings (loss) ........................   $   17,906    $   22,035    $   (7,226)      $  (23,114)   $  (76,553)
                                                        ==========    ==========    ==========       ==========    ==========
  Basic earnings (loss) per common share:
     Earnings before extraordinary item and
       cumulative effect of accounting change .......   $     0.78    $     0.89    $     0.33       $    (0.78)        (1.77)
     Extraordinary item .............................            -             -             -                -             -
     Cumulative effect of accounting change .........            -             -         (0.59(4)             -             -
                                                        ----------    ----------    ----------       ----------    ----------
     Net earnings (loss) -- basic and diluted ........  $     0.78    $     0.89    $    (0.26)      $    (0.78)        (1.77)
                                                        ==========    ==========    ==========       ==========    ==========

  Average number of common shares outstanding .......       22,945        24,845        27,724           29,571        43,400



                                                                                  AT DECEMBER 31,
                                                           1998          1999          2000             2001          2002
                                                        ----------    ----------    ----------       ----------    ----------
  BALANCE SHEET DATA:
  Cash and cash equivalents(5) ......................   $   15,377    $   13,460    $   18,200       $   27,776    $   21,981
  Working capital (deficit) .........................      (19,784)      (83,659)     (125,299)        (175,567)      (89,421)
  Property, plant and equipment, net ................      330,456       455,045       586,224          685,917       668,120
  Total assets ......................................      444,815       531,478       682,440          829,415       782,229
  Long-term debt and capital leases (excluding
    current portion) ................................      200,000       240,413       276,744          317,826       385,584
  Total indebtedness ................................      279,257       336,468       398,809          498,155       467,564
  Shareholders' equity ..............................      127,561       149,869       210,796          253,534       245,385

  OTHER FINANCIAL DATA:
  Capital expenditures(6) ...........................   $  142,101    $  145,426    $  168,913       $  116,575    $   65,764
  Net cash provided by operating activities .........       26,912        31,526        42,339           34,002        13,608
  Net cash used in investing activities .............      121,171        64,360       149,395          176,466        57,918
  Net cash provided by financing activities .........      104,065        30,966       111,796          136,840        37,815
  EBITDA(7) .........................................       53,662        75,261        87,681           82,613        77,853
  Ratio of EBITDA to net interest expense ...........          4.2x          3.7x          2.9x             2.1x          1.3x
  Ratio of total indebtedness to EBITDA .............          5.2x          4.5x          4.5x             6.1x          6.0x

  OTHER OPERATING DATA:
  International minutes (in thousands)(8) ...........      231,075       360,532       597,204          768,394     1,058,542
  Local access lines in service (at period end) .....       80,616       118,926       148,312          177,352       150,456
  Wireless subscribers (at period end) ..............      108,532       176,080       284,991          364,059       432,058
  Cable subscribers (at period end)(2)(9) ...........            -             -             -           64,466        71,726


----------

(1)  Except per share, ratios and other operating data.

(2)  We acquired our cable television operations on October 26, 2001.


(3) On June 4, 2002, a Presidential decree modified the tax system imposed on all telecommunication providers in the Dominican Republic by concession agreements (including by our 1996 concession agreement) in favor of the payment of a tax equal to the greater of 25% of net taxable income and 1.5% of gross revenues, which is the tax regime applicable to Dominican corporate taxpayers. We began paying income tax on this basis on September 1, 2002. For each of the periods presented, we made payments in lieu of income taxes equal to 10% of gross domestic revenues, after deducting charges for access to the local network, plus 10% of net international revenues. Had we paid taxes for these periods on the same basis as all Dominican corporate taxpayers, our taxes would have been $4.5 million for 1998, $5.5 million for 1999, $3.4 million for 2000, $3.7 million for 2001 and $3.9 million for 2002, an aggregate tax payment savings of approximately $33.5 million for 1998 through 2002, but without taking into account additional payments that we would be required to make with respect to withholding requirements for, among other things, services provided to us by non-Dominican vendors, from which our concession agreement exempted us, but to which we are subject now.

     We are required by Dominican law to withhold 5% interest paid to financial institutions located outside the Dominican Republic and 25% of all other payments abroad, excluding payments to foreign suppliers for goods and equipment imported to the Dominican Republic. We are required by the terms of various financings with non-Dominican lenders including our existing notes, to pay the amount of the withholding tax on behalf of the lender so that the net amount it receives after such withholding or deduction will not be less than the amount the holder would have received if such taxes had not been withheld. For each of 1998, 1999, 2000, 2001 and 2002, this would have resulted in additional payments with respect to the existing notes of $1.1 million and approximately $1.4 million for 1998, $474,000 for 1999, $942,000 for 2000, $1.1 million for 2001 and $588,000 for 2002, and with respect to other borrowings, approximately $3.9 million in the aggregate for 1998 through 2002.

(4) Effective January 1, 2000, we adopted the U.S. Securities and Exchange Commission's Staff Accounting Bulletin No. 101, concerning the recognition of revenue. This pronouncement provides that we recognize net revenues from installations and activations over the period in which we retain our clients. See "Operating and Financial Review and Prospects" and note 14 of notes to consolidated financial statements.

(5) Includes investments in the form of certificates of deposit of $15.2 million at December 31, 2001 and $15.9 million at December 31, 2002.

(6) Includes capital lease obligations entered into in 1999 of $26.2 million, in 2000 of $17.7 million and in 2001 of $3.3 million. We did not enter into any capital lease obligations in 2002.

(7) EBITDA typically consists of earnings (loss) before interest and other income and expenses, income taxes and depreciation and amortization. As described in note 3 above, until September 1, 2002, we made payments to the Dominican government in lieu of income taxes. As a result, we calculated EBITDA prior to the deduction of payments to the Dominican government in lieu of income taxes. Our calculation of EBITDA also adds impairment charges, if any, related to fixed and intangible assets, which are non-cash charges. Our calculation of EBITDA may not be comparable to EBITDA calculated by other companies. We believe that EBITDA is useful to investors because EBITDA is commonly used in the telecommunications industry to analyze companies on the basis of operating performance, leverage and liquidity. EBITDA also is used in covenants in bank credit facilities and high yield indentures to measure a borrower's ability to incur debt and for other purposes, and may be the preferred measure for these purposes. Covenants in the indenture for our existing notes, which limit our ability to incur debt and make restricted payments are based upon EBITDA.

     Although a number of alternate measures exist, including cash flow provided by operations, EBITDA is the primary basis used by our management to measure the operational strength and performance of all of our operating segments and units. EBITDA eliminates the significant level of non-cash depreciation and amortization expenses that results from the capital-intensive nature of our business. Because we use EBITDA as the measure to evaluate the performance of our businesses, we reconcile it to operating income, the most directly comparable financial measure calculated and presented in accordance with generally accepted accounting principals.

     EBITDA does not purport to represent cash generated or used by operating activities and should not be considered in isolation or as a substitute for a measure of performance in accordance with generally accepted accounting principles.

     The table below reconciles EBITDA to Operating Income.



                                                                            YEAR ENDED DECEMBER 31,
                                                        ------------------------------------------------------------------
                                                           1998          1999          2000          2001          2002
                                                        ----------    ----------    ----------    ----------    ----------
Operating income (loss)                                 $   29,478    $   41,462    $   41,022    $   14,484    $  (16,928)

Plus:

Amortization of deferred cellular equipment costs                -             -             -           391         2,177

Amortization of radio frequency rights                           -           198           320           660           778

Expense in lieu of income taxes                              9,562        12,764        10,174        12,646         5,897

Impairment charge on long-lived assets                           -             -             -             -        12,085

Impairment of goodwill and other intangible assets               -             -             -             -         7,650

Network depreciation                                        11,383        15,983        29,342        44,510        53,235

Non-network depreciation expense                             3,240         4,855         6,824         9,922        12,959

                                                        ------------------------------------------------------------------
EBITDA                                                  $   53,662    $   75,261    $   87,681    $   82,613    $   77,853
                                                        ==================================================================



(8)  Includes both inbound and outbound international long distance minutes.

(9) Includes, at December 31, 2001, 56,896 basic subscribers and 7,570 commercial rooms and, at December 31, 2002, 62,543 basic subscribers, 7,715 commercial rooms and 1,468 subscribers for cable modem services, digital audio programming and other services. Commercial rooms include commercial establishments (for example, any hotel) or multiple dwelling units (for example, any apartment building or hospital), for which we receive a bulk rate for basic cable service offered by us.

                  OPERATING AND FINANCIAL REVIEW AND PROSPECTS



     Our independent auditors' report on our consolidated financial statements for the year ended December 31, 2002 contains an explanatory paragraph which states that the financial statements have been prepared under the assumption that TRICOM will continue on a going concern basis, which contemplates continuity of operations, realization of assets and satisfaction of liabilities in the ordinary course of business. However, because of recurring operating losses, a continuing working capital deficit, legal proceedings in Panama and the devaluation of the Dominican peso, the realization of assets and satisfaction of liabilities are subject to uncertainty. The explanatory paragraph states that these situations raise substantial doubt about our ability to continue as a going concern. We have financed our capital expenditure and working capital requirements, to the extent we did not generate sufficient cash flow from operations, with borrowings in U.S. dollars and Dominican pesos, principally from Dominican lenders or in the Dominican commercial paper market. A substantial portion of our borrowings continue to be short-term borrowings. In light of our recent financial results and adverse developments in the Dominican economy, we may not be able to generate the cash required to operate as a going concern or to obtain the financing necessary to continue funding our business. The consummation of this exchange offer and consent solicitation will not resolve our need for additional working capital and funding for capital expenditures, nor will it cause our auditors to remove the going concern explanatory paragraph contained in their report on our 2002 financial statements.


PRESENTATION OF CERTAIN FINANCIAL INFORMATION

     We prepare our consolidated financial statements in conformity with generally accepted accounting principles in the United States. We adopted the United States dollar as our functional currency effective January 1, 1997 and maintain our books and records in dollars.


     In this prospectus and consent solicitation references to "$," "US$" or "U.S. dollars" are to United States dollars, and references to "Dominican pesos" or "RD$" are to Dominican pesos. This prospectus and consent solicitation contains translations of certain Dominican peso amounts into U.S. dollars at specified rates solely for the convenience of the reader. The rates we used to translate Dominican peso-denominated accounts at the period-end were RD$16.69 at December 31, 2000, RD$17.05 at December 31, 2001 and RD$22.50 at December 31, 2002. These translations should not be construed as representations that the Dominican peso amounts actually represent such U.S. dollar amounts or could be converted into U.S. dollars at the rate indicated. The average of prices of one U.S. dollar quoted by certain private commercial banks, or the private market rate, as reported by Banco Central de la Republica Dominicana, or the Central Bank, on December 31, 2002 was RD$20.79 = US$1.00, the date of the most recent financial information included in this prospectus. The Federal Reserve Bank of New York does not report a noon buying rate for Dominican pesos. On May 29, 2003, the private market rate was RD$26.70 = US$1.00. To the extent information relates to the Dominican Republic government or the Dominican Republic macroeconomic data, the information in this prospectus and consent solicitation has been extracted from publications issued by each of Indotel at www.indotel.org.do and the Central Bank at www.bancentral.gov.do.


REVENUE OVERVIEW

     We derive our operating revenues primarily from toll revenues, international revenues, local services, cellular and PCS services, data and Internet services, paging services, the sale of equipment, installations and cable television services. The components of each of these services are as follows:

     Toll revenues are amounts we receive from our customers in the Dominican Republic for international and domestic long distance calls, as well as interconnection charges received from Codetel, the incumbent local service provider, and other carriers, for calls that originate in or transit their networks but terminate in our network. Toll revenues are generated by residential and commercial customers, calling card users, cellular and PCS subscribers and retail telephone centers, and large corporate accounts. Toll revenues are recognized as they are billed to customers, except for revenues from prepaid calling cards, which are recognized as the calling cards are used or expire.

     International revenues represent amounts recognized by us for termination of traffic from foreign telecommunications carriers to the Dominican Republic. Traffic is based on the minutes that the foreign telecommunications companies have terminated in the Dominican telecommunications network, either on our own network or on another carrier's network, including revenues derived from our U.S.-based international long distance prepaid calling cards.


     Local services revenues consist of monthly fees, local measured service and local measured charges for value-added services, including call forwarding, three-way calling, call waiting and voicemail, as well as calls made to cellular users under the calling-party-pays system and revenues from other miscellaneous local access services. "Calling party" refers to the person who originates the phone call. "Calling party pays" is a wireless telephony payment structure in which the calling party is billed for interconnection access, and the recipient is not billed for the airtime charges corresponding to that call. In the Dominican Republic, the calling party pays. Local measured service includes monthly phone line rental for a specified number of minutes within a defined area, plus a charge for additional minutes.


     Cellular and PCS revenues represent fees received for mobile cellular and PCS services, including interconnection charges for calls incoming to our cellular and PCS subscribers from other companies' subscribers. Cellular and PCS revenues do not include fees received for international long distance calls generated by our cellular and PCS subscribers. Cellular and PCS fees consist of fixed monthly fees, per minute usage charges and additional charges for value-added services, including call waiting, call forwarding, three-way calling and voicemail, and for other miscellaneous cellular and PCS services.

     Data and Internet revenues consist of fixed monthly fees received from our residential and corporate customers for high speed broadband data transmission and Internet connectivity services, including traditional dial-up connections, dedicated lines, private networks, frame relay, digital subscriber lines, or xDSLs, that provide high-bandwidth transmission of voice and data over regular telephone lines and very small aperture terminals, or VSATs, relatively small satellite antennas used for high speed satellite-based single to multiple point data transmissions, including for the Internet.


     Paging revenues consist of fixed monthly charges for nationwide service and use of paging equipment and activation fees. Since 1999, paging has not played a role in our marketing programs and paging revenues have declined significantly in each year since then.


     Revenues from the sale of equipment consist of sales fees for customer premise equipment, including private automatic branch exchanges, which are small versions of a phone company's central switching system often used by private companies, and key telephone systems, residential telephones, cellular and PCS handsets and paging units.

     Installation revenues consist of fees we charge for installing local access lines, private branch exchanges and key telephone systems as well as fees for activating cellular and PCS phones. Beginning with January 1, 2000, we have recognized these revenues over the estimated period in which, based on our experience, we retain such clients. Initially we estimated this period as 35 months. Effective October 2, 2001, we revised this period to 24 months, based on our experience with clients. In prior periods, we recognized these revenues when they were collected.


     Cable television revenues consist of monthly fees derived from basic programming, expanded basic programming and services, digital music services, Internet access, installation fees and revenues from advertising sales to national advertisers on non-broadcast channels we carry over our cable communications systems. Cable television revenues, including installation fees, are recognized when the service is provided.


     Other revenues consist of revenues that are not generated from our core businesses, including commissions received for providing package handling services for a courier and commissions received for collection services for utility companies.

     The following table sets forth the percentage contribution of each category of revenues to total operating revenues for the period indicated:



                                             YEAR ENDED DECEMBER 31,
                                           --------------------------
                                            2000      2001      2002
                                           ------    ------    ------
        Toll                                 12.8%     11.9%     10.1%
        International revenues               37.5      33.6      34.0
        Local service                        22.9      26.0      25.5
        Cellular and PCS                     16.0      15.3      14.6
        Data and Internet                     1.5       3.4       4.3
        Paging                                0.8       0.4       0.2
        Sale and lease of equipment           2.3       1.1       0.7
        Installation and activation fees      6.1       5.9       2.1
        Cable revenues                          -       1.9       8.3
        Other                                 0.1       0.4       0.3
                                           ------    ------    ------
                                            100.0%    100.0%    100.0%
                                           ======    ======    ======


----------
Note: Percentages may not add up to 100% due to rounding.


     The following table sets forth certain items in the statements of operations and EBITDA expressed as a percentage of total operating revenues for the period indicated:



                                             YEAR ENDED DECEMBER 31,
                                           --------------------------
                                            2000      2001      2002
                                           ------    ------    ------
        Operating costs                      81.7%     94.1%    106.6%
        Operating income                     18.3       5.9      (6.9)
        Interest expense, net                13.7      16.3     (24.2)
        Other income (expenses), net        (13.9)    (15.9)    (23.5)
        Earnings (loss) before income
        taxes and minority interest           4.4     (10.0)    (30.0)
        Net earnings (loss)                  (3.2)     (9.5)    (29.7)
        EBITDA                               39.1      33.7      30.2



2002 COMPARED TO 2001

     OPERATING REVENUES. Our total operating revenues increased 5.9% to $258.0 million during 2002 from $243.8 million in 2001. Excluding revenues from cable television services, which we acquired in October 26, 2001, our total revenues were $236.6 million in 2002, a decrease of $2.4 million from total revenues in 2001 (excluding cable revenues following the acquisition of our cable operation). Our total operating revenues increased notwithstanding a decline in the value of the Dominican peso compared to the U.S. dollar, which affects the translation into U.S. dollars of our revenues generated in Dominican pesos. The value of the Dominican peso compared to the U.S. dollar declined by approximately 26% in 2002 compared to approximately 2% in 2001. Cable television, data and Internet, local, and international long distance services were the primary contributors to overall revenue growth during 2002.

     The following is a discussion of our operating revenues for each of our five reportable segments: Wireline, Wireless, International, Cable and Others. The other segment includes paging, Internet, data services, Dominican prepaid calling cards and customer contact services. See note 25 of notes to consolidated financial statements.

     WIRELINE. Wireline revenues decreased 12.9% to $85.9 million during 2002 from $98.6 million in 2001, primarily as a result of lower installation and activation revenues as well as lower revenues from outbound international long distance traffic.

     WIRELESS. Wireless revenues increased 1.4% to $44.7 million during 2002 from $44.0 million in 2001, primarily due to an increase in the number of our wireless subscribers.

     INTERNATIONAL. International revenues increased 7.1% to $87.8 million during 2002 from $82.0 million in 2001, primarily due to higher inbound traffic derived from our U.S.-based international long distance operations.

     CABLE. Cable revenues totaled $21.5 million in 2002 compared to $4.7 million in 2001. We acquired our cable subsidiary in October 2001 and, therefore, revenues for 2001 do not represent full year results.

     OTHER. Other revenues increased 26.7% to $18.1 million during 2002 from $14.3 million in 2001, primarily due to increased revenue from our data and Internet services offset by a decrease in revenues from sale of equipment and paging.


     The following is a discussion of our revenues for each of the revenue line items in our financial statements.


     TOLL. Toll revenues decreased 10.5% to $26.0 million during 2002 from $29.0 million in 2001. The decrease in toll revenues resulted from decreases in revenues derived from outbound international long distance minutes offset, in part, by increases in domestic long distance and interconnection charges revenues. The decline in the value of the Dominican peso compared to the U.S. dollar, which affected the translation of toll revenues generated in Dominican pesos contributed to the decrease in toll revenues.

     Revenues from outbound international calls decreased by 25.7% to $10.8 million during 2002 from $14.5 million during 2001, primarily as a result of a decrease in the price per minute for outbound international calls for residential and commercial customers and a decrease in outbound long distance traffic volume. The average price per minute for residential and commercial customers' outbound international calls declined to $0.36 during 2002 from $0.54 during 2001. Outbound international minutes remained stable at 33.2 million in 2002 from 33.1 million in 2001.

     Domestic long distance revenues decreased 1.0% to $5.3 million during 2002 from $5.4 million during 2001. Domestic long distance minutes increased by 9.4% to 55.6 million minutes during 2002 from 50.8 million minutes during 2001. The increase in domestic long distance minutes resulted from higher traffic volume from our retail call centers. Pending regulatory proposals that would divide the Dominican Republic into five zones and provide that intra-zone calls are local could have the effect of decreasing rates for some calls, if the regulations are adopted.

     Revenues from interconnection charges increased 12.1% to $9.1 million during 2002 from $8.1 million in 2001, reflecting a higher average local access subscriber base throughout the year and increased inbound international and domestic long distance traffic terminating in our network. During 2002 we disconnected a substantial number of lines in service, which could result in us receiving less revenues from interconnection charges in 2003.

     Indotel recently required that all carriers in the Dominican Republic enter into a form of interconnection agreement that it specified. Several carriers are resisting entering into the agreement. Among the effects of the new interconnection agreement and related regulations would be to allow for increased charges that we can charge to subscribers, in particular, wireless subscribers. The interconnection agreement would also increase access charges that we pay other carriers to terminate calls in their network. Since Codotel has a larger network than we, and more subscribers, this could have the effect of increasing our operating costs.

     INTERNATIONAL. Our international revenues increased 7.1% to $87.8 million during 2002 from $82.0 million in 2001. The increase resulted primarily from higher inbound traffic derived from our U.S.-based international long distance operations, offset in part by lower international long distance prepaid card traffic volume. The international revenue increase was achieved despite lower settlement rates for traffic between the United States and the Dominican Republic. Our average settlement rate was $.043 per minute during 2002 compared to $.053 per minute during 2001. Inbound minutes increased by 39.6% to 1,023 million minutes during 2002 from 732.7 million minutes in 2001.

     Total minutes from our U.S.-based international long distance prepaid cards decreased by 10.0% to 184.6 million minutes in 2002 from 205.2 million during 2001. Revenues from our U.S. based international long distance prepaid calling decreased by 18.4% to $25.8 million in 2002 from $31.6 million in 2001. Lower prepaid card sales primarily resulted from competitive pressures.

     LOCAL SERVICE. Local service revenues increased 3.7% to $65.7 million during 2002 from $63.4 million in 2001, primarily as the result of a higher average local access subscriber base throughout the year. Local service revenue growth during 2002 was curtailed by the decline in the value of the Dominican peso compared to the U.S. dollar, which affected the translation of local service revenues generated in Dominican pesos.

     Revenues from monthly fees decreased 3.5% to $38.9 million in 2002 from $40.3 million in 2001. Revenues derived from cellular calls under the calling-party-pays system increased by 24.5% to $8.1 million in 2002 from $6.5 million in 2001. Measured local service revenues increased by 3.0% to $13.6 million in 2002 from $13.2 million in 2001. Our average monthly churn rate for local service subscribers increased to 3.3% in 2002 compared to 1.9% in 2001. We calculate our average monthly churn rate by dividing the number of subscribers disconnected during a given period by the sum of subscribers at the beginning of each month during such period.

     During 2002, we disconnected many lower usage subscribers to improve the profile of our local service customer base, resulting in a reduction in the number of lines in service at December 31, 2002 from the number at December 31, 2001. At December 31, 2002, we had 150,456 lines in service compared to 177,352 lines in service at December 31, 2001, a 15.2% decrease.

     By disconnecting low usage customers, we believe we can better use our network to provide services to and concentrate our sales efforts on, higher usage residential and corporate customers. In addition to increasing the average revenue per user, we believe we can increase service offerings to higher usage customers and ultimately increase our revenues and profitability.

     CELLULAR AND PCS. Cellular and PCS revenues increased 1.0% to $37.1 million during 2002 from $37.3 million in 2001, primarily as the result of the decline in the value of the Dominican peso compared to the U.S. dollar, which affected the translation of cellular and PCS revenues generated in Dominican pesos.

     At December 31, 2002, we had 432,058 cellular and PCS subscribers compared to 364,059 at December 31, 2001. As a result of a higher average subscriber base, total minutes of usage increased 13.0% to 230.5 million minutes in 2002 from 204.0 million minutes in 2001.

     At December 31, 2002, approximately 5% of our subscriber base purchased cellular and PCS services pursuant to fixed-term contracts and 95% purchased their services in advance, primarily through prepaid calling cards. Prepaid customers include both those who can receive and make outgoing calls and those who are only able to receive incoming calls. We believe that our postpaid subscribers seek the convenience of uninterrupted mobile service and access to high quality customer service and are willing to pay monthly fees for additional value-added services. In contrast to postpaid subscribers, prepaid customers typically generate low levels of usage, access a limited number of value-added services, and often are unwilling to make a fixed financial commitment or do not have the credit profile to purchase postpaid plan cellular and PCS services.

     We currently anticipate continuing our program of disconnecting a substantial number of our "incoming calls only" cellular and PCS subscribers, which could result in lower revenues during 2003. Our average monthly churn rate for cellular and PCS services decreased to 4.3% in 2002 from 4.5% in 2001. We anticipate that the cellular and PCS services churn rate to increase while we continue our policy of disconnecting lower usage "incoming calls only" prepaid subscribers.

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     DATA AND INTERNET. Data and Internet service increased 32.7% to $11.0 million in 2002 from $8.3 million in 2001, primarily as the result of the continued growth in the number of data and Internet residential and corporate subscribers. The number of our data and Internet subscribers increased 24.2% to 10,825 at December 31, 2002 from 8,713 at December 31, 2001. Revenues from monthly fees increased by 24.8% to $8.3 million in 2002 from $6.7 million in 2001.

     PAGING. Paging revenues decreased 42.6% to approximately $603,000 in 2002 from $1.1 million in 2001. At December 31, 2002, we had 8,752 paging subscribers compared to 12,090 paging subscribers at December 31, 2001. Our average monthly churn rate for paging services decreased to 2.8% during 2002 compared to 4.8% during 2001. The number of our subscribers has decreased since our decision in 1999 to stop marketing paging services and declining paging revenues reflect the run-off of contracts existing at 1999.

     SALE OF EQUIPMENT. Revenues from the sale of equipment decreased 35.6% to $1.7 million in 2002 from $2.7 million in 2001, primarily as a result of lower sales of customer premise equipment and cellular and PCS handsets. We have entered into arrangements for the distribution of cellular and PCS services through major electronics retailers. These arrangements have decreased equipment sales revenues but we believe they have added subscribers and contributed to increased cellular and PCS service revenues.

     INSTALLATION AND ACTIVATION FEES. Installation and activation decreased 62.8% to $5.3 million in 2002 from $14.3 million in 2001. The decrease reflects lower installation fees charged for local access lines and mobile services. In addition, installation and activation revenues for the 2001 period includes fees deferred from previous periods in accordance with SEC Staff Accounting Bulletin
101. Most fees so deferred have been recognized before 2002 and such fees have decreased since 2001. See "Critical Accounting Policies".

     CABLE. In the fourth quarter of 2001, we acquired the shares of TCN Dominicana, S.A., a wholly-owned subsidiary of Telecable Nacional, C. por A., that owns and operates the largest multi-channel system in the Dominican Republic's pay-TV market, including the concession granted by the Dominican government to operate a cable system. Revenues from cable television services totaled $21.5 million in 2002, compared to $4.7 million in 2001.

     At December 31, 2002, we had 71,726 cable subscribers, including 62,543 basic and expanded basic programming subscribers, 7,715 commercial rooms, which include commercial establishments (for example, hotels) or multiple dwelling units (for example, any apartment building or hospital), for which we receive a bulk rate for basic cable service offered by us, and 1,468 subscribers for cable modem, digital audio programming and other services. Programming services revenues totaled $15.1 million in 2002. Advertising revenues totaled $5.8 million in 2002.


     OPERATING COSTS.  Major components of operating costs are:

     - transport and access charges (formerly referred to as satellite connection and carrier costs), which include amounts paid to foreign carriers for our use of their networks for termination of outbound traffic and interconnection costs, which are access charges paid primarily to Codetel, and payments for international satellite circuit leases;

     - programming costs, which are amounts paid to programming providers for licenses to broadcast on our cable television network basic and premium programming and other content;

     - depreciation of network and non-network equipment and leased terminal equipment;

     -  expenses in lieu of income tax; and

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     -  selling, general and administrative expenses, which include salaries and other compensation to personnel, building occupancy and maintenance expenses, marketing expenses, commissions and other related costs.


     Our operating costs increased 13.7% to $260.8 million in 2002 from $229.3 million in 2001. These results reflect higher network and non-network depreciation expenses resulting from a higher depreciable capital base, non-cash asset impairment charges, as well as increased transport and access charges costs. The increase in operating costs and expenses is also attributed to higher selling, general and administrative expenses and programming costs reflecting the integration of our cable television operations and the launch of operations in Panama. As a percentage of revenues, operating costs increased to 101.2% in 2002 from 94.5% in 2001.

     TRANSPORT AND ACCESS CHARGES. Transport and access charges costs increased by 13.0% to $77.2 million in 2002 from $68.3 million in 2001, primarily as a result of increased interconnection costs and higher outbound carrier costs. Interconnection costs increased by 20.0% to $33.8 million during 2002 from $28.2 million during 2001, as the result of a higher volume of traffic terminating in other networks. Outbound carrier costs increased by 4.6% to $30.7 million in 2002 from $29.3 million in 2001, reflecting higher volume of outbound international calls terminating in non-U.S. destinations.

     PROGRAMMING COSTS. Programming costs totaled $6.7 million in 2002 compared to $1.2 million in 2001, primarily related to fees paid to providers for signals and programming content.

     IMPAIRMENT CHARGES ON LONG-LIVED ASSETS, GOODWILL AND OTHER INTANGIBLE ASSETS. During the 2002 fourth quarter, we performed our annual impairment review and recorded a $7.7 million non-cash impairment charge in relation to our analog wireless and paging networks in accordance with SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS 144"). We also recognized a $12.1 million non-cash impairment charge in relation to goodwill and other intangible assets in TCN Dominicana, our cable television wholly-owned subsidiary. Under SFAS No. 144, we are required to reduce the carrying value of the assets to fair value and recognize assets impairment charges because the carrying value of the affected assets exceeded the projected future undiscounted cash flows.

     NETWORK DEPRECIATION AND NON-NETWORK DEPRECIATION EXPENSE. Network depreciation increased 19.6% to $53.2 million during 2002 from $44.5 million during 2001 as a result of a higher depreciable asset base due to the continued investments in our local and international networks, including telecommunications equipment and facilities. Non-network depreciation expense with respect to other fixed assets increased 30.6% to $13.0 million during 2002 from $9.9 million during 2001.

     EXPENSE IN LIEU OF INCOME TAXES. In the past, we made payments to the Dominican government in lieu of income tax equal to 10% of gross domestic revenues, after deducting charges for access to the local network, plus 10% of net international revenues. Expense in lieu of income taxes also includes a tax of 2% on international settlement revenues collected. Since September 1, 2002, in accordance with Presidential decree No. 405-02, we no longer paid taxes in lieu of income tax but pay the tax imposed on all Dominican corporations, a tax equal to the greater of either 25% of net taxable income or 1.5% of gross revenues. Expense in lieu of income taxes during 2002 decreased by 53.4% to $5.9 million from $12.6 million in 2001.

     SELLING, GENERAL AND ADMINISTRATIVE. Selling, general and administrative expenses, excluding non-network depreciation expense increased 8.8% to $96.6 million during 2002 from $88.8 million during 2001. The amount of selling, general and administrative expenses reflects a higher provision for uncollectible accounts and increased marketing and advertising expenses, insurance expense, occupancy costs, and other related expenses. These increases were offset in part by lower salaries and other personnel compensation costs and lower commissions paid to wholesale distributors of prepaid cards.

     Expenses for the provision of uncollectible accounts increased to $8.2 million in 2002 from $4.8 million in 2001, primarily as a result of a higher number of contract local service, cellular and PCS and basic and expanded basic cable subscribers. Marketing expenses increased to $9.1 million during 2002 from $7.5 million during 2001.

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Insurance expense increased to $5.3 million during 2002 from $4.0 million in
2001. Occupancy costs increased to $8.1 million in 2002 from $7.1 million in 2001.

   Other expenses, which include, among others legal expenses, maintenance and repair of vehicles and equipment and other professional services, increased to $20.1 million in 2002 from $18.4 million in 2001. Salaries and other compensation to personnel decreased to $28.7 million in 2002 from $31.2 million in 2001. At December 31, 2002, we had 1,519 employees compared to 1,829 employees at December 31, 2001. Commissions decreased to $21.6 million in 2002 from $22.9 million in 2001.

   As a percentage of total operating revenues, selling, general and administrative expenses, excluding non-network depreciation expense increased to 37.4% during 2002 compared to 36.4% during 2001.

     COST OF EQUIPMENT AND OTHER COSTS. Cost of equipment sold, which consists of the cost of sale of customer premise equipment, including private branch exchanges and key telephone systems, as well as cellular and PCS handsets, decreased by 34.8% to $1.3 million during 2002 from $2.1 million during 2001. Other costs, which consist of the cost of sale of prepaid services decreased to $1.2 million during 2002 from $1.7 million during 2001.

     OPERATING INCOME (LOSS). Operating loss totaled $16.9 million in 2002 compared to operating income of $14.5 million in 2001.

   The following is a discussion of our operating income (loss) for each of our five reportable segments:

     WIRELINE. Wireline operating loss totaled $2.8 million during 2002 compared to operating income of $13.9 million in 2001.

     WIRELESS. Wireless operating loss totaled $13.3 million during 2002 compared to operating income of $4.1 million in 2001.

     INTERNATIONAL. International operating loss totaled $12.5 million during 2002 compared to operating income of $600,000 in 2001.

     CABLE. Cable operating loss totaled $5.8 million during 2002 compared to operating income of $1.0 million in 2001.

     OTHER. We incurred an operating loss of $7.5 million from Other services during 2002 compared to operating income of $5.1 million in 2001.

     OTHER INCOME (EXPENSES). Other expenses increased to $60.5 million in 2002 from $38.9 million in 2001, primarily as a result of increased interest expenses resulting from higher average aggregate amount of outstanding debt, incurred primarily to purchase network and telecommunications equipment. Interest expense increased to $64.3 million in 2002 from $42.1 million in 2001.

     NET EARNINGS (LOSS). Net loss totaled $76.6 million, or $1.77 per share, in 2002 compared to a net loss of $23.1 million, or $0.78 cents per share, in 2001.

     EBITDA AND CASH FLOWS. Earnings before interest and other income, taxes and depreciation and amortization decreased by 5.3% to $77.9 million in 2002 from $82.2 million in 2001. We calculate earnings before interest and other income and expenses, taxes, and depreciation and amortization prior to the deduction of payments to the government in lieu of income taxes and impairment charges. See footnote 7 to Selected Financial Data.

     Net cash provided by operating activities declined to $13.6 million in 2002 compared to $34.0 million in 2001, reflecting operating loss and a higher net loss. Net cash used in investing activities declined to $57.9 million in 2002 compared to $176.5 million in 2001, primarily as a result of a decrease in acquisition of property and equipment. Net cash provided by financing activities was $38.6 million in 2002 compared to $136.8 in 2001.

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Financing activities during 2002 primarily include the proceeds from the issuance of common stock, combined with lower borrowed funds.


2001 COMPARED TO 2000

     OPERATING REVENUES. Our total operating revenues increased 8.7% to $243.8 million in 2001 from $224.3 million in 2000. This growth stemmed primarily from increases in revenues from local service, data and Internet, cable television and mobile services, offset, in part, by decreased international revenues and decreased revenues from the sale and lease of equipment.

     The following is a discussion of our operating revenues for each of our five reportable segments: Wireless, Cellular, International, Cable and Others. Other includes paging, Internet, data services, local prepaid calling cards and customer contact services.

     WIRELINE. Wireline revenues increased 18.1% to $98.6 million during 2001 from $83.5 million in 2000, primarily as a result of higher interconnection charges and a higher volume of domestic long distance traffic and continued growth in the number of local lines in service.

     CELLULAR. Cellular revenues increased 3.5% to $44.0 million during 2001 from $42.5 million in 2000, primarily due to an increase in the number of our wireless subscribers.

     INTERNATIONAL. International revenues decreased 2.6% to $82.0 million during 2001 from $84.2 million in 2000, primarily due to continued pricing pressures for traffic between the United States and the Dominican Republic.

     CABLE. Cable revenues totaled $4.7 million during 2001. We acquired our cable subsidiary in October 2001 and, therefore, did not have any cable revenues during 2000.

     OTHER. Other revenues increased 0.7% to $14.3 million during 2001 from $14.2 million in 2000, primarily due to increased revenue from our data and Internet services offset by a decrease in revenues from sale of equipment and paging.

     The following is a discussion of our revenues for each of the revenue line items in our financial statements.

     TOLL. Toll revenues increased 1.2% to $29.0 million during 2001 from $28.7 million in 2000, primarily as a result of higher interconnection charges and a higher volume of domestic long distance traffic, offset, in part, by decreased revenues derived from outbound international traffic.

     Revenues from interconnection charges increased 13.3% to $8.1 million during 2001 from $7.2 million in 2000. The increase in interconnection charges reflected the growth in our local access subscription base, as well as growth in the Dominican telephony markets.

     Revenues from outbound international calls decreased by 12% to $14.5 million during 2001 from $16.5 million in 2000, primarily as a result of a decrease in the price per minute for outbound international calls for residential and commercial customers. The average price per minute for outbound international calls declined to $0.54 in 2001 from $0.89 in 2000. Outbound international minutes increased by 1.9% to 33.1 million in 2001 from 32.5 million minutes during 2000, reflecting increased traffic volume from our cellular and PCS customers.

     Domestic long distance revenues increased 5.9% to $5.4 million during 2001 from $5.0 million in 2000. Domestic long distance minutes increased by 10.8% to
50.8 million minutes during 2001 from 45.9 million minutes during 2000. The increase in domestic long distance minutes resulted from higher traffic volume from our retail call centers. The increase in domestic long distance minutes was offset in part by an approximate 16% decrease in 2001 in the average price per minute. Pending regulatory proposals that would divide the Dominican Republic into five zones and provide that intrazone calls are local could have the effect of decreasing rates for some calls if the regulations are adopted.

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     INTERNATIONAL. Our international revenues decreased 2.6% to $82.0 million in 2001 from $84.2 million in 2000, primarily as the result of continued pricing pressures for traffic between the United States and the Dominican Republic. Our average settlement rate was $0.095 per minute during 2000 and $0.053 per minute during 2001. The volume gains achieved in 2001 were not sufficient to offset pricing declines, particularly during the fourth quarter of 2001, in which international revenues decreased 16% from international revenues in the fourth quarter of 2000.

     Inbound minutes increased by 30% to 732.7 million minutes in 2001 from
563.4 million in 2000. TRICOM USA accounted for approximately 86.0% of our total inbound minutes in 2001 compared to 71.1% in 2000. Total minutes from our U.S.-based international long distance prepaid cards increased by 48.1% to 205.2 million minutes in 2001 from 138.6 million during 2000. Revenues from our U.S. based international long distance prepaid calling cards increased by 27.6% to $31.6 million in 2001 from $24.8 million in 2000.

     LOCAL SERVICE. Local service revenues increased 23.6% to $63.4 million during 2001 from $51.3 million in 2000, primarily as the result of the continued growth in the number of local lines in service. In 2001, we added 29,040 net local access lines compared to 29,386 net local access lines added in 2000. At December 31, 2001, we had 177,352 local access lines in service compared to 148,312 local access lines in service at December 31, 2000 representing a 19.6% increase.

     As a result of a higher number of lines in service, measured local service revenues increased by 23.1% to $13.2 million in 2001 from $10.8 million in 2000. Revenues from monthly fees increased by 20.6% to $40.3 million in 2001 from $33.4 million in 2000. Revenues derived from cellular calls under the calling-party-pays system increased by 37.3% to $6.5 million in 2001 from $4.8 million in 2000. Our average monthly churn rate for local service was 1.9% in 2001 compared to 2.3% in 2000. We calculate our average monthly churn rate by dividing the number of subscribers disconnected during a given period by the sum of subscribers at the beginning of each month during such period.

     CELLULAR AND PCS. Our cellular and PCS revenues grew 4.2% to $37.3 million in 2001 from $35.8 million in 2000. The growth in our wireless operations was the result of a 27.7% increase in subscribers. At December 31, 2001, we had 364,059 cellular and PCS subscribers compared to 284,991 at December 31, 2000. As a result of a higher average subscriber base, minutes of usage increased 22.6% to 204.2 million minutes in 2001 from 166.6 million minutes in 2000. The average price per minute of use declined to $0.20 in 2001 from $0.24 in 2000, reflecting increased price competition initiated by new entrants to the market in 2000.

     We attribute the substantial growth of our subscriber base to the continued success of our prepaid cellular program. Prepaid cellular and PCS services generated approximately 70% of our total minutes of use and 71% of total cellular and PCS revenues in 2001. Prepaid revenues increased by 27.6% to $26.7 million in 2001 from $20.9 million in 2000. Revenues from post paid subscribers declined by 16.8% in 2001 from 2000, reflecting a decline in the number of post paid subscribers. We initiated programs in 2002, which have resulted in increasing our postpaid subscriber base. Our average monthly churn rate for cellular and PCS services increased to 4.6% in the 2001 from 3.3% in 2000 reflecting primarily our decision to disconnect lower usage prepaid subscribers during 2001.

     DATA AND INTERNET. Data and Internet service revenues increased 138.9% to $8.3 million in 2001 from $3.0 million in 2000, primarily as the result of the continued growth in the number of data and Internet subscribers. The number of our data and Internet subscribers grew to 8,713 at December 31, 2001 compared to 6,080 at December 31, 2000. The increase in revenue also reflects an increase in our average basic monthly rent as well as revenues that we received from our contract with the Dominican government to provide data and Internet services to Dominican public high schools.

     PAGING. Paging revenues decreased 38.3% to $1.1 million in 2001 from $1.7 million in 2000, primarily as a result of our decision to focus on having new customers move away from paging services and into prepaid cellular services. At December 31, 2001, we had 12,090 paging subscribers compared to 21,622 paging subscribers at December 31, 2000. Our average monthly churn rate for paging services increased to 4.3% in 2001 from 3.3% in 2000.

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     SALE OF EQUIPMENT. Revenues from the sale of equipment decreased 49% to
$2.7 million in 2001 from $5.3 million in 2000, primarily as a result of lower sales of cellular and PCS handsets and private branch exchanges and key telephone systems. We have entered into arrangements for the distribution of cellular and PCS services through major electronics retailers. These arrangements have decreased equipment sales revenues but we believe added subscribers and we believe contribute to increased cellular and PCS service revenues.

     INSTALLATION AND ACTIVATION. Installation and activation revenues increased 4.4% to $14.3 million in 2001 from $13.7 million in 2000, primarily as a result of higher average activation fees for local access service, offset, in part, by lower revenues derived from lower average activation fees charged for cellular and PCS services. In response to competition, recently we have not charged activation fees for new cellular and PCS customers.

     CABLE. In the fourth quarter of 2001, we acquired the shares of TCN Dominicana, S.A., a wholly-owned subsidiary of Telecable Nacional, C. por A., that owns and operates the largest multi-channel system in the Dominican Republic's pay-TV market including the concession granted by the Dominican government to operate a cable system. Revenues from cable television services totaled $4.7 million in 2001, primarily from basic and premium programming services and advertising sales. At December 31, 2001, we had 64,466 cable subscribers, including 56,896 basic subscribers, and 7,570 commercial rooms. Programming services revenues totaled $3.9 million and advertising revenues totaled $768,000 in 2001.

     OPERATING COSTS. Our operating costs increased to $229.3 million in 2001 from $183.3 million in 2000. These results reflect higher network and non-network depreciation expenses resulting from a higher depreciable capital base as a result of our capital investment and domestic and international network expansion programs. It also reflects higher selling, general and administrative expense primarily from increased commissions due to the growth of our retail prepaid card operations in the United States. As a percentage of revenues, operating costs increased to 94.1% in 2001 from 81.7% in 2000.

     SATELLITE CONNECTIONS AND CARRIER COSTS. Satellite connections and carrier costs decreased by 0.4% to $68.3 million in 2001 from $68.6 million in 2000, primarily as a result of lower outbound carrier costs. Outbound carrier costs decreased by 17.6% to $29.3 million in 2001 from $35.6 million in 2000, reflecting decreases in outbound revenues.

     PROGRAMMING COSTS. Programming costs totaled $1.2 million in 2001.

     NETWORK DEPRECIATION AND NON-NETWORK DEPRECIATION EXPENSE. Network depreciation increased 51.7% to $44.5 million in 2001 from $29.3 million in 2000, as a result of a higher depreciable asset base due to the continued investments in our local and international networks, including telecommunications equipment and facilities. Non-network depreciation expense with respect to other fixed assets grew 45.4% to $9.9 million in 2001 from $6.8 million in 2000.

     EXPENSE IN LIEU OF INCOME TAXES. In 2000 and 2001 we made payments to the Dominican government in lieu of income tax equal to 10% of gross domestic revenues, after deducting charges for access to the local network, plus 10% of net international revenues. Expense in lieu of income taxes also included a tax of 2% on international settlement revenues collected. Expense in lieu of income taxes during 2001 increased by 24.3% to $12.6 million from $10.2 million in 2000.

     SELLING, GENERAL AND ADMINISTRATIVE. Selling, General and administrative expenses, excluding non-network depreciation expense, increased 39.1% to $88.8 million in 2001 from $63.9 million in 2000. The increase in the amount of selling, general and administrative expenses reflected the greater amount of commissions paid to wholesale distributors of prepaid cards, as a result of a higher number of prepaid cards sold in the United States and the expansion of our prepaid cellular subscriber base in the Dominican Republic, and other expenses, including legal, maintenance and repair of equipment. Commissions paid to wholesale distributors of prepaid cards grew 40.4% to $16.3 million in 2001 from $11.6 million in 2000. Other expenses increased 29.5% to $18.3 million in 2001 from $14.1 million in 2000. At December 31, 2001, we had 1,829 employees compared to 1,740 employees at

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December 31, 2000. Salaries and other compensation to personnel increased by
6.6% to $29.0 million in 2001 from $27.2 million in 2000. Marketing expenses increased by 4.1% to $4.5 million in 2001 from $4.3 million in 2000.

     As a percentage of total operating revenues, selling, general and administrative expenses, excluding non-network depreciation expense, increased to 36.4% in 2001 compared to 28.5% in 2000.

     COST OF EQUIPMENT SOLD AND OTHER COSTS. Cost of equipment sold, which consists of the cost of sale of customer premise equipment, including private branch exchanges and key telephone systems, as well as cellular and PCS handsets, decreased by 28.9% to $2.1 million in 2001 from $2.9 million in 2000. Other costs, which consist of the cost of sale of prepaid services, increased by 12.6% to $1.7 million in 2001 from $1.6 million in 2000.

     OPERATING INCOME. Operating income decreased to $14.5 million in 2001 compared to $41.0 million in 2000. Operating income as a percentage of total operating revenues decreased to 5.9% in 2001 from 18.3% in 2000.

     The following is a discussion of our operating income (loss) for each of our five reportable segments:

     WIRELINE. Wireline operating income decreased 30.2% to $13.9 million during 2001 from $19.9 million in 2000.

     CELLULAR. Cellular operating income decreased 72.7% to $4.1 million during 2001 from $15.0 million in 2000.

     INTERNATIONAL. International operating income decreased 79.3% to $0.6 million during 2001 from $2.9 million in 2000.

     CABLE. Cable operating income was $1.0 million in 2001. We acquired our cable subsidiary in October 2001 and, therefore, did not have any cable operating income during 2000.

     OTHER. We incurred an operating loss of $5.1 million from Other services during 2001 compared to operating income of $3.3 million in 2000.

     OTHER INCOME (EXPENSES). Other expenses increased to $38.9 million in 2001 from $31.2 million in 2000, reflecting increased interest expenses resulting from higher average aggregate amount of outstanding debt and despite a decrease in the average interest paid in 2001. We incurred debt primarily to purchase network and telecommunications equipment.

     NET EARNINGS (LOSS). Net loss totaled $23.1 million, or $0.78 per share, in 2001 compared to a net loss of $7.2 million, or $0.26 per share, in 2000. The net loss in 2000 included the effect of the $16.5 million cumulative effect of the accounting change from the adoption of SAB 101.

     EBITDA AND CASH FLOWS. Earnings before interest and other income, taxes and depreciation and amortization decreased by 6.3% to $82.2 million in 2001 from $87.7 million in 2000. We calculate earnings before interest and other income and expenses, taxes and depreciation and amortization prior to the deduction of payments to the government in lieu of income taxes. See footnote 8 to Selected Financial Data.

     Net cash provided by operating activities was $34.0 million in 2001 compared to $42.3 million in 2000, reflecting lower operating income resulting from a higher cost structure and increased net loss. Net cash used in investing activities was $176.4 million in 2001 compared to $149.4 million in 2000. Cash used in investing activities was primarily utilized for acquisition of property and equipment as well as business acquisitions. Net cash provided by financing activities was $136.8 million in 2001 compared to $111.8 in 2000. Financing activities during 2001 primarily include the proceeds from the issuance of common stock, combined with the issuance of long-term debt and commercial paper.




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ACQUISITIONS


     In April, 2001, we purchased a 51% interest in a Panamanian company, Cellular Communications of Panama, S.A., now TRICOM Panama, S.A., for approximately $8.1 million. TRICOM Panama has approximately 1,750 analog mobile users and owns the frequency rights for 107 channels of 25 MHz each. These frequencies will give us access to nationwide coverage, covering a population of approximately 2.81 million people. We have constructed an iDEN(R) network, at a cost as of December 31, 2002 of approximately $47.9 million, in Panama City and Colon, the two largest cities in Panama, and in important transportation corridors in other parts of the country. We offer digital mobile integrated services, including two-way radio, paging and interconnect services.

     On October 26, 2001, we acquired the shares of TCN Dominicana, S.A., a wholly-owned subsidiary of Telecable Nacional, C. por A., that owns and operates the largest multi-channel system in the Dominican Republic's pay-TV market including the concession granted by the Dominican government to operate a cable system. The transaction was valued at approximately $1,130 per subscriber equivalent or approximately $64.0 million, payable $41.8 million in cash and with 3,375,000 shares of our Class A common stock. TCN Dominicana is the leader of the Dominican cable television market with a 43% market share, serving 71,626 cable subscribers and close to 170,000 homes passed as of December 31, 2002. We intend to expand our subscriber base by increasing our penetration rate over existing homes passed and by expanding the reach of our existing cable network, as well as by marketing our various Internet access services and introducing new multimedia products and services.


     CRITICAL ACCOUNTING POLICIES

     REVENUE RECOGNITION


     During the year ended December 31, 2000, we adopted the U.S. Securities and Exchange Commission's Staff Accounting Bulletin No. 101 concerning the recognition of revenue. This pronouncement provides that we recognize net revenues from installations and activations over the period in which we retain our clients. At the time we adopted SAB 101, we charged activation and installation fees to subscribers for cellular and PCS services and for local access lines. In preparing our financial statements for the year ended December 31, 2000, we estimated that the average service life for our customers that we charged activation and installation fees was 35 months. We based our estimate of average service life on our experience during the preceding five years, which included periods in which we were initiating and developing these service offerings. We recognized revenue associated with the accounting change from the adoption of SAB 101 of $8.9 million in 2000 and $7.5 million in 2001.


     Effective October 1, 2001, we updated our estimate of the average service life for our customers from 35 to 24 months. We based our revision on our experience during the preceding three years, which we regarded as more representative of current market conditions. The number of mobile subscribers and subscribers for local access lines increased substantially during that period. We also face increased competition, particularly in the mobile markets in which there have been new market entrants since 2000, which have captured significant market share. As a result of these and other factors, our average monthly disconnection or churn rate increased during 2001. We expect these factors to continue to affect our ability to retain customers.


     Based upon recent market trends to reduce activation fees for mobile and local service, we anticipate that our activation fees and deferred revenue may decrease in the future. In addition, in October 2001, we acquired TCN Dominicana, the largest operator of cable television systems in the Dominican Republic, which we operate under the name Telecable. Telecable did not consistently charge fees for the installation and activation of cable service before we acquired it. We currently charge a deposit for our analog and digital set-top boxes, although we do not charge an installation fee. We recognized revenues from cable activation fees for 2002 in the aggregate of approximately $314,000.


     LONG-LIVED ASSETS

     The Company's long-lived assets include property and equipment, in service, under construction or development and held for disposal, as well as goodwill and identifiable intangible assets to be held and used.

     Property and equipment in service is stated at historical costs. Costs associated directly with network construction, service installations and development of business support systems and interest expense incurred during the construction period are capitalized. Depreciation is calculated on a straight-line basis over the estimated useful lives of assets. The estimated useful life of telecommunications networks is 15 years and 3 to 10 years for furniture fixtures, equipment and other. These useful lives are determined based on historical usage with consideration given to technological changes, trends in the industry and other economic factors that could impact the network architecture and asset utilization. Assets held for disposal or sale is stated at the estimated proceeds from the sale, less costs to sell.


     The Company provides for the impairment of long-lived assets, including goodwill, pursuant to SFAS No. 121, "Accounting for the Impairment of Long-lived Assets and for Long-Lived Assets to be Disposed of", which requires that long-lived assets and certain identifiable intangible assets held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying value of an assets may not be recoverable. Such events include, but are not limited to, a significant decrease in market value of an asset, a significant adverse change in the business climate that could affect the value of an asset or a current period operating or cash flow loss combined with a history of operating or cash flow losses. An impairment loss is recognized when estimated undiscounted future cash flows, before interest, expected to be generated by the assets are less than its carrying value.

     During the fourth quarter of 2002, we recognized a $12.1 million asset-impairment charge associated with our analog wireless and paging networks in accordance with SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets". Under SAFS No. 144, we were required to reduce the carrying value of these assets to fair value and recognize asset impairment charges because the carrying value of the affected assets exceeded the projected future undiscounted cash flows of these assets. We recognized asset impairment charges of $10.8 million associated with our analog wireless network and $1.3 million related to our paging network.

     We adopted the provisions of SFAS No. 142 on January 1, 2002. SFAS No. 142 no longer requires the amortization of goodwill and indefinite-lived intangible assets. Instead, these assets must be reviewed annually (or more frequently under certain conditions) for impairment in accordance with this statement. In accordance with the new rules, starting January 1, 2002, we are no longer amortizing goodwill, acquired intangible assets, which we determined, have an indefinite life. The Company's amortization of goodwill for the year ended December 31, 2001 totaled approximately $47,000. During the fourth quarter of 2002, we performed our annual review for intangible assets and goodwill and recorded charges of $5.2 million and $2.8 million, respectively.


     ACCOUNTING PRONOUNCEMENTS


     In July 2001, the Financial Accounting Standards Board issued Statements of Financial Accounting Standards No. 141, Business Combinations ("SFAS 141") and No. 142, Goodwill and Other Intangible Assets ("SFAS 142"). SFAS 141 requires all business combinations initiated after September 30, 2001 to be accounted for using the purchase method. Under SFAS 142, goodwill and intangible assets with indefinite lives are no longer amortized but are reviewed annually (or more frequently if impairment indicators arise) for impairment. Separable intangible assets that are not deemed to have indefinite lives will continue to be amortized over their useful lives (but with no maximum life). The amortization provisions of SFAS 142 apply to goodwill and intangible assets acquired after December 31, 2001. With respect to goodwill and intangible assets acquired prior to July 1, 2001, we adopted SFAS 142 effective January 1, 2002. Upon the adoption of SFAS 142, there was no impairment of goodwill. As of December 31, 2001, the composition of goodwill and intangible assets totaled $36.5 million, primarily related to the acquisitions of TCN Dominicana, S.A. and of Cellular Communications of Panama, S.A. (subsequently renamed TRICOM Panama, S.A.) during 2001. As of December 31, 2002, the composition of goodwill and intangible assets totaled $28.9 million, due to an impairment of approximately $7.6 million recognized during the fourth quarter of 2002.

     EFFECTS OF INFLATION AND CURRENCY DEVALUATION

     The annual inflation rate in the Dominican Republic was 9.0% for 2000, 4.4% for 2001 and 10.5% for 2002. The effects of inflation on our operations have not been significant. Devaluation of the Dominican peso against the U.S. dollar was approximately 4%, 2% and 26% for the years ended December 31, 2000, 2001 and 2002, respectively.

     CHANGE IN FUNCTIONAL AND REPORTING CURRENCY

     Through December 31, 1996, we used the Dominican peso as our functional and reporting currency. While a significant portion of our revenues, assets and liabilities historically were denominated in U.S. dollars, a clear determination of the functional currency was difficult, and we used the Dominican peso as our functional currency. However, in our opinion, with the issuance of the existing notes, in August 1997, our cash flows and financial results of operations are more appropriately presented in the U.S. dollar as the functional currency. Effective January 1, 1997, we changed our functional currency from the Dominican peso to the U.S. dollar. Our financial statements for periods prior to January 1, 1997 have not been restated for this change in the functional currency. However, we did retroactively change our reporting currency to the U.S. dollar.

LIQUIDITY AND CAPITAL RESOURCES


     Substantial capital is required to operate and expand our telecommunications networks. For 2002, we made capital expenditures of $65.8 million for the installation of additional local access lines, enhancement of our cellular and PCS network, expansion of international facilities and other network improvements, primarily in the Dominican Republic. The amount expended represents a significant reduction from expenditures in prior years, including $116.6 million in 2001. This reflects our previously announced program to reduce capital expenditures by optimizing the use of our existing network, while minimizing new capital needs and conserving cash. Our capital expenditures in 2002 were funded by internally generated cash flow, short-term borrowings, capital leases and trade and vendor financing. We currently estimate that our 2003 capital expenditures will aggregate approximately $25 million. Capital expenditures in 2003 will be used to expand the capacity of our local service and wireless networks, upgrade our cable networks and general network maintenance.

     We have satisfied our working capital requirements and funded capital expenditures from cash provided by operations, short and long-term borrowings, trade finance, capital leases, vendor financing and equity and debt issuances. In December 2002, we received approximately $70 million from the sale of Class A common stock in a private placement. All of the proceeds of the private placement were used to repay short-term debt. In 2003, our objective is to finance capital expenditures from cash provided by operations. In order to achieve this objective, we have significantly reduced planned capital expenditures to $25 million. Our planned capital expenditures are discretionary and can be postponed or cancelled, to a large extent, with advance notice, if we determine that funds are not available to us. If, however, cash provided by operations is not sufficient to entirely fund 2003 capital expenditures, we would have to rely on available cash and investments and our undrawn credit lines, however, there can be no assurance that current cash and investments and borrowings, if any, available to us will be sufficient to fund the balance.

     At December 31, 2002, we had approximately $22 million in cash and investments. At that date, we also had credit lines which, in the aggregate, permitted us to borrow up to $268.6 million, of which approximately $53.3 million remained undrawn. At March 31, 2003, we had approximately $22 million in cash and investments. At that date, approximately $52.2 million remained undrawn under our credit lines, of which approximately $43.1 million was from GFN and its affiliates. Credit lines in the Dominican Republic are pre-approved by lenders but are not committed. As such, disbursements under such lines are entirely in the lender's discretion. The availability of loans depends on, among other things, the liquidity of the lender, policies set by the Dominican Republic Central Bank and the ability of the lender to obtain U.S. dollars to make U.S. dollar denominated loans. From January 1, 2002 to March 31, 2003, the Dominican peso depreciated by approximately 36.4% against the U.S. dollar. In an attempt to curb recent pressure on the value of the Dominican peso against the U.S. dollar, including as a result of the failure of Baninter, one of the largest Dominican banks, the Central Bank tightened monetary policy, including by imposing direct curbs on credit and increasing legal reserve requirements for banks. Given these factors, we believe that our current ability to draw on our credit lines is significantly limited, and there can be no assurance that undrawn amounts under our credit lines, including from GFN and its affiliates, will be available to us when needed. If our lenders determine not to roll over short-term borrowings, or if refinancing of our short-term debt is not possible, our creditors could initiate bankruptcy proceedings, most likely in the Dominican Republic, or we could be forced to dispose of business segments or assets at unfavorable prices. In addition, our inability to refinance the existing notes or our short-term Dominican borrowings could result in our defaulting on our other debt obligations.

     At March 31,2003, our short-term debt remaining to be paid through the end of 2003 aggregated approximately $88.3 million. This included $11.5 million owed to GFN or its affiliates and $20.4 million in commercial paper placed in Dominican markets. We have initiated discussions with the lenders of this short-term bet to extend the maturities beyond 2003. Certain lenders (other than GFN or its affiliates or holders of commercial paper) representing approximately $40 million principal amount of debt maturing before December 31, 2003 have preliminarily indicated their willingness to extend the maturity of a substantial portion of their loans beyond that date. However, no assurance can be given that any agreement will be reached with respect to any such extension and, in any case, we expect that any such agreement will be conditioned upon the successful completion of this exchange offer and consent solicitation. If we are unable to extend the maturity of a substantial portion of our short-term debt, our cash on hand, borrowings under our credit lines and our cash flow from operations will not be sufficient to pay all of our short-term debt as it comes due. However, in the past we have been able to extend the maturities or rollover on a short-term basis a substantial portion of our short-term debt and commercial paper. Moreover, we believe that if the maturities of amounts owed to GFN and its affiliates and commercial paper placed by it are extended or these borrowings are rolled over, our available cash and borrowings under our credit lines will be sufficient to pay the remaining debt due in 2003. During 2004, in addition to the existing notes, approximately $80.1 million of indebtedness, including $21.2 million owed to GFN and its affiliates and $24.4 million in commercial paper, will become due. Even if this exchange offer and consent solicitation is consummated and at least $170 million principal amount of existing notes is exchanged and we reach agreement with our short-term lenders to extend the maturity of a substantial portion of their loans beyond December 31, 2003, we anticipate that we will need to obtain funding in addition to our existing credit lines to pay all of our indebtedness that becomes due in 2004, including any existing notes that are not exchanged. In the event that we are unable to obtain additional funding, our creditors could initiate bankruptcy proceedings, most likely in the Dominican Republic, or we could be forced to dispose of business segments or assets at unfavorable prices.

     Historically, we have funded a substantial portion of our working capital and capital expenditure needs through the issuance of both short-term and long-term commercial paper in the Dominican Republic. Commercial paper in the Dominican Republic, unlike commercial paper in U.S. markets, is not only issued by investment grade issuers or primarily to institutional or similar investors. Issuers, to date, in the Dominican Republic have not been rated and individuals have invested in commercial paper. We cannot be certain that this commercial paper market will be available to us at current borrowing levels, either through the roll over of our existing commercial paper or the issuance of new commercial paper.

     We frequently evaluate potential acquisitions and joint venture investments, although we do not currently contemplate any acquisitions and the indenture governing existing notes limits, and the indenture governing the new notes will limit, the amount that we can invest in joint ventures. Acquisitions, investments or potential debt repayments may require us to obtain additional financing. There can be no assurance that additional funding sources will be available to us on terms, which we find acceptable, or at all.

     Net cash provided by operating activities was $34.0 million for 2001 and $13.6 million for 2002. We had net accounts receivable of $34.5 million at December 31, 2001 and $25.1 million at December 31, 2002. Our allowance for doubtful accounts increased to $7.8 million at December 31, 2002 from $4.1 million at December 31, 2001, primarily as a result of higher number of contract local service, cellular and PCS, and basic and expanded basic cable subscribers.

     Our indebtedness was approximately $467.6 million at December 31, 2002, compared to $498.2 million at December 31, 2001. Our indebtedness at December 31, 2002 consisted of $200.0 million of our existing notes, $185.6 million of long-term borrowings and capital leases, with maturities of up to five years, and $82.0 million of short-term bank loans, commercial paper, short-term telecommunications equipment trade financings and current portion of capital leases and of long-term debt. At December 31, 2002, our U.S. dollar borrowings and commercial paper, other than the existing notes, had interest rates ranging from 4.50% per annum to 14.93% per annum, and our Dominican peso borrowings and commercial paper had interest rates ranging from 18% per annum to 32% per annum. At December 31, 2002, our U.S. dollar borrowings, other than the existing notes, totaled $246.9 million and our peso borrowings totaled $20.7 million.

     Our existing notes in the aggregate principal amount of $200 million will mature in September 2004. If we are successful in this exchange offer and consent solicitation, our liquidity and capital resources will not be materially affected during 2003 other than by the costs and expenses of this exchange offer and consent solicitation, which we currently estimate will be between $8 million and $10 million. The successful completion of the proposed exchange offer and consent solicitation will eliminate our requirement to repay the exchanged portion of the existing notes in September 2004. If this exchange offer and consent solicitation is not consummated and we otherwise cannot extend the maturity of the existing notes, our available cash and investments and cash flow from operations will not be sufficient to repay the existing notes and we may not be able to obtain financing from other sources. In addition, if this exchange offer and consent solicitation is consummated, we may not be able to repay the existing notes that are not exchanged.

     At December 31, 2002, we had $67.9 million of short-term and long-term credit lines with Dominican banks and institutions and $200.8 million of U.S. dollar-denominated credit lines with international banks and financial institutions as compared to $93.5 million and $246.7 million, respectively, at December 31, 2001. In addition, at December 31, 2002, we had in place a $71.6 million dollar-denominated and peso-denominated commercial paper program in the Dominican Republic. At December 31, 2002, we had outstanding $51.6 million under such program. The proceeds from the issuance of commercial paper have been used to finance the purchase of telecommunications related assets.

     At December 31, 2002, our current liabilities exceeded our current assets by $88.6 million compared to $175.6 million at December 31, 2001. The decrease in negative working capital is due to the repayment of $70 million in short-term debt with the net proceeds of our issuance of Class A common stock in December 2002 and the refinancing of approximately $118 million of our short-term debt into long-term debt. The negative working capital reflects our short-term borrowings in the Dominican Republic with related companies, local and international banks. Dominican banks lend on a short-term basis in order to negotiate interest rates should market conditions change, without necessarily demanding the repayment of credit lines. We will seek additional credit lines with international banks to refinance our short-term credit lines.

     Our credit lines in the Dominican Republic do not contain financial covenants. One loan with General Electric Capital Corporation of Puerto Rico, which had an outstanding principal amount of $5.6 million at December 31, 2001, and $2.9 million at December 31, 2002, contained two financial covenants that required us to maintain a minimum cash flow coverage ratio (defined as net income plus depreciation minus preferred dividends divided by current maturity of long term debt) and EBITDA coverage ratio (defined as earnings before interest, taxes, depreciation and amortization divided by current maturity of long term debt plus interest expense). GE Capital has waived our non-compliance at September 30, 2002 and agreed to eliminate any financial covenants.

     The following table contains certain information concerning the Company's material contractual obligations at December 31, 2002 (in millions of dollars).



                                                              PAYMENTS DUE BY PERIOD
                                           --------------------------------------------------------
                                                            LESS THAN 1
   CONTRACTUAL CASH OBLIGATIONS                 TOTAL          YEAR       1 - 3 YEARS   4 - 5 YEARS
   -----------------------------------     --------------   -----------   -----------   -----------
   Short-term debt                         $         48.5      48.5              -            -
   Long-term debt                                   404.6      30.8          335.2         38.6
   Capital lease obligations                         14.5       2.7           10.3          1.5
   Operating leases                                  24.7       2.9            9.9         11.9
                                           --------------------------------------------------------
   TOTAL CONTRACTUAL CASH OBLIGATIONS      $        492.3      84.9          355.4         52.0
                                           ========================================================



     We borrow from a bank, Bancredito, that is controlled by GFN, one of our principal shareholders. The terms on which we borrow from Bancredito are similar to terms available to us from other banks in the Dominican Republic. If loans from Bancredito were not available to us, we could not be certain that we could obtain financing from other sources. An affiliate of Bancredito also has acted as agent for the placement of short-term debt in the commercial paper markets in the Dominican republic. See "Directors, Senior Management and Employees" and
Note 6 of notes to our consolidated financial statements for discussions of these transactions.


     At December 31, 2001, our existing notes were rated B1 (with a stable outlook) by Moody's Investors Service ("Moody's") and B+ (with a positive outlook) by Standard & Poor's ("S&P"). On March 26, 2002, S&P reaffirmed its B+ rating of our existing notes and lowered its outlook from positive to stable. On April 30, 2002, Moody's lowered the rating of our existing notes to B3 and lowered its outlook from stable to negative. On May 31,

2002, S&P lowered the rating of our existing notes to B and lowered its outlook from stable to negative. On December 2, 2002, Moody's lowered the rating of our existing notes to Caa2. Our rating also has been placed on review for possible further downgrade. Our domestic commercial paper program is not rated by either Moody's or S&P. The ratings of our existing notes by Moody's and S&P is not a recommendation to buy, sell or hold the existing notes; these ratings may be subject to revision or withdrawal at any time by the assigning rating organization; and each of these rating should be evaluated independently of any other rating.

     The following table describes certain information regarding the ratings by S&P and Moody's of the existing notes:

     S&P                          DESCRIPTION                   MOODY'S                       DESCRIPTION
---------------     ---------------------------------------    ---------   ------------------------------------------------
RATING B            The obligor currently has the capacity     RATING      Bonds which are rated Caa are of poor standing.
                    to meet its financial commitment on the    CAA2        Such issues may be in default or there may be
                    obligation. Adverse business,                          present elements of danger with respect to
                    financial, or economic conditions will                 principal or interest.  The modifier 2 indicates
                    likely impair the obligor's capacity or                that the obligation ranks in the mid-range of
                    willingness to meet its financial                      its generic rating category.
                    commitment on the obligation.

NUMBER OF           22                                                     21
RATING
CATEGORIES

RANK                15th (8th lowest)                                      18th (4th lowest)

AUDIENCE            Lenders, investors and other interested                Lenders, investors and other interested parties
                    parties

CHARACTERISTICS     Business risk                                          Franchise value
BEING RATED             Industry characteristics                           Leverage
                        Competitive position                               Coverage
                        Management                                         Liquidity
                    Financial risk                                         Profitability
                        Financial characteristics                          Management quality
                        Financial policy
                        Profitability
                        Capital structure
                        Cash flow protection
                        Financial flexibility

     In connection with the offering of our existing notes, our principal shareholders, a subsidiary of GFN Corporation, Ltd., and Motorola, Inc., entered into voting arrangements with the trustee under the indenture governing the existing notes. The agreements provided for the grant to the trustee of proxies giving it the right to vote all shares of common stock upon the occurrence of specified events of default. GFN and Motorola had the right to terminate the voting agreements, in certain events, including the Dominican Republic becoming bound by the United Nations Convention on the Recognition and Enforcement of Foreign Arbitral Awards, which occurred during 2002. GFN and Motorola exercised their rights to terminate the voting agreements.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

     The following discussion about market risks to certain financial instruments includes "forward-looking" statements that involve risks and uncertainties. Actual results could differ materially from those projected in the forward-looking statements.

     We are exposed to market risks from adverse changes in interest rates and foreign exchange rates. We do not hold or issue financial instruments for trading purposes.

     INTEREST RATE RISKS


     Our interest expense is sensitive to changes in the general level of interest rates in the United States and in the Dominican Republic. At December 31, 2002, we had outstanding $200 million aggregate principal amount of notes. The notes bear interest at fixed rate of 11 3/8% per annum and mature in the year 2004. The fair value of the notes was approximately $110 million at December 31, 2002. The notes are U.S. dollar denominated.

     Our primary exposure to market risk for changes in interest rates relates to our borrowings from Dominican banks. Primary exposure is based on the potential of interest rate variation, not on exposure to changes in fair market value of our long-term debt. At December 31, 2002, we had $267.6 million outstanding of short-term and long-term borrowings, other than our notes but including trade finance, of which $246.9 million was U.S. dollar denominated, and the remaining $20.7 million was Dominican peso denominated. Of the $246.9 million of U.S. dollar dominated debt, $40.0 million was borrowed from Dominican banks, $47.5 million was commercial paper outstanding issued in Dominican markets, while the remaining $159.4 million was borrowed from international banks, including branches in the Dominican Republic. Of the total $467.6 million outstanding, $446.7 million had fixed interest rates, while the remaining $20.9 million had variable interest rates. At December 31, 2002, our short-term and long-term U.S. dollar denominated borrowings and commercial paper bore interest at rates ranging from 4.50% per annum to 14.93% per annum. At December 31, 2002, our short-term and long-term Dominican peso denominated borrowings and commercial paper bore interest at rates ranging from 18% per annum to 32% per annum. A 10% increase in the average rate for our variable rate debt would have increased our loss for the year ended December 31, 2002 by approximately $365,000.


     FOREIGN EXCHANGE RISKS


     We are subject to currency exchange risks. In 2002, we generated revenues of $87.8 million in U.S. dollars and $170.2 million in Dominican pesos. In addition, at December 31, 2002, we had $246.9 million of U.S. dollar-denominated debt outstanding, excluding the $200.0 million principal amount of the notes.


     The impact of changes in foreign exchange rates is determined by measuring the effect of percentage changes in the range of rates during the year for our Dominican peso denominated assets and liabilities. The model reflects the weighted average change in exchange rates as resulting in the same percentage change in foreign exchange gains or losses.


     Dominican foreign exchange regulations require us and other telecommunications companies to convert all U.S. dollar revenues into Dominican pesos at the official exchange rate, and to purchase US dollars at the private market exchange rate. Although regulations now provide that the official exchange rate fluctuates and will be tied to the private market rate, the official exchange rate tends to be lower than the private market rate. During 2002, the average official exchange buying rate was RD$17.45 per $1.00 while the average private market rate was RD$18.60 per $1.00. For most of 2002, the Central Bank maintained the average official exchange buying rate at RD$17.56 per $1.00.

     Our functional currency is the U.S. dollar and, as a result, we must translate the value of Dominican peso-denominated assets into U.S. dollars when compiling our financial statements. This translation can create foreign exchange gains or losses depending upon fluctuations in the relative value of the Dominican peso against the U.S. dollar. In 2002, we recognized an approximate $2.9 million foreign exchange gain. If the Dominican peso had devalued by an additional 10% against the U.S. dollar on average in the year ended December 31, 2002, then we would have realized an additional foreign exchange gain of approximately $29,000.


                                    BUSINESS

OVERVIEW


     We are a full service communications services provider in the Dominican Republic. We offer local, long distance, wireless, cable television and broadband data transmission and Internet services. Our wireless network covers approximately 90% of the population in the Dominican Republic. Our network providing local service is 100% digital, the only such network in the Dominican Republic. Telecommunications networks that employ digital technology can transmit higher quality signals at lower cost. We also own interests in undersea fiber optic cable networks that connect and transmit telecommunications signals between Central America, the Caribbean, the United States and Europe. Fiber optic cable is composed of glass strands and transmits telecommunications signals in the form of light. Through our subsidiary, TRICOM USA, Inc., we own telecommunication-switching facilities in New York, Florida and Puerto Rico. Using these facilities, we originate, transport and terminate international long-distance traffic. We believe we are one of the few Latin American based long distance carriers that is licensed by the U.S. Federal Communications Commission to own and operate switching facilities in the United States.

     Through our subsidiary, TCN Dominicana, S.A., we are the largest cable television operator in the Dominican Republic based on our number of subscribers and homes passed. At December 31, 2002, our cable network served 71,726 subscribers, including 62,543 basic subscribers, 7,715 commercial rooms and 1,468 subscribers for cable modems, digital audio programming and other services, with approximately 170,000 homes passed.

     We offer two-way radio and paging services in Panama using iDEN(R) technology. We began offering services in April 2002 and, at December 31, 2002, we had approximately 8,240 subscribers. Our iDEN(R) network covers Panama City and Colon, the two largest cities in Panama, and important transportation corridors in other parts of the country. However, a recent decision by the Supreme Court in Panama restrains us from offering our two-way radio and paging services. We also own radio frequency rights in Guatemala and El Salvador that would allow us to operate our iDEN(R) network using switching facilities deployed in Panama. We currently do not intend to develop a network in either Guatemala or El Salvador.


MARKET OPPORTUNITIES

     We believe that our markets represent attractive opportunities and that the following factors will drive growth in these markets:


     - UNDERSERVED DOMINICAN MARKET. At December 31, 2002, teledensity, the ratio of local access lines per 100 inhabitants, in the Dominican Republic was 11 and the ratio of wireless subscribers per 100 inhabitants was 21, based upon data published by Indotel. The teledensity ratios in Puerto Rico in 2001were 33 for local access lines and 24 for wireless, according to the International Telecommunications Union, or ITU. At December 31, 2001, multi-channel penetration of television households per 100 inhabitants in the Dominican Republic was 15, compared to 44 for Puerto Rico, according to Kagan World Media, Inc.

     - DOMINICAN ECONOMY AMONG THE FASTEST GROWING IN LATIN AMERICA. Gross Domestic Product in the Dominican Republic grew at an average annual rate exceeding 6% from 1998 to 2002, according to the Central Bank of the Dominican Republic. This has made it one of the fastest growing economies in Latin America. The Dominican Republic experienced real Gross Domestic Product growth of 7.8% in 2000, 2.7% in 2001 and 4.1% in 2002 according to the Central Bank. The Central Bank projects growth for the Dominican Republic to be between 2.5% and 3.0% in 2003.

     - STRONG GROWTH IN THE DOMINICAN TELECOMMUNICATIONS MARKET. In 2002, the total telecommunications

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        market in the Dominican Republic was approximately $1.5 billion, according to the Central Bank. The telecommunications market in the Dominican Republic grew at an average annual rate of 18.6% from 1998 to 2002 according to the Central Bank.

     - BUSINESS DEMAND FOR ADVANCED WIRELESS SERVICES IN PANAMA. We believe that the market in Panama is driven by several factors, including several characteristics that are common to the market in the Dominican Republic, including:


        -   a rapidly growing economy;

        - the development of intra-regional trading markets in Central America fostered by the adoption of free trade agreements; and


        -   business market demand for advanced wireless services.


COMPETITIVE STRENGTHS

     We believe that the following factors give us a competitive advantage in our existing and targeted markets:


     PRODUCT AND SERVICE OFFERINGS. We believe that we provide one of the most extensive product and service offerings in our market: local, long distance, wireless, cable television and broadband data transmission and internet services. With the addition of cable television services to our existing operations during the fourth quarter of 2001, we are able to provide a complete suite of telecommunications services.


     ADVANCED NETWORK. We have the only network providing 100% digital local service in the Dominican Republic. Our wireless network covers approximately 90% of the population. We currently have switching facilities in New York, Florida and Puerto Rico, and interests in international fiber optic cable undersea systems that connect Central America and the Caribbean with the United States and Europe. These facilities enable us to originate, transport and terminate traffic at reduced costs

     Our advanced networks also provide our customers with high quality voice and data transmission. We are expanding and upgrading our existing cable network into a broadband bi-directional network. Our broadband bi-directional cable network will have increased network capacity, quality and reliability. This will facilitate the introduction of new services and enable us to increase our subscriber base and our average monthly revenues per subscriber. We also are deploying set-top boxes to bolster subscriber growth and facilitate the control of unauthorized or pirate users.


     STRONG BRAND NAME RECOGNITION AND MARKETING CAPABILITIES. Our marketing and customer service have allowed us to build a strong brand in our existing markets and to achieve substantial market share in each of our service offerings. We capitalize on our brand name recognition and marketing programs both in the Dominican Republic and to target ethnic communities in Florida, New England, New Jersey, New York and Puerto Rico. In the Dominican Republic, we have consistently lead the market in introducing innovative business practices and products using advanced technology. We were the first operator in the Dominican Republic to offer prepaid cellular, international calling cards, Internet service and offerings combining different services and pricing options.


OUR STRATEGY

     Our goal is to capitalize on our strengths in our markets - our developed network, strong brand name recognition and marketing capabilities and experienced management - to improve our financial condition and results, while continuing to build market position. We intend to:

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GROW REVENUES AND IMPROVE OPERATING MARGINS BY:

     -    Focusing on mid and high income residential and corporate subscribers.


              In the past, we grew our local and wireless subscriber bases by capitalizing on the low penetration rates for these services. However, many of our subscribers use our services on an "incoming calls only" basis and generate little or no traffic. We intend to concentrate our marketing and sales efforts on higher usage residential and corporate subscribers. We believe that we can increase service offerings to higher usage customers and ultimately increase our revenues and profitability.


     -    Cross-selling services to increase revenues per subscriber.


              Our marketing efforts capitalize on our being the only telecommunications provider that offers all of local, long distance, wireless, cable television, and broadband data transmission and Internet services. We promote our value added services in our wireless and local access businesses, including what we believe are the most extensive wireless roaming services offered by any Dominican provider and wireless application protocol, or Internet access, for handsets. Our cable acquisition complemented our existing service offerings. There was little overlap between our existing subscriber base and the Telecable subscriber base, allowing us additional cross-selling opportunities.


     - Increasing penetration rates in our cable business and subscriptions for advanced services.

              Our cable business offers us access to potential subscribers with the highest income levels in the Dominican Republic. We will attempt to increase our subscribers from this potential subscriber base and offer premium, digital, high speed internet access and multimedia services made possible by the upgrade of our network and the deployment of set-top boxes, which we substantially completed this year.

     - In our international business, increasing traffic to higher settlement priced destinations and diversifying distribution channels for prepaid cards in the United States.


              International long distance traffic from and to the Dominican Republic accounts for approximately 79% of our total international long distance minutes. We use our facilities in the United States to connect traffic to other destinations. We intend to concentrate on increasing our traffic volumes to destinations with higher termination rates. We also will expand our card offerings to target additional ethnic markets in the United States and add distributors to penetrate these markets.


     - Reducing costs, while maintaining our marketing strengths and service capabilities.


              Throughout 2002, we instituted cost control measures, including headcount reductions. In addition, industry-wide developments resulted in a reduction of commission rates we and other telecommunications services providers pay to prepaid card distributors in the Dominican Republic. We also reorganized our marketing and sales staff to target higher income subscribers and subscribers that use services to a greater extent. Our goal is to continue reducing expenses, while growing revenues.


OPTIMIZE USE OF EXISTING NETWORK, WHILE MINIMIZING NEW CAPITAL NEEDS, BY:

     -    Disconnecting lower usage subscribers.


              By disconnecting lower usage local and wireless subscribers, we believe that we can better use our network to provide service to, and concentrate our sales efforts on, higher usage residential and corporate customers.


     - Migrating underutilized equipment to high income, densely populated areas.

              We are redeploying network equipment to areas where we have greater capacity demands in order to make more efficient use of our network. This enables us to expand coverage in areas

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              of peak demand without additional capital expenditures or
              adversely affecting overall network coverage or quality of service. The areas to which we are moving equipment have higher service demands and greater concentration of corporate and higher income residential customers.

     -    Consolidating cable and telephone networks.

              Our cable network is a hybrid fiber and coaxial network. Transmission from the headend to node is by fiber. Our local and data transmission networks also deploy fiber. We intend to take advantage of the fiber optic capacity of both networks in areas that are underserved by either, which will allow us to expand service offerings without significant capital investments.

     - Using existing spectrum to provide wider digital coverage at lower costs.

              We are using our existing spectrum to expand our digital coverage, avoiding, as a result, the cost of purchasing additional spectrum to expand our PCS service. We also are able to purchase telecommunications equipment and obtain cell sites for our digital network at prices that are discounted from prices in the past.

STRENGTHEN OUR CAPITAL STRUCTURE BY:

     -    Extending the maturities of our debt.


              In 2002, we succeeded in extending the maturity by as much as five years, of approximately $118 million principal amount of our short term debt. We will continue to attempt to extend the maturity of and refinance our debt.


     -    Maximizing internally generated cash flow to reduce debt.

              Our efforts to maximize the use of our network, minimize capital expenditures and reduce our costs and expenses, as well as improve our working capital management, are intended to increase our cash flow generation and create free cash flow, cash flow exceeding our capital and operating requirements. To the extent that we generate cash flow exceeding our capital and operating requirements, we intend to reduce debt.

SERVICE OFFERINGS

     Our service offerings include:

     -  Local;


     -  Wireless;


     -  International long distance;

     -  Cable television; and

     -  Broadband data transmission and Internet.

LOCAL


     We are a competitive local exchange carrier in the Dominican Republic and had 150,456 local access lines in service at December 31, 2002. According to the most recent information from Indotel, there were approximately 909,000 local access lines in service at December 31, 2002. At December 31, 2002, we had approximately 16% of the local access line market. Our local access network covers areas with approximately 85% of the population of Santo Domingo, Santiago and nine additional cities.


     All of our basic telephone service customers have access to a range of value-added services, including call forwarding, three-way calling, call waiting, caller ID and voicemail applications. In addition to local service, we provide direct-dialed, collect and operator-assisted international and domestic long distance services and Internet access to our residential and corporate customers.

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     We offer our customers broad flexibility in assembling customized packages of services, which provide our customers with cost savings and enhanced control over their consumption of telephone services. Customers may choose from a menu of services, including domestic and international long distance services, local service and value-added services. They also may bundle their local access service with cellular or PCS, paging, cable television and Internet services. Service packages permit customers to preset their monthly bills based upon, for example, local service minutes as well as long distance minutes and specified destinations. Customers are responsible for paying for usage levels in excess of preset package amounts, at regular per minute rates. We believe that providing customers with such budgeting capability increases consumer confidence in using telecommunications services, consequently allowing for increased service penetration, higher levels of customer satisfaction and lower incidence of delinquent payments.


     Beginning in 1999, we accelerated our local access network expansion program by deploying a wireless local loop, which offers voice quality as clear as telephones connected by wirelines and often can be connected more rapidly than wireline. Our intra city fiber, wireless local loop and copper network in Santo Domingo, Santiago and five other cities allows us to connect subscribers using wireline as quickly and at costs comparable to the cost of connection by wireless local loop. Using wireline connection, we also can offer data transmission and other value added services attractive to corporate and higher usage residential subscribers that we are targeting. We intend to convert all wireless local loop subscribers to wireline over the next several years. Wireless local loop technology can be redeployed to support our wireless services.

     We also sell fully integrated systems and components for both turnkey systems and private telephone networks used within enterprises. We are a distributor of leading manufacturers of private branch exchanges and key telephone systems and a leading provider of computer telephony integration systems in the Dominican Republic.

WIRELESS

     Our wireless network covers approximately 90% of the Dominican Republic's population. We currently offer both analog cellular and PCS service. According to Indotel, there were approximately 1,700,609 analog and PCS cellular subscribers in the Dominican Republic at December 31, 2002. At December 31, 2002, we had 432,058 wireless subscribers, including 199,267 PCS subscribers, representing approximately 25% of the Dominican wireless telephony market. Our cellular and PCS subscribers base grew by approximately 18.7% from December 31, 2001 to December 21, 2002, and our net addition of cellular and PCS subscribers totaled approximately 68,000 during 2002. We attribute a substantial portion of this growth to our prepaid cellular and PCS card. At December 31, 2002, prepaid cellular and PCS subscribers accounted for 411,334 or approximately 95% of our 432,058 total cellular and PCS subscribers in the Dominican Republic. Our prepaid card program has expanded our cellular and PCS customer subscriber base because it offers cellular and PCS service to individuals who would not satisfy our current credit policies and because it appeals to customers who prefer to budget their cellular and PCS telephone spending.

     We have offered PCS service since April 1999. This technology provides for added security and privacy compared with traditional analog systems, and it also offers greater capacity. PCS customers are able to receive all of the benefits related to a digital service, including digital messaging, caller ID and voicemail. Our PCS network covers areas with approximately 75% of the population in the Dominican Republic and is less extensive than our analog network. We offer a dual-band service, allowing customers to use seamlessly their wireless phones nationwide over both digital and analog networks.

     We offer domestic as well as international roaming services to participating subscribers. Subscribers who pay the roaming rates gain access to our nationwide cellular and PCS network, while subscribers paying the international roaming fees are able to roam outside of the Dominican Republic, using the networks of cellular service providers with which TRICOM has entered into roaming agreements. We have entered into roaming service agreements with several leading wireless providers which enable our customers to roam in the continental United States and Central and South America. Under the roaming agreements, when a subscriber of another cellular service provider makes a call from within the Dominican Republic, that service provider pays TRICOM for the call at the applicable rate. Conversely, when one of our subscribers makes a call outside the Dominican Republic, we must pay the applicable charges to the cellular service provider in whose region the call originates. These payments are

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channeled through Cibernet, which functions as a central international clearing house that collects and redistributes roaming fees from and to the participating providers.

     We have entered into arrangements with major consumer electronics retailers and a network of independent cellular and PCS dealers to offer our cellular and PCS services in conjunction with their sale of handsets. We provide subsidies on the sale of wireless handsets for customers who purchase post-paid plans for a minimum term of 18 months. Subsidies vary depending on the handset but can exceed 50% of the cost of some handsets.

     We were the first domestic provider to offer Wireless Application Protocol, or WAP, to our wireless subscribers, starting in September 2001. WAP brings Internet content and advanced services to digital cellular phones and other wireless devices. Digital wireless customers who subscribe to WAP may access internet content through their wireless devices and perform operations such as sending e-mail, on-line banking or browsing the Internet.

     We have provided paging services since April 1995. At December 31, 2002, we provided paging services to 8,752 subscribers, representing approximately 14% of the Dominican paging market. In 1999, we stopped soliciting new paging subscribers. We believe that the success of our prepaid cellular and PCS program has contributed to the decline of paging as a significant part of our business because customers have replaced paging services with prepaid cellular services.


INTERNATIONAL LONG DISTANCE

     In the Dominican Republic, we provide international long distance services to our local access, cellular and PCS customers. In addition, we offer prepaid calling cards for international long distance, the Efectiva(TM) and Conexion(TM) cards, that can be used from any telephone in the Dominican Republic. We operate telephone centers that provide access to telephone services to individual customers who either do not have telephone services in their own homes or who are attracted by the competitive pricing of the telephone centers. The centers offer a wide range of telephone services, including bill payments and sales of service in addition to long distance.


     In the United States, our subsidiary TRICOM USA provides international carrier services primarily to resellers, which account for an increasing share of international long distance traffic between the United States and the Dominican Republic. During 2002, resellers originated approximately 65% of the international long distance minutes from the United States to the Dominican Republic that we received. Minutes delivered by resellers may fluctuate significantly. Through our telecommunications switching facilities in the United States, we have been able to provide resellers with an alternate channel for sending international long distance traffic. In addition, by controlling the origination, transport and termination of international long distance traffic between the United States and the Dominican Republic, we believe that we are able to send and receive such traffic at a lower cost to us than by exchanging traffic with traditional international carriers.

     In 1997, TRICOM USA began offering international long distance calling services to the Hispanic community in the United States, targeting primarily Dominican communities in New England. Currently TRICOM USA offers prepaid calling cards in California, Canada, Florida, Georgia, Illinois, Maryland, Massachusetts, New Jersey, New York, Ohio, Pennsylvania, Puerto Rico, Rhode Island, U.S. Virgin Islands, Virginia and Washington D.C. Our better-known prepaid cards are TRICOMPASS, MI GENTE, MI TIERRA, INTERNATIONAL and PA GOZA.

     Prepaid calling cards are distributed through wholesalers from our New Jersey office and through retailers from our New York location. Cards are sold primarily in small retail stores including groceries, drugstores and newsstands.

     Our prepaid calling cards are advertised through special promotions during Hispanic events and by radio, television and newspapers that target Dominican and other ethnic communities, particularly in the New York metropolitan area. Our advertising emphasizes savings, voice quality and patriotic themes.

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     In addition to prepaid calling cards, TRICOM USA offers national and international long distance services in New York, New Jersey and Florida. Major users of this service are calling centers. This service is offered to potential customers through an independent sales force.

CABLE TELEVISION

     We are the largest provider of cable television services in the Dominican Republic, based on the number of subscribers, and the number of homes passed. At December 31, 2002, our cable network served 71,726 subscribers, including 62,543 basic subscribers, 7,715 commercial rooms and 1,468 subscribers for cable modem, digital audio programming and other services, with approximately 170,00 homes passed. One component of our business strategy has been to expand our number of basic and expanded basic subscribers by providing high-quality programming and other content. In addition to publicly available programming, we license or otherwise acquire programming from various programming providers for broadcast on our cable television network and also produce a limited amount of programming ourselves intended for exclusive broadcast on our network. We currently offer 95 basic and expanded basic channels including HBO, Cinemax, Disney, ESPN, Fox Sports and CNN. We also sell our own advertising time.

     BASIC SERVICE PACKAGE. Our basic service packages provide access to a maximum of 82 local and foreign content channels. Subscribers pay a one time, refundable deposit per analog set top box and a monthly fee of approximately for this service. Subscribers do not need a digital decoder to receive the basic service package.

     EXPANDED BASIC SERVICE PACKAGES. Our expanded basic service packages include all of the channels included in our basic service package, with an additional choice of one of our eleven analog and digital expanded basic service packages. Expanded basic subscribers pay the basic service package monthly fee plus the additional cost of the expanded programming. An analog or digital decoder set-top box is required for these services. We are currently focusing on marketing our various expanded basic service packages to our existing basic subscribers with a view to increasing our overall revenues per subscriber.

     DIGITAL AND CABLE MODEM SERVICE. In June 2002, we made available digital cable television and high-speed Internet access over coaxial cable via cable modem, under the brand name Internet Tornado(R). This service targets primarily residential customers. Digital cable television provides movie-quality pictures, digital-quality sound, broadcast services and certain programming not available through our basic or expanded basic service packages. Our digital cable television offering includes an on-screen interactive program guide, 17 pay-per view channels, seven content rich educational resources channels and 50 channels of commercial free CD-quality music. A digital decoder set-top box is required for these services.

     A cable modem is a small box that connects a personal computer to the Internet by a local cable provider. Cable modems allow personal computer users to download information from on-line services at speeds one hundred times faster than today's telephone modems. Our cable modem service packages offer several bandwidth and pricing options, ranging from 128 kbps to 1,536 kbps.

     DIGITAL MUSIC SERVICES. We offer digital audio programming provided by DMX Music International through our hybrid fiber coaxial network. Customers choose from 50 exclusive music channels that play 24 hours a day, seven days a week. Subscribers for this service primarily are hotels.


BROADBAND DATA TRANSMISSION AND INTERNET

     In the Dominican Republic, we are the second largest Internet service provider. We provide Internet connectivity to the residential and corporate markets through traditional dial-up connections, digital subscriber lines, or xDSLs, dedicated lines and very small aperture terminals, or VSATs, and cable modems. VSATs are relatively small satellite antennas used for high speed satellite-based single to multiple point data transmissions, including for the internet, with speeds ranging from 56 kilobytes per second to 2 megabytes per second.Our PCS and paging services are now fully integrated with our Internet service, offering short messaging services, including e-mail and digital messaging through our website, www.tricom.net.

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     We offer our residential customers Internet access bundled together with local, wireless and other services. We also provide pre-installed Internet access through major Dominican computer retailers.

     During 2002, we launched several new services such as firewalls for xDSL and lease lines, bandwidth control and auto-bandwidth, filtering, captive portal, content, and virtual private networks. We provide wireless access to Internet for private data administrators and laptop use.

     We provide broadband data transmission services to large business customers in the Dominican Republic through several means of delivery including fiber optic cable and digital wireless point-to-point radio links. In addition, we provide these large customers with data circuits, Internet access, private networks and frame relay services with branches in the different cities in the country. During 2002, we increased transmission capacity to provide larger bandwidths and data services primarily for business customers through digital subscriber lines, or xDSLs, that provide high-bandwidth transmission of voice and data over regular telephone lines and VSATs.

     In 2000, we entered into a five-year $25 million contract with the Dominican Republic Department of Education to provide broadband satellite Internet access and Intranet services to every public high school in the Dominican Republic.


MARKETING AND SALES


     Our advertising and promotional materials in the Dominican Republic emphasize that we are a full-service provider of local, long distance, wireless, cable television, and broadband data transmission and Internet services and that customers can realize significant savings from our service packaging. Our advertising also emphasizes reliability, performance, quality of service and the multiple advantages that users can obtain from our different products and services. Seasonal promotions are also made for specific target markets at different points throughout the year. Since 2001, we have reoriented our sales force and marketing efforts to focus on corporate, medium and small businesses. This sales force is oriented to develop close relationships with our business customers to assess their needs and offer customized solutions.

LOCAL AND WIRELESS SERVICE

     We use door-to-door sales, telemarketing and mass media to promote and sell our local services. In the local access market, we use product differentiation to target residential and business customers.

     We market wireless services through direct sales, database marketing, and telemarketing, focusing on new subscribers. Our post-paid wireless sales target higher income customers who usually have a higher usage profile. We have expanded our wireless network to new geographic areas and offer in-building coverage in highly transited urban areas such as shopping malls, restaurants and office buildings. Our advertising strategy for PCS services focuses on our nationwide coverage, quality of service and competitive prices.

     Our sales and marketing approach for offering local and wireless services to large business customers is to offer comprehensive and customized telecommunications solutions for individual corporate customer's needs. Our sales staff works closely with each customer to gain a better understanding of its particular operations and to develop customized local and wireless service solutions. Many of our sales executives in this market segment have engineering backgrounds or receive periodical training sessions in which they learn the fundamentals of our industry as well as thorough information on our family of products. Our product development and customer service departments also offer them continuous support.


INTERNATIONAL LONG DISTANCE


     In addition to our Dominican local access and wireless subscribers, we market our long distance services in the Dominican Republic to individual customers who do not have telephone services in their own homes. In the United States, we target the large immigrant Dominican communities and other ethnic populations.

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     In July 2002, we implemented a platform to manage our prepaid services. As a result, we have been able to unify all of our calling card products into a single brand, allowing our customers to use the card for domestic and international long distance calling as well as prepaid wireless services. On November 26, 2002, we launched the unified product under the brand name Bla Bla Bla(R).

     We feature our prepaid card in our basic services advertisements, as well as in individual advertising. Our advertising emphasizes the accuracy and reliability of our billing as well as savings. Our prepaid card is distributed at our commercial offices, call centers and through wholesalers and retailers. We have four wholesale distributors in the Dominican Republic as well as an internal sales force targeting smaller retailers; a total of approximately 52,000 points of sale for our prepaid cards.


     TRICOM USA advertises its prepaid cards on radio and through print media targeted at Dominican and other ethnic communities, mainly in the New York metropolitan area. Advertisements emphasize price and voice quality as well as patriotic or ethnic themes. Prepaid cards are distributed to wholesalers under our brand name and are sold primarily in small retail stores, including groceries, drugstores and newsstands.

CABLE TELEVISION


     We use a variety of methods to attract new subscribers. We generally advertise on our cable broadcasts as well as on television and radio broadcasts and in magazines, newspapers and billboards. Our direct marketing includes flyers and promotional materials. Our telemarketing staff focuses on both attracting new subscribers, as well as upgrading our existing basic subscribers to one of our expanded basic service packages. We market our cable services under the brand name Telecable(TM).

     Our current marketing strategy is intended to promote subscriber loyalty and timely payments, reinforce our market position by offering better pricing and more channels,increase our subscriber base by increasing the penetration levels in our coverage areas, and by converting users that pirate our cable services to legitimate subscribers and capitalize on the development possibilities of new broadband services.


     We currently maintain a call center to respond to incoming calls from potential subscribers. The call center staff is trained to respond to questions concerning our various service packages, as well as contact potential subscribers, market our services and receive payment for our services by credit card.

BROADBAND DATA TRANSMISSION AND INTERNET


     For broadband data transmission services, we target large Dominican businesses, which require more sophisticated technology and demand specialized service and support. We developed a sales force focused on this sector, which includes multi-national corporations, local business conglomerates, local and international banks and large hotels. We also have a specialized sales force targeting medium and small businesses with products that fit their needs such as virtual private networks, dial up and broadband xDSL Internet, among others. Our advertising campaign is focused on promoting the speed and accuracy of our data transmission services.


CUSTOMER SERVICE

     In the Dominican Republic, we provide customer care for all of our services through 17 service centers and 16 commercial offices. We also provide payment services for our customers through several other businesses including supermarkets, banks and other commonly frequented businesses. There are approximately 373 such offices, all of which are linked to our central billing and collection system.

     Our customers may subscribe for services, pay and obtain information about monthly bills and inquire about billing adjustments at our offices. To enhance customer service, our representatives use our customer service system linked to our central billing and service order system, enabling them to handle expeditiously both billing and service inquiries.

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     We provide a 24-hour interactive voice response service through which customers can register claims and make billing inquiries. In addition, customers may access their account information online 24 hours a day, seven days a week, on our website, www.tricom.net. Our website provides information about our services and can be used to purchase products including prepaid cards, cellular phones and accessories.


     We provide installation and repair services to our customers and have established service benchmarks for, among other things, network availability, installation and repair intervals. We research other companies' response time and client promises in order to establish equal or better ones that will ensure our competitive advantage.

     Our customer service department gathers information from our customers, which we then use to tailor our products and services to meet customer needs. We regularly survey our customers to determine their satisfaction with our services and to improve services based upon the explanations offered by customers who voluntarily cancel their services. Furthermore, we have a customer retention department that works to determine the cause for customer churn and also to develop appropriate retention strategies to target this segment.

     We use a customer relationship management (CRM) system, integrating our information systems and our customer relationship management software. This system allows customer service representatives to access all billing, service order and other client specific information. This enables us to offer speedier service and more efficient follow through and to monitor every step of the customer service relationship.


BILLING AND CREDIT POLICIES


     We have developed an integrated billing system for local, long distance, wireless, paging and value-added services. The integrated billing system enables our customers to obtain a single bill, providing detailed information about charges for all services rendered, other than cable television for which customers receive a separate bill. We have led the Dominican telecommunications market in the introduction of billing packages that provide detailed call reports with time-of-day, day-of-week and destination information as well as flexible billing discount programs which are similar to those found in the most competitive markets outside the Dominican Republic. Our subscribers can call our center and speak with a customer care representative and obtain account and statement information. Our customers also can access information over the telephone through an interactive voice response system that enables customers to consult their most recent calls and account balances.


     Cash payments may be made at walk-in commercial offices, centers and affiliated bank branches, or funds may be debited from credit cards or bank accounts. Our customers also may pay their bills at any one of our over 440 payment stations, which are located in neighborhood gas stations, grocery stores and other retail outlets.


     Each residential basic telephone service and wireless subscriber is assigned a preset credit limit, which varies depending upon the individual's monthly usage and payment history. We use credit bureaus to check the credit history of new clients. We require all individuals wishing to subscribe for cellular and PCS services to have a credit card or prepay for services. We contact any customer exceeding this credit limit and request that such customer pay all or part of the outstanding bill.


     Our policy is to suspend service for all post-paid subscribers if payment is not received within 45 days after a bill is issued and to terminate service 45 days after the suspension date. Pre-paid services are suspended when the prepayment balance is exhausted or the pre-paid card has expired. Upon suspension, pre-paid service customers may continue to receive in-coming calls. Service to post-paid subscribers is also suspended when a customer's credit limit is reached. In order to reinstate service after termination, post-paid subscribers must pay a reinstallation fee, except for Internet services for which no reinstallation fee is required after termination.


     We had an average monthly churn rate for cellular and PCS subscribers of 4.3% in 2002, 4.6% in 2001 and 3.1% in 2000. We had an average monthly churn rate for local subscribers of 3.6% in 2002, 1.9% in 2001 and 2.3% in 2000. We had an average monthly churn rate for cable subscribers of 2.5% in 2002. Increasing local and cellular churn rates reflect primarily our decision to disconnect lower revenue-generating prepaid customers. We expect that our churn rate will increase substantially for mobile and local access services as we disconnect subscribers that use

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our services primarily to receive calls. We calculate average monthly churn by dividing the number of subscribers disconnected during the year by the sum of subscribers at the beginning of each month during such year.


     TRICOM USA distributes its prepaid cards through wholesale distributors. Depending on their credit history and the length of their relationship with TRICOM USA, wholesalers are required to pay in full for calling cards upon delivery or are extended credit for up to 15 days. All distributors of prepaid cards in the Dominican Republic are extended credit for up to 30 days.

     TRICOM USA requires that new and smaller reseller customers pay on a weekly basis for long distance services. Some customers that have a previous relationship with TRICOM USA are extended credit for 15 to 30 days on average, depending on proven reliable financial condition. Traditional long distance carriers generally pay TRICOM USA within 60 to 90 days for traffic.

MANAGEMENT INFORMATION SYSTEMS


     Our business applications are designed to generate accurate information in real time for our employees and to provide our customers with direct access to pertinent information from our computer network. For this reason, we have designed a fully integrated, open architecture network.

     We use Oracle as our unified database and software application development tool set. We use Oracle Financials as our enterprise resource planning system, which includes the following modules: accounts payable, accounts receivable, general ledger, purchase orders, inventory control and fixed asset accounting. We have also developed an integrated billing and customer care system that runs on the Oracle platform. In August 2000, we entered into a product marketing alliance agreement with Codisa Software Corp., a leading Latin American developer and provider of business applications, for the exclusive distribution of TRICOM's advanced billing and operational support platform.


NETWORK INFRASTRUCTURE


     We invested over $800 million from 1992 through 2002 to develop all of our networks, which are fully digital except for portions of our cellular network.

LOCAL SERVICE AND WIRELESS NETWORK

     The core of our network is composed of gateway switches, possessing special features such as ultra-high-speed and port-to-port call switching that can handle 240,000 calls per second. Our switch time-of-day capability allows us to distribute our telecommunications traffic efficiently and provide, as a result, more competitive pricing. Our switches also provide statistical call distribution information, which allows us to control our flow of traffic. Without such capabilities, we would have to conduct these monitoring tasks manually. The switches also handle common channel signaling protocols, optimizing the channels available for voice transmission. Without this capability, a network must use each of its channels to signal the origination and termination for each call, which often results in uncompleted calls and poor circuit utilization.

     Our intra-city wireline local access network is comprised of 500 route miles of fiber optic cable and over 3,000 miles of copper cable in over seven cities. The network is composed of central office switches, remote switching centers and digital loop carriers.

     We use digital loop carriers technology, which is a multi-service access platform connected to the central office through fiber optic cables. This network layout minimizes the copper plant and employs digital network transmission equipment used to provide multiple phone conversations, and fiber optic cable to connect to local access lines. Our central office switches are connected by fiber optic cable to various digital loop carriers located throughout the three largest cities in the Dominican Republic.

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     We transmit our domestic traffic through a fully redundant digital wireless point-to-point backbone system, which provides both intra-city and inter-city telecommunications services. A point-to-point backbone system is a dedicated connection between two endpoints of a communications network. The backbone system links approximately 85% of the country's population, including major cities and certain key tourist and rural areas. The wireless point-to-point system serves the areas that have high telecommunications usage, including large industrial and commercial areas.


     To oversee and monitor the activities of our network infrastructure, we have installed a network management system. This system allows us to manage our central office switches and remotely monitor all network components. The management system provides continuous information regarding our equipment, any equipment failure, and network security. In addition, it allows the central office to send commands and to test our network.


     Our wireless network in the Dominican Republic uses analog technology and our PCS network uses CDMA or digital protocol. Our analog wireless network enables us to provide wireless coverage to those regions of the Dominican Republic with the greatest demand for wireless services. We provide PCS service in 14 cities and offer continuous coverage in the main highway routes of the country.


INTERNATIONAL LONG DISTANCE NETWORK


     We have our own state-of-the-art switching facility in the New York metropolitan area, which we have upgraded to allow us to provide multiple international signaling protocols. We also have switches in Puerto Rico and Florida. By having our own switching facilities, we can provide termination of international long distance traffic at very competitive rates to several countries in addition to the Dominican Republic.

     By purchasing and leasing international traffic capacity from various systems, we have acquired diverse options to route our international traffic. This capacity is fully connected to the international network. We have purchased capacity in 11 international submarine fiber optic cables that have been built to send and receive international traffic or connect with other cables that provide service to Latin America, the Caribbean and Europe. We own 23% of the Antilles 1 submarine cable, which connects the Dominican Republic to the United States via other submarine cable systems. In addition, we have two earth stations which connect to satellite systems serving the Atlantic region, Africa and Europe. The use of these satellite facilities also allows us to route international traffic between the Dominican Republic and most other countries in the world.


CABLE TELEVISION NETWORK

     Our cable television network uses a broadband network employing radio frequency transmission over coaxial and/or fiber optic cable to transmit multiple channels carrying images, sound and data between a central facility and a subscriber's television. Coaxial cable is a type of cable used for broadband data and cable systems. This type of cable has high-quality broadband frequency characteristics, noise immunity and physical durability. Fiber optic cable is a communication medium that uses hair-thin glass fibers to transmit signals over long distances with less signal loss or distortion than coaxial cable.

     Our existing cable network consists of three major portions: a master headend, a distribution network and nodes. At our master headend, programming signals are received, processed, amplified and then sent through our distribution network, which consists of fiber optic and coaxial cables connected to nodes. A node, which is typically shared by a number of subscribers within the same area, is a single connection to any of our distribution network's main fiber optic cables that receives and transmits signals. One node in our existing network typically serves an average of 820 homes passed. Programming signals then travel, via coaxial cable, from nodes into subscribers' homes. As part of our plan for the expansion and upgrade of our network, we plan to redesign our distribution network by installing hubs and additional nodes to improve the quality and redundancy of our services. Hubs receive signals from the headend and retransmit signals to the nodes, increasing the quality and reliability of the signals.

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     At December 31, 2002, our cable network consisted of approximately 204 miles of fiber optic cable, 718 miles of coaxial cable and 208 nodes, passing approximately 170,000 homes. Approximately 98% of our network is constructed above ground, with a small percentage of the fiber optic cable constructed underground.

     The complete channel package signal delivered to our customers in Santo Domingo is encoded. This allows us to control the theft or piracy of our cable entertainment services, as well as giving us the opportunity to offer compressed packages to reach low-income subscribers living in marginal areas, and increase penetration levels.

     The expansion and upgrade of our network involves the conversion of our existing cable network into a broadband bi-directional network. We currently plan to complete this upgrade by the end of 2003. A bi-directional network allows subscribers to transmit as well as receive signals. This allows us to offer Internet connection, video and games on demand. A broadband bi-directional network combines the use of fiber optic cable, which can carry hundreds of video, data and voice channels over long distances, with coaxial cable, which requires a more extensive signal amplification in order to obtain the desired transmission levels for delivering programming signals and nodes. We are expanding and upgrading our existing cable network into a broadband bi-directional network that will provide us with a platform for the delivery of a broad range of services.


BROADBAND DATA TRANSMISSION AND INTERNET NETWORK


     Data communications services are primarily targeted to the business community and provided at a variety of speeds. Our data communications network consists of data multiplexing nodes, which are network connection points that allow for the transmission of two or more signals over a single channel, linked to a fiber optic ring and digital wireless point-to-point radio links. The "last mile" to the customer is provided through fiber optic cable and/or digital wireless point-to-point radio links. Our data network has the capability to monitor the communications link all the way to the customer's desktop and to support multiple data protocols such as ATM and frame relay.


     Our technology infrastructure is built and maintained to assure reliability, security and flexibility, and is monitored by our technical staff. Each of our servers can function separately, and multiple redundant machines serve key components of our server architecture.

     We maintain our central production servers at the data center of our headquarters. Our operations depend on the ability of the network operating centers to protect their systems against damage from fire, hurricanes, power loss, telecommunications failure, break-ins or other events.


     Our local and wireless networks employ monitoring software developed by us and by others to monitor access to our production and development servers. Our reporting and tracking systems generate daily traffic, demographic and advertising reports, which are copied to backup tapes each night.


COMPETITION


     The following table sets forth information about our market share in several of our markets based upon information published by Indotel, at December 31, 2002 (the latest date for which Indotel publishes information), and information that we generate about our operations:



                              Approximate
   Service                  Market Share (%)   Rank   Number of Providers
   -------                  ----------------   ----   -------------------
   Local                          15.9           2             3
   Wireless                       25.4           2             4
   Data and Internet              11.1           2             3
   Cable television               46.0           1             -


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


     Indotel reports that there are 112 cable operators in the Dominican Republic. However, in our principal markets, Santo Domingo and its surrounding areas and La Romana, we face little competition. In 2002, a third telecommunications services provider, using wireless technology, began offering to business customers limited local services and broadband Internet access. This provider does not offer a full range of local services, and, to date, we believe has obtained a negligible percentage of the market for local services.

     In addition, we and Codetel are the two principal Dominican carriers terminating Dominican bound international long distance traffic. Centennial Dominica also offers long distance calls at very low rates to the United States from the Dominican Republic. However, neither Indotel nor the U.S. Federal Communications Commission publishes current information about traffic exchanged. International long distance traffic has expanded dramatically in the last five years as the price per minute charged to consumers has declined.

     The Dominican government also has granted eight concessions to telecommunications companies which either have not yet commenced operations or have minimal operations. Each of the concessions allows for the provision of some or all of the telecommunications services that we provide. In addition, from time to time, several international companies have expressed to Indotel interest in entering the Dominican telecommunications market.

LOCAL, DATA  AND INTERNET AND WIRELESS

     In local service and data and internet, our only established competitor is Codetel, a wholly owned subsidiary of Verizon. Codetel is an integrated communications service provider which, at December 31, 2002, had approximately 84% of the local access lines and subscribers for local services and approximately 89% of the data and internet subscribers in the Dominican Republic. In 2002, Centennial, using wireless technology, began offering to businesses local access service and broadband internet access but, to date, we believe has obtained an insignificant percentage of the market for local services.

     In wireless service, in addition to Codetel which has approximately 49% of the wireless subscribers, we compete with Orange, a subsidiary of France Telecom Group, and Centennial Dominicana. Orange operates a GSM 800 MHz network in the main cities of the country. In 2001, Orange initiated an aggressive expansion strategy based on low prices on wireless equipment and a distribution network with dealers. Orange subscribers represent in excess of 20% of total wireless subscribers in the Dominican Republic. Centennial Dominicana, a joint venture of Centennial Communications Corp., offers PCS wireless services and has approximately 6% of the wireless subscribers.


INTERNATIONAL LONG DISTANCE


     The international telecommunications industry is intensely competitive and subject to rapid change precipitated by changes in the regulatory environment and advances in technology. Our success depends upon our ability to compete with a variety of other telecommunications providers in the United States and in each of our international markets. Our competitors include large facilities-based multinational carriers and smaller facilities- based wholesale long distance service providers in the United States and overseas that have emerged as a result of deregulation and switched-based resellers of international long distance services. Competition primarily is based on price, although reliability, quality of transmission, routing capacity and customer service also are competitive factors.

CABLE TELEVISION

     We are the largest cable television operator in the Dominican Republic based on our number of subscribers and homes passed as of December 31, 2002. We face little competition in Santo Domingo and surrounding areas from other cable television operators. Indotel reports that there are 112 cable operators in the Dominican Republic, including illegal cable television providers.

     We also face competition from pirate direct broadcast satellite or DBS transmission. There is no legal DBS service offered in the Dominican Republic. For several years, the Dominican pay television market has been harmed

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by the persistent violation of copyright laws or "piracy." We have deployed encoding technology to aid in reducing piracy from our network.


     All pay television service providers, including cable television systems, direct to home or DTH satellite services and multi-point, multi-channel distribution system operators, face substantial competition from other signal delivery methods, including television broadcasters. The ability of potential subscribers to directly receive traditional public over-the-air television signals from television broadcasters may hinder our ability to obtain additional subscribers.

PANAMA

OVERVIEW


     In 2001, we purchased a 51% interest in a Panamanian company, Cellular Communications of Panama, S.A., now TRICOM Panama, S. A., which owns the frequency rights for 107 channels of 25 MHz each. These frequencies give us access to nationwide coverage, covering a population of approximately 2.9 million. In Panama, frequency rights are granted for 20 years and are automatically renewable for additional 20 year terms. We initiated offering iDEN(R) services in April 2002 and had approximately 8,240 subscribers at December 31, 2002. Our right to offer services has been challenged by BellSouth, one of the two principal wireless service providers in Panama. A recent decision by the Supreme Court in Panama restrains us from offering any services in Panama.

     We completed the construction of our digital network in Panama City and Colon (the two largest cities in Panama) and the transportation corridors that link those cities with airports and ports. We also completed a network along the corridor that connects Panama City, the capital, with its surrounding cities and the most important recreational and tourist areas of the country. At December 31, 2002, we had invested approximately $47.9 million in this deployment, primarily for the purchase of a switching office for telephone and radio communications dispatch through which wireless service traffic is originated or terminated, enhanced base transceiver stations, which are antennae located at base sites to provide radio coverage in specific geographic areas and site acquisition and construction.


MARKET OPPORTUNITY.


     In 2001, Panama's estimated Gross Domestic Product of $16.9 billion, and a Gross Domestic Product growth rate of 1.4% for that year. Approximately 57% of the population lives in urban areas. Wireless penetration for Panama at December 31, 2001 was 17% while wireline penetration was 12.1%.


MARKETING PLANS


     We offer specialized wireless radio services, including two-way radio, and interconnect services. We offer our digital services mainly to business customers, offering bundled programs with different services and pricing plans, customized to meet our clients' specific needs. We are currently marketing our services through direct sales and intend to do so through independent dealers as well.


COMPETITION


     The wireless market in Panama has been open to competition since 1996. TRICOM Panama's digital radio services will compete with several analog trunking operators as well as the two digital wireless communications providers in the country, Cable & Wireless of Panama and BSC of Panama (a subsidiary of BellSouth). The Panamanian government granted a 10-year duopoly service concession to both digital wireless operators in 1997 as part of the privatization of the telecommunications industry.


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REGULATORY AND LEGAL OVERVIEW

     To provide telecommunications services, a Panamanian or foreign company must obtain a service concession from the ENTE REGULADOR DE SERVICIOS PUBLICOS, or ENTE. There are two types of service concessions, Type "A" and Type "B". Type "A" service concessions currently are awarded on an exclusive basis. Services under a Type "A" category concession include basic telecommunications and cellular services. Effective January 2003, ENTE has reclassified Type "A" services as Type "B" services, and therefore, additional concessions of this type will not be granted again until 2003 for basic telephony and long distance and until 2007 for PCS services.

     Type "B" service concessions are awarded on a non-exclusive basis to companies which meet specific requirements and complete the application procedures for the services they wish to provide. Applicants must include a form of the contract they intend to enter into with potential customers and a diagram of the system that will be operated in order to provide the contemplated services, among other information. Applicants may submit their applications to provide Type "B" services on any one of four specified dates a year. Additionally, since Type "B" telecommunications service concessions are open to all companies which meet the requirements, the terms of the concession are the same for all concession holders. However, each concession holder must comply with fair competition practices in providing services to its clients and in relation to other concession holders. Concession holders also must provide services in a nondiscriminatory manner. Concession holders may also assign or transfer their concessions to other companies which meet the same requirements that ENTE considered at the time it awarded the concession, subject to ENTE's authorization. ENTE may only deny a transfer or assignment when the transfer or assignment would be prohibited by law or against fair competition practices. Telecommunications providers are required to pay annual fees to the government of 1% of their total gross revenues.


     TRICOM Panama has four of the twenty-six Type "B" service concessions, one to provide each of the following services: (1) conventional trunking systems for public or private use, (2) fixed or wireless radio communication services, (3) data transport services, and (4) paging services.

     Panamanian telecommunications law prohibits companies providing trunking wireless services to hand off telephone calls, even if the hand-off would be from one site to another site owned by the same trunking company. Our iDEN(R) system does not permit hand-off. Therefore, we have built additional enhanced base transceiver stations in Panama to minimize the number of calls dropped due to handed-off failures. We believe that additional enhanced base transceiver stations will prevent a higher percentage of dropped calls than would otherwise occur due to the effect of this restriction on hand-off under Panamanian law.


     In addition, Panamanian telecommunications law requires that all concession holders permit and maintain nondiscriminatory interconnection of other concession holders to their networks. A concession holder is required to use its best efforts to reach an interconnection agreement within 120 days from the date on which another concession holder sends a copy of an interconnection request to the ENTE, with confirmation that the concession holder with which interconnection is sought also has received the request. After this 120-day period, any of the parties may request the intervention of the ENTE in negotiations. The ENTE may intervene in the process if interconnection is not negotiated by the parties or is not provided on terms at least equal to those that other concession holders have obtained in similar circumstances.


     TRICOM Panama requested interconnection from Cable & Wireless. With the intervention of the ENTE, the parties negotiated and agreed upon most of the terms of interconnection, except for access charges and certain other economic aspects, which the parties were not able to agree upon. The ENTE resolved the impasse by mandating the access charges and other economic aspects. Thereafter, Cable & Wireless refused to sign the interconnection agreement on the ground that it might be prohibited from doing so by a precautionary measure obtained by BSC of Panama against TRICOM Panama in August 2001. The precautionary measure ordered TRICOM Panama to cease the installation of its iDEN(R) system in Panama. The ENTE has imposed on Cable & Wireless sanctions of $5,000 per day until it signs the interconnection agreement with TRICOM Panama. Cable & Wireless appealed the ENTE's sanctions order before the Supreme Court, and the case is pending decision. In April 2003, the Supreme Court affirmed the precautionary order.

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     Bell South, in a number of related actions and proceedings in Panamanian courts and the ENTE, has challenged our right to provide wireless services and has sought $20 million in damages.


     Panama has no restrictions on repatriation or monetary transfers to and from Panama nor does it have any exchange controls. The unit of currency, the Balboa, is issued only in coins which are identical in size and value with those of the United States. Panama's paper currency is the U.S. dollar. There are few limitations or restrictions on foreign investment, especially for international business operations based in Panama. One of the few exceptions is that certain sales to consumers of retail goods are reserved for Panamanian nationals.

     As a telecommunications business, we will have to pay a monthly regulatory fee to ENTE of 1% of our previous month's gross income in addition to the 1% of gross revenue annual fee required to be paid by telecommunications providers. We are also subject to certain taxes, including income, franchise, dividend and commercial license taxes.

CENTRAL AMERICA


     In 2000, we were awarded, in a government auction, radio frequency rights in Guatemala to 172 channels of 25 MHz, providing us with nationwide coverage. We have also acquired the spectrum to operate our iDEN(R) network in El Salvador through the purchase of radio frequency rights for an aggregate of 185 channels of 25 MHz, 175 of which we purchased from a U.S. telecommunications company that previously owned the rights and 15 of which we acquired through a government auction. We acquired these rights as part of our strategy to establish in Central America an interregional specialized wireless service network targeted at business customers using a single transmission technology in major business centers. However, we currently do not intend to develop a network in either Guatemala, El Salvador or elsewhere in the region.


REGULATION

GENERAL

     The legal framework of the telecommunications sector in the Dominican Republic consists of General Telecommunications Law No. 153-98, enacted on May 27, 1998, resolutions and regulations issued by Indotel and the concession agreements entered into by the Dominican government or the regulator with individual service providers.

     In addition to the industry-specific legal framework, the Constitution of the Dominican Republic affects the telecommunications sector. Among other individual and social rights, the Dominican Constitution guarantees Dominican citizens the freedom of trade. The Constitution specifically provides that monopolies can be established only by law and only for the benefit of the Dominican government. None of the existing concession agreements grants a monopoly in any sector of the telecommunications industry to any carrier, and the Dominican government has announced a policy of encouraging growth through competition in the telecommunications industry.

     In 1930, Codetel was granted a concession to operate telecommunications services in the Dominican Republic. Over the years, while other service providers entered the Dominican telecommunications market, none was successful in becoming a full-service telephone company able to compete with Codetel because Codetel was not required to allow other service providers to interconnect their services with its physical infrastructure. To provide services, a company would have to install its own wireline telecommunications network. The economics of this requirement hindered competition. As a result, Codetel held a de facto monopoly for more than 60 years.

     To increase substantially the number of Dominican citizens with access to a telephone and to allow for the establishment and growth of other modern telecommunications services, the Dominican government adopted a policy of liberalization of the telecommunications sector beginning in the late 1980s. In 1990, the Dominican government granted us a concession to provide a full range of telecommunications services within, from and to the country. Additionally, advancements in wireless technologies made it more cost-effective for companies to penetrate the market even without being able to interconnect to Codetel's network. However, interconnection remained important

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for full-service competition. In 1994, the Dominican government enacted a series of interconnection resolutions requiring all service providers in the Dominican Republic to interconnect with all other service providers pursuant to contracts between them. The guidelines for those contracts are set forth in those resolutions. In May 1994, we entered into an interconnection agreement with Codetel which became effective in November 1994. This agreement allowed us to become the second full-service telecommunications provider in the Dominican Republic.

GENERAL TELECOMMUNICATIONS LAW NO. 153-98 OF 1998

     Former Telecommunications Law No. 118 of February 1, 1966 was repealed by Law No. 153-98 of May 27, 1998. Law No. 153-98 is the result of a joint government and industry project conducted with the assistance of the ITU, which studied the telecommunications sector in the Dominican Republic. As part of this process, the ITU drafted a proposed telecommunications law and various regulations, including interconnection and tariff regulations, in consultation with Dominican telecommunications carriers. The project was requested by the Technical Secretariat of the Dominican Presidency and the country's telecommunications carriers and was funded by the carriers.

     Law No. 153-98 established a basic framework to regulate the installation, maintenance and operation of telecommunications networks and the provision of telecommunications services and equipment. The law adopted the "Universal Service Principle," by seeking to ensure access to telecommunications services at affordable prices in low-income rural and urban areas. The law creates a fund for the development of the telecommunications sector that is supported by a 2% contribution payable by customers and collected by telecommunications providers from them based on billings to customers for telecommunications services.

     In addition, the law created an independent regulator with strong regulatory powers, the Dominican Institute of Telecommunications (Instituto Dominicano de las Telecomunicaciones, or Inodotel), and established the regulator's responsibilities, authorities and procedures. The regulator is headed by a five-member council, the members of which serve a four-year term, and includes a representative from the telecommunications industry. Among other responsibilities, Indotel is charged with implementing telecommunications development projects to satisfy the requirements of the Universal Service Principle. Law No. 153-98 grants Indotel control over all frequency bands and channels of radio transmission and communications within the country and over its jurisdictional waters.

     Law No. 153-98 seeks to encourage competition by, among other things, mandatorily imposing the obligation to interconnect with existing participants and prohibiting and punishing different types of monopolistic behavior. The law requires that interconnection charges be cost based and eliminates cross subsidies. Pursuant to the law, a rate rebalancing process was completed on December 31, 2000 which eliminated cross subsidies and allows for rates for services to reflect actual costs. Currently, market participants are free to establish the rates for the services that they offer.

RECENT REGULATORY INITIATIVES

PROPOSED TELECOMMUNICATIONS REGULATIONS

     In 2001 and 2002, Indotel initiated several public inquiry processes, which are similar to a U.S. Federal Communications Commission notice for proposed rule making, in connection with several proposed regulations. In November 2001, Indotel published for public comment the "National Routing Plan", which, among other things, intends to divide the country into five regions, within each of which telephone calls would be deemed local. In November 2002, Indotel published for public comment the "National Routing Plan", which, among other things, would divide the country into five regions, within each of which telephone calls would be deemed local.

     In January 2002, Indotel commenced a public inquiry process for several other regulation projects including a non-rounding up regulation which seeks to establish the second as the traffic measurement and pricing unit within the telephone network. This would preclude telephone companies from rounding up to the next minute fractions of traffic (though a call lasting less than a minute can be rounded up to one minute). Another proposed regulation is

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aimed at providing subscribers the right to choose whether or not to use the voice mail services of the called party. The adoption and implementation of all or any one of these proposed regulations could have a financial impact on our business and results of operations.

CABLE REGULATION

     Indotel issued cable broadcasting regulations on August 19, 2002. Though the draft originally proposed included a "must carry rule" (which would have required cable systems to carry television broadcasters' signals on a virtually free basis), the final version approved did not include this proposed rule. With the issuance of these regulations, several claims brought against Telecable by UHF channels, who also sought the imposition of the must carry rule by resolution of Indotel, were "closed and decided." The cable broadcasting regulations, however, prohibit cable systems from discriminating among UHF channels or among VHF channels.

INTERNATIONAL TERMINATION RATES


     On June 22, 2002, Indotel issued a resolution which set a minimum rate for incoming traffic termination of not less than $.08 per minute. The current market rate is less than $.05 per minute. The resolution also raises international long distance access charges from RD$0.68 to RD$0.85 per minute. Indotel postponed the effectiveness of the resolution because of opposition by international carriers and the United States government. It currently is expected that Indotel will implement a minimum rate for incoming traffic from the United States exceeding $.08 per minute.


INTERCONNECTION REGULATIONS


     On June 22, 2002, Indotel issued interconnection regulations including rules on co-location, network unbundling, open network architecture and equal access. The regulations require that interconnection agreements be modified to conform to the regulations and established a deadline extended by Indotel on several occasions (the last deadline was December 2, 2002) for filing with Indotel revised, conforming contracts. Indotel will resolve any disputes between carriers concerning interconnection terms. We were not able to reach agreement with Codetel, Orange or Centennial on new interconnection agreements by the deadline and submitted the dispute to Indotel. On April 11, 2003, a new interconnection agreement for the Dominican market was entered into by all current local carriers (Codetel, Centennial, Orange and Tricom). The agreement provides for a full interconnection among the networks for all telecommunications traffic. The new agreement provides for the following access charges per minute of traffic: local traffic, $0.02; national transportation traffic, $0.01; national traffic, $0.03; international transportation traffic, $0.015; incoming international traffic, $0.035 for calls terminating for calls into a fixed network and $0.09 terminating for calls into a mobile network; mobile or cellular traffic, $0.075. These charges are expressed in Dominican pesos based on the dollar exchange rate, and will be adjusted every six months. The interconnection agreement, however, remains subject to Indotel's review.

     Notwithstanding the execution of this new agreement and the settling of the dispute initiated by Tricom, the parties agreed to leave for Indotel to decide several aspects of the dispute, including Tricom's claim to recoup from Codetel 50% of the costs of preexisting two-way 732 facilities built at Tricom's sole expense. If Tricom succeeds in its claim, Tricom could recover from Codetel up to $7.5 million of the cost of constructing the facility.


PENDING REGULATIONS ON TARIFFS AND COSTS

     Further regulations on tariffs and costs, which would complement the interconnection regulations, are being prepared by Indotel. Consultants from the U.S. firm, Strategic Policy Research, are advising Indotel on this matter.

OUR CONCESSION AGREEMENT

     In accordance with former Law No. 118, we entered into a concession agreement with the Dominican government in 1990 under which we were issued a non-exclusive license to establish, maintain and operate a system of telecommunications services throughout the Dominican Republic, as well as between the Dominican Republic and

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international points. The services which we were permitted to provide under the
1990 concession agreement included telegraphy, radio communications, paging, cellular and local, domestic and international telephone services.

     In February 1996, we entered into a new concession agreement with the Dominican government which superseded the 1990 concession agreement. Under the 1996 concession agreement, we were granted the same non-exclusive license as provided in the 1990 concession agreement to establish, maintain and operate a telecommunications system throughout the Dominican Republic until June 30, 2010. Under our original provisions, the concession agreement and the license granted under it are renewable automatically for 20-year periods unless, at least three years prior to the end of the then existing term, either we or the Dominican government advise each other of our intention not to renew. Law No. 153-98 establishes that the renewal must be requested during the one year immediately prior to the expiration of the concession, and that the reasons for non-renewal shall be only those set forth in the law.

     Law No. 153-98 established that within one year after its effectiveness each concession must be adjusted to the provisions of the new law. This process, however, is still pending. Indotel issued Resolution No. 005-99 in December 1999 for such purposes requesting information from each of the telecommunications companies with valid concession agreements. We have complied with these requirements. Indotel also empowered the President to execute amendments to our and other concession agreements to reflect our paying taxes on the same basis as all Dominican corporate taxpayers and amending provisions of our concession agreements providing for the payment of tax in lieu of income taxes.

CODETEL'S CONCESSION AGREEMENT

     Codetel's concession from the Dominican government, originally granted in 1930, was modified on January 23, 1995 and more recently by the Presidential decree that eliminated provisions for payment in lieu of income taxes. The terms and conditions of Codetel's concession are substantially identical to those of our 1996 concession agreement. The license provides it with the right to construct, maintain and operate a telecommunications system throughout the Dominican Republic and between the Dominican Republic and other countries. Codetel's concession agreement is valid until April 30, 2010; our concession agreement is valid until June 30, 2010.




U.S. TELECOMMUNICATIONS REGULATION

     The following summary of the Unites States federal regulatory developments does not purport to describe all present and proposed regulations and legislation affecting the telecommunications industry. Other existing federal and state regulations are currently the subject of judicial proceedings, legislative hearings and administrative proposals which could change, in varying degrees, the regulations of telecommunications companies in the United States.

     On September 11, 1995, the Federal Communications Commission, FCC issued an order approving the application of Domtel Communications, Inc., which later changed its name to TRICOM USA, Inc., to provide, on a facilities-based basis, voice, data and private line services between the United States and various international points, including the Dominican Republic. The FCC also approved Domtel Communications as a non-dominant provider on all routes, including to the Dominican Republic. We began initiating U.S. traffic pursuant to this authorization in 1997. Domtel Communications was also granted global resale authority by the FCC in 1996.

     Since the effectiveness of the interconnection agreement with Codetel, we have entered into operating agreements with U.S. correspondents. TRICOM USA also has the ability as a U.S. carrier to develop its own business plan for markets other than the Dominican Republic, and has been approved by the FCC to communicate from the United States with 186 countries via satellite and with 28 countries via fiber optic submarine cables.

     As a carrier holding an international authorization from the FCC, TRICOM USA is subject to various statutory and regulatory telecommunications mandates, including the duty to offer services at just and reasonable rates, the payment of certain fees, such as universal service contribution and regulatory fees, and the requirement to

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obtain prior approval for most transfers of control and assignments of authorizations, except those considered non-substantial, or "pro forma" under FCC rules. The FCC may address regulatory non-compliance with a variety of enforcement mechanisms, including monetary forfeitures, refund orders, injunctive relief, license conditions, and/or license revocation.

     The FCC recently required mandatory detariffing for all non-dominant international carriers, with limited exceptions for dial-around, local exchange carrier implemented services, inbound collect calling, and on-demand Mobile Satellite Systems. TRICOM USA is a non-dominant carrier, and therefore, was required to detariff its international services. The FCC now requires carriers to maintain their rates, terms and conditions for public inspection, including posting these matters on a carrier's web site. Although TRICOM USA no longer must maintain tariffs at the FCC, it is still subject to other regulatory requirements established by the FCC for international carriers, as noted above.

     We believe we are in compliance, in all material respects, with all laws and regulations necessary to conduct our business in the countries in which we operate, including in the United States. As we expand our operations into other countries, we may become subject to varying degrees of regulation in those jurisdictions where we provide service. Laws and regulations regarding telecommunications differ significantly from country to country. Future regulatory, judicial, or legislative activities in one or more of the countries in which we operate could have a material adverse effect on our financial condition, results of operations or cash flow.

     Through several policy initiatives in the last several years, the FCC has encouraged greater competition in foreign markets. A particular focus of the FCC has been "accounting rates" or "settlement rates," which are the amount of payment negotiated between carriers for the termination of international telephone calls. There are three elements of the FCC's international settlements policy that serve as conditions on U.S. carriers entering into agreements with foreign carriers: (1) all U.S. carriers must be offered the same effective accounting rate and same effective date for the rate; (2) U.S. carriers are entitled to a proportionate share of U.S.-inbound, or return, traffic based upon their proportion of U.S.-outbound traffic; and (3) the accounting rate is divided evenly 50-50 between U.S. and foreign carriers for U.S. inbound and outbound traffic. The FCC has exempted certain foreign routes from the international settlements policy where U.S. carriers are able to terminate at least 50 percent of U.S.-billed traffic at rates that are at least 25 percent below the benchmark settlement adopted for the foreign country. The Dominican Republic route has not been exempted from the international settlements policy.

     In 1999, the FCC adopted an order approving sweeping reform of the international settlements policy. The Order eliminated the international settlements policy and contract filing requirements for arrangements with foreign carriers that lack market power. TRICOM USA's arrangements with Codetel, however, must be filed with the FCC, as the FCC has determined that Codetel possesses market power in the Dominican Republic.

     The FCC has established settlement rate benchmarks based on foreign carriers' publicly available tariffed rates and data published by the International Telecommunications Union. TRICOM USA's settlement benchmark rate for the Dominican Republic is within the FCC's prescribed limits.

     International Simple Resale involves the provision of switched services over resold or facilities-based private lines that connect to the public switched network at either end-point. Instead of U.S. carriers paying for the use of half of a shared circuit to a foreign point through traditional settlement payments, U.S. carriers under International Simple Resale arrangements may connect or lease a complete or whole circuit end-to-end to the corresponding foreign carrier's network and pay a negotiated rate for termination of services on the foreign network. Moreover, International Simple Resale arrangements are not subject to the restrictions of the international settlements policy (although the international settlements policy may still apply to the particular route); therefore, U.S. carriers may negotiate individual, asymmetric, non-proportionate agreements. The FCC has determined that the Dominican Republic is eligible for International Simple Resale (although not currently exempt from the international settlements policy).

     The FCC recently launched a proceeding to examine possible additional reform of the international settlements policies and the international simple resale and benchmarks policies. While the proceeding appears to be

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aimed at streamlining these polices, we cannot be certain what types of modifications to these policies the FCC may order, or the effect of any such changes upon us. In addition, the FCC is also reviewing in this proceeding whether foreign mobile termination charges (charges incurred when U.S. consumers place calls to wireless telephones in other countries) are harming U.S. consumers and competition. The FCC may take action to address these charges. We cannot predict what types of regulations or requirements the FCC may adopt regarding wireless termination charges, or the effect of any such regulations or requirements on us.

STATE REGULATION

     Most states regulate entry into their telecommunications markets, and states' regulation of telecommunications companies vary in their regulatory intensity. The majority of states mandate that companies seeking to provide telecommunications services in their state apply for, and obtain the requisite authorization from a public utility commission or similar agency. This authorization process generally requires the carrier to demonstrate that it has sufficient financial, technical, and managerial capabilities and that granting the authorization will serve the public interest.

     As an authorized telecommunications carrier in various states, we are (and will be) subject to the regulatory directives of each state in which we are (and will be) certified. Some states have particular requirements relating to the offering of pre-paid services, including disclosures that must be included on the pre-paid calling cards. As we offer pre-paid services, these requirements may apply to our pre-paid calling cards. Most states require carriers to file and maintain state tariffs setting forth their rates, terms and conditions. In addition to tariff filing requirements, most states require that carriers charge just and reasonable rates and not discriminate among similarly situated customers. Some states also require the filing of periodic reports, the payment of various regulatory fees and surcharges, and compliance with service standards and consumer protection rules. States also often require prior approvals or notifications for certain transfers of assets, customers, or ownership of a certified carrier. States generally retain the right to sanction a carrier or to revoke certifications if a carrier materially violates relevant laws and/or regulations.

     We are certified to provide telecommunications services by the public utility commissions of California, District of Columbia, Florida, Georgia, Illinois, Indiana, Massachusetts, New York, Pennsylvania, Rhode Island and Saint Thomas in the U.S. Virgin Islands, and are currently in the process of obtaining certification in Ohio and Maryland. We also are permitted by New Jersey to provide such services. We cannot be certain that the pending applications will be granted in a timely manner, or if at all, and we cannot predict what types of conditions may be imposed upon us in any new authorizations. In addition, it is possible that state regulators could claim that prepaid calling cards and associated services are being provided by us prior to obtaining the necessary authorizations. In such circumstances, we could be subject to enforcement activities including the possible payment of fines and denial of our application to provide these services.

LEGAL PROCEEDINGS

BELLSOUTH LITIGATION

     On May 8, 2001, BSC of Panama, S.A., a subsidiary of BellSouth, which owns one of the two cellular telecommunications concessions granted by the Panamanian government, requested that the Panamanian ENTE REGULADOR DE LOS SERVICIOS PUBLICOS, or ENTE, investigate TRICOM Panama, S.A. for violations of the Telecommunications Act and the ENTE's regulations. BellSouth claimed that TRICOM
Panama:

     - will use its iDEN(R)based trunking services to provide cellular telecommunications services, in violation of its license; and

     - although we proved that our iDEN(R) system has been modified to disable "hand off" capabilities, the fact that the equipment has these capabilities represents a breach of regulations and our license.

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     The ENTE has not issued any ruling on BellSouth's request, but has stated
publicly that Panamanian regulations do not limit the provision of mobile services to a particular technology.

     On August 24, 2001, BellSouth requested that the ENTE initiate a legal review before the Third Chamber of the Panamanian Supreme Court of Justice, of the interpretation given by the ENTE to the definition of "Conventional Trunking System Services." BellSouth alleges that the interpretation given by the ENTE to the definition of "Conventional Trunking System Services," found in Resolution No. JD-025 of December 12, 1996 violates several articles of the Telecommunications Act, including that the ENTE's interpretation allows a trunking service provider to use any mobile system, including any type of cellular systems, as long as the "Hand-Off" capabilities are disabled. BellSouth claims that this violates the Telecommunications Act, which states that cellular services are a Type A Service that can only be provided by BellSouth and the other holder of a Type A License, Cable & Wireless.

     The ENTE has replied that it only regulates services and not technology and that the definition of "Conventional Trunking System Services" protects the temporary exclusivity regime given to cellular services because it does not allow the participation of new cellular service providers in the Panamanian market. The Attorney General also opined that the definition of "Conventional Trunking System Services" is legal. The license given to TRICOM Panama is for the operation of conventional trunking services, which it is operating with the iDEN(R) system.

     The legal review by the Third Chamber of the Panamanian Supreme Court of Justice requested by BellSouth cannot be undertaken until the Supreme Court resolves a constitutional review requested by TRICOM Panama on September 10, 2001, regarding the lack of procedure for the Third Chamber to undertake a legal review of the sort sought by BellSouth. On October 22, 2001, the Supreme Court decided it would review the procedure.

     On August 28, 2001, TRICOM Panama received notice of a precautionary order obtained by BellSouth from the Seventh Civil Court of the First Judicial Circuit requiring TRICOM Panama to cease all activity directly or indirectly related to the installation and supply of telecommunication services using Motorola's iDEN(R) system. This order forms part of a tort claim, submitted by BellSouth on September 4, 2001, against TRICOM Panama for $20,000,000 for the possible damages that TRICOM Panama may cause BellSouth in the event that TRICOM Panama initiates operations of an iDEN(R)-based trunking service.


     On September 11, 2001, TRICOM Panama submitted a motion before the Seventh Civil Court to establish the amount of the judicial bond that TRICOM should deposit to substitute for the precautionary order and at the same time appealed to the Superior Civil Chamber the precautionary order itself. On October 1, 2001, the Seventh Civil Court denied TRICOM Panama's motion and, on October 8, 2001, TRICOM Panama also appealed this decision to the Superior Civil Chamber. The TRICOM Panama defense was based on the following principles:


     - only the ENTE has by law the power to discontinue public utilities services;

     - this precautionary measure can only be applied to real property (not to personal property);

     -  there is no imminent damage that justifies the precautionary measure.


     On September 11, 2001, BellSouth submitted a complaint stating that TRICOM Panama was in contempt of the court order.

     TRICOM Panama also submitted a motion to the Seventh Civil Court to dismiss BellSouth's tort claim and to invalidate the precautionary order, due to the court's lack of jurisdiction over a matter that should be decided by the ENTE. On October 1, 2001, the Seventh Civil Court denied TRICOM Panama's motion and on that day TRICOM Panama appealed this decision to the Superior Civil Chamber.

     On September 28, 2001, TRICOM Panama filed a $1,000,000 damages counterclaim against BellSouth for the public campaign set against TRICOM Panama by BellSouth and for the unfounded investigation requested before the ENTE.


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     We believe, based on the advice of our Panamanian legal counsel, that
BellSouth should not succeed in its claims because:

     - BellSouth cannot claim any damages caused by TRICOM Panama activities, since TRICOM Panama operations are protected under a legitimate Conventional Trunking System Services license.

     - The ENTE is the only authority empowered to declare that the telecommunications services provided by TRICOM Panama are not conventional trunking services, or that the iDEN(R) system cannot be used to provide conventional trunking systems.


     On August 5, 2002, the judge of the Seventh Civil Court transferred the case to the Eleventh Civil Court of the First Judicial Circuit, which will continue the proceedings.


     On November 5, 2001, TRICOM Panama requested that the ENTE investigate BellSouth for violations of the Telecommunications Act and its concession agreement on account of the failure of BellSouth to (1) recognize the jurisdiction of the ENTE, (2) follow proper procedure in connection with the precautionary measure it obtained and (3) provide interconnection. This case is pending the Ente's decision on whether or not to press charges against BellSouth.

     On November 13, 2001, upon the request of BellSouth, the Seventh Civil Court issued an order giving notice to Cable & Wireless of the precautionary order issued against TRICOM Panama in late August. TRICOM Panama and Cable & Wireless had negotiated the terms of an interconnection agreement with the intervention of the Ente. Upon judicial notice of the precautionary order against TRICOM Panama, Cable & Wireless refused to sign the interconnection agreement. The Ente imposed on Cable & Wireless sanctions of $5,000 per day until it signs the interconnection agreement with TRICOM Panama. On December 14, 2001, Cable & Wireless challenged the Ente's sanctions order on constitutional grounds before the Supreme Court. On June 19, 2002, the Supreme Court revoked Ente's resolution that imposed a daily fine of $5,000 per day on Cable & Wireless until it signs the interconnection agreement.

     On November 16, 2001, TRICOM Panama sought protection from the First Superior Tribunal of Justice on account of the August 2001 precautionary order which violated its constitutional right to due process and trial before a body of competent jurisdiction. On December 7, 2001, the court declared the case inadmissible on procedural grounds, and on December 10, 2001, TRICOM Panama filed an appeal and motion for reconsideration.

     On December 20, 2001, the Superior Tribunal decided the appeal of the precautionary order in favor of TRICOM Panama on the merits of the claims, thus, lifting the precautionary order. On February 27, 2002, BellSouth challenged this decision in the Supreme Court. On July 8, 2002, the Supreme Court confirmed the decision of the Superior Tribunal of the Supreme Court that rejected defenses to the August 21 precautionary order based upon procedural grounds. The Supreme Court's decision did not affect the decision on the merits of the Superior Tribunal.

     On April 26, 2002, BellSouth filed a claim against TRICOM Panama before the ENTE alleging that TRICOM Panama is rendering voice and text mail services in violation of its concession and the authorized use of its frequencies. BellSouth argues that value added services, such as voice and text mail services, may only be provided by basic telephony or cellular operators. BellSouth requests that the ENTE revoke TRICOM Panama's concession and rights to frequencies. BellSouth further requests as a provisional measure, and until the conclusion of the administrative proceedings, that the ENTE order TRICOM Panama to suspend its trunking services or, alternatively, its voice and text mail services. On May 10, 2002, the ENTE ordered TRICOM Panama to suspend its voice mail services until the ENTE determines whether the imposition of sanctions is appropriate.

     On September 17, 2002, the Ente granted TRICOM Panama the license to offer international long distance communications services.

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     On October 24, 2002, the Ente granted TRICOM Panama the license to offer basic telecommunications services.


     From January 16, 2003 until March 19, 2003, the 11th Civil Court of the First Judicial Circuit considered evidence and testimony presented by experts appointed by TRICOM Panama, BSC and by the court on claims submitted by Bell South on September 4, 2001 and the counterclaim presented by TRICOM Panama on September 28, 2001. Decision on the trial is pending.

     On January 24, 2003, the Ente granted TRICOM Panama the license to offer local long distance communications services.

     In February 2003, the Ente ruled that voice and text mail services do not violate the terms of the concession granted to TRICOM Panama, thus allowing TRICOM Panama to legally provide those services under its trunking license.

     On April 4, 2003, the Supreme Court reinstated the precautionary order originally issued on August 28, 2001 and revoked by the appeal court on December 20, 2001, requiring TRICOM Panama to cease all activities directly or indirectly related to the installation and supply of telecommunications services using Motorola's iDEN(R) system. Notwithstanding the reinstatement of the order, we continue to use the iDEN(R) system to provide services. Our Panamanian legal counsel has advised us that the reinstatement of the precautionary order is not necessarily indicative of the final decision on BSC's pending claims.

     As a result of the Supreme Court's decision, the 11th Civil Court might declare us in contempt and we would have to shut down the iDEN(R) system if that occurs. To avoid this, our Panamanian legal counsel filed a motion before the Supreme Court to prevent the judge of the 11th Civil Court from deciding upon the contempt claim.

     On May 20, 2003, the Supreme Court denied the appeal filed by TRICOM Panama regarding the lack of jurisdiction of the Seventh Civil Court to decide the tort claim submitted by BellSouth, but established that the 11th Civil Court of the First Judicial Circuit must consider the technical opinion of the Ente to decide the trial. Also on May 20, 2003, the Supreme Court suggested that the precautionary measure can be lifted if TRICOM Panama presents a bond for $20 million.


DOMINICAN TAX ASSESSMENT


     In June 2002, we received notice from the Dominican Tax Service claiming that we owed additional amounts in respect of taxes in lieu of income taxes for the period from January 1, 1999 through June 30, 2001 (the last day through which Dominican tax authorities have audited our tax payments) and for withholding tax on our investment in our wholly-owned subsidiary, TRICOM Latin America and on certain other payments.


     The Service claims that we miscalculated the tax in lieu of income tax payable under our concession agreement. Pursuant to the concession agreement, we had the obligation to pay, within the first ten days of each month (1) 10% of gross domestic revenues collected by us during the preceding month for telephone services, telegraph services, paging services, cellular services, local, national and international call services, as well as for any data transmission or broadcast services and other related telecommunications services minus access charges paid to other carriers for interconnection and (2) 10% of net settlement revenues collected from foreign correspondent carriers for the use of our network for termination of international long distance calls. The service claims that this tax was required to be calculated based upon accrued revenues not collections and seeks RD$98.8 million ($5.3 million), plus penalties and interest. Beginning September 1, 2002, in accordance with Presidential Decree No. 405-02, we no longer pay taxes in lieu of income tax but will pay the tax imposed on all Dominican corporations.


     The Service also claims that we were required to withhold and pay to the tax service 25% of the amount of our investment in TRICOM Latin America, approximately $35 million. The 25% withholding tax generally applies

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to payments from Dominican source income for services to non-Dominican vendors and to certain dividends. The Service seeks RD$168.1 million ($9.0 million), plus penalties and interest, with respect to this claim.


     We contested the notice with the Service, answering that we fully complied with our concession agreement in calculating the tax based on collections rather than accrued revenues and that there is no required withholding tax on investments in a wholly owned subsidiary. On August 27, 2002, the Service rejected substantially all of our response and calculated our aggregate liability on the two claims, including penalties and interest, as RD$668.3 million ($35.5 million). However, the Service agreed to drop claims for withholding tax on other payments to non Dominican service providers. Through December 2000, Dominican tax law imposed penalties for delinquent tax payments equal to 25% of such delinquent payments for the first month and 5% of the payments for each additional month in which payment is not made. In January 2001, the penalties were reduced to 10% for the first month and 4% for each additional month. Interest on delinquent payments accrues at the rate of 2.58% per month. Penalties cease to accrue on the date of notice from the Service. Interest continues to accrue until the delinquent tax is paid or the claim is resolved.

     We appealed the Tax Service determination to the Ministry of Finance and both we and the Tax Service have the right to appeal any determination by the Ministry of Finance to the tax courts. We believe that we have complied with our tax obligations and do not believe that we will be required to pay a substantial amount in assessments, penalties and interest.

OTHER

     There are no other legal proceedings to which we are a party, other than routine litigation incidental to our business which is not otherwise material to our business or financial condition.

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                                EXCHANGE CONTROLS

FOREIGN EXCHANGE CONTROLS

     The foreign exchange system of the Dominican Republic is administered by the Central Bank. In January 1991, the Monetary Board of the Central Bank instituted the current foreign exchange system which permits the purchase of foreign currency from commercial banks located in the Dominican Republic. Prior to January 1991, persons were required to purchase foreign currency directly from the Central Bank. The resolution adopted by the Monetary Board in 1991 retained the Central Bank's administrative authority over the foreign exchange system by requiring registration with and approval by the Central Bank in order to repatriate foreign currency abroad. The Monetary Board further liberalized the foreign exchange system in September 1994, but it retained the requirement that the payment of debt obligations abroad be registered with the Central Bank. Accordingly, U.S. dollar-denominated instruments, including the new notes, must be registered as foreign debt obligations. This registration generally has been regarded as ministerial in nature, except that short-term advances for exports of goods and services still require prior approval of the Central Bank. We cannot assure you that Dominican authorities will not change the Dominican Republic's monetary policies to restrict the exchange of Dominican pesos for U.S. dollars.

     On August 20, 2002, the Monetary Board issued its first resolution, which eliminates the 4.75% commission that was required to be paid on the amounts of Dominican pesos exchanged for foreign currency to meet payment obligations abroad.

FOREIGN EXCHANGE SYSTEM

     The current foreign exchange system in the Dominican Republic was instituted in January 1991. Under this system, there are two primary exchange rates:

     - the rate established by the Central Bank at which the Dominican government buys and sells foreign currency or the official rate; and

     - the freely floating, private commercial bank rate at which private banks and other authorized currency exchange agents sell foreign currency, or the private market rate.

OFFICIAL RATE

     The official buying rate is the rate at which companies in certain strategic industries are required to surrender revenues received in foreign currency to the Central Bank for Dominican Pesos. The strategic industries subject to this requirement include the telecommunications industry, and, as a result, we are subject to this requirement. Accordingly, every U.S. dollar we receive as revenue must be surrendered to the Central Bank at the official rate, unless otherwise authorized by the Central Bank.

     However, pursuant to the second resolution issued March 13, 2002, the Monetary Board modified the resolution which created the mechanism to fix the exchange rate of the Central Bank for selling and purchasing foreign currency. Currently, the official rate will be a weighted average of the private market rates quoted by the commercial banks and the exchange agents for the immediately preceding day. Notwithstanding the resolution, through November 30, 2002, the official buying rate has been set and maintained by the Central Bank at RD$17.56 per $1.00.

PRIVATE MARKET RATE

     The private market rate is the rate at which we purchase the foreign currency we need to pay foreign suppliers or otherwise to meet our obligations abroad. According to current regulations, all purchases of foreign currency from private commercial banks must be reported daily to the Central Bank. This requirement permits the Central Bank to collect and maintain statistics on the private market rate but does not give the Central Bank direct control over the private market rate. The Central Bank publishes a weighted average private market rate on a weekly basis.

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FOREIGN INVESTMENT

     The Dominican Republic once restricted the repatriation of foreign direct investments in certain sectors of the economy, including the telecommunications sector. In December 1995, the Dominican government enacted Law No. 16-95 on foreign investment, which, among other things, permitted foreigners to make direct investments in the telecommunications sector and to repatriate funds from such investments. The foreign investment law requires that foreigners register their investment with the Central Bank in order to exchange Dominican pesos for foreign currency.

     The foreign investment law expanded the definition of direct foreign investment to include investments in debt instruments. Prior to the enactment of the foreign investment law, the Dominican government only treated equity investments as direct foreign investments. As a result, the principal of and interest on debt instruments could be repatriated so long as the obligor adhered to the requirements of the Law on the International Transfer of Funds and the regulations and resolutions promulgated under the law. The foreign investment law brings "financial instruments" within its purview, establishing that foreign investments could take the form of those financial instruments that the Monetary Board categorizes as foreign investments. However, the Monetary Board has yet to identify which "financial instruments" could become registered as a foreign investment. We have been advised by our Dominican counsel, Pellerano & Herrera, that "financial instruments" as contemplated by the foreign investment law are Dominican peso-dominated instruments issued to foreign investors in the Dominican Republic.

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                   DIRECTORS, SENIOR MANAGEMENT AND EMPLOYEES

     We are managed by a Board of Directors, the members of which, in accordance with our by-laws, are elected at the annual shareholders' meeting and serve for a period of one year. The Board of Directors is composed of a Chairman, Vice President, Treasurer, Secretary and eight additional members. The Board of Directors meets at least once every three months. Special meetings of the Board of Directors may be held at any time.

     The names of our executive officers and directors are set forth below together with their ages at December 13, 2002 and current positions.

             NAME                    AGE                                   POSITION
--------------------------------    -----    ---------------------------------------------------------------------
BOARD OF DIRECTORS

NAMED BY GFN CORPORATION, LTD.:
Manuel Arturo Pellerano Pena         48      Chairman of the Board
Hector Castro Noboa                  61      Vice President of the Board
Marcos J. Troncoso                   55      Secretary
Carl H. Carlson                      44      Treasurer
Juan Felipe Mendoza                  49      Director
Anibal De Castro                     53      Director

NAMED BY MOTOROLA, INC.:
Kevin J. Wiley                       43      Director
Ralph Smith                          47      Director
Richard Haning                       51      Director
Theodore W. Schaffner                56      Director

INDEPENDENT DIRECTORS:
Marino Ginebra                       56      Director
Edwin Corrie                         74      Director

EXECUTIVE OFFICERS

Manuel Arturo Pellerano Pena         48      President, Chief Executive Officer and Chairman of the Board of
                                             Directors
Marcos J. Troncoso                   55      Executive Vice President of International Business Development,
                                             Member of the Office of the President and Secretary
Carl H. Carlson                      44      Executive Vice President, Chief Operating Officer, Member of the
                                             Office of the President and Treasurer
Ramon Tarrago                        39      Chief Financial Officer and Vice President of International Division
Carlos Ramon Romero                  50      Vice President, Business Segment Division
Ryan Larrauri                        30      Vice President, Consumer Segment Division
Valeriano Valerio                    43      First Vice President, Network Planning and Operations

     Each of the current members of the Board of Directors has been elected pursuant to an amended and restated shareholders agreement, dated at May 8, 1998, among Motorola, Inc., Oleander Holdings, Inc., Zona Franca San Isidro, S.A. and certain individuals, Oleander and Zona, are wholly owned subsidiaries of GFN, and the individual parties to the agreement are all affiliates of either GFN or TRICOM.

     The Directors are elected annually at the Annual General Meeting of Shareholders. Each Director (when ever elected) holds office until the next Annual General Meeting of Shareholders following his election and until his successor is elected or until his earlier resignation or removal.

                                       95
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     At this date, no date has been set for the Annual General Meeting of
Shareholders.

     MANUEL ARTURO PELLERANO PENA has served as Chairman of our Board of Directors and President and Chief Executive Officer since August 1994 and as a member of the Board of Directors since our formation in January 1988. He currently serves as President of Bancredito, a bank affiliated with GFN and one of the largest commercial banks in the Dominican Republic and has been a member and the Vice President of the Board of Directors of GFN since April 1989. Mr. Pellerano holds a Bachelor of Science degree in Economics from the Universidad Nacional Pedro Henriquez Urena.

     MARCOS J. TRONCOSO has served as our Executive Vice President of International Development since March 1992, as Secretary of the Board of Directors since our formation in January 1988 and as Member of the Office of the President since September 1995. Prior to assuming these positions, Mr. Troncoso served as Executive Vice President of GFN beginning in May 1979. Mr. Troncoso received a law degree from Universidad Nacional Pedro Henriquez Urena and a BS degree in business administration with a major in accounting from the University of Puerto Rico.

     CARL H. CARLSON, our Executive Vice President and Chief Operating Officer since March 1998, has served as Treasurer of the Board of Directors since January 2000 and as a Member of the Office of the President since September 1995. Mr. Carlson was a Senior Vice President from March 1993 until March 1998 and Chief Financial Officer from September 1993 until September 1995. Mr. Carlson served as a Vice President of Finance and Administration from December 1989 until September 1993. Mr. Carlson was an Assistant Vice President for GFN's insurance division from 1987 until December 1989. From 1983 to 1987, Mr. Carlson was a Vice President at Chase Manhattan Bank. Mr. Carlson is a graduate of Instituto Technologico de Santo Domingo where he majored in business administration and accounting and finance. Mr. Carlson earned an MBA from a joint program between the University of South Carolina and Pontifica Universidad Catolica Madre y Maestra.

     RAMON TARRAGO, has served as our Chief Financial Officer and Vice President of International Division since July 2002. Mr. Tarrago has directed the International Division since its organization as a separate business unit in July 1996 as First Vice President. He was a Second Vice President of the Corporate Center from August 1995 until July 1996. He was a Second Vice President of the International Division from August 1995 until July 1996. He was Director of International Relations from November 1993 until August 1995. From February 1992 until November 1993, he was our Director of Finance. Between May 1991 and February 1992, he was a management associate in the Corporate Banking Unit at the Santo Domingo branch of Citibank. Mr. Tarrago worked for the World Bank's International Finance Corporation in Washington, D.C. from May 1990 to September 1990 and for Bancredito between October 1986 and March 1988. He is the former dean of the MBA program at the Pontificia Universidad Catolica Madre y Maestra and has held an academic post at the Instituto Tecnologico de Santo Domingo. Mr. Tarrago holds both a BA in economics from Universidad Nacional Pedro Henriquez Urena and an MBA with a finance concentration from the Virginia Polytechnic Institute and State University.

     CARLOS RAMON ROMERO has served as Vice President of our Business Segment Division since January 2002. He was Vice President Customer Relationship Management Division from July 2000 to blank and First Vice President of the Residential and Business Division from July 1996 until July 2000. Immediately prior to his arrival, Mr. Romero served as chief executive of a brokerage company which he started in February 1994. Mr. Romero served as Vice President of the Technical Area of Compania Nacional de Seguros, a subsidiary of GFN, from 1980 until February 1994. Mr. Romero earned a BA in International Services from the Universidad Nacional Pedro Henriquez Urena, where he has since held various academic posts.

     RYAN LARRAURI has served as Vice President of our Consumer Segment Division since June 2001. Before joining TRICOM, he was Vice President of Marketing for GFN's Bancredito and Compania Nacional de Seguros since 1999. He has held numerous directive and executive positions in the textile, consumer goods and financial sectors. Mr. Larrauri is the published author of MARKETING IN THE DOMINICAN REPUBLIC, GENESIS AND EVOLUTION as well as several other specialized articles in the field. Mr. Larrauri has a B.S. in Marketing from the Univesidad Iberomaricana, as well as Post-Graduate degrees in Brand Management, International Business, Bank Management and Strategic planning.

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     VALERIANO VALERIO has served as our First Vice President of Network
Planning and Operations since June 2000 and as Second Vice President of Institutional Relationships between June 1995 and June 2000. Mr. Valerio graduated with a degree in Electrical Engineering from the Universidad Pedro Henriquez Urena and studied at the Nippon Telegraph and Telephone Public Corporation of Tokyo, Japan.

     HECTOR CASTRO NOBOA has served as Vice President of our Board of Directors since August 1994 and as a member since our formation in January 1988. He has been director and Executive Vice President of GFN since April 1989. Between March 1993 and September 1997, Mr. Castro served as the Executive Vice President of Bancredito. Mr. Castro has also worked for the Deutsche Sudamerikanische Bank (Germany), Citibank (Marketing Vice President), Bonanza Dominicana (Chief Financial Officer), Banco Metropolitano (Financial Advisor) and Universidad Nacional Pedro Henriquez Urena (professor of international economics and macroeconomics). Mr. Castro has a degree in Business Economics from Madrid's Universidad Complutense where he studied business economics.

     JUAN FELIPE MENDOZA has been a member of our Board of Directors since June 1997. Mr. Mendoza currently serves as Chief Executive Officer of Bancredito and President of Compania Nacional de Seguros. He is Vice President of FIDES (Inter-American Federation of Insurance Companies) and its regional commission for Central America and the Caribbean. Mr. Mendoza is a director of Reaseguradora Nuevomundo, Caribbean Hotel Association Insurance Company, Bancredito and GFN Corporation. Mr. Mendoza joined GFN in 1977. Prior to joining GFN, Mr. Mendoza was employed in the Internal Audit Department for the Caribbean of the Royal Bank of Canada. Mr. Mendoza graduated from Universidad Nacional Pedro Henriquez Urena and also attended Specialized Insurance Training Programs at Royal Global Insurance of New York and Swiss Insurance Formation Center, Swiss Re, Switzerland. Mr. Mendoza is a certified public accountant.

     ANIBAL DE CASTRO has been a member of our Board of Directors since May 1998, and has served as President of Editorial AA, a subsidiary of GFN, since May 1994. Mr. De Castro served on the Board of Directors of Corporacion Dominicana de Electricidad (C.D.E), the country's state-owned electric utility provider from 1979 to 1982, and currently serves on the Board of Directors of several Dominican companies and professional associations including Banco de la Pequena Empresa and Fondo de Financiamiento de la Micro-Empresa. Mr. De Castro graduated from Universidad Autonoma de Santo Domingo with a degree in journalism and holds a B.A. in economics from the University of East Anglia in Great Britain.

     KEVIN J. WILEY has been a member of our Board of Directors since December 1998. He currently serves as the Vice President of Sales for Next Level Communications - a telecommunications equipment provider whose largest shareholder is Motorola, Inc. Prior to his employment at Next Level Communications, Mr. Wiley worked for the Motorola Network Management Group as the Director of Regional Cellular Operations for the Latin America Region from October 1998 until April 2001. He worked as the Vice President and General Manager of Aliant Cellular Communications from July 1995 to July 1997. Mr. Wiley has been involved in various positions within the wireless telecommunications industry throughout his entire career. He has a B.S. in Finance and Management from Creighton University.

     RALPH SMITH has been a member of our Board of Directors since April 2001. Mr. Smith began working for Motorola in 1985 in its Automotive Electronics Business. He worked there in a variety of sales, project management, strategy and marketing roles. He joined the Corporate Business Development group of Motorola in 1991 and became an elected officer of Motorola in 2000. Mr. Smith began his career with a variety of financial and commercial research positions working for United States Steel Supply Division until he left to join Motorola. He has a B.S. degree in Management from Purdue University and a M.B.A. from Indiana University.

     RICHARD HANING has been a member of our Board of Directors since April 2001. Mr. Haning was a Senior Vice President of Motorola and Director of Finance for Motorola's Network Management Group until August 2002. Mr. Haning has been a Corporate Vice President with Motorola since 1990. Since joining Motorola in 1977, Mr. Haning has held numerous other financial positions within Motorola's cellular networks and subscribers businesses. Mr. Haning is a Director of Telular Corporation, a participant in the fixed wireless telecommunications market. He is also a Director of Omnitel, a Lithuanian cellular operator. He has a B.A. and M.B.A. from the University of Illinois.

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     THEODORE W. SCHAFFNER has been a member of our Board of Directors since
October 2001. Mr. Schaffner has been Senior Vice President and Director of Corporate Development at Motorola since 1999. He joined Motorola in 1987 and became the Director of Corporate Business Development in 1989. In 1991, he became Vice President of Corporate Business Development. He received his Bachelors of Arts at The Ohio State University and his Juris Doctor degree from Harvard University School of Law.

     MARINO GINEBRA has been a member of our Board of Directors since October 2001. Mr. Ginebra is the Chairman of the Board of Directors and President of Telecable Nacional, S.A. He has served as member of the Board of Directors of numerous charity associations and social clubs, and is currently a member of the Board of Directors of various banking, insurance and hotel corporations in the Dominican Republic. Mr. Ginebra holds a B.S. in Business Administration and Finance from the Catholic University of the Americas.

     EDWIN CORRIE has been a member of our Board of Directors since October 2001. Mr. Corrie is the Chairman and President of several corporations operating in the real-estate, investment and agricultural industries in the Dominican Republic. He is a member of the Board of Directors of various leading insurance, tourism, medical, and financial service institutions in the Dominican Republic. Mr. Corrie holds a B.S. in electromechanical engineering from the Massachusetts Institute of Technology and a B.S. in Business Administration from the Harvard Business School.

EXECUTIVE COMPENSATION

     The aggregate amount of compensation we paid during the fiscal year ended December 31, 2002 to our directors and executive officers, as a group (17 persons), was $1.7 million.

EMPLOYEES


     At December 31, 2002, we had 1,519 employees. Of this number, 195 were executives, directors and managers, and the remaining 1,324 were technicians, salesmen, service and staff employees. We believe that this number may increase over the next several years as we expand our network and customer base. None of our employees belong to labor unions. We believe that we have good relations with our employees.


SHARE OWNERSHIP


     In connection with our initial public offering, our Board of Directors adopted, and GFN and Motorola approved, our 1998 Long-Term Incentive Plan pursuant to which 750,000 shares of Class A common stock were reserved for issuance. At December 31, 2002, there were outstanding options to purchase 483,947 shares of Class A common stock that had been granted to directors, officers and employees at exercise prices ranging from $3.65 per share to $16.00 per share. The options granted expire on the tenth anniversary of the date of grant. At December 31, 2002, there were 266,053 shares available for grant under the plan.


MAJOR SHAREHOLDERS AND RELATED PARTY TRANSACTIONS


     The following table sets forth certain information known to us with respect to beneficial ownership of our Class A common stock at April 30, 2003 (unless otherwise indicated) by each person, to our knowledge, who beneficially owns 5% or more of the Class A common stock and all officers and directors as a group. Except as otherwise indicated, the holders listed below have sole voting and investment power with respect to all shares beneficially owned by them.


     Each share of Class B stock is freely convertible at any time into one share of Class A common stock, subject to adjustment, and may not be transferred except to GFN, Motorola or their permitted transferees, as defined. Each share of Class B stock has ten votes and of Class A common stock has one vote. GFN and Motorola own 100% of the outstanding shares of Class B stock. Currently, GFN and its affiliates have approximately 55.5% of the voting power (including shares of Class A common stock owned by it and its affiliates) and Motorola approximately 32.5%.

                                                                                                               PERCENTAGE OF
                                                                           PERCENTAGE OF                       VOTING POWER
                                                                           CLASS A COMMON                   (ASSUMING THAT ALL
                                                                               STOCK                          OF THE CLASS B
                                                             CLASS A       --------------   PERCENTAGE OF        STOCK IS
                                                           COMMON STOCK        SHARES       CLASS B STOCK     CONVERTED INTO
                                                           BENEFICIALLY     BENEFICIALLY    BENEFICIALLY      CLASS A COMMON
SHAREHOLDER                                                  OWNED(1)         OWNED(1)          OWNED            STOCK)(1)
-----------------------------------------------------     --------------   --------------   -------------   ------------------
GFN Corporation Ltd(2) ..............................       25,396,193          44.6            60.0               39.3
Oleander Holdings, Inc.(2)...........................       12,161,750          21.4            60.0               18.8
Manuel Arturo Pellerano Pena(2) .....................       27,426,374          48.2            60.0               42.5
Motorola, Inc........................................        7,657,818          14.4            40.0               11.9
Orient Star Holdings LLC(3)..........................        2,835,700           6.2              --                4.4
Directors and executive officers as a group
  (17 persons)(4)....................................       27,700,058          48.6            60.0               42.9

----------

(1) For purposes of this table, a person or group of persons is deemed to have "beneficial ownership" of any shares as of a given date which such person or group of persons has the right to acquire within 60 days after such date. Information relating to the percentage beneficially owned is calculated in accordance with SEC rule 13d-3 and includes for each of GFN Corporation Ltd., Manuel Arturo Pellerano Pena, Oleander Holdings Inc. and Motorola the shares of Class A common stock issuable upon conversion of the Class B stock beneficially owned by it only. For purposes of calculating the percentage of Class A common stock beneficially owned by GFN Corporation Ltd, for example, in accordance with SEC rule 13d-3, the number of outstanding shares of Class A common stock does not include shares that would be issuable upon conversion of Class B stock owned by Motorola. As a result, the percentage of Class A common stock beneficially owned by any holder of Class B stock is greater than the percentage of Class A common stock owned by that holder, assuming conversion of all Class B stock, shown in the column, "Percentage of Voting Power."


(2) GFN Corporation Ltd. is controlled by Manuel Arturo Pellerano Pena, our Chairman of the Board of Directors and President, and members of his family. Oleander Holdings, Inc., a Panamanian corporation, is a wholly owned subsidiary of GFN. Does not include shares to be purchased by GFN to fund the payment of the cash portion of the exchange offer consideration. The number of shares to be issued will be based on the average closing sales price of our ADRs on the New York Stock Exchange for the 20 days preceding the expiration date.


(3) Inmobiliaria Carso, S.A. de C.V., as the sole member of Orient Star Holdings LLC, is deemed to beneficially own indirectly the ADSs owned directly by Orient Star Holdings LLC. Carlos Slim Helu, Carlos Slim Domit, Marco Antonio Slim Domit, Patrick Slim Domit, Maria Soumaya Slim Domit, Vanessa Paola Slim and Johanna Monique Slim Domit own all of the outstanding voting securities of Inmobiliaria Carso, S.A. de C.V., and are deemed to beneficially own indirectly the ADSs deemed beneficially owned by Inmobiliaria Carso, S.A. de C.V. and directly owned by Orient Star Holdings LLC. This information is based on a Schedule 13-G dated December 31, 2002 and filed with the Securities and Exchange Commission.

 (4) Includes 11,486,726 shares of Class B stock and 15,939,648 shares of Class A common stock that may be deemed to be beneficially owned by Mr. Pellerano, our Chairman of the Board of Directors and President, in his capacity as a controlling person of GFN. Also includes 47,544 shares of Class A common stock that are issuable upon exercise of currently exercisable options beneficially owned by officers.

     Motorola Inc. has announced its intention to sell its shares of Class B stock. Our By-laws provide that upon transfer of such shares (unless to GFN or one of its affiliates), these shares will convert to Class A common stock.

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SHAREHOLDERS AGREEMENT

     Each of the current members of the Board of Directors has been elected under the terms of an amended and restated shareholders agreement, dated at May 8, 1998, among TRICOM, Motorola, Oleander Holdings Inc., Zona Franca San Isidro, S.A. and certain nominal shareholders that are affiliates of GFN or TRICOM.

     The shareholders agreement provides that the Board of Directors will consist, and GFN and Motorola each will vote all of the shares owned by it (or in the case of any transfer of shares to its permitted transferee, as defined in the shareholders agreement, will cause such permitted transferees to vote their shares) in favor, of six directors to be designated by GFN, four directors to be designated by Motorola and two independent directors. The shareholders agreement provides that in order for a person to qualify as an independent director such person must not be:

     - an officer, employee, principal stockholder, consultant or partner of TRICOM, apart from such directorship, or an officer, employee, principal stockholder, consultant or partner of an entity that was dependent upon TRICOM or any affiliate of TRICOM for more than 5% of its revenues or earnings in its most recent fiscal year;

     - an officer, director, employee, principal stockholder, consultant or partner of a person that is a competitor of TRICOM or any of its affiliates, any affiliate of such competitor, or any other person that was dependent upon such competitor or affiliate of such competitor for more than 5% of its revenues or earnings in its most recent fiscal year; or

     - an officer, director, employee, principal stockholder, consultant or partner of Motorola or GFN or an officer, employee, principal stockholder, consultant or partner of an entity that was dependent upon Motorola or any affiliate of Motorola for more than 5% of its revenues or earnings in its most recent fiscal year.

     Each of Motorola and GFN will be entitled to nominate one independent director so long as it together with its permitted transferees owns at least 25% of the issued and outstanding shares of Class B stock. In calculating the number of shares of Class B stock owned by either GFN or Motorola, there will be included the number of shares of Class B stock owned by any of it permitted transferees.

     The number of directors other than independent directors that GFN or Motorola each may designate will change if its percentage ownership of Class B stock changes as follows:

     - if GFN and Motorola each owns 50% of the then outstanding shares of Class B stock, each would have the right to designate five directors;

     -  if either GFN or Motorola owns shares of Class B stock;

        - greater than 50% but less than or equal to 60% of the then outstanding shares of Class B stock, it would designate six directors and the other four directors;

        - greater than 60% but less than or equal to 70% of the then outstanding shares of Class B stock, it would designate seven directors and the other three directors;

        - greater than 70% but less than or equal to 80% of the then outstanding shares of Class B stock, it would designate eight directors and the other two directors;

        - greater than 80% but less than or equal to 90% of the then issued and outstanding shares of Class B stock, it would designate nine directors and the other one director; or

        - greater than 90% of the issued and outstanding Class B stock, it would designate all ten directors.

     Until such time as either Motorola or GFN owns less than 25% of the outstanding shares of Class B stock, the shareholders agreement requires the affirmative vote of nine directors to approve the following actions:

     - the acquisition or formation by TRICOM of any entity or the making of any investments in an other entity of business, including, but not limited to, the purchasing of equity or debt interests in or the

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        extension of credit to such entity;

     - the incurrence of indebtedness, if after giving effect to such incurrence, including the proposed application of the proceeds of such indebtedness to pay existing indebtedness, the ratio of indebtedness to shareholders' equity would be greater than three to one;

     - approval of annual budgets relating to income, capital expenditure, operating expenses and cash flows (provided that this does not require approval of any projected debt incurrence that otherwise complies with the limits described above or of any other proposed corporate action for which super-majority approval is not specifically required); and

     - the issuance, or redemption, of Class A common stock or other securities or instruments exercisable for or convertible into Class A common stock.

     In addition, approval by the independent directors is required for any transaction that has a fair market value exceeding $1.0 million which we enter into with either GFN or Motorola and their respective affiliates. The vote of a majority of the directors present at a duly convened meeting is required for all other board actions (and at such time that Motorola or GFN owns less than 25% of the then outstanding shares of Class B stock for the four actions specified as requiring a greater vote).

     Under the shareholders agreement, if we propose to register any of our securities under the Securities Act of 1933 (other than a registration in connection with a reorganization on Form F-4 or in connection with any employee stock option, stock purchase or savings plan on Form S-8 or similar registration forms), whether or not for our own account, GFN and Motorola are entitled to include shares of Class A common stock owned by them in any such registration, subject to the right of the managing underwriter of any such offering to exclude, due to market conditions, some or all of such securities. In addition, GFN and Motorola each has the right to require us to prepare and file on three occasions a registration statement covering registrable securities with a market value of at least $5.0 million, subject to customary blackout periods. We are generally required to bear the expenses (except underwriting discounts and commissions and fees and expenses of any special counsel) of all such registrations, whether or not initiated by GFN or Motorola.

     CERTAIN TRANSACTIONS WITH PRINCIPAL SHAREHOLDERS

GFN


     GFN is one of the Dominican Republic's largest privately held companies, with interests in insurance, finance and publishing. GFN provides a number of managerial services to its affiliated companies, including TRICOM, for which the affiliated companies are billed based upon the number of hours that a particular GFN employee spends on providing such services and other factors. GFN employees have provided to us internal auditing, public relations, management information services, legal and personnel management services. For 2000, 2001 and 2002, we paid to GFN $234,000, $129,000 and $78,000, respectively, for such services. GFN also provides us with security services for which we paid $227,000, $268,000 and $228,000 in 2000, 2001 and the 2002, respectively. In addition, GFN provides us with advertising services for which we paid $250,000, $1.0 million and $695,000 in 2000, 2001 and 2002, respectively. We anticipate that we will continue to receive such services from GFN.

     We lease premises and equipment from GFN and its affiliates. During 2000, 2001 and 2002, we paid to GFN and its affiliates $158,000, $123,000 and $204,000, respectively, for the use of premises and equipment.

     We also entered into various capital leases with an affiliate of GFN for $20.8 million during 2000 and $17.9 million during 2001. We did not enter into any capital lease agreements during 2002. In 2000, we sold our Internet portal to a GFN affiliate for approximately $2.3 million.

     We provide life insurance to our employees and have obtained other insurance through Segna, formerly Compania Nacional de Seguros, a GFN affiliated insurance company. We paid insurance premiums to affiliates of GFN totaling $4.1 million, $4.4 million and $5.8 million in 2000, 2001 and 2002, respectively.

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     We provide telecommunications services to GFN and its affiliated companies.
GFN and its affiliated companies paid us $1.9 million, $3.7 million and $4.2 million for such services in 2000, 2001 and 2002, respectively.

     GFN affiliated banks have loaned us funds. We had borrowings from GFN affiliated banks, including financing of letters of credit and open accounts, in the aggregate principal amounts of $31.4 million at December 31, 2000, $27.1 million at December 31, 2001 and $34.5 million at December 31, 2002.

     GFN will purchase shares of our Class A common stock for an amount sufficient to pay the cash portion of the exchange offer consideration. The number of shares to be issued will be based on the average closing price of our ADRs on the New York Stock Exchange for 20 days preceding the expiration date.


MOTOROLA


     We have purchased telecommunications equipment from Motorola, particularly for the development of our wireless cellular system and our wireless local loop in the Dominican Republic for aggregate consideration of approximately $20.3 million, $20.2 million and $2.1 million during 2000, 2001 and 2002, respectively. During 2001, we purchased from Motorola an iDEN(R) system for Panama, for $20 million.


OTHER TRANSACTIONS


     We have purchased mortgage participation contracts from savings and loan associations in the Dominican Republic that are maintained as compensating balances for mortgage loans made by these associations to several of our officers. At December 31, 2000, 2001 and December 31, 2002, these mortgage participation contracts totaled $3.3 million, $4.0 million and $552,000, respectively.

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                            DESCRIPTION OF NEW NOTES

GENERAL

     The new notes will be issued under an indenture between TRICOM and The Bank of New York, as trustee. The terms of the new notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939. The new notes are subject to all these terms, and holders of the new notes are referred to the indenture and the Trust Indenture Act for a statement of them. The following summary of certain provisions of the new notes and the indenture does not purport to be complete and is qualified in its entirety by reference to the new notes and the indenture, including the definitions in the notes and the indenture of terms used below. A copy of the proposed forms of new notes and the indenture will be made available to holders of the existing notes upon request. The definitions of certain terms used in the following summary are set forth below under "-- Certain Definitions."


     As of the date of the indenture, we will have 14 direct and indirect subsidiaries. All of our subsidiaries are wholly-owned except for TRICOM Panama, S.A., of which we own 51%. All of our subsidiaries, other than TRICOM USA Inc., a Delaware corporation, and TRICOM Latinoamerica, S.A., a Cayman Island corporation ("Tricom Latin America"), and certain of its subsidiaries, have nominal assets and operations. The indenture will contain certain provisions restricting the ability of our Restricted Subsidiaries to borrow money or incur any obligation that would limit the dividends that may be paid to us. As of the date of the indenture, one of our subsidiaries, TRICOM Panama S.A., a Panama corporation, will be an Unrestricted Subsidiary. In addition, under certain circumstances, we will be able to designate current or future subsidiaries as Unrestricted Subsidiaries. Unrestricted Subsidiaries will not be subject to many of the restrictive covenants set forth in the indenture. The amount that we may invest in Unrestricted Subsidiaries is limited by the indenture. As used in this section, the term "Company" refers only to TRICOM, S.A. and not to any of its subsidiaries.

     The obligations of the Company under the new notes will be fully, unconditionally, jointly and severally guaranteed (collectively, the "Note Guarantees") by all of the Company's Restricted Subsidiaries in existence on the issue date of the new notes, other than TRICOM Latin America and its current and future subsidiaries (collectively, the "Guarantors"). As of December 31, 2002, TRICOM Latin America and its subsidiaries had assets of $70.0 million. For the year ended December 31, 2002, TRICOM Latin America and its subsidiaries had revenues of $2.7 and an operating loss of $9.2 million. No Person that becomes a Restricted Subsidiary of the Company after the date of the indenture will be required to become a Guarantor. The Note Guarantee of each of the Guarantors will rank senior in right of payment to all subordinated indebtedness of such Guarantor and will rank equally in right of payment with all other indebtedness of each Guarantor that is not expressly subordinated to its Note Guarantee, except to the extent of any collateral securing other indebtedness. See "-- Guarantees."


RANKING

     The new notes will be general unsecured senior obligations of the Company ranking senior in right of payment to all existing and future subordinated indebtedness of the Company and equally in right of payment with all other existing and future indebtedness of the Company that is not expressly subordinated to the new notes, except to the extent of any collateral securing other indebtedness.


     As of December 31, 2002, the total amount of senior indebtedness of the Company and its subsidiaries was approximately $467.6 million.


PRINCIPAL, MATURITY AND INTEREST


     The new notes will be issued in a maximum aggregate principal amount of $190.0 million. The new notes will mature on September 1, 2009. Interest on the new notes will accrue at the rate of 12% per annum (subject to reduction to 11.375% per annum and any subsequent increase to 12% per annum, as set forth below) and will be payable semi-annually in arrears on March 1 and September 1 of each year, commencing on September 1, 2003, to holders of record on the immediately preceding February 15 and August 15. Interest on the new notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the issue date of the new notes. The interest payment on September 1, 2003 will include accrued and unpaid interest on the existing notes exchanged for new notes from the most recent interest payment date for the existing notes (March 1, 2003) through and including the date immediately preceding the issue date of the new notes.


     Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. The new notes will be payable both as to principal, premium, if any, and interest at the office or agency of the Company maintained for that purpose within the City and State of New York or, at the option of the Company, payment of principal, premium, if any, and interest may be made by check mailed to the holders of the new notes at their respective addresses set forth in the register of holders of the new notes. If the holder of any new notes has given wire transfer instructions to the Company, the Company will be required to make all payments with respect to those new notes by wire transfer of immediately available funds to the account specified by that holder. Until otherwise designated by the Company, the Company's office or agency in New York will be the office of the trustee maintained for the purpose of making payments. The new notes will be issued in denominations of $1,000 and integral multiples thereof.


     If, for two consecutive fiscal quarters, the Company's Net Debt Ratio does not exceed 5.0 to 1.0 (based upon the aggregate amount of Net Debt at the last day of each such quarter and the Company's Consolidated EBITDA for the four fiscal quarters ending with the day at which Net Debt is determined) and the Company's Consolidated Interest Expense Ratio exceeds 1.75 to 1.0 (based upon the Company's Consolidated EBITDA and Consolidated Interest Expense for the four fiscal quarters ending with the last day of the fourth fiscal quarter for which the calculation is made), then the interest rate on the new notes will be reduced to 11.375% per annum, from and after the first day of the fiscal quarter, following the second fiscal quarter for which the Net Debt Ratio does not exceed 5.0 to 1.0 and the Company's Consolidated Interest Expense Ratio exceeds 1.75 to 1.0; provided, however, if, thereafter, for two consecutive fiscal quarters, either the Company's Net Debt Ratio exceeds 5.0 to 1.0 or the Consolidated Interest Expense Ratio is less than 1.75 to 1.0, then the interest rate on the new notes will be increased to 12.0% per annum, from and after the first day of the fiscal quarter, following the second consecutive fiscal quarter for which the Company does not comply with each of the ratios, until such time as the Company complies with each of the ratios for two consecutive fiscal quarters, at which time the interest rate again will be reduced to 11.375% per annum, as provided above (subject to subsequent increases and reductions based on any failure to comply or compliance with the ratios).


OPTIONAL REDEMPTION

     The new notes will be subject to redemption at the option of the Company or any Guarantor, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth in the table below, plus accrued and unpaid interest, if any, on the new notes being redeemed to the applicable redemption date.

         If Redeemed During the Twelve-Month Period Beginning on
                 September 1 of the Years Indicated Below:                  Percentage
-------------------------------------------------------------------------   ----------
2002.....................................................................    102.844%
2003 and thereafter......................................................    100.000%

MANDATORY REDEMPTION


     The Company will redeem, on each of September 1, 2007 and 2008, new notes with an aggregate principal amount equal to 5% of the aggregate original principal amount of the new notes, at a redemption price equal to 100% of their principal amount, plus accrued and unpaid interest on the new notes being redeemed to the applicable redemption date.

ADDITIONAL AMOUNTS


     All payments made by the Company or any Guarantor under or with respect to the new notes or any Note Guarantee will be made free and clear of and without withholding or deduction for or on account of any present or future taxes, levies, imposts, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of the Dominican Republic or any political subdivision or taxing authority of or in the Dominican Republic or, in the case of any payment by a Guarantor, any other jurisdiction in which the Guarantor is organized or resident ("Taxes"), unless the Company or the Guarantor, as the case may be, is required to withhold or deduct any amount for or on account of Taxes by law or by the interpretation or administration of law. If the Company or any Guarantor is so required to withhold or deduct any amount for or on account of Taxes from any payment made by the Company under or with respect to the new notes or by a Guarantor under or with respect to the Note Guarantee of that Guarantor, the Company or the Guarantor, as the case may be, will pay such additional amounts ("Additional Amounts") as may be necessary so that the net amount (including Additional Amounts) received by each holder of new notes after withholding or deduction will not be less than the amount the holder would have received if Taxes had not been withheld or deducted.


     However, no Additional Amounts will be payable with respect to a payment made to a holder of new notes with respect to any Tax which would not have been imposed, payable or due:


          (1) but for the fact that the holder or a Beneficial Owner of a new note is or was a domiciliary, national or resident of, or engages or engaged in business, maintains or maintained a permanent establishment or is or was physically present in the Dominican Republic or, in the case of any payment by a Guarantor, any other jurisdiction in which the Guarantor is organized or resident, or otherwise has some present or former connection with the Dominican Republic or in the case of any payment by a Guarantor, any other jurisdiction in which the Guarantor is organized or resident other than the mere holding or enforcement of the new notes or any Note Guarantee or the receipt of principal, premium, if any, or interest in respect of the new notes;


          (2) but for the failure of the holder or Beneficial Owner of new notes to comply with a request by the Company or any Guarantor to satisfy any certification, identification or other reporting requirements which the holder or such Beneficial Owner is legally entitled to satisfy, whether imposed by statute, treaty, regulation, administrative practice or otherwise, concerning the nationality, residence or connection with the Dominican Republic (or, in the case of a payment by a Guarantor, any other jurisdiction in which the Guarantor is organized or resident) of such holder or Beneficial Owner; or

          (3) if, where presentation by the holder is required to receive payment under the new notes, the presentation for payment had occurred within 30 days after the date such payment was due and payable or was provided for, whichever is later.


     Notwithstanding the preceding paragraph, the limitations on the Company's or any Guarantor's obligation to pay Additional Amounts set forth in clause (2) of the preceding paragraph will not apply if a certification, identification, or other reporting requirement described in clause (2) would be materially more onerous, in procedure or in the substance of information disclosed, to the holders or Beneficial Owners (taking into account any relevant differences between U.S. law, regulation or administrative practice and that of the jurisdiction requiring the certification, identification or other reporting requirement) than comparable information or other reporting requirements imposed under U.S. tax law, regulation (including proposed regulations) and administrative practice or other reporting requirements imposed as of the date of this prospectus under U.S. tax law, regulation (including proposed regulations) and administrative practice (such as IRS Forms 1001, W-8 and W-9).


     The obligation of the Company or any Guarantor to pay Additional Amounts in respect of Taxes will not apply with respect to:


          (4) any estate, inheritance, gift, sales, transfer, personal property or any similar Tax or

          (5) any Tax which is payable otherwise than by deduction or withholding from payments made under or with respect to the new notes.


     The Company and each Guarantor, as applicable, will:

          (1) make any required withholding or deduction;

          (2) remit the full amount deducted or withheld to the relevant authority (the "Taxing Authority") in accordance with applicable law;


          (3) use its best efforts to obtain certified copies of tax receipts evidencing the payment of any Taxes so deducted or withheld from each Taxing Authority imposing such Taxes; and


          (4) in the event that certified copies of tax receipts are obtained, promptly send the certified copies of tax receipts to the trustee (if the trustee acts as the paying agent) or, if different, to the paying agent for prompt forwarding to any holder that has made a written demand for the certified copies to the trustee or the paying agent, as the case may be.

     The Company or the Guarantor will attach to each certified copy of a tax receipt a certificate stating


          (1) that the amount of withholding tax evidenced by the certified copy was paid in connection with payments in respect of the principal amount of new notes then outstanding, and


          (2) the amount of the withholding tax paid per $1,000 of principal amount of the new notes.


     If, notwithstanding the Company's or the Guarantor's efforts to obtain tax receipts, the receipts are not obtainable, the Company or the Guarantor will provide to the trustee or the paying agent, as the case may be, such other evidence of the payments as the Company or the Guarantor may reasonably obtain.

     At least 30 days prior to each date on which any payment under or with respect to the new notes is due and payable (unless the obligation to pay Additional Amounts arises after the 30th day prior to that date, in which case it will be promptly after the obligation to pay Additional Amounts arises), if the Company or any Guarantor will be obligated to pay Additional Amounts with respect to the payment, the Company or the Guarantor will deliver to the trustee and each paying agent an Officers' Certificate stating the fact that the Additional Amount will be payable and the amounts so payable and will set forth other information necessary to enable the trustee and each paying agent to pay the Additional Amounts to holders of new notes on the payment date. Each Officers' Certificate will be relied upon until receipt of a further Officers' Certificate addressing these matters.


     Whenever in the indenture or in this "Description of the New Notes" there is mentioned, in any context, the payment of amounts based upon the payment of principal, premium or interest or of any other amount payable under or with respect to any New Note, such mention will be deemed to include mention of the payment of Additional Amounts as are, were or would be payable in respect of the payment of principal, premium or interest or of any other amount.

     Dominican law currently requires that we withhold 5% of any interest payable on the new notes to financial institutions located abroad and 25% on interest paid to companies and individuals other than financial institutions located abroad.

REDEMPTION FOR CHANGES IN WITHHOLDING TAXES


     The new notes may be redeemed at the option of the Company, in whole but not in part, at any time prior to maturity if, as the result of any change in or amendment to the laws, regulations or rulings of the Dominican Republic (or of any jurisdiction of organization or residence of any Guarantor that makes any payment under or with respect to the new notes for which Additional Amounts must be paid) or any political subdivision or taxing authority of or in the Dominican Republic or any jurisdiction of organization or residence of any Guarantor, or any change in the application of or official interpretation of their laws, regulations or rulings (including the holding of a court of competent jurisdiction), the Company or any Guarantor has or will become obligated to pay Additional Amounts (excluding interest and penalties) in excess of the Additional Amounts that the Company or any Guarantor would be obligated to pay if withholding taxes (excluding interest and penalties) were imposed with respect to payments of principal, premium or interest at a rate of 15.0%, and the obligation cannot be avoided by the Company or the Guarantors, as the case may be, taking reasonable measures available to them. In that event the Company may, at its option, redeem or cause the redemption of the new notes, as a whole but not in part, upon not more than 60 nor less than 30 days' notice to the holders of the new notes (with copies to the trustee and each other paying agent) at 100% of their principal amount, together with accrued and unpaid interest, if any, to (but excluding) the date fixed for redemption, plus any Additional Amounts payable with respect to principal amount and interest as provided under "-- Additional Amounts."


     Prior to the giving of notice of redemption of the new notes as described herein and as a condition to any redemption, the Company will deliver to the trustee an Officers' Certificate (together with a copy of the written opinion of counsel to the effect that the applicable rate has increased to a rate in excess of 15.0% and the Company or any Guarantor has or will become so obligated to pay Additional Amounts as a result of the change, amendment or official interpretation), stating that the Company is entitled to effect the redemption and setting forth in reasonable detail a statement of facts relating to the redemption. No notice of redemption will be given earlier than 90 days prior to the earliest date on which the Company or any Guarantor would be obligated to pay Additional Amounts were a payment in respect of the new notes then due and, at the time the notice of redemption is given, the obligation to pay such Additional Amounts remains in effect.

REPURCHASE AT THE OPTION OF HOLDERS

     OFFER TO PURCHASE UPON CHANGE OF CONTROL

     Upon the occurrence of a Change of Control, the Company will be required to make an offer (the "Change of Control Offer") to each holder of new notes to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each holder's new notes at a purchase price equal to 101% of the aggregate principal amount of the new notes, plus accrued and unpaid interest, if any, to the date of purchase (the "Change of Control Payment"). The Change of Control Offer

     -    must be commenced within 30 days following a Change of Control,

     - must remain open for at least 30 and not more than 40 days (unless required by applicable law) and

     - must comply with the requirements of Rule 14e-1 under the Exchange Act and any other applicable securities laws and regulations.


     If the date of purchase is on or after an interest record date and on or before the related interest payment date, any accrued interest will be paid to the Person in whose name a new note is registered at the close of business on the record date, and no additional interest will be paid or payable to holders who tender new notes pursuant to the Change of Control Offer.


     Due to the leveraged structure of the Company and the effective subordination of the new notes to secured Indebtedness of the Company and of the Company's Restricted Subsidiaries, the Company may not have sufficient funds available to purchase the new notes tendered in response to a Change of Control Offer. In addition, agreements relating to Indebtedness of the Company or the Company's Restricted Subsidiaries may contain prohibitions or restrictions on the Company's ability to make a Change of Control Payment.

     The provisions described above that require the Company to make a Change of Control offer following a Change of Control will be applicable whether or not any other provisions of the indenture are applicable. Except as described above with respect to a Change of Control, the indenture does not contain provisions that permit the holders of the new notes to require that the Company repurchase or redeem the new notes in the event of a takeover, recapitalization or similar transaction.

     The Company will not be required to make a Change of Control Offer upon the occurrence of a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by the Company and purchases all new notes properly tendered and not withdrawn under the Change of Control Offer.

     The definition of Change of Control includes a phrase relating to the sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the Company's assets. Although there is a developing body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of new notes to require the Company to repurchase such new notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the Company to another Person may be uncertain.

     OFFER TO PURCHASE WITH EXCESS ASSET SALE PROCEEDS


     When the cumulative amount of Excess Proceeds (as defined below under "-- Repurchase at the Option of Holders -- Asset Sales") exceeds $5.0 million, the Company will make an offer to all holders of new notes (an "Excess Proceeds Offer") to purchase the maximum principal amount of new notes that may be purchased out of the Excess Proceeds, at an offer price in cash equal to 100% of the outstanding principal amount of the new notes, plus accrued and unpaid interest on the principal amount of the new notes to the date fixed for the closing of the Excess Proceeds Offer, in accordance with the procedures specified in the indenture.


     ASSET SALES

     The Company and its Restricted Subsidiaries may not, whether in a single transaction or a series of related transactions occurring within any twelve-month period (each of the following, an "Asset Sale"), sell, lease, convey, dispose of or otherwise transfer any assets (including by way of a Sale and Leaseback Transaction), other than sales, leases, conveyances, dispositions or other transfers

              (a) in the ordinary course of business

              (b) to the Company by any Restricted Subsidiary of the Company, from the Company to any Restricted Subsidiary of the Company or from any Restricted Subsidiary of the Company to another Restricted Subsidiary of the Company


              (c) that constitute a Restricted Payment permitted under the covenant entitled "-- Covenants -- Restricted Payments" or

              (d) that constitute a Permitted Investment,

or issue or sell Equity Interests in any of its Restricted Subsidiaries (other than an issuance or sale of Equity Interests of any such Restricted Subsidiary to the Company or a Restricted Subsidiary of the Company),


     unless in each case:

          (1) no Default or Event of Default exists or would occur as a result of the Asset Sale;

          (2) the Company, or the Restricted Subsidiary, as the case may be, receives consideration at the time of the Asset Sale at least equal to the Fair Market Value (evidenced by a resolution of the Board of Directors of the Company set forth in an Officers' Certificate delivered to the trustee), of the assets or securities issued or sold or otherwise disposed of; and

          (3) at least 85% of the consideration received by the Company or the Restricted Subsidiary from the Asset Sale is in the form of cash; PROVIDED, HOWEVER, that


              (a) the amount of


                  (x) any liabilities (as shown on the Company's or the
              Restricted Subsidiary's most recent balance sheet or in the notes to the balance sheet) of the Company or the Restricted Subsidiary of the Company (other than liabilities that are by their terms subordinated to the new notes) that are assumed by the transferee of any assets or Equity Interests and

                  (y) any notes, obligations or other securities received by the
              Company or any Restricted Subsidiary of the Company from the transferee that are immediately converted by the Company or the Restricted Subsidiary of the Company into cash, will be deemed to be cash (to the extent of the cash received in the case of this subclause (y)) for purposes of this clause (3); and

              (b) an amount equal to the Fair Market Value (evidenced as set forth in clause (2) above) of the Voting Stock of any Person engaged in the Telecommunications Business in the United States received by the Company or any Restricted Subsidiary of the Company (if the Voting Stock is converted to cash within 90 days or the Person concurrently becomes or is a Restricted Subsidiary of the Company) will be deemed to be cash for purposes of this clause (3).


     These provisions will not apply to a sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company, which will be governed by the provisions of the indenture described below under "-- Covenants -- Merger, Consolidation, or Sale of Assets."


     Notwithstanding the foregoing, TRICOM Latin America and its Subsidiaries, the Company or any Restricted Subsidiary of the Company may issue and sell Equity Interests of TRICOM Latin America or its Subsidiaries without the issuance and sale constituting an Asset Sale; PROVIDED, that

          (1) after giving effect to the issuance and sale, the Company and its Restricted Subsidiaries continue to own, in the aggregate, directly or indirectly, at least 51% of the Total Common Equity and Voting Stock of TRICOM Latin America or any of its Subsidiaries that issued and sold Equity Interests and


          (2) the net proceeds from the issuance and sale


              - are invested in the business of the Company, any Restricted Subsidiary of the Company or TRICOM Latin America or any of its Subsidiaries,

              - are not used to purchase any securities or Indebtedness of any other Person (other than those of the Company, any Restricted Subsidiary of the Company or TRICOM Latin America or any of its Subsidiaries) or

              - are used to pay dividends or other distributions to the Company or another Restricted Subsidiary of the Company or redeem shares of TRICOM Latin America owned by the Company or any Restricted Subsidiary of the Company.


     Within 360 days after the receipt of Net Proceeds of any Asset Sale, the Company or its Restricted Subsidiary, as the case may be, may apply the Net Proceeds from the Asset Sale to:

          (1) permanently reduce the amounts permitted to be borrowed by the Company under the terms of any of its Senior Indebtedness, or

          (2) to the extent not used in clause (1) above, the purchase of

              (a) Telecommunications Related Assets or

              (b) Voting Stock of any Person engaged in the Telecommunications Business; PROVIDED, that the Person concurrently becomes a Restricted Subsidiary of the Company.

Any Net Proceeds from any Asset Sales that are not so applied or invested will constitute "Excess Proceeds."

     When the aggregate amount of Excess Proceeds exceeds $5.0 million, the Company will be required to make an Asset Sale Offer in accordance with the terms set forth under "-- Repurchase at the Option of Holders -- Offer to Purchase with Excess Asset Sale Proceeds."

     SELECTION OF NEW NOTES FOR REDEMPTION OR OFFERS TO PURCHASE

     If less than all of the new notes are to be redeemed or to be purchased pursuant to any purchase offer required under the indenture at any time, selection of new notes for redemption or purchase will be made by the trustee in compliance with the requirements of the principal national securities exchange, if any, on which the new notes are listed, or, if the new notes are not so listed, on a PRO RATA basis, by lot or by any method that the trustee deems fair and appropriate; PROVIDED, that no new notes with a principal amount of $1,000 or less will be redeemed or purchased in part. A new note in principal amount equal to the unredeemed or unpurchased portion will be issued in the name of the holder of the original new note upon cancellation of the original new note. On and after the redemption or purchase date, assuming new notes are redeemed or purchased as so required, interest will cease to accrue on the new notes or portions of them called for redemption or purchase.

     NOTICE OF REDEMPTION

     Notice of redemption will be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each holder of new notes to be redeemed at its registered address. If any new note is to be redeemed in part only, the notice of redemption that relates to that new note will state the portion of the principal amount to be redeemed.

GUARANTEES


     The obligations of the Company under the new notes will be guaranteed, jointly and severally and fully and unconditionally, by all of the Company's current Restricted Subsidiaries and each of their respective successors (other than TRICOM Latin America, its Subsidiaries and each of their respective Subsidiaries). No Person that becomes a Restricted Subsidiary of the Company after the date of the indenture will be required to become a Guarantor. The Note Guarantee issued by each Guarantor will rank senior in right of payment to all other Indebtedness of such Guarantor that is expressly subordinated to such Note Guarantee and will rank equally in right of payment with all other Indebtedness of the Guarantor that is not expressly subordinated to the Note Guarantee, except to the extent of any collateral securing the other Indebtedness.


     The obligations of each Guarantor with respect to its Note Guarantee will be limited to the maximum amount that will result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent conveyance or fraudulent transfer under any applicable federal, state or foreign law. This amount is calculated after giving effect to all other contingent and fixed liabilities of the Guarantor and after giving effect to any collections from, rights to receive contribution from, or payments made by or on behalf of any other Guarantor in respect of the obligations of the other Guarantor under its Note Guarantee or under its contribution obligations under the indenture. Each Guarantor that makes a payment or distribution under a Note Guarantee will be entitled to contribution from each other Guarantor so long as the exercise of that right does not impair the rights of the holders of the new notes under the Note Guarantees.

     In the event of:

          (1) a sale or other disposition of all or substantially all of the assets of any Guarantor or the sale of a Guarantor, by way of merger, consolidation or otherwise;

          (2) a Guarantor becoming an Unrestricted Subsidiary under the terms of the indenture; or

          (3) a sale or other disposition of all of the Capital Stock of any Guarantor,

then in each of these cases, the Guarantor or the Person acquiring the assets, as applicable, will be released and relieved of any obligations under its Note Guarantee; PROVIDED, that the Company complies with the provisions under "-- Repurchase at the Option of Holders -- Assets Sales."

CERTAIN COVENANTS

     RESTRICTED PAYMENTS

     The Company and its Restricted Subsidiaries may not, directly or indirectly:

          (1) declare or pay any dividend or make any distribution on account of any of their Equity Interests, other than dividends or distributions payable


                  (A) in Equity Interests of the Company or a Restricted Subsidiary that are not Disqualified Stock or


                  (B) to the Company or any Restricted Subsidiary of the Company;


          (2) purchase, redeem, defease, retire or otherwise acquire for value any Equity Interests of the Company or any of its Subsidiaries or other Affiliate of the Company, other than any Equity Interests owned by the Company or any Restricted Subsidiary of the Company, Equity Interests of any Subsidiary or other Affiliate of the Company that qualifies as a Permitted Investment or Equity Interests of Tricom Latin America or its Subsidiaries;

          (3) purchase, redeem, defease, retire or otherwise acquire for value any Indebtedness of the Company or its Restricted Subsidiaries that is subordinate in right of payment to the new notes or the Note Guarantees, except at final maturity or in accordance with the mandatory redemption or repayment provisions set forth in the original documentation governing that Indebtedness; or


          (4) make any Restricted Investment

     (all payments and other actions set forth in clauses (1) through (4) above being collectively referred to as "Restricted Payments"), unless, at the time of a Restricted Payment:

              (a) no Default or Event of Default has occurred and is continuing or would occur as a consequence of the Restricted Payment;

              (b) after giving effect to the Restricted Payment on a pro forma basis as if the Restricted Payment had been made at the beginning of the applicable four-quarter period, the Company could incur at least $1.00 of additional Indebtedness pursuant to the Leverage Ratio test under the covenant entitled "--Covenants -- Incurrence of Indebtedness and Issuance of Disqualified Stock"; and


              (c) the Restricted Payment, together with the aggregate of all other Restricted Payments made by the Company and its Restricted Subsidiaries after August 21, 1997 (including any Restricted Payments made pursuant to clauses (1) and (5) of the next paragraph), is less than the sum of


                           (1) 50% of the Consolidated Net Income of the Company
                  for the period (taken as one accounting period) from October 1, 1997 to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of the Restricted Payment (or, if Consolidated Net
                  Income for the period is a deficit, less 100% of the deficit), plus


                           (2) 100% of the aggregate net cash proceeds received
                  by the Company from the issue or sale (other than to a Subsidiary of the Company) of Equity Interests of the Company (other than Disqualified Stock) or of debt securities or Disqualified Stock of the Company that have been converted into or exchanged for Equity Interests of the Company (other than Disqualified Stock or debt securities that have been converted into or exchanged for Disqualified Stock) after August 21, 1997 (other than any Equity Interests to the extent the proceeds of the Equity Interests were used as set forth in clause (2) of the next paragraph or clause (12) of the definition of Permitted Investments), plus


                           (3) 100% of the sum of, without duplication,


                               (A) the aggregate cash dividends or distributions
                           received by the Company or any Restricted Subsidiary of the Company from any Unrestricted Subsidiary of the Company (other than dividends or distributions used to pay any obligations of such Unrestricted Subsidiary to Persons other than the Company or any Subsidiary of the Company),


                               (B) the amount of the principal and interest
                           payments received since August 21, 1997 by the Company or any Restricted Subsidiary of the Company from any Unrestricted Subsidiary of the Company,


                               (C) the net proceeds from the sale of an
                           Investment in an Unrestricted Subsidiary of the Company received by the Company or any Restricted Subsidiary of the Company, in each case only if the Company and its Restricted Subsidiaries are under no obligation to return any amounts to the Unrestricted Subsidiary, and excluding any dividend, distribution, principal or interest payment or net proceeds that constitutes a return of capital invested in any Unrestricted Subsidiary), and


                               (D) the Fair Market Value of any Investment held
                           by either the Company or any Restricted Subsidiary of the Company in any Unrestricted Subsidiary of the Company at the time Unrestricted Subsidiary is redesignated as a Restricted Subsidiary of the Company in accordance with the provisions of the indenture, plus

                           (4) $5.0 million.

     The foregoing provisions will not prohibit:

          (1) the payment of any dividend within 60 days after the date of declaration thereof, if at the date of declaration the payment would have complied with the provisions of the indenture;

          (2) the purchase, redemption, defeasance, retirement or other acquisition for value of

              (a) any Equity Interests of the Company or any Restricted Subsidiary of the Company,

              (b) Indebtedness of the Company that is subordinated in right of payment to the new notes or


              (c) Indebtedness of a Restricted Subsidiary of the Company that is subordinated in right of payment to a Restricted Subsidiary's Note Guarantee, in exchange for, or out of the proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary of the Company) of, Equity Interests of the Company (other than Disqualified Stock);


          (3) the purchase, redemption, defeasance, retirement or other acquisition for value of any Indebtedness of the Company that is subordinated in right of payment to the new notes or of any Indebtedness of a Restricted Subsidiary of the Company that is subordinated in right of payment to the Note Guarantee of the Restricted Subsidiary in exchange for, or out of the proceeds of the substantially concurrent incurrence of Indebtedness of the Company (other than Indebtedness to a Restricted Subsidiary of the Company), but only to the extent that the new Indebtedness is permitted under the covenant entitled, "-- Covenants -- Incurrence of Indebtedness and Issuance of Disqualified Stock" and

              (a) is subordinated in right of payment to the new notes or the Note Guarantee at least to the same extent as,

              (b) has a Weighted Average Life to Maturity at least as long as, and


              (c) has no scheduled principal payments due in any amount earlier than, any equivalent amount of principal under the Indebtedness so purchased, redeemed, defeased, retired or otherwise acquired for value;


          (4) the purchase, redemption, defeasance, retirement or other acquisition for value of any Disqualified Stock of the Company with the net proceeds of the sale of Disqualified Stock of the Company, but only to the extent that the new Disqualified Stock

              (a) is permitted under the covenant entitled "--Covenants-- Incurrence of Indebtedness and Issuance of Disqualified Stock",

              (b) may not be retired or redeemed until all principal, premium, if any, and interest in respect of the new notes has been paid in full and


              (c) the proceeds from the issuance and sale of the new Disqualified Stock does not exceed the redemption price of the Disqualified Stock to be redeemed without regard to dividends or redemption premiums; or

          (5) the payment of any dividend by, or other payment or distribution on account of the Equity Interest of, TRICOM Latin America or any of its Subsidiaries to the holders of its Equity Interests on a pro rata basis.

PROVIDED, HOWEVER that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (1), (2), (3) (4) or (5), no Default or Event of Default has occurred and is continuing.


     A Permitted Investment that ceases to be a Permitted Investment under its definition will become a Restricted Investment, deemed to have been made on the date that it ceases to be a Permitted Investment.

     The Board of Directors may designate any Restricted Subsidiary of the Company to be an Unrestricted Subsidiary of the Company if the designation would not cause a Default or an Event of Default and would otherwise be permitted at that time. For purposes of making that determination, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid in cash) in the designated Unrestricted Subsidiary will be deemed to be Restricted Payments at the time of that designation and will reduce the amount available for Restricted Payments under the first paragraph of this covenant. All outstanding Investments will be deemed to constitute Investments in an amount equal to the greatest of

          (1) the net book value of the Investments at the time of the designation,

          (2) the Fair Market Value of the Investments at the time of the designation, and

          (3) the original Fair Market Value of the Investments at the time they were made.

     The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary of the Company; PROVIDED, that the designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of the Unrestricted Subsidiary and the designation will only be permitted if:

          (1) the Indebtedness is permitted under the covenant entitled "--Covenants -- Incurrence of Indebtedness and Issuance of Disqualified Stock" and

          (2) no Default or an Event of Default would exist following the designation.

     Not later than the date of making any Restricted Payment, the Company will deliver to the trustee an Officers' Certificate stating that the Restricted Payment is permitted and setting forth the basis upon which the calculations required by this covenant were computed, which calculations may be based upon the Company's latest available financial statements.

     INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF DISQUALIFIED STOCK


     The Company and its Restricted Subsidiaries may not, directly or indirectly, create, incur, issue, assume, Guarantee or otherwise become directly or indirectly liable for the payment of (collectively, "incur" and, correlatively, "incurred" and "incurrence") any Indebtedness (including, without limitation, Acquired Debt), and the Company and its Restricted Subsidiaries may not issue any Disqualified Stock; PROVIDED, HOWEVER, that the Company or any of its Restricted Subsidiaries may incur Indebtedness (including, without limitation, Acquired Debt) or issue shares of Disqualified Stock if, after giving effect to the incurrence of the Indebtedness or the issuance of the Disqualified Stock, the Leverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of incurrence or issuance does not exceed 4.0 to
1.0 determined on a pro forma basis (including a pro forma application of the net proceeds from the incurrence of Indebtedness or the issuance of Disqualified Stock). If the Company incurs or purchases, redeems, defeases, retires or otherwise acquires for value any Indebtedness or issues or purchases, redeems, defeases, retires or otherwise acquires for value any Disqualified Stock subsequent to the commencement of the period for which the Leverage Ratio is being calculated but prior to the event for which the calculation of the Leverage Ratio is made, then the Leverage Ratio will be calculated giving pro forma effect to any incurrence or purchase, redemption, defeasance, retirement or other acquisition for value of Indebtedness, or issuance or purchase, redemption, defeasance, retirement or other acquisition for value of Disqualified Stock, as if the same had occurred at the beginning of the applicable period. In making this calculation on a pro forma basis, interest attributable to Indebtedness bearing a floating interest rate and dividends attributable to Disqualified Stock bearing a floating dividend rate will be computed as if the rate in effect on the date of determination had been the applicable rate for the entire period.


     The foregoing limitation will not apply to (with each exception to be given independent effect):


          (1) the incurrence by the Company and/or any of its Restricted Subsidiaries of Indebtedness under the Senior Facilities in an aggregate principal amount at any one time outstanding (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and/or any of its Restricted Subsidiaries under the letters of credit) not to exceed $50.0 million (including, for purposes of calculating the amount of Indebtedness that may be incurred as of the Issue Date under this clause (1), any Indebtedness outstanding under the Senior Facilities as of the Issue Date in the aggregate at any one time outstanding), less the aggregate amount of all Net Proceeds of Asset Sales applied to permanently reduce the commitments with respect to the Senior Facilities pursuant to the provisions described above under the caption "-- Repurchase at the Option of Holders -- Asset Sales";

          (2) the incurrence by the Company and/or any of its Restricted Subsidiaries of Vendor Indebtedness; PROVIDED, that the aggregate amount of Vendor Indebtedness incurred does not exceed (a) 80% of the total cost of the Telecommunications Related Assets financed with Vendor Indebtedness, including, but not limited to, the cost of design, development, site acquisition, construction and integration or (b) 100% of the total cost of the Telecommunications Related Assets financed with the Vendor Indebtedness if the Vendor Indebtedness was extended for the purchase of tangible Telecommunications Related Assets, excluding the cost of design, development, site acquisition, construction and integration;

          (3) the incurrence by the Company and/or any of its Restricted Subsidiaries of Indebtedness existing on the Issue Date (which will be deemed to be incurred as of that date), but only to the extent of (a) the existing notes, (b) the new notes, (c) Indebtedness that would otherwise qualify under clause (1) or (4) of this paragraph, and (d) Vendor Indebtedness (collectively, "Existing Indebtedness");

          (4) the incurrence by the Company and/or any of its Restricted Subsidiaries of Indebtedness in an aggregate principal amount not to exceed $10.0 million at any one time outstanding (including, for purposes of calculating the amount of Indebtedness that may be incurred as of the Issue Date under this clause (4), Indebtedness outstanding as of the Issue Date which was incurred by the Company or any of its Restricted Subsidiaries under Section 4.09(d) of the Old Indenture);


          (5) the incurrence by the Company of Indebtedness, that is expressly subordinate to the payment in full of all Obligations with respect to the new notes and has a final maturity no earlier than, and a Weighted Average Life to Maturity equal to or greater than, the final maturity and Weighted Average Life to Maturity, respectively, of the new notes, in an aggregate principal amount (including, for purposes of calculating the amount of Indebtedness that may be incurred as of the Issue Date under this clause
     (5), Indebtedness outstanding as of the Issue Date which was incurred by the Company under Section 4.09(e) of the Old Indenture) not to exceed 2.0 times the net cash proceeds received by the Company after August 21, 1997 from the issuance and sale (other than to a Subsidiary of the Company) of Equity Interests (other than Disqualified Stock) of the Company (excluding Equity Interests issued substantially concurrently with the redemption or purchase of other Equity Interests or Indebtedness of the Company and/or any of its Restricted Subsidiaries);


          (6) the incurrence (a "Permitted Refinancing") by the Company and/or any of its Restricted Subsidiaries of Indebtedness issued in exchange for, or the proceeds of which are used to refinance, replace, refund or defease ("Refinance" and correlatively, "Refinanced" and "Refinancing") Indebtedness which was permitted to be incurred pursuant to this covenant, other than Indebtedness incurred under clause (1) above, but only to the extent that:

              (a) the net proceeds of the Refinancing Indebtedness does not exceed the principal amount of, premium, if any, accrued interest and any additional amounts payable with respect to withholding or other taxes, levies, duties or assessments or governmental charges on the Indebtedness so Refinanced (or if the Indebtedness so Refinanced was issued at an original issue discount, the original issue price plus amortization of the original issue discount at the time of the repayment of the Indebtedness so Refinanced) plus the fees, expenses and costs of the Refinancing in connection therewith;

              (b) the Refinancing Indebtedness has a final maturity no earlier than, and a Weighted Average Life to Maturity equal to or greater than, the final maturity and Weighted Average Life to Maturity of the Indebtedness being Refinanced; and

              (c) if the Indebtedness being Refinanced is subordinated in right of payment to the new notes or the Note Guarantees, as the case may be, the Refinancing Indebtedness will be subordinated in right of payment to the new notes or the Note Guarantees on terms at least as favorable to the holders of new notes as those contained in the documentation governing the Indebtedness being so Refinanced;

     except that a Permitted Refinancing that does not comply with clauses (b) and (c) will be deemed to so comply if the Company incurs Indebtedness under the Senior Facilities to repay any Existing Indebtedness (or Indebtedness that Refinances such Indebtedness as permitted by this clause
     (6) ("Temporary Indebtedness")) and within six months thereafter incurs Indebtedness that would otherwise have qualified under this clause (6) as a Permitted Refinancing if the proceeds of the Indebtedness had been used to refinance, replace, refund or defease the Existing Indebtedness or Temporary Indebtedness (but only to the extent of the principal amount of and premium, if any, and accrued interest on such Existing Indebtedness or Temporary Indebtedness plus any additional amounts payable with respect to withholding or governmental charges in connection therewith);

          (7) the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries; and

          (8) the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate or foreign currency risk with respect to any Indebtedness that is permitted by the terms of the indenture to be outstanding.


Notwithstanding the foregoing, the aggregate amount of Net Debt of the Company and its Restricted Subsidiaries outstanding may not exceed the amounts set forth in the table below, at the last day of any two consecutive fiscal quarters during the periods ending on the dates set forth in the table below:



        For and including the fiscal quarters              Maximum
                      ending                        Net Debt Outstanding
     -------------------------------------------    --------------------
     Prior to or on June 30, 2005                       $460,000,000
     After June 30, 2005 and prior to or on
     June 30, 2006                                      $450,000,000
     After June 30, 2006                                $440,000,000



     The limitation on Net Debt set forth in the immediately preceding paragraph will terminate, if, for two consecutive fiscal quarters the Company's Net Debt Ratio is less than 5.0 to 1.0 (based upon the aggregate amount of Net Debt at the last day of each such quarter and the Company's Consolidated EBITDA for the four fiscal quarters ending with the day at which Net Debt is determined) and the Company's Consolidated Interest Expense Ratio exceeds 1.75 to 1.0 (based upon the Company's Consolidated EBITDA and Consolidated Interest Expense for the four fiscal quarters ending with the last day for which the calculation is made).


     LIENS

     The Company and its Restricted Subsidiaries may not, directly or indirectly, create, incur, assume to suffer to exist any Lien on any asset now owned or hereafter acquired, or any income or profits from assets now owned or hereafter acquired or assign or convey any right to receive income from assets now owned or hereafter acquired, except for Permitted Liens.

     DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING RESTRICTED SUBSIDIARIES

     The Company and its Restricted Subsidiaries may not, directly or indirectly, create or otherwise cause to become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary of the Company to:

          (1) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries with respect to its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to the Company or any of its Restricted Subsidiaries;

          (2) make loans or advances to the Company or any of its Restricted Subsidiaries; or

          (3) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries, except for encumbrances or restrictions existing as of the Issue Date or under or by reason of:

              (a) Existing Indebtedness;

              (b) applicable law;

              (c) any instrument governing Acquired Debt as in effect at the time of acquisition (except to the extent the Acquired Debt was incurred in connection with, or in contemplation of, the acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired;

              (d) by reason of customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices;

              (e) purchase money obligations for property acquired in the ordinary course of business, or performance bonds or similar security for performance which liens securing the purchase money obligations do not cover any asset other than the asset acquired or, in the case of performance bonds or similar security for performance, the assets associated with the Company's or any of its Restricted Subsidiary's performance;

              (f) Indebtedness incurred under clause (1) or (2) of the second paragraph of the covenant entitled "-- Covenants -- Incurrence of Indebtedness and Issuance of Disqualified Stock";

              (g) the new notes and the existing notes;


              (h) any agreement for the sale or other disposition of a Restricted Subsidiary of the Company that restricts distributions by the Restricted Subsidiary pending its sale or disposition;

              (i) in the case of clauses (a), (c), (f) and (g) above, any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of any of them; PROVIDED, that the amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are not materially more restrictive with respect to dividend and other payment restrictions than those contained in the instruments as in effect on the date of their incurrence or, if later, the Issue Date; or

              (j) provisions with respect to the disposition or distribution of assets or property in joint venture, stockholders' or other similar agreements entered into in connection with the sale of Equity Interests of TRICOM Latin America or any of its Subsidiaries.


     MERGER, CONSOLIDATION OR SALE OF ASSETS

     The Company may not consolidate or merge with or into (whether or not the Company is the surviving entity), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, another Person unless:

          (1) the Company is the surviving entity or the Person formed by or surviving the consolidation or merger (if other than the Company) or to which the sale, assignment, transfer, lease, conveyance or other disposition has been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia or the Dominican Republic;

          (2) the Person formed by or surviving the consolidation or merger (if other than the Company) or the Person to which the sale, assignment, transfer, lease, conveyance or other disposition has been made assumes all the obligations of the Company under the new notes and the indenture under a supplemental indenture in form reasonably satisfactory to the trustee;

          (3) immediately after the transaction, no Default or Event of Default exists or would with notice or lapse of time or both exist;


          (4) the Company, or any Person formed by or surviving the consolidation or merger, or to which the sale, assignment, transfer, lease, conveyance or other disposition has been made, at the time of the transaction after giving pro forma effect thereto as if the transaction had occurred at the beginning of the applicable fiscal quarter (including any Indebtedness incurred or anticipated to be incurred in connection with or in respect of the transaction or series of transactions),

              (a) could incur at least $1.00 of additional Indebtedness under the Leverage Ratio test described under "-- Covenants -- Incurrence of Indebtedness and Issuance of Disqualified Stock"; and


              (b) would have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately prior to the transaction; and

          (5) the transaction would not result in the loss, material impairment or adverse modification or amendment of any authorization, license, permit or franchise (governmental or otherwise) of the Company or its Restricted Subsidiaries that would have a material adverse effect on the business or operations of the Company and its Restricted Subsidiaries, taken as a whole.

     TRANSACTIONS WITH AFFILIATES

     The Company and its Restricted Subsidiaries will not, in one or more related transactions, sell, lease, transfer or otherwise dispose of any of their properties or assets to, or purchase any property or assets from, or enter into or make any contract, agreement, understanding, loan, advance or Guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless:

          (1) the Affiliate Transaction is on terms that are no less favorable to the Company or the Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person;

          (2) the Company delivers to the trustee:

              (a) with respect to any Affiliate Transaction involving aggregate consideration in excess of $5.0 million, an Officers' Certificate certifying that the Affiliate Transaction complies with clause (1) above and has been approved by a majority of disinterested members of the Board of Directors of the Company, and

              (b) with respect to any Affiliate Transaction involving aggregate consideration in excess of $10.0 million, a written opinion as to the fairness of the Affiliate Transaction from a financial point of view to the Company or Restricted Subsidiary of the Company involved in the Affiliate Transaction issued by a United States investment banking firm nationally recognized in the United States; PROVIDED, that (1) financial transactions between the Company and GFN and (2) transactions between the Company and Motorola relating to the purchase by the Company of Telecommunications Related Assets from Motorola (including without limitation Vendor Indebtedness relating thereto) will be exempt from the provisions of this clause (2)(b);

     Notwithstanding the foregoing, the following will not be deemed to be Affiliate Transactions:

          (1) transactions under any employment, stock option or stock purchase agreement entered into by the Company or any of its Restricted Subsidiaries, or any grant of stock, in each case in the ordinary course of business that is approved by the Board of Directors of the Company;


          (2) transactions between or among the Company and any of its Restricted Subsidiaries;


          (3) transactions permitted by the covenant entitled "-- Covenants --Restricted Payments;"


          (4) Permitted Investments of a type referred to in clauses (1), (2),
     (3), (6), (10), (12) and (13) of Permitted Investments; and

          (5) the sale of Equity Interests (other than Disqualified Stock) of the Company.


     BUSINESS ACTIVITIES

     The Company and its Restricted Subsidiaries may not, directly or indirectly, engage in any business other than the Telecommunications Business.

     LIMITATIONS ON SALE AND LEASEBACK TRANSACTIONS

     The Company and its Restricted Subsidiaries may not, directly or indirectly, enter into, assume, Guarantee or otherwise become liable with respect to any Sale and Leaseback Transaction; PROVIDED, that the Company or any Restricted Subsidiary of the Company may enter into any Sale and Leaseback transaction if:

          (1) the Company or the Restricted Subsidiary would be permitted under the covenants entitled "-- Covenants -- Incurrence of Indebtedness and Issuance of Disqualified Stock" and "-- Covenants -- Liens" to incur secured Indebtedness in an amount equal to the Attributable Debt with respect to the Sale and Leaseback transaction;

          (2) the consideration received by the Company or the Restricted Subsidiary from the transaction is at least equal to the Fair Market Value of the property being transferred; and

          (3) the Net Proceeds received by the Company or the Restricted Subsidiary from the transaction are applied in accordance with the provisions described above under the caption "-- Repurchase at the Option of Holders -- Asset Sales."

     REPORTS

     Whether or not required by the rules and regulations of the Securities and Exchange Commission, so long as any new notes are outstanding, the Company will furnish to the holders of new notes:

          (1) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 20-F if the Company were required to file those Forms (provided that the information that is required by Form 20-F will be provided within 120 days of the Company's fiscal year end), including an "Operating and Financial Review and Prospects" section that describes the financial condition and results of operations of the Company and its Subsidiaries and, with respect to the annual information only, a report on the annual financial statements by the Company's independent certified public accountants; and

          (2) all information that would be required to be filed with the Commission on Form 8-K or 6-K if the Company were required to file those reports.


     In addition, together with the information provided in clauses (1) and (2) above, the Company will provide supplemental financial information to the extent permitted by the Commission in the "Operating and Financial

Review and Prospects" section of those reports or other section of those reports, as appropriate, consisting of revenue (allocated between domestic and international operations), expense, earnings before interest, taxes, depreciation and amortization, net income, capital expenditures, cash, debt, depreciation and amortization and subscriber data for the Company and reflecting elimination of intercompany transactions. In the event the Commission does not permit supplemental financial information to be included in those reports, then the Company will supply the information supplementally to the registered holders of the new notes, unless providing such information supplementally would, in the reasonable judgment of counsel to the Company, violate applicable law.


     In addition, whether or not required by the rules and regulations of the Commission, but only if then permitted by the Commission, the Company will file a copy of all information and reports provided to holders in accordance with this covenant with the Commission for public availability and make the information available to securities analysts and prospective investors upon request. In addition, for so long as any new notes remain outstanding, the Company will furnish to the holders of the new notes and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

     PAYMENTS FOR CONSENT

     Neither the Company nor any of its Affiliates will, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any holder of any new notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the indenture or the new notes unless the consideration is offered to be paid or agreed to be paid to all holders of the new notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to the consent, waiver or agreement.

EVENTS OF DEFAULT AND REMEDIES

     Each of the following constitutes an Event of Default:

          (1) default for 30 days in the payment when due of interest on the new notes;

          (2) default in payment when due (whether at maturity, upon redemption or repurchase, or otherwise) of the principal of or premium, if any, on the new notes;

          (3) default in the payment of the principal of, or premium, if any, or interest on new notes required to be purchased pursuant to the provisions described under the captions "-- Repurchase at the Option of Holders -- Offer to Purchase Upon Change of Control," "-- Repurchase at the Option of Holders -- Offer to Purchase with Excess Asset Sale Proceeds," or failure by the Company to comply with the provisions described under "-- Certain Covenants -- Merger, Consolidation or Sale of Assets";


          (4) failure by the Company or any of its Restricted Subsidiaries for 30 days after notice to comply with any of their other covenants in the indenture or the new notes, other than the limitation on Net Debt set forth in the next to last paragraph of the provisions described under the caption "- Certain Covenants - Incurrence of Indebtedness and Issuance of Disqualified Stock";

          (5) failure by the Company to comply with the limitation on Net Debt set forth in the next to last paragraph of the provisions described under the caption "-Certain Covenants - Incurrence of Indebtedness and Issuance of Disqualified Stock," PROVIDED, that the failure to so comply will not be an Event of Default until 90 days after the last day of the second consecutive fiscal quarter and will not be an Event of Default if, on the 90th day, the Net Debt outstanding is less than the then applicable permitted maximum amount of Net Debt or if the Company and its Restricted Subsidiaries need not comply with the limitation on Net Debt, as set forth in the last paragraph of the provisions described under the caption "-Certain Covenants - Incurrence of Indebtedness and Issuance of Disqualified Stock;"

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          (6) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is Guaranteed by the Company or any of its Restricted Subsidiaries), whether the Indebtedness or Guarantee now exists, or is created after the date of the indenture, which default:


              (a) is caused by a failure to pay the principal of, or premium, if any, or interest on the Indebtedness prior to the expiration of the grace period, if any, provided in the Indebtedness on the date of the default (a "Payment Default"); or


              (b) results in the acceleration (which acceleration has not been rescinded) of the Indebtedness prior to its express maturity;

and, in each case described in clauses (a) and (b) of this clause (6), the principal amount of any Indebtedness, together with the principal amount of any other Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $4.0 million or more; PROVIDED, that this clause (6) will not apply to any Restricted Subsidiary of the Company that is not a Significant Subsidiary of the Company so long as the Company and its other Restricted Subsidiaries are not affected by the default (other than the loss of their investment in such Restricted Subsidiary) and the default does not result in a default or event of default (whether or not with notice or passage of time or both) under any contract, agreement, mortgage, note, Indebtedness, instrument or other obligation of the Company or any other Restricted Subsidiary that gives any Person the right to accelerate any Indebtedness of the Company or any other Restricted Subsidiary aggregating $4.0 million or more or causes any Indebtedness aggregating $4.0 million or more to become due prior to its stated maturity;

          (7) failure by the Company or any of its Restricted Subsidiaries to pay final judgments (other than any judgments as to which a reputable insurance company has accepted full liability and whose bond, premium or similar charge for the judgment is not in excess of $4.0 million) aggregating in excess of $4.0 million, which judgments are not paid, discharged or stayed within 60 days after the date on which any period for appeal has expired and during which a stay of enforcement of the judgment is not in effect; PROVIDED, that this clause (7) will not apply to any Restricted Subsidiary of the Company that is not a Significant Subsidiary of the Company so long as the Company and its other Restricted Subsidiaries are not affected by the failure to pay the final judgment (other than the loss of their investment in the Restricted Subsidiary so affected) and the failure does not result in a default or event of default (whether or not with notice or passage of time or both) under any contract, agreement, mortgage, note, Indebtedness, instrument or other obligation of the Company or any other Restricted Subsidiary that gives any Person the right to accelerate any Indebtedness of the Company or any other Restricted Subsidiary aggregating $4.0 million or more or causes any Indebtedness aggregating $4.0 million or more to become due prior to its stated maturity;

          (8) termination or loss, for any reason, of the Dominican License;

          (9) the initiation of any bankruptcy or insolvency proceeding by the Company, any of its Significant Subsidiaries or any group of Restricted Subsidiaries of the Company that collectively would constitute a Significant Subsidiary of the Company, the initiation by any creditor of the Company or a Restricted Subsidiary of the Company of a bankruptcy or insolvency proceeding against the Company, any of its Significant Subsidiaries or any group of Restricted Subsidiaries of the Company that collectively would constitute a Significant Subsidiary of the Company following the termination of an amicable settlement process administered by the Ministry of State for Industry and Commerce (Secretaria de Estado de Industria y Comercio), or the entry of any bankruptcy or insolvency order by a court of competent jurisdiction against the Company, any of its Significant Subsidiaries or any group of Restricted Subsidiaries of the Company that collectively would constitute a Significant Subsidiary of the Company; or

          (10) any Note Guarantee by a Significant Subsidiary of the Company (or one or more Subsidiaries of the Company that constitute a Significant Subsidiary of the Company) is held in a judicial

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     proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any Guarantor that is a Significant Subsidiary of the Company (or a group of subsidiaries that collectively constitute a Significant Subsidiary of the Company), or any person acting on behalf of any one or more Guarantor that individually or collectively constitute a Significant Subsidiary of the Company, deny or disaffirm its obligations under its Note Guarantee.


     If any Event of Default occurs and is continuing with respect to the new notes, the trustee or the holders of at least 25% of the aggregate principal amount of the then outstanding new notes may declare all the new notes to be due and payable immediately. Upon declaration, the principal of, premium, if any, and accrued and unpaid interest on the new notes will be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Company or any Significant Subsidiary or any group of Restricted Subsidiaries that collectively would constitute a Significant Subsidiary or in the event the Company fails to make any payment when due under clauses (1) and (2) of the preceding paragraph, all outstanding new notes will become due and payable without further action or notice. Holders of the new notes may not enforce the indenture or the new notes except as provided in the indenture. Subject to certain limitations, holders of a majority in principal amount of the then outstanding new notes may direct the trustee in its exercise of any trust or power. The trustee may withhold from holders of the new notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

     In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the new notes under the optional redemption provisions of the indenture, an equivalent premium also will become and be immediately due and payable upon the acceleration of the new notes.

     The holders of a majority of the aggregate principal amount of the new notes then outstanding by notice to the trustee may on behalf of the holders of all of the new notes waive any existing Default or Event of Default and its consequences under the indenture, except a continuing Default or Event of Default in the payment of interest or premium, if any, on, or the principal of, the new notes.

     The Company is required to deliver to the trustee quarterly a statement regarding compliance with the indenture, and the Company is required, upon becoming aware of any Default or Event of Default, to deliver to the trustee a statement specifying the Default or Event of Default.

NO PERSONAL LIABILITY OF PARTNERS, DIRECTORS, OFFICERS, EMPLOYEES AND
STOCKHOLDERS

     No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or any Restricted Subsidiary of the Company under the new notes or the indenture or for any claim based on, in respect of, or by reason of, the obligations or their creation. Each holder of new notes by accepting a new note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the new notes. The waiver may not be effective to waive liabilities under the United States federal securities laws and it is the view of the Commission that a waiver is against public policy.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

     The Company may, at its option and at any time, elect to have its obligations discharged with respect to the outstanding new notes ("legal defeasance"). Legal defeasance means that the Company will be deemed to have paid and discharged the entire indebtedness represented by the outstanding new notes, except for:

          (1) the rights of holders of outstanding new notes to receive from the trust described below payments in respect of the principal of, premium, if any, and interest on the new notes when the payments are due, or on the applicable optional redemption date, as the case may be;

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          (2) the Company's obligations with respect to the new notes concerning issuing temporary new notes, registration of new notes, mutilated, destroyed, lost or stolen new notes and the maintenance of an office or agency for payment and money for security payments held in trust;

          (3) the rights, powers, trust, duties and immunities of the trustee, and the Company's obligations in connection therewith; and

          (4) the legal defeasance provisions of the indenture.

     In addition, the Company may, at its option and at any time, elect to have the obligations of the Company released with respect to certain covenants that are described in the indenture ("covenant defeasance") and thereafter any omission to comply with obligations will not constitute a Default or Event of Default with respect to the new notes. In the event covenant defeasance occurs, certain events (not including nonpayment, bankruptcy, receivership, rehabilitation and insolvency events) described under "Events of Default" will no longer constitute an Event of Default with respect to the new notes.

     In order to exercise either legal defeasance or covenant defeasance:

          (1) the Company must irrevocably deposit with the trustee, in trust, for the benefit of the holders of the new notes, cash in U.S. dollars, non-callable U.S. government obligations, or a combination thereof, in amounts as will be sufficient, in the opinion of a United States nationally recognized firm of independent public accountants selected by the Company, to pay the principal of, premium, if any, and interest on the outstanding new notes, on the stated maturity or on the applicable optional redemption date, as the case may be, of the principal or installment of principal of, premium, if any, or interest on the outstanding new notes;

          (2) in the case of legal defeasance, the Company must deliver to the trustee an opinion of counsel in the United States reasonably acceptable to the trustee confirming that (A) the Company has received from, or there has been published by, the United States Internal Revenue Service a ruling or
     (B) since the Issue Date, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the holders of the outstanding new notes will not recognize income, gain or loss for federal income tax purposes as a result of the legal defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the legal defeasance had not occurred;

          (3) in the case of covenant defeasance, the Company must deliver to the trustee an opinion of counsel in the United States reasonably acceptable to the trustee confirming that the holders of the outstanding new notes will not recognize income, gain or loss for United States federal income tax purposes as a result of such covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

          (4) no Default or Event of Default has occurred and is continuing on the date of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

          (5) the legal defeasance or covenant defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the indenture) to which the Company or any of its Restricted Subsidiaries is a party or by which the Company or any of its Restricted Subsidiaries is bound;

          (6) the Company must deliver to the trustee an opinion of counsel to the effect that after the 91st day (or other applicable date) following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

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          (7) the Company must deliver to the trustee an Officers' Certificate stating that the deposit was not made by the Company or with the intent of preferring the holders of new notes over the other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

          (8) the Company must deliver to the trustee an Officers' Certificate and an opinion of counsel, each stating that all conditions precedent provided for relating to the legal defeasance or the covenant defeasance have been complied with.

TRANSFER AND EXCHANGE

     A holder may transfer or exchange new notes in accordance with the indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a holder to pay any taxes and fees required by law or permitted by the indenture. The Company is not required to transfer or exchange any new note selected for redemption. Also, the Company is not required to transfer or exchange any new note for a period of 15 days before a selection of new notes to be redeemed.

     The registered holder of a new note will be treated as the owner of the new note for all purposes.

AMENDMENT, SUPPLEMENT AND WAIVER

     Except as provided in the next succeeding paragraph, the indenture or the new notes may be amended or supplemented with the consent of the holders of at least a majority in principal amount of the new notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for new notes), and any existing default or compliance with any provision of the indenture or the new notes may be waived with the consent of the holders of at least a majority in principal amount of the then outstanding new notes (including consents obtained in connection with a tender offer or exchange offer for new notes).

     Without the consent of each holder affected, however, an amendment or waiver may not (with respect to any new note held by a non-consenting holder):

          (1) reduce the principal amount of new notes whose holders must consent to an amendment, supplement or waiver;

          (2) reduce the principal of or change the fixed maturity of any new note or alter the provisions with respect to the redemption of the new notes (other than provisions relating to the covenants described under the captions "-- Repurchase at the Option of Holders -- Offer to Purchase upon Change of Control" and "-- Repurchase at the Option of Holders -- Offer to Purchase with Excess Asset Sale Proceeds");

          (3) reduce the rate of or change the time for payment of interest on any new notes;


          (4) waive a Default or Event of Default in the payment of the principal of or premium, if any, or interest on the new notes (except a rescission of acceleration of the new notes by the holders of at least a majority of the aggregate outstanding principal amount of the new notes and a waiver of the payment default that resulted from such acceleration);


          (5) make any new note payable in money other than that stated in the new notes;

          (6) make any change in the provisions of the indenture relating to waivers of past Defaults or the rights of holders of new notes to receive payments of the principal of, premium, if any, or interest on the new notes;

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          (7) waive a redemption payment with respect to any new note (other than a payment required by one of the covenants described above under the captions "-- Repurchase at the Option of Holders -- Offer to Purchase upon Change of Control" and "-- Repurchase at the Option of Holders -- Offer to Purchase with Excess Asset Sale Proceeds"); or

          (8) make any change in the preceding amendment and waiver provisions.

     Notwithstanding the foregoing, without the consent of any holder of new notes, the Company and the trustee may amend or supplement the indenture or the new notes:

          (1) to cure any ambiguity, defect or inconsistency;

          (2) to provide for uncertificated new notes in addition to or in place of certificated new notes;

          (3) to provide for the assumption of the Company's obligations to holders of the new notes in the case of a merger or consolidation or sale of all or substantially all of the Company's assets;

          (4) to make any change that would provide any additional rights or benefits to the holders of the new notes or that does not adversely affect the legal rights under the indenture of any holder; or

          (5) to comply with requirements of the Commission in order to effect or maintain the qualification of the indenture under the Trust indenture Act.

CONCERNING THE TRUSTEE

     The indenture will contain certain limitations on the rights of the trustee, should the trustee become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions with the Company; PROVIDED, HOWEVER, that if the trustee acquires any conflicting interest, it must eliminate the conflict within 90 days, apply to the Commission for permission to continue as trustee or resign.

     The holders of a majority in principal amount of the then outstanding new notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. The indenture will provide that in case an Event of Default occurs and is continuing, the trustee will be required, in the exercise of its powers, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to these provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of new notes, unless the holder offers to the trustee security and indemnity satisfactory to it against any loss, liability or expense. No holder of any new note will have any right to institute any proceeding with respect to the indenture or for any remedy thereunder, unless

          (1) the holder gives to the trustee written notice of a continuing Event of Default,

          (2) holders of at least 25% in principal amount of the then outstanding new notes make a written request to pursue the remedy,

          (3) the holders of the new notes provide to the trustee satisfactory indemnity, and

          (4) the trustee does not comply within 60 days.

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Otherwise, no holder of any new note will have any right to institute any proceeding with respect to the indenture or for any remedy thereunder, except:

          (1) a holder of a new note may institute suit for enforcement of payment of the principal of and premium, if any, or interest on the new note on or after the respective due dates expressed in the new note (including upon acceleration thereof) or

          (2) the institution of any proceeding with respect to the indenture or any remedy thereunder, including without limitation acceleration, by the holders of a majority in principal amount of the then outstanding new notes;

PROVIDED, that, upon institution of any proceeding or exercise of any remedy holders provide the trustee with prompt notice thereof.

ADDITIONAL INFORMATION

     Anyone who receives this prospectus and consent solicitation may obtain a copy of the indenture without charge by writing to the Company at Avenida Lope de Vega No. 95, Santo Domingo, Dominican Republic, Attention: Investor Relations.

CERTAIN DEFINITIONS

     Set forth below are certain defined terms used in the indenture. Reference is made to the indenture for a full disclosure of all terms, as well as any other capitalized terms used herein for which no definition is provided.

     "ACQUIRED DEBT" means, with respect to any specified Person:

          (1) Indebtedness of any other Person existing at the time the other Person is merged with or into the specified Person or a Restricted Subsidiary thereof or became a Restricted Subsidiary of the specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, the other Person merging with or into such Person as a Restricted Subsidiary thereof or becoming a Restricted Subsidiary of the specified Person; and

          (2) Indebtedness secured by a Lien encumbering any asset acquired by the specified Person.


     "AFFILIATE" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with the specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of the Person, whether through the ownership of Voting Stock, by agreement or otherwise; PROVIDED, HOWEVER, that beneficial ownership of 10% or more of all votes represented by the Voting Stock of a Person shall be deemed to be control. Motorola and GFN will be deemed to be Affiliates of the Company and its Restricted Subsidiaries until such time as Motorola or GFN, as the case may be, no longer is the Beneficial Owner of at least 10% of the Voting Stock of the Company.


     "ATTRIBUTABLE DEBT" means, with respect to any Sale and Leaseback Transaction, the present value at the time of determination (discounted at a rate consistent with accounting guidelines, as determined in good faith by the Company) of the payments during the remaining term of the lease (including any period for which the lease has been extended or may, at the option of the lessor, be extended) or until the earliest date on which the lessee may terminate the lease without penalty or upon payment of a penalty (in which case the rental payments shall include the penalty), after excluding all amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water, utilities and similar charges.

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     "BENEFICIAL OWNER" means a beneficial owner as defined in Rules 13d-3 and
13d-5 under the Securities Exchange Act of 1934 (or any successor rules), including the provision of such Rules that a Person will be deemed to have beneficial ownership of all securities that a Person has a right to acquire within 60 days; PROVIDED, that a Person will not be deemed a beneficial owner of, or to own beneficially, any securities if such beneficial ownership

          (1) arises solely as a result of a revocable proxy delivered in response to a proxy or consent solicitation made pursuant to, and in accordance with, the Exchange Act and

          (2) is not also then reportable on Schedule 13D or Schedule 13G (or any successor schedule) under the Exchange Act.

     "CAPITAL LEASE OBLIGATION" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at the time be so required to be capitalized on the balance sheet in accordance with GAAP.

     "CAPITAL STOCK" means:

          (1) in the case of a corporation, corporate stock;

          (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; and

          (3) in the case of a partnership, partnership interests (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership.

     "CHANGE OF CONTROL" means the occurrence of any of the following:

          (1) the sale, lease, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries, taken as a whole, to any Person or group (as that term is used in Section 13(d)(3) and 14(d)(2) of the Exchange Act), other than any sale, lease, transfer, conveyance or other disposition to a Person of which GFN and/or Motorola, after giving effect to the transaction in the aggregate are the Beneficial Owners, directly or indirectly, of in excess of 50% of all votes represented by the Voting Stock of such Person;

          (2) the adoption of a plan relating to the liquidation or dissolution of the Company;


          (3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any Person or group (as used in clause (1) above), other than GFN or Motorola, becomes the Beneficial Owner, directly or indirectly, of more than 50% of all votes represented by the Voting Stock of the Company, measured by voting power, rather than number of shares; or


          (4) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors.

     "CLOSING PRICE" on any Trading Day with respect to the per share price of any shares of Capital Stock (or depositary receipts or shares evidencing shares of Capital Stock) means

     - the last reported sale price regular way or, in case no last reported sale regular way takes place on the Trading Day, the average of the reported closing bid and asked prices regular way, in either case on the New York Stock Exchange or,

     - if shares of Capital Stock are not listed or admitted to trading on the New York Stock Exchange, on the principal United States national securities exchange on which shares are listed or admitted to trading or, if not listed or admitted to trading on any United States national securities exchange, on the Nasdaq National Market or,

     - if shares are not listed or admitted to trading on any United States national securities exchange or quoted on Nasdaq National Market, but the issuer is a Foreign Issuer (as defined in Rule 3b-4(b) under the Exchange Act) and the principal securities exchange on which shares are listed or admitted to trading is a Designated Offshore Securities Market (as defined in Rule 902(a) under the Securities Act), the average of the reported closing bid and asked prices regular way on the principal securities exchange, or,

     - if such shares are not listed or admitted to trading on any United States national securities exchange or quoted on the Nasdaq National Market and the issuer and principal securities exchange do not meet such requirements, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm that is selected from time to time by the Company for that purpose and is reasonably acceptable to the trustee and

     - if such prices are not available, the price as determined by a United States investment bank nationally recognized in the United States selected by the Company.

     "COMMISSION" means the United States Securities and Exchange Commission or any successor governmental agency.

     "COMMON STOCK" of any Person means Capital Stock of that Person that does not rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

     "CONSOLIDATED EBITDA" as of any date of determination means the Consolidated Net Income of a Person and its Restricted Subsidiaries for such period (but without giving effect to adjustments, accruals, deductions or entries resulting from purchase accounting, extraordinary losses or gains and any gains or losses from any Asset Sales), plus to the extent not otherwise added into Consolidated Net Income, the following to the extent deducted in calculating Consolidated Net Income:


          (1) provision for taxes based on income or profits of the Person and its Restricted Subsidiaries for such period (but excluding any taxes, assessments, levies or other charges imposed by any governmental authority solely on the revenues of any such Person and its Restricted Subsidiaries, which does not include any minimum tax, assessment, levy or other charges imposed on revenues in the event the Person and its Restricted Subsidiaries do not have any taxable income or profits);


          (2) Consolidated Interest Expense; and

          (3) depreciation, amortization (including amortization of goodwill and other intangibles) and other non-cash charges (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash charges in any future period or amortization of a prepaid cash expense that was paid in a prior period and excluding non-cash interest and dividend income) of the Person and its Restricted Subsidiaries for such period, in each case, on a consolidated basis and determined in accordance with GAAP.

Notwithstanding the foregoing, the provision for taxes on the income or profits of, and the depreciation, amortization, interest expense and other non-cash charges of, a Restricted Subsidiary of the specified Person will be added to Consolidated Net Income to compute Consolidated EBITDA only to the extent (and in same proportion) that the Net Income of that Restricted Subsidiary was included in calculating the Consolidated Net Income of the Person and only if a corresponding amount would be permitted at the date of determination to be dividended to the Person by that Restricted Subsidiary, or loaned to the Person by that Restricted Subsidiary, without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders.

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     "CONSOLIDATED INDEBTEDNESS" means, with respect to any Person, as of any date of determination, the aggregate amount of Indebtedness of that Person and its Restricted Subsidiaries as of the date of determination calculated on a consolidated basis in accordance with GAAP.

     "CONSOLIDATED INTEREST EXPENSE" means, for any Person, for any period, the aggregate of the following for such Person for the period determined on a consolidated basis in accordance with GAAP:

          (1) the amount of interest in respect of Indebtedness (including amortization of original issue discount, amortization of debt issuance costs, non-cash interest payments on any Indebtedness, the interest portion of any deferred payment obligation and commissions, discounts and other fees and charges incurred in respect of letters of credit or bankers acceptance financings) after taking into account the effect of elections made under any Interest Rate Agreement, however denominated, with respect to such Indebtedness;

          (2) the amount of Redeemable Dividends (to the extent not already included in Indebtedness in determining Consolidated Interest Expense for the relevant period); and

          (3) the interest component of rentals in respect of any Capital Lease Obligation paid, in each case whether accrued or scheduled to be paid or accrued by that Person during the period to the extent the amounts were deducted in computing Consolidated Net Income, determined on a consolidated basis in accordance with GAAP. For purposes of this definition, interest on a Capital Lease Obligation will be deemed to accrue at an interest rate reasonably determined by the Person to be the rate of interest implicit in the Capital Lease Obligation in accordance with GAAP.


     "CONSOLIDATED INTEREST EXPENSE RATIO" means, with respect to any Person, the ratio of Consolidated EBITDA of that Person to Consolidated Interest Expense of that Person for the relevant period.


     "CONSOLIDATED NET INCOME" means, with respect to any Person for any period, the aggregate of the Net Income of that Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; PROVIDED, that:

          (1) the Net Income of any Person that is not a Subsidiary of the Person or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Subsidiary thereof;

          (2) the Net Income of any Restricted Subsidiary of a specified Person will be excluded to the extent that the declaration or payment of dividends or other distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;


          (3) any taxes, assessments, levies or other charges imposed by any governmental authority on the revenues of any such Person or its Restricted Subsidiaries (other than any minimum tax, assessment, levy or other charges imposed on revenues in the event a Person does not have any taxable income or profits) will be treated as an operating expense;


          (4) the cumulative effect of a change in accounting principles will be excluded;

          (5) the Net Income of any Unrestricted Subsidiary of such Person will be excluded, whether or not distributed to the specified Person or one of its Restricted Subsidiaries; and

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          (6) any amortization or write-off of deferred financing or related costs or any costs of defeasance or premium paid with respect to the retirement, extinguishment, defeasance, refinancing or repayment of the existing notes will be excluded from such determination.

     "CONSOLIDATED NET WORTH" means, with respect to any Person as of any date:

          (1) the consolidated equity of the common equity holders of the Person and its consolidated Restricted Subsidiaries as of that date; plus

          (2) the respective amounts reported on the Person's balance sheet as of the date with respect to any series of preferred Equity Interests (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless dividends may be declared and paid only out of net earnings in respect of the year of declaration and payment, but only to the extent of any cash received by the Person upon issuance of such preferred stock; minus

          (3) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going-concern business made within 12 months after the acquisition of a business) subsequent to the date of the indenture in the book value of any asset owned by a Person or a consolidated Restricted Subsidiary of that Person; minus

          (4) all investments as of the date in unconsolidated Subsidiaries of the Person and in Persons that are not Restricted Subsidiaries of the Person; minus

          (5) all unamortized debt discount and expense and unamortized deferred charges as of that date.

     "CONTINGENT INVESTMENT" means, with respect to any Person, any Guarantee by the specified Person of the performance of another Person or any commitment by the specified Person to invest in another Person. Any Investment that consists of a Contingent Investment will be deemed made at the time that the Guarantee of performance or the commitment to invest is given, and the amount of the Investment will be the maximum monetary obligation under the Guarantee of performance or commitment to invest. To the extent that a Contingent Investment is released or lapses without payment under the Guarantee of performance or the commitment to invest, the Investment will be deemed not made to the extent of the release or lapse. With respect to any Contingent Investment, the payment of the Guarantee of performance or the payment under the commitment to invest will not be deemed to be an additional Investment.

     "CONTINUING DIRECTORS" means, as of any date of determination, any member of the Board of Directors of the Company who

          (1) was a member of such Board of Directors on the Issue Date or

          (2) was nominated for election or elected to the Board of Directors with the affirmative vote of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

     "CURRENCY AGREEMENTS" means any foreign exchange contract, currency swap agreement or other similar swap agreement.

     "DEFAULT" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

     "DISQUALIFIED STOCK" means any Capital Stock to the extent that, and only to the extent that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the date on which the new notes

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mature; PROVIDED, HOWEVER, that any Capital Stock which would not constitute
Disqualified Stock but for provisions thereof giving holders thereof the right to require the Company to repurchase or redeem such Capital Stock upon the occurrence of a Change of Control occurring prior to the final maturity of the new notes will not constitute Disqualified Stock if the change in control provisions applicable to the Capital Stock are no more favorable to the holders of the Capital Stock than the provisions applicable to the new notes contained in the provisions described under "-- Repurchase at the Option of Holder -- Offer to Purchase Upon Change of Control" and such Capital Stock specifically provides that the Company will not repurchase or redeem any such stock pursuant to the change of control provisions prior to the Company's repurchase of the new notes as are required to be repurchased pursuant to the provisions described under "-- Repurchase at the Option of Holder -- Offer to Purchase Upon Change of Control."

     "DOMINICAN LICENSE" means the Concession Agreement, dated April 30, 1990, between the Dominican State and Telepuerto San Isidro, S.A. and the Concession Agreement for the Operation of Telecommunications Services in the Dominican Republic, dated February 20, 1996, between the Dominican State and TRICOM, S.A., as these agreements may be amended, modified, replaced, renewed or extended, from time to time, as long as any amendment, modification, replacement, renewal or extension permits the Company or any of its Restricted Subsidiaries to provide all of the same telecommunications services provided by the Company or any of its Restricted Subsidiaries immediately prior to the amendment, modification, replacement, renewal or extension other than those that are immaterial to the Company and its Restricted Subsidiaries' business, operations and financial condition, taken as a whole.

     "ELIGIBLE INSTITUTION" means a commercial banking institution that has combined capital and surplus of not less than $500 million or its equivalent in foreign currency, whose debt is rated "A" (or higher) according to Standard & Poor's or Moody's at the time as of which any investment or rollover therein is made.

     "EQUITY INTERESTS" means Capital Stock and all warrants, options or other rights to acquire Capital Stock or that are measured by the value of Capital Stock (but excluding any debt security that is convertible into or exchangeable for Capital Stock).

     "EXCHANGE ACT" means the United States Securities Exchange Act of 1934, as amended (or any successor act), and the rules and regulations under the Exchange Act.

     "FAIR MARKET VALUE" means with respect to any asset or property, the sale value that would be obtained in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy.

     "GAAP" means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in other statements by any other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect on the Issue Date.


     "GFN" means GFN Corporation Ltd., a Dominican corporation, the Pellerano Family, and any Subsidiary of GFN all of the Capital Stock (other than director's qualifying shares or shares issued to comply with any requirement of the laws of the jurisdiction of organization that there be more than one shareholder) of which is beneficially owned, directly or indirectly, by GFN or the Pellerano Family.


     "GOVERNMENT SECURITIES" means direct obligations of, or obligations Guaranteed by, the United States of America for the payment of which Guarantee or obligations the full faith and credit of the United States is pledged.

     "GUARANTEE" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

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     "HEDGING OBLIGATIONS" means, with respect to any Person, the obligations of that Person under Interest Rate Agreements or Currency Agreements.

     "INDEBTEDNESS" means, with respect to any Person, any

          (1) indebtedness of that Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or representing the balance deferred and unpaid of the purchase price of any property (including pursuant to capital leases) or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing (other than Hedging Obligations or letters of credit) would appear as a liability upon a balance sheet of that Person prepared in accordance with GAAP,

          (2) all indebtedness of others secured by a Lien on any asset of that Person (whether or not the indebtedness is assumed by that Person),

          (3) all obligations to purchase, redeem, retire, defease or otherwise acquire for value any Disqualified Stock or any warrants, rights or options to acquire Disqualified Stock valued, in the case of Disqualified Stock, at the greatest amount payable in respect thereof on a liquidation (whether voluntary or involuntary) plus accrued and unpaid dividends,

          (4) the liquidation value of any Preferred Stock issued by Restricted Subsidiaries of that Person (other than to that Person) plus accrued and unpaid dividends,

          (5) to the extent not otherwise included, the Guarantee of items that would be included within this definition and

          (6) any amendment, supplement, modification, deferral, renewal, extension or refunding of any of the above.

Notwithstanding the foregoing, in no event will performance bonds or similar security for performance be deemed Indebtedness so long as the performance bonds or similar security for performance would not appear as a liability on a balance sheet of that Person prepared in accordance with GAAP. In addition, the amount of any Indebtedness in respect of any Guarantee will be the maximum principal amount of the Indebtedness so Guaranteed.

     "INTEREST RATE AGREEMENTS" means

          (1) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and

          (2) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

     "INVESTMENTS" means, with respect to any Person,


     (1) all investments by that Person in other Persons (including Affiliates) in the forms of loans, Guarantees, Contingent Investments, advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business),

     (2) purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities of any other Person and

     (3) all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP;


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PROVIDED, HOWEVER, that any investment to the extent made with Capital Stock of the Company (other than Disqualified Stock) shall not be deemed an "Investment" for purposes of the indenture.

     "ISSUE DATE" means ______________, 2003.

     "LEVERAGE RATIO" with respect to any Person means the ratio of the Consolidated Indebtedness of that Person at the date of determination to the Consolidated EBITDA of that Person for the relevant period; PROVIDED, HOWEVER, that

          (1) if the Company or any Restricted Subsidiary of the Company has incurred any Indebtedness (including Acquired Debt) or if the Company has issued any Disqualified Stock or if any Restricted Subsidiary of the Company has issued any Preferred Stock (other than to the Company or another Restricted Subsidiary of the Company) since the beginning of such period that remains outstanding on the date of determination or if the transaction giving rise to the need to calculate the Leverage Ratio is an incurrence of Indebtedness (including Acquired Debt) or the issuance of Disqualified Stock by the Company, Consolidated EBITDA for such period and Consolidated Indebtedness at the date of determination will be calculated after giving effect on a pro forma basis to

                  (A) the Indebtedness, Disqualified Stock or Preferred Stock incurred or issued, as applicable, as if such Indebtedness had been incurred or such stock had been issued on the first day of such period,

                  (B) the discharge of any other Indebtedness or Retirement of any Disqualified Stock repaid, repurchased, defeased, retired or otherwise discharged with the proceeds of new Indebtedness or sale of stock as if the discharge had occurred on the first day of the period, and

                  (C) the interest income realized by the Company or its Restricted Subsidiaries on the proceeds of the Indebtedness or of such stock sale, to the extent not yet applied at the date of determination, assuming the proceeds earned interest at the rate in effect on the date of determination from the first day of such period through such date of determination;

          (2) if since the beginning of such period the Company or any Restricted Subsidiary of the Company has made any sale of assets (including, without limitation, any Asset Sales or pursuant to any Sale and Leaseback Transaction), Consolidated EBITDA for the period will be

                  (A) reduced by an amount equal to Consolidated EBITDA (if positive) directly attributable to the assets which are the subject of the sale of assets for such period or

                  (B) increased by an amount equal to Consolidated EBITDA (if negative) directly attributable to the assets which are the subject of such sale of assets for such period; and

          (3) if since the beginning of such period the Company or any Restricted Subsidiary of the Company (by merger or otherwise) has made an Investment in any Restricted Subsidiary of the Company (or any Person which becomes a Restricted Subsidiary of the Company) or has made an acquisition of assets, including, without limitation, any acquisition of assets occurring in connection with a transaction causing a calculation of Consolidated EBITDA to be made hereunder, which constitutes all or substantially all of an operating unit of a business, Consolidated EBITDA for such period will be calculated after giving PRO FORMA effect thereto (including the incurrence of any Indebtedness (including Acquired Debt)) as if the Investment or acquisition occurred on the first day of such period.

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For purposes of this definition, whenever PRO FORMA effect is to be given to an acquisition of assets, the pro forma calculations will be determined in good faith by a responsible financial or accounting Officer of the Company; PROVIDED, HOWEVER, that the Officer will assume

                    (1) the historical sales and gross profit margins associated with the assets for any consecutive 12-month period ended prior to the date of purchase (provided that the first month of such 12-month period will be no more than 18 months prior to the date of purchase) and

                    (2) other expenses as if the assets had been owned by the
               Company since the first day of such period.

If any Indebtedness (including, without limitation, Acquired Debt) bears a floating rate of interest and is being given PRO FORMA effect, the interest on such Indebtedness will be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period. When calculating the Leverage Ratio for any period, the Company will use for foreign currency translations the rate of exchange existing on the last Business Day of the period for which the calculation is made based on the Private Market Rate.

     "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the New York Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

     "MARKETABLE SECURITIES" means:

          (1) Government Securities;

          (2) any certificate of deposit maturing not more than (x) 270 days after the date of acquisition that is issued by, or time deposit of, an Eligible Institution or (y) 180 days after the date of acquisition that is issued by, or time deposit of, Banco Nacional de Credito or any one of the other four largest private banks in the Dominican Republic (based on shareholders' equity);

          (3) commercial paper maturing not more than 270 days after the date of acquisition issued by a corporation (other than an Affiliate of the Company) with a rating, at the time as of which any investment therein is made, of "A-1" (or higher) according to Standard & Poor's or "P-1" (or higher) according to Moody's;

          (4) any banker's acceptances or money market deposit accounts issued or offered by an Eligible Institution; and

          (5) any fund with assets of at least $500 million investing exclusively in investments of the types described in clauses (1) through
     (4) above.

     "MOODY'S" means Moody's Investors Service, Inc. and its successors.

     "MOTOROLA" means Motorola Inc., a Delaware corporation, and any Subsidiary thereof all of the Capital Stock of which is directly or indirectly owned by Motorola Inc.


     "NET DEBT" means, with respect to any Person, as of any date of determination, the aggregate amount of Consolidated Indebtedness of that Person less the sum of, without duplication, cash, cash equivalents and Marketable Securities of that Person, calculated on a consolidated basis in accordance with GAAP.

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     "NET DEBT RATIO" means, with respect to any Person, the ratio of the Net
Debt of that Person at the date of determination to the Consolidated EBITDA of that Person for the relevant period.


     "NET INCOME" means, with respect to any Person, the net income (loss) of that Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however,

          (1) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to Sale and Leaseback Transactions) or (b) the disposition of any securities by that Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries and

          (2) any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss).


     "NET PROCEEDS" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale, net of (1) the direct costs relating to that Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, (2) taxes paid or payable as a result of such asset sale (after taking into account any available tax credits or deductions and any tax sharing arrangements), (3) amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that are the subject of such Asset Sale and (4) any reserve for adjustment in respect of the sale price of such asset or assets. Net Proceeds will exclude any non-cash proceeds received from any Asset Sale, but will include any non-cash proceeds when and as converted by the Company or any Restricted Subsidiary of the Company to cash.


     "OBLIGATIONS" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.


     "OFFICERS' CERTIFICATE" means, with respect to any Person, a certificate signed by the Chief Executive Officer or President and the Chief Financial Officer of the Person.

     "OLD INDENTURE" means the indenture, dated as of August 21, 1997, between TRICOM, S.A. and The Bank of New York, as trustee, with respect to the existing notes.


     "PELLERANO FAMILY" means:

          (1) any member of the Pellerano family ("Member") as of the Issue Date that has an interest (including indirectly through any corporation, trust or entity) in GFN,

          (2) the spouse or surviving spouse and natural and adopted children of any Member,

          (3) any trust existing solely for the benefit of Members and any person who would be a permitted transferee of any Member under clause (2),

          (4) upon the death of any such Member or any person who would be a permitted transferee of any Member under clause (2), such holder's estate or any executor, administrator or other legal representative of such holder, and

          (5) any corporation, partnership or other entity all of the outstanding equity interests of which are owned, or all of the outstanding voting power of which is controlled, directly or indirectly by, or any trust or similar entity the sole beneficiaries of which are, such Members and their permitted transferees.

     "PERMITTED INVESTMENT" means:

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          (1) any Investments in the Company or any Restricted Subsidiary of the
     Company;

          (2) any Investments in Marketable Securities;

          (3) Investments by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment (a) such Person becomes a Restricted Subsidiary of the Company or (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company;

          (4) any Investments in property or assets to be used in (a) any line of business in which the Company or any of its Restricted Subsidiaries was engaged on the Issue Date or (b) any Telecommunications Business;

          (5) Investments in any Person in connection with the acquisition of such Person or substantially all of the property or assets of such Person by the Company or any Restricted Subsidiary of the Company; PROVIDED, that within 180 days from the first date of any such Investment, either (A) such Person becomes a Restricted Subsidiary of the Company or any of its Restricted Subsidiaries or (B) the amount of any such Investment is repaid in full to the Company or any of its Restricted Subsidiaries;

          (6) Investments pursuant to any agreement or obligation of the Company or a Restricted Subsidiary of the Company in effect on the Issue Date or on the date a Person becomes a Restricted Subsidiary of the Company; PROVIDED, that any such agreement was not entered into in contemplation of such Person becoming a Restricted Subsidiary of the Company), to make such Investments;

          (7) Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers' compensation, performance and other similar deposits;

          (8) Hedging Obligations permitted to be incurred by the covenant entitled "-- Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock";

          (9) Investments aggregating not more than $5.0 million in securities or other debt or equity instruments of Dominican companies or government entities that mature or are redeemed within 180 days of the date of the purchase thereof (including any such Investments outstanding as of the Issue Date);

          (10) Investments aggregating not more than $10.0 million in securities of entities that are engaged in any Telecommunications Business where as a result of such investment the Company will have the right to designate at least one member to the Board of Directors of the entity if it is a corporation or become a general partner or manager if the entity is a partnership or limited liability entity (including any Investments outstanding as of the Issue Date); PROVIDED, that no more than $5.0 million of such Investments will be in entities that, immediately after such Investment, would not qualify as Subsidiaries of the Company;


          (11) bonds, notes, debentures or other securities received as a result of Asset Sales permitted under the provisions described under "-- Repurchase at the Option of Holders -- Asset Sales";

          (12) Investments made from up to 50% of the net cash proceeds received by the Company from the issue and sale (other than to a Subsidiary of the Company) of Equity Interests of the Company (other than Disqualified Stock) or debt securities or of Disqualified Stock of the Company that have been converted into or exchanged for Equity Interests of the Company (other than debt securities or Disqualified Stock that have been converted into or exchanged for Disqualified Stock) after the date of the indenture, to the extent that:

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               (a)  Such net cash proceeds have not been applied to make a
          Restricted Payment or to effect other transactions pursuant to the covenant described above under the covenant described under the caption "-- Certain Covenants -- Restricted Payments"; or

               (b) Such net cash proceeds have not been used to incur Indebtedness pursuant to clause (5) of the covenant described under the caption "-- Certain Covenants -- Incurrence of Indebtedness and Issuance of Disqualified Stock"; and

          (13) Equity Interests or debt securities of any Person engaged in the Telecommunications Business received in exchange for (a) services performed by the Company or its Restricted Subsidiaries or (b) any assets of the Company or its Restricted Subsidiaries (including, without limitation, by lease, license or other agreement or arrangement with respect to intellectual property, spectrum or bandwidth, towers, cell sites or other real property or improvements thereto) that a majority of the Board of Directors determines are not being fully used in the business of the Company or its Restricted Subsidiaries.


     "PERMITTED LIENS" means:

          (1) Liens securing Indebtedness (including Capital Lease Obligations) permitted to be incurred pursuant to clauses (1) or (2) of the second paragraph of the covenant entitled "-- Covenants -- Incurrence of Indebtedness and Issuance of Disqualified Stock;"

          (2) Liens in favor of the Company;

          (3) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or any Restricted Subsidiary of the Company; PROVIDED, that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company;

          (4) Liens on property existing at the time of the acquisition thereof by the Company or any Restricted Subsidiary of the Company; PROVIDED, that such Liens were in existence prior to the contemplation of such acquisition;

          (5) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

          (6) Liens existing on the Issue Date;

          (7) Liens for taxes, assessments or governmental claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings timely instituted and diligently concluded; PROVIDED, that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

          (8) Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary of the Company with respect to obligations that do not exceed $5.0 million at any one time outstanding and that (a) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (b) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by the Company or the Restricted Subsidiary (including any such Liens outstanding as of the Issue Date);

          (9) Liens on Telecommunications Related Assets existing during the time of the construction thereof;

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          (10) Liens on buildings or cellular sites acquired by the Company or any Restricted Subsidiary of the Company; PROVIDED, that such Liens do not secure Indebtedness equal to or exceeding $5.0 million in the aggregate (including any such Liens outstanding as of the Issue Date);

          (11) Liens to secure any Permitted Refinancing of any Indebtedness secured by Liens referred to in the foregoing clauses (1), (3), (5) or
     (10), but only to the extent that such Liens do not extend to any other property or assets and the principal amount of the Indebtedness secured by such Liens is not increased;

          (12) easements, rights of way, municipal and zoning ordinances and similar charges and encumbrances, title defects or other irregularities that do not materially interfere with the ordinary course of business of the Company or any Restricted Subsidiary of the Company;

          (13) Liens encumbering property or assets under construction arising from progress or partial payments by a customer relating to such property or assets; and

          (14) Liens in favor of the holders of the new notes and the holders of the existing notes.

     "PERSON" means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

     "PREFERRED STOCK" as applied to the Capital Stock of any Person, means Capital Stock of the Person of any class or classes (however designated) that ranks prior, as to payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of the Person, to shares of Capital Stock of any other class of the Person.




     "REDEEMABLE DIVIDEND" means, for any dividend with regard to Disqualified Stock and Preferred Stock, the quotient of the dividend divided by the difference between one and the maximum statutory United States federal income tax rate (expressed as a decimal number between 1 and 0) then applicable to the issuer of such Disqualified Stock or Preferred Stock.

     "RESTRICTED INVESTMENT" means an Investment other than a Permitted Investment.


     "RESTRICTED SUBSIDIARY" means with respect to a Person, any Subsidiary of that Person, 100% of the Capital Stock of which is owned by that Person or its Restricted Subsidiaries (other than director's qualifying shares or shares issued to comply with any requirement of the laws of the subsidiary's jurisdiction of organization that there be more than one shareholder); PROVIDED, that, notwithstanding the foregoing, each of TRICOM Latin America, and its direct and indirect Subsidiaries, will be Restricted Subsidiaries of the Company notwithstanding that the Company and its Restricted Subsidiaries do not own 100% of the capital stock, of any of them, and any Unrestricted Subsidiary will be excluded from this definition of "Restricted Subsidiary."


     "SALE AND LEASEBACK TRANSACTION" means with respect to any Person, any direct or indirect arrangement pursuant to which any property (other than Capital Stock) is sold by that Person or a Restricted Subsidiary of that Person and is thereafter leased back from the purchaser or transferee thereof by that Person or one of its Restricted Subsidiaries.

     "SECURITIES ACT" means the United States Securities Act of 1933, as amended (or any successor act), and the rules and regulations thereunder.

     "SENIOR FACILITIES" means one or more credit facilities entered into by and among the Company and/or one or more of its Restricted Subsidiaries and one or more commercial banks or financial institutions, providing for senior term or revolving credit borrowings (including the issuance of letters of credit) of a type similar to credit facilities typically entered into by commercial banks and financial institutions and one or more commercial paper or other senior securities programs pursuant to which the Company and/or one or more of its Restricted Subsidiaries is

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able to raise monies in the capital markets, including in each case any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, as such credit facilities, commercial paper and senior securities programs and related agreements may be amended, extended, refinanced, renewed, restated, replaced or refunded from time to time.

     "SENIOR INDEBTEDNESS" means any Indebtedness permitted to be incurred by the Company under the terms of the indenture, unless the instrument under which the Indebtedness is incurred expressly provides that it is subordinated in right of payment to the new notes. Notwithstanding anything to the contrary in the foregoing, Senior Indebtedness will not include:

          (1) any liability for federal, state, local or other taxes owed or owing by the Company in the Dominican Republic;

          (2) any Indebtedness of the Company to any of its Restricted Subsidiaries or other Affiliates;

          (3) any trade payables; or

          (4) any Indebtedness that is incurred in violation of the indenture.

     "SIGNIFICANT SUBSIDIARY" means, at any date of determination, any Restricted Subsidiary that qualifies as a Significant Subsidiary as defined in Rule 12b-2 of the Exchange Act (except that for purposes of this definition 5% shall be substituted for 10% in the definition of Significant Subsidiary under Rule 12b-2 of the Exchange Act).

     "STANDARD & POOR'S" means Standard and Poor's, a division of The McGraw-Hill Companies, and its successors.

     "SUBSIDIARY" of any Person means

          (1) any corporation, association or business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by the Person or one or more of the other Subsidiaries of the Person or a combination thereof and

          (2) any partnership (x) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or
     (y) the only general partners of which are such Person or one or more Subsidiaries of such Person or any combination thereof.

     "TELECOMMUNICATIONS BUSINESS" means, when used in reference to any Person, that the Person is engaged primarily in the business of:

          (1) transmitting, or providing services relating to the transmission of, voice, video or data through owned or leased transmission facilities;

          (2) creating, developing or marketing communications related network equipment, software and other devices for use in a Telecommunications Business; or

          (3) evaluating, participating or pursuing any other activity or opportunity that is related to those identified in (1) or (2) above;

PROVIDED, that the determination of what constitutes a Telecommunications Business shall be made in good faith by the Board of Directors of the Company.

     "TELECOMMUNICATIONS RELATED ASSETS" means all assets, rights (contractual or otherwise) and properties, whether tangible or intangible, used in connection with a Telecommunications Business.

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     "TOTAL COMMON EQUITY" of any Person means, as of any date of determination
(and as modified for purposes of the definition of "Change of Control"), the product of

          (1) the aggregate number of outstanding shares of Common Stock of that Person on the date of determination (which will not include any options or warrants on, or securities convertible or exchangeable into, shares of Common Stock of such Person) and

          (2) the average Closing Price of such Common Stock over the 20 consecutive Trading Days immediately preceding such day. If no such Closing Price exists with respect to shares of any such class, the value of such shares for purposes of clause (2) of the preceding sentence shall be determined by the Board of Directors of the Company in good faith and evidenced by a resolution of the Board of Directors filed with the trustee.

     "TRADING DAY" with respect to a securities exchange or automated quotation system, means a day on which the exchange or system is open for a full day of trading.


     "UNRESTRICTED SUBSIDIARY" means any Subsidiary of a Person that is designated by the Board of Directors of such Person as an Unrestricted Subsidiary pursuant to a board resolution.


     "VENDOR INDEBTEDNESS" means any Indebtedness of the Company or any Subsidiary of the Company incurred in connection with the financing of Telecommunications Related Assets.

     "VOTING STOCK" of any Person means Capital Stock of such Person which ordinarily has voting power for the election of directors (or Persons performing similar functions) of such Person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

     "WEIGHTED AVERAGE LIFE TO MATURITY" means, when applied to any Indebtedness at any date, the number of years obtained by dividing

               (a) the then outstanding principal amount of that Indebtedness into

               (b)  the total of the product obtained by multiplying

                    (x) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by

                    (y) the number of years (calculated to the nearest
               one-twelfth) that will elapse between such date and the making of such payment;

PROVIDED, that with respect to Capital Lease Obligations, that maturity shall be calculated after giving effect to all renewal options by the lessee.

GOVERNING LAW AND SUBMISSION TO JURISDICTION

     The new notes, the Note Guarantees and the indenture will be governed by the laws of the State of New York. The Company and its Restricted Subsidiaries will submit to the jurisdiction of the U.S. federal and New York state courts located in the City of New York for purposes of all legal actions and proceedings instituted in connection with the new notes, the Note Guarantees and the indenture. The Company and its Restricted Subsidiaries have appointed CT Corporation System, 1633 Broadway, New York, New York 10019 as their authorized agent upon which process may be served in any such action.

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BOOK-ENTRY, DELIVERY AND FORM

     The new notes will initially be represented by one or more permanent global new notes in definitive, fully registered form without interest coupons (each a "Global Note") and will be deposited with the trustee as custodian for, and registered in the name of, Cede & Co., as nominee of The Depository Trust Company (the "Depository").

     Except in the limited circumstances described below regarding "Certificated Notes," owners of beneficial interests in the Global Note will not be entitled to receive physical delivery of Certificated Notes (as defined below).

     The Company understands that the Depository is a limited-purpose trust company that was created to hold securities for its participating organizations (collectively, the "DTC Participants") and to facilitate the clearance and settlement of transactions in such securities between DTC Participants through electronic book-entry changes in accounts of its DTC Participants. The DTC Participants include securities brokers and dealers (including the Initial Purchasers), banks and trust companies, clearing corporations and certain other organizations. Access to the Depository's system is also available to other entities such as banks, brokers, dealers and trust companies (collectively, the "Indirect Participants") that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly. Persons who are not DTC Participants may beneficially own securities held by or on behalf of the Depository only through DTC Participants or the Indirect Participants.

     The Company understands that pursuant to procedures established by the Depository (1) upon deposit of the Global Notes, the Depository will credit the accounts of DTC Participants designated by the Exchange Agent with portions of the principal amount of the Global Notes and (ii) ownership of the new notes evidenced by the Global Notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by the Depository (with respect to the interests of the DTC Participants), the DTC Participants and the Indirect Participants. Holders of the existing notes are advised that the laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer new notes evidenced by the Global Notes will be limited to such extent.

     So long as the Depository is the registered owner of any new notes, the Depository will be considered the sole holder under the indenture of any new notes evidenced by the Global Notes. Beneficial owners of new notes evidenced by the Global Notes will not be considered the owners or holders thereof under the indenture for any purpose, including with respect to the giving of any directions, instructions or approvals to the trustee thereunder. Neither the Company nor the trustee will have any responsibility or liability for any aspect of the records of the Depository or for maintaining, supervising or reviewing any records of the Depository relating to the new notes.

     Payments in respect of the principal of, premium, if any, and interest on any new notes registered in the name of the Depository on the applicable record date will be payable by the trustee to or at the direction of the Depository in its capacity as the registered holder under the indenture. Under the terms of the indenture, the Company and the trustee may treat the Persons in whose names new notes, including the Global Notes, are registered as the owners thereof for the purpose of receiving such payments. Consequently, neither the Company nor the trustee has or will have any responsibility or liability for the payment of such amounts to beneficial owners of new notes (including principal, premium, if any, and interest). The Company understands, however, that it is currently the policy of the Depository to immediately credit the accounts of the relevant Participants with such payments, in amounts proportionate to their respective holdings of beneficial interests in the relevant security as shown on the records of the Depository. Payments by the DTC Participants and the Indirect Participants to the beneficial owners of new notes will be governed by standing instructions and customary practice and will be the responsibility of the DTC Participants or the Indirect Participants.

CERTIFICATED NOTES

     Subject to certain conditions, any Person having a beneficial interest in the Global Notes may, upon request to the trustee, exchange such beneficial interest for new notes in the form of Certificated Notes. Upon any such issuance, the trustee is required to register such Certificated Notes in the name of, and cause the same to be delivered to, such Person or Persons (or the nominee of any thereof). In addition, if (1) the Company notifies the trustee in

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writing that the Depository is no longer willing or able to act as a depositary and the Company is unable to locate a qualified successor within 90 days or (2) the Company, at its option, notifies the trustee in writing that it elects to cause the issuance of new notes in the form of Certificated Notes under the indenture, then, upon surrender by the Depository of its Global Notes, new notes in such form will be issued to each Person that the Global Note holder and the Depository identify as being the beneficial owner of the related new notes.

     Neither the Company nor the trustee will be liable for any delay by the Depository in identifying the beneficial owners of new notes and the Company and the trustee may conclusively rely on, and will be protected in relying on, instructions from the Depository for all purposes.

SAME-DAY SETTLEMENT AND PAYMENT

     The indenture will require that payments in respect of the new notes represented by the Global Note (including principal, premium, if any, and interest) be made in immediately available funds. With respect to Certificated Notes, however, the Company will make all payments of principal, premium, if any, and interest by mailing a check to each holder's registered address. Secondary trading in long-term notes and debentures of corporate issuers is generally settled in clearing-house or next-day funds.

CREDITORS RIGHTS UNDER DOMINICAN LAW

     The following is a summary of certain provisions of the Dominican Republic's Code of Commerce (CODIGO DE COMERCIO DE LA REPUBLICA DOMINICANA) relating to Dominican bankruptcy law. The summary does not purport to be complete and is qualified in its entirety by reference to the Commercial Code.

     The bankruptcy laws of the Dominican Republic are significantly different from and are less developed than those of the United States. The Commercial Code is based on the French Commercial Code of 1807 and the bankruptcy provisions contained in the Commercial Code have not been amended since 1956. Other than in connection with the amicable settlement process, described below, Dominican bankruptcy law does not provide for a reorganization process for debtors or for an automatic stay on collection or foreclosure efforts by secured creditors. In addition, to our knowledge, there have been very few bankruptcy proceedings in the Dominican Republic and none has involved an entity with operations as significant or a capital structure as complex as ours.

     In general, the bankruptcy laws of the Dominican Republic contemplate a three-stage process:

          (1) a proceeding administered by the Ministry of State for Industry and Commerce (SECRETARIA DE ESTADO DE INDUSTRIA Y COMERCIO) in which the debtor and its creditors attempt to reach an amicable settlement;

          (2) if no amicable settlement is reached, a bankruptcy proceeding is initiated before the Court of First Instance (TRIBUNAL DE PRIMERA INSTANCIA) in which the Court determines whether to issue a bankruptcy order declaring the debtor bankrupt; and

          (3) if a bankruptcy order is issued, the management and/or liquidation of the business of the debtor and the resolution of creditor claims is administered by up to three receivers.

     AMICABLE SETTLEMENT PROCESS

     Under Dominican bankruptcy law, a corporation which consistently fails to pay its debts as they become due is required to initiate the bankruptcy process by filing a bankruptcy petition with the Court of First Instance within three days from the date it ceased paying its debts.

     The bankruptcy proceedings also may be initiated by:

          (1) Any creditor, by means of a bankruptcy petition demonstrating that: (A) the debtor has failed to meet one or more of its obligations to that creditor or to creditors generally, and

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              (B) the creditor has complied with the amicable settlement process and has failed to reach an amicable settlement; or

          (2) the Court in the absence of any petition.

     However, no bankruptcy proceeding may be pursued without a prior attempt at a preliminary conciliation or amicable settlement between the debtor and its creditors. The amicable settlement process may be initiated by either the debtor or one or more of its creditors, regardless of the amount owed to such creditor(s), through the submission of an amicable settlement petition before the Ministry at a time when the debtor is not generally paying its debts as they become due.

     Before a creditor may file an amicable settlement petition, it must first file a judicial complaint before the Court, demanding either: (1) payment from the debtor, or (2) that the Court render a decision ordering payment, or the creditor may serve a "request for payment" (INTIMACION O REQUERIMIENTO DE PAGO) to the debtor warning the debtor that the creditor will initiate the amicable settlement process before the Ministry if the debtor continues to fail to meet its obligations to the creditor. The creditor may then file an amicable settlement petition which must include:

     (1) the amount of the debt;

     (2) any documents which evidence the debtor's obligation to the creditor;
         and

     (3) a copy of the judicial complaint filed by the creditor demanding payment from the debtor or a copy of the Court's decision ordering payment, if any, or an original demand for payment served on the debtor.

     The initiation of the amicable settlement process does not preclude any creditors from commencing legal actions against the debtor for recovery of amounts owed. A secured creditor may initiate an action at any time during the pendency of the amicable settlement process in order to foreclose on collateral pledged to it. An unsecured creditor may also initiate legal action against the debtor. Nevertheless, unsecured creditors are barred from enforcing any judgment they may obtain in their favor during the pendency of the amicable settlement process.

     Upon receipt of an amicable settlement petition, the Ministry will notify the debtor by certified mail of the filing of the petition. The debtor will have ten days from receipt of such notice to deposit its books and the names and addresses of all of its creditors with the Chamber of Commerce and Production (CAMARA OFICIAL DE COMERCIO Y PRODUCCION). The Ministry will then notify all of the creditors by certified mail of the date of the amicable settlement meeting. Such meeting will be held before a settlement committee comprised of a representative of the Ministry as well as the president and secretary general of the Chamber of Commerce.

     While the amicable settlement process is pending, the debtor may continue to operate its business in the normal course, except that it may not incur additional indebtedness, other than in the ordinary course of business, until termination of the amicable settlement process. Under the amicable settlement process, a debtor may propose a settlement provided that:

     (1) it is not for less than 50% of the total amount of its debts; and

     (2) the repayment terms for such debts do not exceed two years from the date of the amicable settlement.

     A secured creditor is not entitled to participate in the amicable settlement negotiations or to be a part of the amicable settlement agreement unless it waives its security interest. However, secured creditors have the right to foreclose on their collateral during the bankruptcy proceeding and, if the collateral is insufficient to satisfy their claim, to participate in the distribution of other debtor assets, as unsecured creditors. An amicable settlement must be approved by two-thirds of the total amount of claims accepted by the settlement committee at a settlement meeting. Any claim not objected to by a majority of the creditors present at the settlement meeting or a majority of the represented debt will be deemed accepted.

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     The Ministry is not empowered under Dominican law to force an agreement between the debtor and its creditors; rather, it acts as a mediator which attempts to help the parties come to an agreement on their own. To our knowledge, although the amicable settlement process is not used frequently, it can last from three to six months and rarely results in settlements between debtors and their creditors.

     INITIATION OF BANKRUPTCY PROCEEDING

     If an amicable settlement is not reached by the debtor and its creditors, then the bankruptcy proceeding has to be initiated by the Court, notifying the debtor of the proceeding's initiation. Creditors are not required to be notified of the initiation of a bankruptcy proceeding. While a bankruptcy proceeding is pending, the debtor may continue to operate its business in the normal course and to make payments to meet its obligations unless the Court has approved preliminary measures requiring the preservation of the debtor's assets pending a final determination by the Court. Secured creditors continue to have the right to foreclose on their collateral.

     The Court must make a determination as to whether the debtor is able to pay its debts as they become due. The debtor is entitled to present its balance sheet and any other information that it considers relevant to its ability to pay its debts. Creditors may also submit their own documentation to contest the accuracy of information presented by the debtor. The Court, the creditors and/or the debtor may request the opinion of independent auditors or advisors to confirm information, and any of them may present any additional evidence they deem necessary for a fair determination. This process may last for one-and-one-half to two years.

     ISSUANCE OF BANKRUPTCY ORDER

     If the Court determines that the debtor is unable to meet its payment obligations as they become due, the Court will issue a bankruptcy order and must notify all of the debtor's creditors that the order has been issued. Based on the very limited existing bankruptcy precedent, it may take from 12 to 18 months for a court to issue a bankruptcy order upon the exhaustion of the amicable settlement process. Upon the issuance of a bankruptcy order:

     (1) the bankrupt debtor is deprived of the possession, management and right to dispose of its property;

     (2) all of its obligations not otherwise due become immediately due, notwithstanding whether such obligations result from loans or other transactions;

     (3) interest on unsecured claims stops accruing;

     (4) interest on secured claims accrues only with respect to the collateral securing such claims; and

     (5) up to three receivers are appointed by the Court to manage the debtor's business.

     A majority in number of the creditors must ratify the selection of the receivers. After the issuance of a bankruptcy order, a secured creditor must proceed through the receivers in order to foreclose on collateral pledged to it.

     Upon issuance of a bankruptcy order, the receiver may, with the approval of 75% of the creditors, both in number and in principal amount of the debt represented by the union of creditors, cause the debtor's business to continue to operate as a going concern for a limited period, which may be extended from time to time. In so doing, the receiver will either assume complete management of the debtor or maintain management substantially in place and assume a supervisory role. With the approval of the Court and the creditors, the receiver may sell the debtor's business as a whole provided that the purchaser agrees to assume all of the debtor's obligations in a manner satisfactory to the Court and the creditors. Other actions, including the sale of certain assets of the debtor, may be carried out in the receivers' discretion, subject to the supervision and authorization of the Court and the absence of objections by the creditors. In addition, receivers may incur additional indebtedness on behalf of the debtor's business to continue operations, unless the Court and the creditors object. Although not expressly provided for in the Commercial Code, such additional indebtedness may be senior in right of payment to claims of creditors arising prior to the issuance of a bankruptcy order.

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     Upon issuing the bankruptcy order, the Court will also determine an insolvency date, which is the date as of which the debtor generally ceased to make payments to its creditors. The insolvency date could be as early as a date prior to the initiation of the amicable settlement process. If, for any reason, the Court has not fixed such a date, the insolvency date will be deemed to be the date the bankruptcy order was issued. The Commercial code deems the following transfers of property by the debtor to be null and void:

     (1) payments made within ten days of the insolvency date or after the insolvency date for obligations not yet due and payable or for obligations due and payable but made other than in cash; and

     (2) any transfers of cash or property made without consideration.

     In addition, payments of due and payable obligations made after the insolvency date but before the date of the bankruptcy order are deemed voidable if the creditors receiving such payments knew that the debtor had ceased meeting its obligations to creditors generally. Payments made in respect of our existing or new notes after the initiation of the amicable settlement process and before the issuance of a bankruptcy order, including regularly scheduled interest payments or mandatory prepayments of principal, may be deemed preferential payments that are either void or voidable. Transfers deemed to be void or voidable may be recovered by the receiver either on its own initiative or at the request of the creditors. Creditors may not take action directly to recover such transfers.

     A notice of the bankruptcy order issued by the Court is published in newspapers in the jurisdiction in which the bankruptcy is declared and wherever the debtor maintains places of business. Creditors then have 20 days (35 days in the case of U.S. creditors) from the date of publication of such notice to submit their claims to the Court before the bankruptcy procedure continues. Upon receipt of creditors' claims, the receiver must verify the validity of each such claim based on the balance sheet and other financial documentation and records of the debtor. All creditors have the right to appear at the verification proceeding. The debtor or any creditor who has a verified claim may object to the claim of another creditor. A claimant whose claim is rejected by the receivers may challenge such rejection before the Court. Notwithstanding the 20 and 35-day time periods mentioned above, creditors who did not participate in the verification process may file to have their claims recognized at any time before a final distribution or settlement agreement has been made.

     After all claims submitted in response to publication have been considered, the Court is required to call a meeting of the creditors with verified claims through letters and publication in newspapers in order to reach a settlement between the creditors and the debtors. The settlement is then negotiated between the creditors and the debtor. A secured creditor is not entitled to participate in bankruptcy settlement negotiations or to vote on adoption of a bankruptcy settlement agreement unless it waives its security interest. Negotiations can take up to several weeks. A settlement agreement normally provides the manner and terms upon which each of the creditors will be paid. A settlement agreement must be approved by a majority in number of the unsecured creditors who have verified claims or by creditors representing at least 75% of the principal amount of the verified claims held by the union of creditors. The Court does not have discretion to accept or reject a settlement and, therefore, must approve a settlement once it has been agreed to between the debtor and its creditors.

     Under the provisions of the Civil Code of the Dominican Republic, creditors, as well as other persons, are allowed to purchase verified claims from other creditors in order to cast a vote on the settlement agreement with respect to such claim. A creditor also may grant to another creditor a proxy to vote with respect to his claim. Under Dominican law, however, a proxy is revocable even if the parties have agreed expressly to the contrary. A person who revokes a proxy which is stated to be irrevocable may be sued for damages.

     After a settlement is reached, creditors who were entitled to participate in the negotiations but did not participate or who voted against the settlement agreement have eight days to oppose the settlement agreement. After expiration of the eight-day period, the Court will ratify the settlement agreement. Such ratification makes the settlement agreement binding on all creditors, whether their claims have been verified or not. After ratification by the court, a settlement agreement may only be challenged by interested parties based upon claims of fraud.

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     If no settlement is reached, the receivers will proceed with the liquidation of the assets of the debtor and their distribution among creditors with verified claims. Creditors with statutory priorities, if any, are paid first in their order of preference. Creditors with such priorities include employees (for payment of salaries), the Dominican tax authorities (for payment of tax obligations), lawyers (for payment of legal fees) and landlords (for payment of rent). Secured creditors are then paid from the proceeds from the sale of their collateral in the order in which their respective security interests were perfected. General unsecured creditors and secured creditors, to the extent that the proceeds from the sale of their collateral do not fully compensate them, are paid last from the remaining assets of the debtor in proportion to their claims. Distribution may be effected over time, in which case the creditors will be paid partially as the assets are being liquidated. The entire bankruptcy process at the Court may last for two to three years. This time frame does not include the amicable settlement process.

     Under the Commercial Code, no distribution in a liquidation may be made to creditors in the Dominican Republic without sufficient funds first being set aside for the payment in the liquidation to creditors located outside the Dominican Republic. This reserve will be maintained until the final distribution is made to Dominican creditors, at which time, if the funds set aside for foreigners have not been claimed, they will be distributed to the Dominican creditors.

     Our liquidation under Dominican bankruptcy laws could result in holders of existing or new notes receiving distributions from the liquidation in Dominican pesos, thus subjecting such holders to the currency risks associated with converting Dominican pesos into U.S. dollars.

     Amicable settlement and bankruptcy proceedings in the Dominican Republic may be time consuming and subject to significant delays and incidental litigation. A Dominican Republic court may elect not to apply the amicable settlement and bankruptcy laws, as described above, because no clear precedents on this subject exist and of the effects of the dual-revision judicial system established by the Dominican Constitution, which provides litigants the right to appeal any decision of the Court before a Court of Appeals and later to interpose a certiorari recourse before the Supreme Court. Therefore, any bankruptcy proceeding in the Dominican Republic may last from six to nine years before a final and irrevocable decision can be obtained.

     However, in the very few bankruptcy matters of which we know, a final resolution has been reached at the Court. This may be because, according to
Article 440 of the Commercial Code, bankruptcy judgements are "provisionally enforceable" regardless of any appeals that may be filed. We are not aware of any decisions rendered by the Courts of Appeals or the Supreme Court of Justice on bankruptcy matters.

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                             DESCRIPTION OF WARRANTS

     The warrants will be issued by us and will be governed by a warrant agreement to be entered into between us and The Bank of New York, as warrant agent, dated as of the closing date. The summary of the material provisions of the warrant agreement set forth below does not purport to be complete and is qualified in its entirety by reference to the warrant agreement, including the definition of certain terms therein. A copy of the form of warrant agreement has been filed with the SEC as an exhibit to the registration statement of which this prospectus and consent solicitation is a part.

GENERAL


     Holders of existing notes tendered and accepted for exchange in the exchange offer and consent solicitation that elect to receive warrants will receive a pro rata share of warrants to purchase up to an aggregate of [________] shares of our Class A common stock in the form of American depositary shares or ADSs. For every $1,000 principal amount of existing notes you tender, you will receive warrants to purchase [_____] shares of Class A common stock in the form of ADSs at an exercise price of $[ ] per ADS. The number of our warrants to be issued in the exchange offer to any holder will be rounded up to the nearest full warrant. The warrants will be exercisable beginning on the date that they are issued, which will be upon the closing date of the exchange offer and consent solicitation, and continuing until the earlier of (1) 5:00 p.m., New York City time on the date of our repurchase of the new notes or (2) 5:00 p,m., New York City time on September 1, 2009, the maturity date of the new notes. The exercise price and the number of shares issuable upon exercise of a warrant are both subject to adjustments as described below. The warrants may be traded separately from the new notes. We do not intend to list the warrants on the New York Stock Exchange or any other stock exchange or automated quotation system. Therefore, we cannot assure you that, after the exchange offer and consent solicitation, the warrants will be actively traded.


     The warrants may be exercised by delivering to the warrant agent the certificates evidencing the warrants to be exercised together with the accompanying form of election to purchase, properly completed and executed, and with payment of the exercise price. Payment of the exercise price by a holder may be made in the form of cash or a certified or official bank check payable to the order of The Bank of New York. Upon surrender of the warrant certificate and payment of the exercise price, the warrant agent will deliver or cause to be delivered, to or upon the written order of such holder, stock certificates representing the number of shares of Class A common stock in the form of ADSs or other securities or property to which such holder is entitled under the warrants and warrant agreement, including, without limitation, at our option, cash payable to adjust for fractional interests in warrant shares issuable upon such exercise in an amount equal to the current market price (as defined in the warrant agreement) per share of our Class A common stock in the form of ADSs, as determined on the day immediately preceding the date the warrant is presented for exercise, multiplied by such fraction, computed to the nearest whole cent. If less than all of the warrants evidenced by a warrant certificate are to be exercised, a new warrant certificate will be issued for the remaining number of warrants.

     No service charge will be made for registration of transfer or exchange upon surrender of any warrant certificate at the office of the warrant agent maintained for that purpose. We may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of warrant certificates or warrant shares.

     Until exercise, the holders of the warrants have no right to vote on matters submitted to our stockholders or to receive notice of meetings of stockholders or any other rights of our stockholders, including any right to receive cash dividends. The holders of the warrants have no preemptive rights and are not entitled to share in our assets in the event of the liquidation, dissolution or winding up of our affairs.

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ADJUSTMENTS

     The number of shares of Class A common stock that may be purchased upon the exercise of the warrants and the exercise price will both subject to adjustment in certain events including

          (1) the payment by us of dividends (or other distributions) on Class A common stock payable in shares of such Class A common stock or other shares of our capital stock; and

          (2) subdivisions, combinations and certain reclassifications of Class A common stock.

     No adjustment in the exercise price will be required unless such adjustment would require an increase or decrease of at least $0.01 or one-hundredth (1/100) of a share, as the case may be; provided, however, that any adjustment which is not made will be carried forward and taken into account in any subsequent adjustment.

     In the case of certain stock splits, subdivisions, reclassifications, redesignations, reorganizations or changes in the number of outstanding shares of Class A common stock and in the case of consolidations, mergers or share exchanges or the sale of all or substantially all of the assets of us, each warrant shall thereafter be exercisable for the right to receive the kind and amount of shares of stock or other securities or property to which such holder would have been entitled as a result of such transactions had the warrants been exercised immediately prior thereto.

RESERVATION OF SHARES

     At the time of issuance of the warrants, we will have authorized and reserved for issuance such number of shares of Class A common stock as shall be initially issuable upon the exercise of the warrants. Such shares of Class A common stock, when paid for and issued will be duly and validly issued, fully paid and non-assessable, and not subject to any preemptive rights. The ADSs underlying the warrants will be listed on the New York Stock Exchange.

AMENDMENT

     From time to time, we and the warrant agent, without the consent of the holders of the warrants, may amend or supplement the warrant agreement for certain purposes, including, without limitation, curing defects or inconsistencies or making any change that does not, in the good faith opinion of our board of directors, have an adverse effect on the rights of any holder. Other amendments or supplements to the warrant agreement generally require the written consent of the holders of a majority of the then outstanding warrants. The consent of each holder affected shall be required for any amendment pursuant to which the exercise price would be increased or the number of warrant shares purchasable upon exercise of warrants would be decreased.

REGISTRATION REQUIREMENTS

     We will use our reasonable best efforts to maintain the effectiveness of a registration statement with respect to the issuance of the shares of our Class A common stock in the form of ADSs underlying the warrants until the earlier of
(1) such time as all warrants have been exercised and (2) the expiration of the exercise period. During any consecutive 365-day period in which the warrants are exercisable, we will have the ability to suspend the availability of such registration statement for up to two 30-consecutive-day periods (except during the 30 days immediately prior to the expiration of the warrants) if our Board of Directors determines in good faith that there is a valid purpose for the suspension and provides notice of such determination to the holders at their addresses appearing in the register of warrants maintained by the warrant agent.

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REPORTS

     So long as any warrants remain outstanding, and whether or not any new notes remain outstanding, we will cause copies of the reports and other documents described under "Description of Notes -- Commission Reports and Reports to Holders" to be filed with the warrant agent.

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                          DESCRIPTION OF CAPITAL STOCK

SHARE CAPITAL


     At December 31, 2002 and the date hereof, we had 55,000,000 shares of our Class A common stock, par value RD$10 per share, authorized. As of December 31, 2002, 24,245,920 shares of Class A common stock were issued and outstanding. As of June 1, 2003, 45,458,041 shares of Class A common stock were issued and outstanding. As of December 31, 2002 and the date hereof, we also had 25,000,000 shares of our Class B stock, par value RD$10 per share, authorized, 19,144,544 shares of which were issued and outstanding. We have issued 21,212,121 shares of our Class A common stock since December 31, 2001 and we have not issued any shares of our Class B stock since May 1998. We have issued 14,545,920 shares of our Class A common stock since December 31, 2000.


     On December 31, 2002, we issued 21,212,121 shares of Class A common stock to a group of investors for an aggregate purchase price of $70,000,000 in a private placement.

     On December 28, 2001, we issued 1,170,920 shares of our Class A common stock in the form of ADSs for an aggregate purchase price of $4,683,680 in a rights offering.

     On December 28, 2001, we issued 10,000,000 shares of our Class A common stock to GFN Corporation Ltd., our principal shareholder, for an aggregate purchase price of $40,000,000.

     On October 26, 2001, we issued 3,375,000 shares of our Class A common stock as partial consideration for our acquisition of the shares of TCN Dominicana, S.A., a wholly-owned subsidiary of Telecable Nacional, C. por A., that owned and operated the largest multi-channel system in the Dominican Republic's pay-TV market, including the concession granted by the Dominican government to operate a cable system.

     On April 12, 2000, we issued 4,000,000 shares of our Class A common stock in the form of ADSs for an aggregate purchase price of $74 million in connection with a follow-on public offering.


     At December 31, 2002, neither we nor any of our subsidiaries owned any shares of our Class A common stock or Class B stock.

     At December 31, 2002, there were outstanding options to purchase 411,037 shares of our Class A common stock for an average exercise price of $7.11 per share. These options are held by certain of our officers and employees. At December 30, 2002, there were outstanding warrants to purchase an aggregate of 300,000 shares of our Class A common stock for an average exercise price of $8.88 per share. These warrants are held by a former consultant to us on investor relations maters.

     All shares of our Class A common stock or ADSs which we have issued or may be required to issue upon the exercise of outstanding options or warrants and the warrants to be issued in this exchange offer and consent solicitation have been or will be authorized and approved by our board of directors whether at a meeting or by unanimous written consent.

MEMORANDUM AND ARTICLES OF ASSOCIATION

BOARD OF DIRECTORS

     Our business and affairs are managed by the board of directors, which consists of not more than fifteen or less than eight persons. Our directors are elected annually at the annual general meeting of shareholders. Each director (whenever elected) holds office until the next annual general meeting of shareholders following his or her election and until his successor is elected and qualified or until his or her earlier resignation or removal.

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     Any director may resign at any time upon written notice to the board of directors, to the Chairman of the Board or to the President. Any director may be removed with or without cause at any time by an affirmative vote of a majority of the shareholders entitled to vote. If any vacancies occur in the board of directors, of if the authorized number of directors is increased, the directors then in office may continue to act, and such vacancies may be filled by a majority of the directors then in office. Any vacancies or newly created directorships also may be filled by an affirmative vote of a majority of the shareholders entitled to vote at a general meeting of shareholders called for such purpose.

     Regular meetings of the board of directors may be held at such places within or out of the Dominican Republic and at such times as the board of directors may from time to time determine. Special meetings of the board of directors may be held at any time or place within or outside of the Dominican Republic whenever called by the Chairman of the Board, by the President of by any two directors. Any member of the board of directors may participate in a meeting of the board of directors by means of a telephone conference or similar communications equipment provided that all persons participating in the meeting can hear each other.

     At all meetings of the board of directors, the presence of a majority of the total number of directors will constitute a quorum for the transaction of business. The vote of at least a majority of the directors present at any meeting at which a quorum is present is necessary to constitute the act of the board of directors unless otherwise provided by applicable law.

PURPOSE

     Article 2 of our by-laws states that our purpose is:

     - to provide, maintain and operate telecommunications systems in the Dominican Republic and elsewhere;

     - to enter into such agreements as may be required to be interconnected to the switched public telephone network, as well as to any domestic networks rendering inter-urban services, as may be required by said telecommunications systems; and

     - to construct, maintain, and exploit a private telecommunications system for the transmission of national and international calls and for the transmission or reception of messages and signals of any kind.

CAPITAL STOCK

     Our authorized capital stock consists of 55,000,000 shares of Class A common stock and 25,000,000 shares of Class B stock. Both classes of capital stock vote together as a single class on matters except any matter that would adversely affect the rights of either class. These matters would need to be approved by a special meeting of the holders of the class of shares to be affected. The Class A common stock has one vote per share and the Class B stock has ten votes per share. The economic rights of each class of capital stock are identical.

REGISTRATION AND TRANSFER

     All shares are evidenced by share certificates in registered form. Dominican law requires that all shares be represented by a certificate, although a single certificate may represent multiple shares of stock. Certificates may be issued in the name of the registered holder, bearer or to-order form. All of our share certificates are issued in the name of the registered holder. Dominican law also requires that all transfers, encumbrances and liens on nominative shares must be recorded in the share registry and only are enforceable against us and third parties after such registration occurs. The Bank of New York is the registrar and transfer agent for the Class A common stock, except during shareholders meetings when we maintain the share registry for the Class A common stock.

SHAREHOLDERS MEETINGS

     Shareholders are entitled to vote on all matters at ordinary or special shareholders' meetings. The board of directors will convene an annual shareholders' meeting at least once a year in order for shareholders:

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     -  to elect new directors and a vigilance officer;

     -  to acknowledge the vigilance officer's report; and

     - for management to report upon our financial performance and for the shareholders to decide whether or not to distribute dividends.

     Ordinary shareholders' meetings may be convened at other times in order to transact other business, including to remove directors. Special shareholders' meetings are convened in order to effect fundamental changes in our structure, including to approve amendments to our by-laws. Under our by-laws, shareholders' meetings may be convened by:

     -  the Chairman of the board of directors;

     -  a majority of the members of the board at any time;

     - at the request of the holders of 30% of the shares entitled to be cast at such meeting; and

     - at the request of the vigilance officer in urgent circumstances, which are not defined under Dominican law.

     Shareholders meetings may he convened not less than 30 but not more than 60 calendar days after written notice has been mailed to shareholders. A majority of the shares entitled to be cast constitutes a quorum at all shareholders meetings. Our by-laws provide that holders of two-thirds of the votes entitled to be cast is required to approve:

     - amendments to the by-laws, including increases or decreases of our authorized share capital;

     - the issuance of shares of Class B stock in addition to those shares of Class B stock outstanding on the date of the adoption of the by-laws, except in connection with a dividend or other distribution with respect to, or a subdivision, consolidation or reclassification of all outstanding shares of stock;

     - the declaration and payment of any dividend or distribution with respect to our capital stock;

     -  any increase or decrease in the number of directors; and

     - our voluntary winding up or liquidation or the filing of a bankruptcy petition.

     The affirmative vote of the holders of a majority of votes entitled to be cast is required to approve all other actions. Shareholders may vote by proxy, and the depositary will cast proxies as directed by the holders of the ADRs.

LIMITATION OF OFFICERS' AND DIRECTORS' LIABILITY

     In addition to voting for directors at the annual shareholder's meeting, shareholders are asked to vote upon the performance of management. Our vigilance officer, an officer elected by the shareholders each year, delivers a report on our financial performance and other issues related to management's performance. If the holders of a majority of the votes entitled to be cast approve management's performance, all shareholders are deemed to have released the directors and officers from claims or liability to us or our shareholders arising out of actions taken or any failure to take actions by any of them on our behalf during the prior fiscal year, with certain exceptions. Shareholders will likely fail in any suit brought in a Dominican court with respect to the acts or omissions deemed to have been released. Officers and directors may not be released from any claims or liability for criminal acts, fraud, self-dealing or gross negligence. If the shareholders do not approve management's performance, the vigilance officer's report may form the basis of any suit brought by the shareholders against our officers and directors.

     Our by-laws provides that we will indemnify any person made or threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person, or a person of whom he or she is the legal representative, is or was our director, officer, employee or agent or any of our predecessors, or serves or served any other enterprise as a director, officer, employee or agent at our request or any of our predecessors. We are required to pay any expenses reasonably incurred by a director or officer in defending a civil or criminal action, suit or proceeding in advance of the final disposition of such action, suit or

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proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it ultimately is determined that he or she is not entitled to be indemnified by us under our by-laws or otherwise. We may, by action of our board of directors, provide for the payment of such expenses incurred by our employees and agents as it deems appropriate.

LIQUIDATION RIGHTS

     Each shareholder is entitled to a proportionate share of any of our assets available upon dissolution after the payment of debts owed to creditors. Shareholders are deemed to be creditors of our company to the extent of declared and unpaid dividends.

DIVIDENDS

     Under Dominican law, only shareholders may authorize the declaration and payment of dividends. Shareholders are entitled to receive dividends in proportion to their respective capital participation, subject to adjustment as provided in the by-laws. Dividends are payable only from after-tax profits, and only after we have set aside at least 5% of our annual profits as a legal reserve (until such reserve equals 10% of paid-in capital). The by-laws provide that shareholders may only approve the declaration and payment of dividends or distributions if the declaration or payment of such dividend or distribution would not violate any obligation, contractual or otherwise, to which we or any of our subsidiaries are a party or by which any of them or their respective properties or operations are bound.

VOTING RIGHTS

     The holders of Class A common stock and Class B stock vote together with respect to all matters. Every holder of Class A common stock is entitled to one vote for each share of Class A common stock held and every holder of Class B stock is entitled to ten votes for each share of Class B stock held by the number of shares of Class A common stock into which one share of Class B stock is then convertible. Under our by-laws, Class B stock may not be transferred except to permitted transferees. Permitted transferees include

     1.   Oleander

     2.   Motorola

     3.   any subsidiary or affiliate, as defined, and

     4. with respect to Oleander, Manuel Arturo Pellerano Pena and any member of the family of Manuel Arturo Pellerano Pena as of the date of the initial public offering that had an interest (including indirectly through any corporation, trust or entity) in Oleander and

     - the spouse or surviving spouse and natural and adopted children of any such family member

     - any trust existing solely for the benefit of family members and any person who would be a permitted transferee of any such family member under clause (4) and any trustee of such trust

     - upon the death of any such member or any person who would be a permitted transferee of any member, such holder's estate or any executor, administrator or other legal representative of such holder, and

     - any corporation, partnership or other entity all of the outstanding equity interests of which are owned, or all of the outstanding voting power of which is controlled, directly or indirectly by, or any trust or similar entity the sole beneficiaries of which are, such members and their permitted transferees.

If, despite these restrictions on transfer, a shareholder owning shares of Class B stock transferred its shares to a person or entity other than to Oleander, Motorola or a permitted transferee, the shareholder will only become entitled

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to one vote per share. If, with respect to any shares of Class B stock owned by
Oleander and its permitted transferees, the shares of common stock owned by Oleander and its permitted transferees constitute less than 10% of the outstanding common stock, such shares of Class B stock will entitle the holder to one vote per share. If, with respect to any shares of Class B stock owned by Motorola and its permitted transferees. the shares of common stock owned by Motorola and its permitted transferees constitute less than 10% of the outstanding common stock, such shares of Class B stock will entitle the holder to one vote per share. Oleander, Motorola and any permitted transferee may pledge shares of Class B stock without reducing the number of votes to which it is entitled; provided, however, that if such shares of Class B stock are transferred to or registered in the name of the pledgee (unless the pledgee is a permitted transferee), the number of votes to which such shares of Class B stock are entitled will be reduced until Oleander, Motorola or any of their permitted transferees either cures any default that resulted in the transfer or registration or reacquires the shares from the pledgee.

PREEMPTIVE AND OTHER RIGHTS

     The holders of Class A common stock and Class B stock are not entitled to preemptive or similar rights. The shares of Class A common stock and Class B stock are not subject to redemption or a sinking fund. Under our by-laws, we are authorized to issue shares of Class B stock only in connection with a dividend or other distribution with respect to, or a subdivision, consolidation or reclassification of, all outstanding shares of Class A common stock. In the event of any subdivision, consolidation, reclassification or other change in the Class A common stock, the Board of Directors, in its discretion, in lieu of issuing additional shares of Class B stock, may adjust the number of shares of Class A common stock into which the Class B stock is convertible and the number of votes to which each share of Class B stock is entitled.

REORGANIZATION, CONSOLIDATION, SHARE EXCHANGE OR MERGER

     In the event of a reorganization, consolidation, share exchange or merger of TRICOM, each holder of outstanding shares of our stock shall be entitled to receive for each of his shares the same kind and amount of consideration (whether consisting of cash, property or securities) to be received by each other holder of the same class of stock, if any for each of his or her shares.

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                   DESCRIPTION OF AMERICAN DEPOSITARY RECEIPTS

AMERICAN DEPOSITARY RECEIPTS

     The Bank of New York will issue the American Depositary Receipts or ADRs evidencing ADSs. Each ADS represents one share of Class A common stock. We will deposit the shares of Class A common stock (or the right to such shares) to be issued in this exchange offer and consent solicitation with the New York office of The Bank of New York which we refer to as the custodian. Each ADR will also represent securities, cash or other property deposited, from time to time, with The Bank of New York but not distributed to ADR holders. The Bank of New York's Corporate Trust office is located at 101 Barclay Street, New York, NY 10286, and its principal executive office is located at One Wall Street, NY, NY 10286 (temporarily located at One Wall Street, NY, NY 10286).

     You may hold ADRs either directly or indirectly through your broker or other financial institution. If you hold ADRs directly, you are an ADR holder. If you hold the ADRs indirectly, you must rely on the procedures of your broker or other financial institution to assert the rights of ADR holders described in this section. You should consult with your broker or financial institution to find out what those procedures are.

     Because The Bank of New York actually holds the shares of Class A common stock, you must rely on it to exercise the rights of a shareholder. Our obligations and the obligations of The Bank of New York are set out in an agreement among TRICOM, The Bank of New York and you, as an ADR holder. The agreement and the ADRs are generally governed by New York law.

     The following is a summary of the agreement. We encourage you to read the entire agreement and the ADR. Directions on how to obtain copies of these are provided in the section entitled "Where You Can Find More Information."

SHARE DIVIDENDS AND OTHER DISTRIBUTIONS

     The Bank of New York has agreed to pay to you the cash dividends or other distributions it receives on shares or other deposited securities after deducting its fees and expenses. You will receive these distributions in proportion to the number of shares your ADRs represent.

     CASH. The Bank of New York will convert any cash dividend or other cash distribution we pay on the shares into U.S. dollars, if it can do so on a reasonable basis, and, subject to Dominican Republic law, can transfer the U.S. dollars to the United States. If that is not possible or if any approval from the Dominican Republic government is needed and cannot be obtained, the agreement allows The Bank of New York to distribute the Dominican pesos only to those ADR holders to whom it is possible to do so. It will hold the Dominican pesos it cannot convert for the account of the ADR holders who have not been paid. It will not invest the Dominican pesos and it will not be liable for the interest.

     Before making a distribution, any withholding taxes that must be paid under Dominican Republic law will be deducted. The Bank of New York will distribute only whole U.S. dollars and cents and will round fractional cents to the nearest whole cent. If the exchange rates fluctuate during a time when The Bank of New York cannot convert the Dominican pesos, you may lose some or all of the value of the distribution.

     SHARES. The Bank of New York may distribute new ADRs representing any shares we may distribute as a dividend or free distribution, if we furnish it promptly with satisfactory evidence that it is legal to do so. The Bank of New York will only distribute whole ADRs. It will sell shares which would require it to use a fractional ADR and distribute the net proceeds in the same way as it does with cash. If The Bank of New York does not distribute additional ADRs, each ADR will also represent the new shares.

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     RIGHTS TO RECEIVE ADDITIONAL SHARES. If we offer holders of our shares any rights to subscribe for additional shares or any other rights, The Bank of New York may make these rights available to you. We must first instruct The Bank of New York to do so and furnish it with satisfactory evidence that it is legal to do so. If we do not furnish this evidence and/or give these instructions, and The Bank of New York decides it is practical to sell the rights, The Bank of New York will sell the rights and distribute the proceeds, in the same way as it does with cash. The Bank of New York may allow rights that are not distributed or sold to lapse. In that case, you will receive no value for them.

     If The Bank of New York makes rights available to you, upon instruction from you, it will exercise the rights and purchase the shares on your behalf. The Bank of New York will then deposit the shares and issue ADRs to you. It will only exercise rights if you pay it the exercise price and any other charges the rights require you to pay.

     U.S. securities laws may restrict the sale, deposit, cancellation and transfer of the ADRs issued after exercise of rights. For example, you may not be able to trade the ADRs freely in the United States. In this case, The Bank of New York may issue the ADRs under a separate restricted deposit agreement which will contain the same provisions as the agreement, except for the changes needed to put the restrictions in place.

     OTHER DISTRIBUTIONS. The Bank of New York will send to you anything else we distribute on deposited securities by any means it thinks is legal, fair and practical. If it cannot make the distribution in that way, The Bank of New York has a choice. It may decide to sell what we distributed and distribute the net proceeds in the same way as it does with cash or it may decide to hold what we distributed, in which case the ADRs will also represent the newly distributed property.

     The Bank of New York is not responsible if it decides that it is unlawful or impractical to make a distribution available to any ADR holders. We have no obligation to register ADRs, shares, rights or other securities under the Securities Act of 1933. We also have no obligation to take any other action to permit the distribution of ADRs, shares, rights or anything else to ADR holders. This means that you may not receive the distribution we make on our shares or any value for them if it is illegal or impractical for us to make them available to you.

DEPOSIT, WITHDRAWAL AND CANCELLATION

     The Bank of New York will issue ADRs if you or your broker deposit shares or evidence of rights to receive shares with it. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, The Bank of New York will register the appropriate number of ADRs in the names you request and will deliver the ADRs at its Corporate Trust office to the persons you request.

     You may turn in your ADRs at The Bank of New York's Corporate Trust office. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, The Bank of New York will deliver (1) the underlying shares to an account designated by you and (2) any other deposited securities underlying the ADR at the office of the custodian. Or, at your request, risk and expense, The Bank of New York will deliver the deposited securities at its Corporate Trust office.

VOTING RIGHTS

     You may instruct The Bank of New York to vote the shares underlying your ADRs but only if we ask The Bank of New York to ask for your instructions. Otherwise, you won't be able to exercise your right to vote unless you withdraw the shares. However, you may not know about the meeting enough in advance to withdraw the shares.

     If we ask for your instructions, The Bank of New York will notify you of the upcoming vote and arrange to deliver our voting materials to you. The materials will (1) describe the matters to be voted on and (2) explain how you, on a certain date, may instruct The Bank of New York to vote the shares or other deposited securities underlying your ADRs as you direct. For instructions to be valid, The Bank of New York must receive them on or before the date specified. The Bank of New York will try, as far as practical, subject to Dominican Republic law and

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

the provisions of our by-laws, to vote or to have its agents vote the shares or other deposited securities as you instruct. The Bank of New York will only vote or attempt to vote as you instruct.

     We cannot assure you that you will receive the voting materials in time to ensure that you can instruct The Bank of New York to vote your shares. In addition, The Bank of New York and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions. This means that you may not be able to exercise your right to vote and there may be nothing you can do if your shares are not voted as you requested.

FEES AND EXPENSES

ADR HOLDERS MUST PAY:                                        FOR:
--------------------
$5.00 (or less) per 100 ADSs..........      Each issuance of an ADS, including
                                            as a result of a distribution of
                                            shares or rights or other property.
                                            Each cancellation of an ADS,
                                            including if the deposit agreement
                                            terminates.

$.02 (or less) per ADS................      Any cash payment, except for
                                            distributions of cash dividends.

Registration of Transfer Fees.........      Transfer and registration of shares
                                            on the share register of the Foreign
                                            Registrar from your name to the name
                                            of The Bank of New York or its agent
                                            when you deposit or withdraw shares.

Expenses to The Bank of New York......      Conversion of Dominican pesos to
                                            U.S. dollars. Cable, telex and
                                            facsimile transmission expenses.

Taxes and other governmental charges
The Bank of New York or the custodian
have to pay on any ADS or share
underlying an ADS, for example, stock
transfer taxes, stamp duty or
withholding taxes.....................      As necessary

PAYMENT OF TAXES

     You will be responsible for any taxes or other governmental charges payable on your ADRs or on the deposited securities underlying your ADRs. The Bank of New York may refuse to transfer your ADRs or allow you to withdraw the deposited securities underlying your ADRs until such taxes or other charges are paid. It may apply payments owed to you or sell deposited securities underlying your ADRs to pay any taxes owed and you will remain liable for any deficiency. If it sells deposited securities, it will, if appropriate, reduce the number of ADRs to reflect the sale and pay to you any proceeds, or send to you any property, remaining after it has paid the taxes.

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

RECLASSIFICATIONS, RECAPITALIZATIONS AND MERGERS

     If we (1) change the nominal or par value of our shares, (2) reclassify, split up or consolidate any of the deposited securities, (3) distribute securities on the shares that are not distributed to you, or (4) recapitalize, reorganize, merge, liquidate, sell all or substantially all of our assets, or take any similar action, then the cash, shares or other securities received by The Bank of New York will become deposited securities. Each ADR will automatically represent its equal share of the new deposited securities unless additional ADRs are delivered pursuant to the following sentence. The Bank of New York may, and will if we ask it to, issue new ADRs or ask you to surrender your outstanding ADRs in exchange for new ADRs, identifying the new deposited securities.

AMENDMENT AND TERMINATION

     We may agree with The Bank of New York to amend the agreement and the ADRs without your consent for any reason. If the amendment adds or increases fees or charges, except for taxes and other governmental charges or registration fees, cable, telex or facsimile transmission costs, delivery costs or other such expenses, or prejudices an important right of ADR holders, it will only become effective 30 days after The Bank of New York notifies you of the amendment. At the time an amendment becomes effective, you are considered, by continuing to hold your ADR, to agree to the amendment and to be bound by the ADRs and the agreement is amended.

     The Bank of New York will terminate the agreement if we ask it to do so. The Bank of New York may also terminate the agreement if The Bank of New York has told us that it would like to resign and we have not appointed a new depositary bank within 90 days. In both cases, The Bank of New York must notify you at least 90 days before termination.

     After termination, The Bank of New York and its agents will be required to do only the following under the agreement

     -  advise you that the agreement is terminated and

     - collect distributions on the deposited securities and deliver shares and other deposited securities upon cancellation of ADRs.

     At any time after the expiration of one year after the date of termination, The Bank of New York may sell any remaining deposited securities by public or private sale. After that, The Bank of New York will hold the proceeds of the sale, as well as any other cash it is holding under the agreement for the pro rata benefit of the ADR holders that have not surrendered their ADRs. It will not invest the money and will have no liability for interest. The Bank of New York's only obligations will be to account for the proceeds of the sale and other cash. After termination, our only obligations will be with respect to indemnification and to pay certain amounts to The Bank of New York.

INSPECTION OF TRANSFER BOOKS

     The Bank of New York will maintain at its transfer office in the Borough of Manhattan, the City of New York, facilities for the execution and delivery, registration of transfer, combination or split-up of ADRs and a register for the registration of ADRs and the registration of the transfer of ADRs that at reasonable times will be open for inspection by us and the holders of ADRs, provided that such inspection shall not be for the purpose of communication with holders of ADRs in the interest of a business or object other than our business or a matter related to the ADRs.

LIMITATIONS ON OBLIGATIONS AND LIABILITY TO ADR HOLDERS

     The agreement expressly limits our obligations and the obligations of The Bank of New York, and it limits our liability and the liability of The Bank of New York. TRICOM and The Bank of New York:

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

     - are only obligated to take the actions specifically set forth in the agreement without negligence or bad faith;

     - are not liable if either is prevented or delayed by law or circumstances beyond their control from performing their obligations under the agreement;

     - are not liable if either exercises discretion permitted under the agreement;

     - have no obligation to become involved in a lawsuit or other proceeding related to the ADRs or the agreement on your behalf or on behalf of any other party; and

     - may rely upon any documents they believe in good faith to be genuine and to have been signed or presented by the proper party.

     NONE OF THESE LIMITATIONS AFFECTS INVESTOR RIGHTS UNDER THE UNITED STATES FEDERAL SECURITIES LAWS.

     In the agreement, TRICOM and The Bank of New York agree to indemnify each other under certain circumstances.

REQUIREMENTS FOR DEPOSITARY ACTIONS

     Before The Bank of New York will issue or register transfer of an ADR, make a distribution on an ADR, or process the withdrawal of any shares, The Bank of New York may require:

     - payment of stock transfer or other taxes or other governmental charges and transfer or registration fees charged by third parties for the transfer of any shares or other deposited securities;

     - production of satisfactory proof of the identity and genuineness of any signature or other information it deems necessary; and

     - compliance with regulations it may establish, from time to time, consistent with the agreement, including presentation of transfer documents.

     The Bank of New York may refuse to deliver, transfer, or register transfers of ADRs generally when our books or the books of The Bank of New York are closed, or at any time if we or The Bank of New York thinks it advisable to do so.

     You have the right to cancel your ADRs and withdraw the underlying shares at any time except:

     - when temporary delays arise because: (1) The Bank of New York or TRICOM has closed its transfer books; (2) the transfer of shares is blocked to permit voting at a shareholders' meeting; or (3) TRICOM is paying a dividend on the shares;

     - when you or other ADR holders seeking to withdraw shares owe money to pay fees, taxes and similar charges; or

     - when it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to ADRs or to the withdrawal of shares or other deposited securities.

     This right of withdrawal may not be limited by any other provision of the agreement.

PRE-RELEASE OF ADRs

     In certain circumstances, subject to the provisions of the agreement, The Bank of New York may issue ADRs before deposit of the underlying shares. This is called a pre-release of the ADR. The Bank of New York may also deliver shares upon cancellation of pre-released ADRs (even if the ADRs are canceled before the pre-release transaction has been closed out). A pre-release is closed out as soon as the underlying shares are delivered to The

Bank of New York. The Bank of New York may receive ADRs instead of shares to close out a pre-release. The Bank of New York may pre-release ADRs only under the following conditions:

     - before or at the time of the pre-release, the person to whom the pre-release is being made must represent to The Bank of New York in writing that it or its customer owns the shares or ADRs to be deposited;

     - the pre-release must be fully collateralized with cash or other collateral that The Bank of New York considers appropriate; and

     - The Bank of New York must be able to close out the pre-release on not more than five business days' notice.

In addition, The Bank of New York will limit the number of ADRs that may be outstanding at any time as a result of pre-release, although The Bank of New York may disregard the limit from time to time, if it thinks it is appropriate to do so.

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

                            MATERIAL TAX CONSEQUENCES

     The following is a general summary of the material U.S. federal and Dominican Republic income tax consequences of the exchange offer and consent solicitation, and of holding the new notes, warrants and ADSs.

     The discussion of U.S. tax consequences is addressed only to U.S. Holders and represents the opinion of Piper Rudnick LLP, our counsel, as to the material U.S. federal income tax consequences of the exchange and of owning new notes, warrants, and ADSs. This summary is based on the Internal Revenue Code of 1986, as amended, or the Code, administrative pronouncements, judicial decisions and existing and proposed Treasury Regulations, and interpretations of the foregoing, all of which are subject to change on a prospective or retroactive basis. It applies only to U.S. Holders of the existing notes who held the existing notes, and who will hold the new notes, as capital assets. This description does not discuss all of the tax consequences that may be relevant to U.S. Holders in light of their particular circumstances, nor does it discuss the consequences to U.S. Holders who may be subject to special rules, such as certain financial institutions, insurance companies, dealers in securities or foreign currencies, tax-exempt organizations, U.S. Holders whose functional currency for U.S. federal income tax purposes is not the U.S. dollar, persons holding the notes in connection with a hedging transaction, a "straddle", a conversion transaction or other integrated transaction, and traders in securities that elect to use a mark-to-market method of accounting for their securities holdings. It also does not address any federal gift or estate tax or state or local tax consequences.


     This discussion also does not address consequences to holders who exchange new notes for ADSs, should such an exchange take place, as described under "Exchange of Notes for ADSs." Such holders should consult their own tax advisors as to the possible effect of the exchange of new notes for ADSs on the tax consequences of the exchange, and also as to the tax consequences of the exchange of new notes for ADSs itself.


     The discussion of backup withholding also applies to non-U.S. Holders.

     For purposes of this summary, the term "U.S. Holder" means a person (other than a partnership) that holds existing notes on the date of the exchange or a person that is a partner in a partnership that holds existing notes on the date of the exchange, if such person is:

     -    an individual who is a citizen or resident of the United States;

     - a corporation created or organized under the laws of the United States or any political subdivision of the United States;

     - an estate the income of which is subject to U.S. federal income taxation regardless of its source; or


     - a trust if (a) a court within the United States is able to exercise primary supervision over the administration of the trust and (b) one or more U.S. persons, within the meaning of Section 7701(a)(30) of the Code, have the authority to control all substantial decisions of the trust.


     The discussion of Dominican Republic tax consequences represents the opinion of Pellerano & Herrera, our Dominican counsel as to the Dominican Republic tax consequences of the exchange and of owning new notes, warrants and ADSs.

     YOU ARE URGED TO CONSULT YOUR OWN TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES OF THE EXCHANGE OFFER AND CONSENT SOLICITATION TO YOUR PARTICULAR SITUATION, AS WELL AS THE TAX CONSEQUENCES UNDER STATE, LOCAL AND FOREIGN LAW AND THE POSSIBLE EFFECTS OF ANY CHANGE IN LAW.

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

CONSEQUENCES OF THE EXCHANGE

U.S. TAX CONSEQUENCES


     CONSEQUENCES TO EXCHANGING HOLDERS. The tax consequences to you of exchanging your existing notes for new notes, cash and warrants, will depend upon whether the exchange is treated as a recapitalization or as a taxable exchange for U.S. federal income tax purposes. The exchange will be a recapitalization if both the existing notes and the new notes are "securities" for U.S. federal income tax purposes. The determination of whether an instrument is a "security" depends on an overall evaluation of the nature of the instrument, taking into account its term and the degree of participation and continuing interest in the business which it represents. Because the determination of whether the existing notes and the new notes are securities is highly factual and the legal standard is not entirely clear, Piper Rudnick LLP, our counsel, is unable to render an opinion on this issue. However, after reviewing the issue with our counsel we believe, and intend to take the position, that both the existing notes and the new notes are "securities," and that the exchange of new notes for existing notes is therefore a recapitalization.

     TAX-FREE RECAPITALIZATION. Assuming the exchange qualifies as a recapitalization, you will not recognize a loss upon the exchange of your existing notes for new notes. Moreover, you will recognize gain only to the extent that the sum of the fair market value of the new notes, the fair market value of the warrants you receive and the amount of cash you receive exceeds your tax basis in the existing notes which you surrender in the exchange. However, you will not recognize gain in an amount greater than the amount of cash if any that you receive in the exchange. Any gain recognized should generally be capital gain (except to the extent of accrued market discount on your existing notes) and generally will be long term capital gain if you have held the existing notes for more than one year at the time of the exchange.

     Your aggregate tax basis in the new notes and the warrants that you receive in the exchange will equal your tax basis in the existing notes, plus the amount of gain, if any, recognized by you in connection with the exchange, less the amount of cash received by you. Such basis will be allocated between the new notes and the warrants that you receive in proportion to their relative fair market values. The holding period of your new notes will include the holding period of your existing notes.


     It is possible that the Internal Revenue Service may take the position that some portion of the total consideration paid in the exchange offer and consent solicitation should not be treated as part of the exchange, but should instead be treated as a separate payment in the nature of compensation for your consent to proposed amendments to the indenture governing the existing notes. To the extent that any portion of the consideration is so treated, that portion would not be taken into account in determining the consequences to you of the exchange, as described above, but would instead be taxable to you as ordinary income.


     TAXABLE EXCHANGE. If either the existing notes or the new notes are not securities for U.S. federal income tax purposes, the exchange will not be treated as a recapitalization. In that case, you would recognize taxable gain or loss as a result of the exchange. The timing and amount of such gain or loss will depend upon whether or not the installment method of reporting applies. In general, if (1) the exchange is not treated as a recapitalization, (2) the new notes are not readily tradable on an established securities market, and (3) you recognize gain (but not loss), any gain will be subject to the installment method of reporting unless you elect out of installment reporting. For this purpose, an established securities market includes any system of general circulation to brokers and dealers which regularly disseminates quotations of obligations by identified brokers or dealers, other than a quotation sheet prepared and distributed by a broker or dealer in the regular course of business and containing only quotations of that broker or dealer.

     If the installment method does apply, gain will be recognized as you receive payments (other than payments which are treated for tax purposes as attributable to interest in accordance with the rules described at "Tax Consequences of Owning the New Notes--U.S. Tax Consequences"). Specifically, each time a payment is received, you will recognize an amount of gain equal to the amount of the payment multiplied by the "gross profit ratio". For this purpose, "payments" will include (1) cash received in the exchange, (2) the fair market value of warrants that you receive in the exchange, and (3) payments of principal (including payments of interest to the extent they are treated as payments of principal for tax purposes under the rules described at "Consequences of Owning the Notes--U.S. Tax Consequences") on the new notes. The gross profit ratio is equal to the total gain on the exchange, divided by the sum of (1) cash received in the exchange, (2) the fair market value of warrants that you receive in the exchange, and (3) the issue price of the new notes. In determining the gross profit ratio, it will be assumed that interest on the new notes will be payable at the maximum rate over the term of the new notes. Since a portion of the interest may be treated for tax purposes as principal (see "Consequences of Owning the New Notes--U.S. Tax Consequences--Consequences if neither the existing notes nor the new notes are traded on an established securities market during the testing period"), the effect is to "back-load" the recovery of your basis, with the result that you may recognize a greater amount of gain at the time of the exchange, with a possible offsetting loss at the maturity of the new notes if interest is not paid at the maximum rate.


     If you report gain on the exchange under the installment method and (1) the sum of (a) the cash that you receive in the exchange, (b) the fair market value of the warrants that you receive in the exchange, and (c) the issue price of your new notes exceeds $150,000, and (2) at the end of any taxable year, the face amount of all installment obligations (including the new notes) held by you exceeds $5 million, you will be required to pay interest on the deferred tax attributable to the gain related to the installment obligations held by you, to the extent the tax is attributable to the amount of installment obligations in excess of $5 million. The amount of such tax will be calculated at your highest applicable marginal tax rate and the interest will be calculated at your applicable underpayment rate.

     YOU ARE URGED TO CONSULT YOUR OWN TAX ADVISOR AS TO THE APPLICATION TO YOU OF THE INSTALLMENT METHOD AS WELL AS THE MECHANICS, DESIRABILITY AND EFFECTS OF ELECTING OUT OF SUCH METHOD.


     If installment reporting does not apply, either because you are ineligible to use the installment method or because you elect out of installment treatment, you will recognize gain or loss equal to the excess of the amount realized on the exchange over your adjusted basis in the existing note that you surrender in the exchange. The amount realized will be equal to the amount of cash plus the fair market value of the warrants that you receive in the exchange, plus an amount with respect to the new note which will depend on whether either the new notes or the existing notes are treated, for tax purposes, as "traded on an established securities market" at any time during the 60 day period ending 30 days after the date of the exchange.

     We do not intend to list either the existing notes or the new notes on a securities exchange or on an interdealer quotation system. However, even in the absence of such a listing, the existing notes or the new notes would be deemed to be traded on an established securities market if they appear on a system of general circulation (including a computer listing disseminated to subscribing brokers, dealers, or traders) that provides a reasonable basis to determine fair market value by disseminating either recent price quotations of one or more identified brokers, dealers, or traders or actual prices of recent trades. In light of the absence of legal authority applying these rules to instruments similar to the existing notes or the new notes, it cannot be determined at the present time whether the new notes or the existing notes will be, at the relevant times, traded on an established securities market within the meaning of the applicable regulations.

     If the new notes are "traded on an established securities market," then the amount realized with respect to the new notes will be equal to their issue price, which in that case would equal the fair market value established by such trading. If the new notes are not so traded, but the existing notes are so traded, then the issue price of the package consisting of the new note, the warrant and the cash received in the exchange would be equal to the fair market value, established by such trading, of the existing notes; this issue price would be allocated first to cash to the extent of the amount of cash and second, to the remaining components in proportion to their relative fair market values, and the portion of the issue price which is allocable to the new note would be the amount realized with respect to the new note.

     If installment reporting does not apply and neither the new notes nor the existing notes are traded on an established securities market, the amount realized with respect to the new notes will be equal to their face amount, plus the fair market value of the potential right to receive "contingent interest" (as described at "Consequences of Owning the New Notes--U.S. Tax Consequences--Consequences if neither the new notes nor the existing notes are traded on an established securities market during the testing period").

     Gain or loss, if any, recognized on the exchange should be capital gain or loss (except to the extent of accrued market discount on your existing notes) and generally will be long-term capital gain or loss if the existing notes have been held for more than one year at the time of the exchange. The deductibility of losses, if any, recognized on the exchange may be subject to certain limitations.


     On May 28, 2003, the Jobs and Growth Tax Relief Reconciliation Act of 2003 was signed into law. Under that Act, the maximum rate of tax on long-term capital gain is generally reduced to 15% for taxpayers other than corporations.

     If the exchange is not a recapitalization and you do not report gain from the exchange on the installment method, your basis in the new notes will be the amount realized with respect to the new notes (as described above) and your basis in the warrants will be their fair market value on the date of the exchange. If you report gain from the exchange on the installment method your initial basis in the new notes will equal your basis in your existing notes increased at the time of each payment (as described above) by an amount equal to the gross profit ratio multiplied by the amount of the payment.


     It is possible that the Internal Revenue Service may take the position that some portion of the total consideration paid in the exchange offer and consent solicitation should not be treated as part of the exchange, but should instead be treated as a separate payment in the nature of compensation for your consent to proposed amendments of the indenture governing the existing notes. To the extent that any portion of the consideration is so treated, that portion would not be taken into account in determining the consequences to you of the exchange, as described above, but would instead be taxable to you as ordinary income.


     FOREIGN TAX CREDIT. Any gain that you recognize on the exchange of existing notes for new notes, cash and warrants will, for purposes of computing your foreign tax credit limitation, be from United States sources if you are a United States resident, and from foreign sources if you are not a United States resident. Such gain will be considered passive income (unless you are predominantly engaged in the active conduct of a banking, insurance, financing or similar business, in which case it will be financial services income). As a result of these rules, it is possible that the foreign tax credit limitation may operate in such a way that you do not receive a foreign tax credit for any withholding taxes imposed by the Dominican Republic with respect to cash or warrants (see "Dominican Republic Tax Consequences," below). BECAUSE THE APPLICATION OF THE FOREIGN TAX CREDIT IS QUITE COMPLEX AND WILL DEPEND ON YOUR INDIVIDUAL TAX CIRCUMSTANCES, YOU ARE URGED TO CONSULT YOUR OWN TAX ADVISOR IN THIS REGARD.


     CONSEQUENCES TO U.S. HOLDERS NOT PARTICIPATING IN THE EXCHANGE. If you do not participate in the exchange, the consequences to you will depend on whether the adoption of the proposed amendments results in a "significant modification" of the existing notes (as determined for U.S. federal income tax purposes). Under Treasury Regulations, a modification of a debt instrument is "significant" if, based on all the facts and circumstances, the legal rights and obligations that are altered and the degree to which they are altered are economically significant. Because the determination of what is a significant modification is inherently factual, and in light of the absence of controlling legal authority, Piper Rudnick LLP, our counsel, is unable to render an opinion on this issue. However, after reviewing the issue with our counsel we believe that the adoption of the proposed amendments will most likely not result in a significant modification, and that you should therefore not recognize gain or loss as a result of the exchange or the adoption of the proposed amendments. Nonetheless, this conclusion is not free from doubt and no assurance can be given that the Internal Revenue Service will not take a different position.

     If the adoption of the proposed amendments were treated as a significant modification, the tax consequences to you would depend upon whether the unmodified existing notes and the modified existing notes are securities for tax purposes. As discussed above under "Consequences of the Exchange - U.S. Tax Consequences - Consequences to Exchanging Holders," in general, whether a debt instrument is classified as a security depends on an overall evaluation of the nature of the instrument at the time it is issued, including its term. Because, as of the date of the exchange, the remaining term of the modified existing notes will be only approximately two years, we believe that, although not free from doubt, the modified existing notes should not constitute securities.

     If the proposed amendments to the existing notes are treated as significant modifications and either the unmodified existing notes or the modified existing notes are not securities, you would recognize gain or loss, if any, in an amount equal to the difference between the fair market value of the modified existing notes (after adoption of the proposed amendments) and your tax basis in your existing notes. For this purpose, Regulations provide that the fair market value of the modified existing notes will be deemed to be equal to their issue price. If the existing notes are deemed to be traded on an established securities market at any time during the 60-day period ending 30 days after the date on which the proposed amendments are effective, the issue price of the modified existing notes will be their value, on such date, as established by such market. Otherwise, the issue price of the modified existing notes will be equal to their face amount.

     Except for accrued market discount, any gain or loss recognized as a result of the proposed amendments would be capital gain or loss, and such capital gain or loss would be long-term capital gain or loss if you held the existing notes for more than twelve months at the date of the modification. Gain, if any, would generally be subject to the installment sale rules discussed under "Consequences of the Exchange - U.S. Tax Consequences." Your tax basis in the modified existing notes would be equal to their fair market value on the date of the modification, determined as described in the immediately preceding paragraph (less any amount attributable to accrued but untaxed interest). However, if you report gain from the modification on the installment method, your initial basis in your modified existing notes will equal your basis in your existing notes increased at the time of each principal payment by an amount equal to the gross profit ratio multiplied by the amount of the principal payment. The holding period for the modified existing notes would begin on the date immediately following the date of modification. You would report as ordinary income the portion of the fair market value of the modified existing notes attributable to accrued but untaxed interest on the unmodified existing notes in the year of the modification.

     If the adoption of the proposed amendments is treated as a significant modification and both the modified and unmodified existing notes are securities for tax purposes, you will not recognize gain or loss as a result of the proposed amendments.


     If the adoption of the proposed amendments is treated as a significant modification, then, whether or not the modified existing notes or the unmodified existing notes are securities, the modified existing notes should be treated as though they were newly issued for purposes of determining the consequences to you of holding the notes (including the "original issue discount" rules).

     You should consult your own tax advisor as to the tax consequences to you if you do not exchange your existing notes.

DOMINICAN REPUBLIC TAX CONSEQUENCES

     CONSEQUENCES TO EXCHANGING HOLDERS. Capital gain or loss realized as a result of the exchange of notes generally would not be subject to any Dominican taxes, provided that such exchange or other disposition occurs outside of the Dominican Republic. The foregoing tax treatment assumes that the bonds will remain in the form of global bonds registered in the name of a nominee of DTC and will not be issued in definitive, certificated form. If issued in definitive certificated form, you would recognize taxable gain or loss as a result of the exchange measured by the difference between (a) the fair market value of the new notes on the date of the exchange, plus the amount of cash and the fair market value of warrants you receive (to the extent such cash and warrants are treated as being part of the exchange) and (b) your adjusted tax basis in your existing notes.

     Cash received as part of the exchange, if sent from the Dominican Republic abroad, will be subject to a 25% withholding. If such payment is (1) considered as additional interest on the existing notes and (2) made to a financial institution abroad, then the applicable withholding tax will be 5%. Additionally, the Tax Administration, based on the provisions of Article 64 of the Rules of Application of the Tax Code, may require payment of a 25% withholding tax on the warrants received as a part of the exchange if it considers such warrants as part of a payment being made from the Dominican Republic abroad. If such warrant is issued to a financial institution abroad, then the applicable withholding tax will be 5%.

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TAX CONSEQUENCES OF OWNING THE NEW NOTES

     U.S. TAX CONSEQUENCES


     Because the rate of interest paid with respect to the new notes can vary depending upon whether we comply with certain financial ratios, the new notes will be treated as contingent payment debt instruments. The amount, timing and character of income with respect to contingent payment debt instruments will depend on whether either the existing notes or the new notes are deemed to be "traded on an established securities market" at any time during the 60-day period ending 30 days after the exchange, which we refer to as the "testing period". As discussed in "Consequences of the Exchange - U.S. Tax Consequences - Taxable Exchange," it cannot be determined at the present time whether either the existing notes or the new notes will be deemed to be so traded during the testing period.

     CONSEQUENCES IF THE EXISTING NOTES OR THE NEW NOTES ARE TRADED ON AN ESTABLISHED SECURITIES MARKET DURING THE TESTING PERIOD. If either the existing notes or the new notes are traded on an established securities market during the testing period, a holder of the new notes generally would include interest in income based on a method that the tax law calls the "non-contingent bond method." Under the non-contingent bond method, it is necessary, first, to determine the interest rate that would be borne by a fixed rate debt instrument which is otherwise comparable to the new notes, which is referred to as the "comparable yield." Second, it is necessary to determine a projected payment schedule, based on the expected value, as of the date of the exchange, of each payment with respect to the new notes. The projected payment schedule must be reasonable and must produce the comparable yield. The new notes will have original issue discount to the extent that the sum of all projected payments exceeds the issue price. If the new notes are traded on an established securities market during the testing period, the issue price will be equal to the fair market value, on the date of the exchange, of the new notes. If the existing notes, but not the new notes are so traded, the issue price of the package consisting of the new note, the cash and the warrant will be equal to the fair market value, as established by the market, of the existing note, and this will be allocated, first to cash to the extent of the amount of cash and second, to the remaining components of the package in proportion to their relative fair market values.

     For each accrual period to and including the maturity date of the new notes, the amount that accrues as original issue discount will be equal to the product of (1) the adjusted issue price at the beginning of the accrual period and (2) the comparable yield (adjusted for the length of the accrual period). This amount is ratably allocated to each day in the accrual period and is includible as ordinary interest income for each day in the accrual period on which you hold the new note.

     In general, an accrual period should correspond to the semi-annual period between interest payment dates. The adjusted issue price is equal to the new note's issue price, as defined above, increased by the original issue discount previously accrued on the new note and decreased by the amount of any projected payments (based on the projected payment schedule) and any non-contingent payments previously made on the new notes.

     If during any taxable year, the sum of any actual payments with respect to the new notes for that taxable year (including, in the case of the taxable year which includes the maturity date of the new notes, the amount of cash received at maturity) exceeds the total amount of projected payments for that taxable year, the difference will produce a net positive adjustment, which will be treated as additional interest for the taxable year. If the sum of the actual payments received in a taxable year is less than the total amount of the projected payments for that taxable year, the difference will produce a net negative adjustment, which will reduce the amount of interest income that you recognize with respect to the new note, for that taxable year.

     The effect of these rules is that, if the fair market value of the new notes on the date of the exchange (as established by market trading) is less than the face amount of the new notes, you will be required to include in income each year an amount which exceeds the amount of interest that you receive. In the event that the fair market value of the new notes on the date of the exchange is not less than the face amount of the new notes, if you are a cash method taxpayer and your taxable year end does not coincide with an interest payment date then, for the year of the

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exchange you will be required to include an amount of interest in income in advance of the time when you otherwise would be required to include it in your income (I.E., the time when you received it).

     We do not intend to make any determination as to what is a comparable yield or as to what is a reasonable projected payment schedule. Therefore, if you conclude that the non-contingent bond method applies (because, as discussed above, either the existing notes or the new notes are traded on an established securities market during the testing period), you must determine the comparable yield and projected payment schedule for the new notes under rules provided in the regulations. You must disclose your projected payment schedule on your U.S. income tax return filings and must also explain why you are not using a schedule provided by us.

     BASIS ADJUSTMENTS. Your basis in the new notes will be increased by the portion of the projected payments accrued as interest by you under the schedule of projected payments, and will be reduced by the amount of any non-contingent payments and the projected payments previously made on your new notes. If your basis in the new notes is greater than your adjusted issue price, as described above, the difference allocated to a daily portion of interest or to a projected payment is treated as a negative adjustment on the date the projected payment is made. On the date of the adjustment, your basis will be reduced by the amount of the negative adjustment. If your basis in the notes is less than your adjusted issue price, the difference allocated to a daily portion of interest or to a projected payment is treated as a positive adjustment, and your adjusted basis in your new notes will be increased by the amount of the positive adjustment. The bond premium amortization and market discount rules under the Code do not apply to debt instruments governed by the contingent debt payment instrument regulations.

     SALE, EXCHANGE OR RETIREMENT OF NEW NOTES. In general, under the contingent payment debt instrument regulations, any gain recognized by you on a sale, exchange or retirement of a new note will be treated as ordinary income. Any loss recognized by you on a sale, exchange or retirement of a new note will be treated as an ordinary loss to the extent of your total interest inclusions with respect to the new note prior to such sale, exchange or retirement. Any additional loss will be treated as capital loss.

     CONSEQUENCES IF NEITHER THE EXISTING NOTES NOR THE NEW NOTES ARE TRADED ON AN ESTABLISHED SECURITIES MARKET DURING THE TESTING PERIOD. If neither the existing notes nor the new notes are traded on an established securities market during the testing period, the tax consequences of holding the new notes will be determined as though each new note consisted of two separate instruments. One such deemed instrument, which we refer to as the "non-contingent note," would consist of the right to receive the payment of principal at maturity, and the right to receive interest at the lower of the two possible rates. We refer to interest payable at that lower rate as "non-contingent interest." The other deemed instrument, which we refer to as the "contingent note," would consist of the potential right to receive additional interest if the financial ratios are not satisfied. We refer to that additional interest as "contingent interest."

     As and to the extent payments are made of contingent interest, each such payment will be deemed to consist of a principal component and an interest component. The principal component will be equal to the present value of the payment, determined by using a discount rate equal to the lowest applicable federal rate (for instruments with a term equal to the amount of time from the date the new note is issued until the date of the payment) in effect during the three-month period ending on the date of the exchange. The interest component will be equal to the amount of the payment which is not treated as principal.

     To the extent a payment with respect to the contingent note is treated as interest, it will be taxable to you as ordinary income when it is paid. The treatment of the portion of a payment with respect to a contingent note which is treated as principal will depend upon whether or not the exchange was treated as a recapitalization, and, if the exchange was not so treated, on whether you reported gain from the exchange on the installment method (see "Consequences of the Exchange--U.S. Tax Consequences").

     If the exchange was not treated as a recapitalization and you reported gain from the exchange on the installment method (see "Consequences of the Exchange--U.S. Tax Consequences--Taxable Exchange"), the portion of a payment with respect to the contingent note which is treated as principal would be treated as a payment

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that you receive with respect to the sale of the existing notes, and would be taken into account under the installment sale rules.

     If you did not report gain from the exchange on the installment method, your basis in the new note will be allocated to the non-contingent note to the extent of the issue price of the non-contingent note, which would be equal to the face amount of the new note; any remaining basis would be allocated to the contingent note. In that case, the non-contingent note will have an "issue price" equal to the face amount of the new note and a "stated redemption price at maturity" equal to the sum of its face amount and all payments of non-contingent interest over the term of the new note. The excess of the stated redemption price at maturity over the issue price will be treated as original issue discount, and will be includible in income (as ordinary income) over the term of the new note using the constant-yield method. In general, this should result in income inclusions which do not differ materially from inclusion in income at the time actual interest is paid or accrued, except that if you are a cash method taxpayer and your taxable year end does not coincide with an interest payment date then, for the year of the exchange you will be required to include an amount of interest in income in advance of the time when you otherwise would be required to include it in income (I.E., the time when you received it).

     If the exchange was treated as a recapitalization (see "Consequences of the Exchange--U.S. Tax Consequences--Consequences to Exchanging Holders"), the portion of a contingent payment which is treated as principal would be treated as additional cash received in the exchange (and taken into account when paid or accrued under the rules described at "Consequences of the Exchange--U.S. Tax Consequences--Tax-Free Recapitalization") to the extent that it, when added to the face amount of the new note and the portion of previously received payments with respect to the contingent note which was treated as principal, exceeds the face amount of the existing note which you exchanged. To the extent the portion of a payment with respect to a new note which is treated as principal, together with the portion of previously received payments treated as principal plus the face amount of the new note, does not exceed the face amount of the existing note that you exchanged, it is likely that such portion will first be treated as a return of your basis in the contingent note; any amount in excess of such basis would be treated as capital gain from the sale or exchange of the contingent note.

     If the exchange was not treated as a recapitalization and you did not report gain on the exchange using the installment method, the portion of a payment with respect to the contingent note that is treated as principal would, to the extent it exceeds the basis of the contingent note, be treated as gain on the sale or exchange of the contingent note.

     SALE, EXCHANGE OR RETIREMENT OF NEW NOTES. Upon the sale, exchange or retirement of a new note, you must first allocate the amount realized between the contingent note and the non-contingent note. The amount realized is first allocated to the non-contingent note, up to the adjusted issue price of non-contingent note, and any remaining amount realized is allocated to the contingent note.

     With respect to the non-contingent note, you will recognize gain or loss measured by the difference between the amount realized which is allocated to the non-contingent note and your adjusted tax basis in the non-contingent note. Your adjusted tax basis in the new note generally will equal your initial basis in the non-contingent note increased by the amount of original issue discount, if any, previously includible in your income and, in the event gain is reported on the installment method, increased by the amount of any principal payments multiplied by the gross profit ratio. Subject to the discussion below of market discount, gain or loss recognized on the sale, exchange or retirement of the non-contingent note should be capital gain or loss (except with respect to amounts received upon a disposition attributable to accrued but unpaid interest, which will be taxable as ordinary income) and generally will be long-term capital gain or loss if the new note has been held or deemed held for more than one year at the time of the sale, exchange or retirement.

     With respect to the contingent note, the amount realized that is allocable to the contingent note will be treated as though it were a contingent payment and will be taxed under the rules discussed above.

     MARKET DISCOUNT. If you hold an existing note with market discount and the exchange is treated as a recapitalization (see "Consequences of the Exchange--U.S. Tax Consequences"), the market discount rules of the

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Code would apply to the non-contingent notes. Under these rules, in general, any accrued market discount with respect to the existing notes at the time of the exchange which is not recognized on the exchange will carry over to the non-contingent notes (and will be treated as ordinary income upon a future disposition of the new notes). In addition, the new notes will have unaccrued market discount equal to the excess of the fair market value of the new notes on the date of the exchange, over your basis in the new notes increased by the amount of any accrued market discount with respect to the existing notes
(whether such accrued market discount was recognized as ordinary income on the exchange or carried over).


     Any unaccrued market discount will generally accrue over the life of the new notes on a straight-line-basis (or, at your election, on the constant-yield method), and, to the extent so accrued, will be taxed as ordinary income upon a later disposition of the new notes. Alternatively, you may elect to include market discount in income currently as it accrues.


     Unless you elect to include market discount in income as it accrues, any deduction for interest expense with respect to debt that you incur to purchase or carry a debt-instrument with market discount may be deferred.


     YOU ARE URGED TO CONSULT YOUR OWN TAX ADVISOR AS TO THE CONSEQUENCES TO YOU OF THE MARKET DISCOUNT RULES, INCLUDING THE MECHANICS, EFFECTS AND DESIRABILITY OF MAKING A CONSTANT-YIELD ACCRUAL ELECTION OR A CURRENT INCLUSION ELECTION.

     FOREIGN TAX CREDITS. Subject to certain limitations, you may be entitled to a credit against your U.S. federal income tax liability, or a deduction in computing your federal taxable income, for the amount of Dominican income taxes (if any) withheld by us (which, as described at "Description of New Notes - Additional Amounts," would include amounts withheld on Additional Amounts paid by us with respect to Dominican taxes). If you do not claim such a credit, you may elect to deduct any withheld Dominican taxes. You may be required to provide the U.S. Internal Revenue Service with a certified copy of the receipt evidencing payment of such withholding tax imposed in respect of payments on the new notes in order to claim a U.S. tax credit in respect of such Dominican withholding tax.

     For purposes of the foreign tax credit limitation, interest, original issue discount and Additional Amounts (if any) paid by us on the new notes will constitute income from sources outside the United States. However, the character of such items is not entirely clear. Under one approach, interest (including Additional Amounts, but not including original issue discount) would be considered "high withholding tax interest," based on current Dominican law which, as discussed below, imposes a 5% (or, in the case of payments to a person other than a financial institution, 25%) withholding tax on interest. However, because, we have been advised by our Dominican counsel that the Dominican Republic only imposes a withholding tax on cash payments of interest, original issue discount would not be treated as high withholding tax interest, but would instead generally be treated as passive income unless you are predominantly engaged in the active conduct of a banking, insurance, financing or similar business (in which case it will likely be considered financial services income).

     Under an alternative interpretation, all interest (including Additional Amounts and original issue discount) with respect to the new notes would be treated as a single category of income. Under this approach, if there were any original issue discount, and if the effective rate of withholding tax on all such income were less than five percent, no such income would be treated as high withholding tax interest, but would instead be treated as passive income, unless you are predominantly engaged in the active conduct of a banking, insurance, financing or similar business (in which case it would be financial services income); similarly, under this interpretation, if the effective withholding rate on all interest (including Additional Amounts and original issue discount, if any) were 5% or greater, all such income would be high withholding tax interest.

     The application of the rules concerning foreign tax credits, including the limitations applicable to foreign tax credits, are complex and will depend on your overall tax situation. You are urged to consult your own tax advisor as to the applicability to you of these rules, and as to the election to forego the foreign tax credit and instead claim a deduction for foreign taxes.

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     REDUCED RATE OF TAX ON CAPITAL GAINS. Under the Jobs and Growth Tax Relief
Reconciliation Act of 2003, which was signed into law on May 28, 2003, long-term capital gains recognized in taxable years beginning on or before December 31, 2008 by taxpayers other than corporations will be subject to a maximum tax rate of 15%.


     BACKUP WITHHOLDING AND INFORMATION REPORTING--PAYMENTS OF PRINCIPAL AND INTEREST.

     If you are a non-corporate U.S. Holder or non-corporate Non-U.S. Holder, information reporting requirements generally will apply to all payments of principal, any premium and interest on the new notes within the United States, including payments made by wire transfer from outside the United States to an account you maintain with a fiscal or paying agent in the United States.


     Additionally, backup withholding at a rate of 28% will apply to such payments if you fail to provide an accurate taxpayer identification number or if you have been notified by the Internal Revenue Service that you have failed to report all interest and dividends required to be shown on your federal income tax returns.


     If you are a Non-U.S. Holder for federal income tax purposes, you are generally exempt from backup withholding and information reporting requirements with respect to payments of principal and interest, assuming the income is otherwise exempt from U.S. federal income tax, provided that you comply with certain certification and identification procedures in order to prove your exemption.

     Special rules apply in the case of new notes held by partnerships.

     PROCEEDS FROM THE SALE OF A NOTE. Payment of the proceeds from the sale of a note to or through the U.S. office of a broker may be subject to information reporting and backup withholding. If, however, you are a Non-U.S. Holder, you will not be subject to information reporting or backup withholding if you certify as to your non-U.S. status or otherwise establish an exemption. Payment of the proceeds from the sale of a note made to or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. Information reporting, but not backup withholding, may apply to such payments, however, if the broker is:

     a U.S. person;

     a controlled foreign corporation for U.S. tax purposes;

     a foreign person 50% or more of whose gross income is effectively connected with a U.S. trade or business for a specified three-year period;

     a foreign partnership if at any time during its tax year;

     one or more of its partners are U.S. persons, as defined in U.S. Treasury Regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership; or

     the foreign partnership is engaged in a U.S. trade or business,

     unless the broker has documentary evidence in its records that the holder is a non-U.S. person and does not have actual knowledge that the holder is a U.S. person or otherwise establishes an exemption.

DOMINICAN REPUBLIC TAX CONSEQUENCES

     The payment of interest on the new notes will be subject to a 5% or 25% withholding tax, depending on whether payments are made to financial institutions, other corporations or individuals, in each case located outside the Dominican Republic, which would be required to be withheld by us and paid to the tax administration at the time interest is paid. If taxes are withheld, TRICOM, with certain exceptions, would be liable for the payment of additional amounts so that the U.S. holder would receive the same amounts payable had no such withholding been imposed (See "Description of New Notes - Additional Amounts").

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     Under the principles of territoriality underlying the Dominican constitution, gain from the sale or exchange of existing notes by a foreign holder outside of the Dominican Republic would not be subject to taxation by the Dominican tax authority.

     There is no income tax treaty in force between the Dominican Republic and the United States.

     There are no Dominican inheritance, gift, or succession taxes applicable to the ownership, transfer or disposition of existing notes by a foreign holder based on the principles of territoriality mentioned above. Nevertheless, such taxes will generally apply to the transfer at death or by gift of existing notes by a foreign holder if it occurs within the Dominican Republic. There are no Dominican stamp, issue, registration or similar taxes or duties payable to holders of existing notes.

TAX CONSEQUENCES OF OWNING WARRANTS

U.S. TAX CONSEQUENCES

     You will not recognize gain or loss upon the exercise of a warrant. Your basis in the ADSs received upon exercise of a warrant will be equal to the sum of your tax basis in the warrant and the price paid upon exercise, and your holding period in the ADSs received upon exercise will begin on the date of the exercise.

     If a warrant expires unexercised, you will recognize a capital loss equal to your tax basis in the warrant.

DOMINICAN TAX CONSEQUENCES

     Under Dominican law, the exercise of a warrant will not generate any income, ordinary or capital gains, for the holder. In addition, if a warrant expires unexercised, you will not recognize a capital loss.

TAX CONSEQUENCES OF OWNING ADSs

U.S. TAX CONSEQUENCES

     CASH AND OTHER DISTRIBUTIONS ON ADSs. Distributions made by us with respect to ADSs (other than distributions in liquidation and certain distributions in redemption of stock) will generally be taxed as ordinary dividend income to the extent that such distributions do not exceed our current and accumulated earnings and profits, as determined in accordance with United States federal income tax principles. Distributions, if any, in excess of our current and accumulated earnings and profits will constitute a non-taxable return of capital and will be applied against and will reduce your tax basis in the ADSs (but not below zero). To the extent that such distributions exceed your basis in the shares, the excess generally will be treated as capital gain.




     Dividends generally will be included in your gross income when the dividends are received by you or the depositary, as applicable. Dividends paid in Dominican pesos will be included in your gross income as a United States dollar amount based on the exchange rate in effect on the day of receipt by you or the depositary, as applicable. Any gain or loss recognized upon a subsequent sale or conversion of the Dominican pesos into U.S. dollars will be United States source ordinary income or loss. Dividends will generally not be eligible for the dividends-received deduction allowed to corporations.

     Dividends generally will be foreign source income for purposes of determining your foreign tax credit limitation and generally will be "passive" income. As we have been advised by our local counsel that we would be permitted to credit the amount withheld against our Dominican corporate income tax, you might be treated as, in effect, not paying any Dominican tax. Accordingly, any Dominican tax withheld on such dividends (See "Tax Consequences of Owning ADSs - Dominican Republic Consequences") may not be a creditable foreign tax in determining your U.S. tax liability. You are urged to consult your own tax advisor as to the applicability to you of the foreign tax credit.

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     CAPITAL GAINS AND LOSSES. You will recognize capital gain or loss on the sale or other disposition of ADSs in an amount equal to the difference between the amount realized over your adjusted tax basis in such ADSs. Such capital gain or loss will be long-term provided you held the ADSs for longer than one year. The deductibility of capital losses is subject to limitations. Any gain you recognize on a sale of ADSs generally will be treated as United States source income for purposes of determining your foreign tax credit limitation.


     BACKUP WITHHOLDING. You may be subject to backup withholding, currently at the rate of 28%, with respect to dividends paid on the ADSs or the proceeds of a sale, exchange or redemption of warrants or ADSs unless you provide a correct taxpayer identification number, certify that you are not subject to backup withholding and otherwise comply with applicable requirements of the backup withholding rules, or are exempt from the application of such rules. Any amounts withheld under these rules will be creditable against your U.S. federal income tax liability. If you do not provide a correct taxpayer identification number, you may be subject to penalties imposed by the U.S. Internal Revenue Service.

     REDUCED RATE OF TAX ON CAPITAL GAINS AND DIVIDENDS. On May 28, 2003, President Bush signed into law the Jobs and Growth Tax Relief Reconciliation Act of 2003, which reduces the maximum rate of tax on long-term capital gains and dividends to 15% for taxpayers other than corporations. In order to be eligible for the reduced rate of tax, you must hold your ADSs for more than 60 days during the 120 day period beginning 60 days before the next dividend date. Dividends paid by foreign corporations are eligible for this reduced tax rate only if either the foreign corporation's country of incorporation has an income tax treaty with the United States or the stock on which the dividend is paid is readily tradable on an established securities market in the United States.

     There is no income tax treaty between the United States and the Dominican Republic. However, because the ADSs are traded on the New York Stock Exchange, dividends paid with respect to the ADSs will qualify for the reduced tax rate.

     The reduced rate of tax on capital gains is generally effective for gains realized on or after May 6, 2003. The reduced rate of tax on dividends is generally effective for dividends paid in taxable years ending after December 31, 2002.

     The reduced rate of tax on capital gains and dividends will expire for years beginning after December 31, 2008.


DOMINICAN REPUBLIC CONSEQUENCES

     The following discussion summarizes the principal Dominican Republic income tax consequences of an investment in the ADRs, ADSs or shares of Class A common stock by a person who is neither domiciled in nor a resident of the Dominican Republic for tax purposes and who holds such ADRs, ADSs or shares of Class A common stock for investment purposes and not for purposes of a trade or business. The discussion is not intended as tax advice to any particular investor.

     Cash dividends and other distributions paid by us with respect to ADSs or shares of Class A common stock held by any holder would be subject to a 25% withholding tax, which would be required to be withheld by us and paid to the Dominican tax administration at the time a cash dividend or other monetary distribution is paid.

     Under the principles of territoriality underlying the Dominican constitution, gain from the sale or exchange of ADRs evidencing the ADSs by a foreign holder outside of the Dominican Republic would not be subject to taxation by the Dominican tax authority.

     There is no income tax treaty in force between the Dominican Republic and the United States.

     There are no Dominican inheritance or succession taxes applicable to the ownership, transfer or disposition of ADSs by a foreign holder not domiciled in the Dominican Republic at the moment of death. It is unclear whether Dominican gift taxes would apply to the transfer or other disposition by gift of shares of Class A common stock by a

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non-resident foreign holder; however, ADSs or ADRs are not subject to Dominican gift taxes. There are no Dominican stamp, issue, registration or similar taxes or duties payable by holders of ADSs or shares of Class A common stock.

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                                  LEGAL MATTERS

     The validity of the new notes, the warrants and the ADSs issuable upon exercise of the warrants is being passed upon for us by Piper Rudnick LLP, New York, New York. The validity of the shares of Class A Common Stock underlying the ADSs issuable upon exercise of the warrants is being passed upon for us by our Dominican counsel, Pellerano & Herrera, Santo Domingo, Dominican Republic. Piper Rudnick LLP may rely, without independent investigation, upon the opinions of Pellerano & Herrera, Santo Domingo, Dominican Republic, with respect to matters governed by the laws of the Dominican Republic and Sucre, Arias, Castro & Reyes, Panama City, Panama, with respect to matters governed by the laws of Panama. Certain legal matters relating to the exchange offer and consent solicitation will be passed upon for the dealer manager by Paul, Hastings, Janofsky & Walker LLP, New York, New York, United States counsel to the dealer manager, with respect to matters relating to the laws of the State of New York and those of the United States, and Steel Hector Davis Pena Prieto & Gamundi, the office of Steel, Hector & Davis, LLP in Santo Domingo, Dominican Republic, Dominican counsel to the dealer manager, with respect to matters governed by the laws of the Dominican Republic.

                                     EXPERTS


     Our consolidated financial statements at December 31, 2001 and 2002, and for each of the years in the three-year period ended December 31, 2002, included in this prospectus and consent solicitation have been audited by KPMG (member firm of KPMG International in the Dominican Republic), independent public accountants, as stated in their report appearing in this prospectus and consent solicitation, and are incorporated in reliance upon the report of such firm as experts in auditing and accounting.


                       WHERE YOU CAN FIND MORE INFORMATION

     We file annual reports on Form 20-F and reports on Form 6-K with the SEC. You may read and copy this information at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the SEC's regional offices in New York, New York and Chicago, Illinois. You can also request copies of the documents, upon payment of a duplicating fee, by writing to the Public Reference Section of the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. In addition, the SEC maintains an Internet site (http://www.sec.gov) that contains certain reports, proxy statements and other information regarding TRICOM.


     This prospectus and consent solicitation incorporates by reference our Annual Report on Form 20-F for the year ended December 31, 2002, which we have previously filed with the SEC and is not delivered with this prospectus and consent solicitation.


     In addition, this prospectus and consent solicitation will be deemed to incorporate by reference:

     - any report on Form 6-K submitted by us to the SEC prior to the termination of the offering and identified by us as being incorporated by reference into this prospectus and consent solicitation.

You may request a copy of these filings, at no cost, by contacting us at Ave. Lope de Vega No. 95, Santo Domingo, Dominican Republic, Attention: Investor Relations, telephone number: 809-476-4044 or at our website, www.tdr-investor.com.

                          TRICOM, S.A. AND SUBSIDIARIES
                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                                                          PAGE
Independent Auditors' Report..............................................................................F-2

Consolidated Balance Sheets at December 31, 2001 and 2002.................................................F-3

Consolidated Statements of Operations for the Years Ended December 31, 2000,
2001 and 2002.............................................................................................F-5

Consolidated Statements of Shareholders' Equity for the Years Ended December 31, 2000,
2001 and 2002.............................................................................................F-6

Consolidated Statements of Cash Flows for the Years Ended December 31, 2000,
2001 and 2002.............................................................................................F-7

Notes to Consolidated Financial Statements................................................................F-9

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of TRICOM, S.A.:

        We have audited the accompanying consolidated balance sheets of TRICOM,
S. A. and subsidiaries as of December 31, 2001 and 2002 and the related consolidated statements of operations, stockholders' equity and comprehensive income and cash flows for each of the years in the three year-period ended December 31, 2002. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

        We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of TRICOM, S.
A. and subsidiaries as of December 31, 2001 and 2002 and the results of their operations and their cash flows for each of the years in the three year-period ended December 31, 2002, in conformity with accounting principles generally accepted in the United States of America.

        The accompanying consolidated financial statements have been prepared under the assumption that the Company will continue as a going concern. As discussed in notes 3 and 20 to the financial statements, the Company has suffered recurring losses from operations and is involved in pending legal actions with telecommunication companies in Panama that have delayed its penetration in that market. These situations raise substantial doubt about its ability to continue as a going concern. Management plans in regard to these matters are also described in note 3. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

        As explained in notes 3 and 20 to the consolidated financial statements, the Company's operations in Panama are pending the final authorization from the regulators for the interconnection of its digital trunking system to the Panamanian main network. Such authorization has been challenged by the competition and, as of the date of this report, is pending final resolution by the Panamanian Courts. The feasibility if the Company's operations in Panama are dependent on the favorable resolution of these issues by the Supreme Court of Panama.

        As discussed in note 26 to the consolidated financial statements, effective July 1, 2001 the Company adopted the provisions of Statement of Financial Accounting Standards (SFAS) No. 141, "Business Combinations," and certain provisions of SFAS No. 142, "Goodwill and Other Intangible Assets," as required for goodwill and intangible assets resulting from business combinations consummated after June 30, 2001.

        As described in note 6 to the accompanying consolidated financial statements, the Company maintains balances and makes significant transactions with related parties.


Santo Domingo, Dominican Republic                          KPMG
                                              ---------------------------------
April 25, 2003                                Member Firm of KPMG International

                          TRICOM, S.A. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS

                                                                       AT DECEMBER 31,
                          ASSETS                                  2001               2002
                                                             ----------------   ---------------
Current assets:
  Cash on hand and in banks (note 6)                         $     12,576,050   $      6,080,303

  Accounts receivable (notes 5, 6 and 21):
    Customers                                                      27,537,952         26,253,107
    Carriers                                                        4,168,187          3,806,849
    Related parties                                                 5,191,359            843,190
    Officers and employees                                            687,355            811,122
    Other                                                           1,010,801          1,193,975
                                                             ----------------   ----------------
                                                                   38,595,654         32,908,243
    Allowance for doubtful accounts                                (4,097,001)        (7,763,109)
                                                             ----------------   ----------------
      Accounts receivable, net                                     34,498,653         25,145,134

  Inventories, net of allowance of $286,162 in 2001
    and $706,304 in 2002                                            7,054,100          3,937,678

  Certificates of deposit (notes 6, 7 and 11)                      15,200,000         15,900,710

  Prepaid expenses (note 6)                                         5,850,267          7,099,415

  Deferred income taxes (note 18)                                   1,624,637          1,307,870
                                                             ----------------   ----------------
      Total current assets                                         76,803,707         59,471,110
                                                             ----------------   ----------------

Mortgage participation contracts (note 8)                           3,968,711            463,542

Property and equipment, net (notes 4, 6, 9, 13, 15 and 29)        685,916,632        668,120,192

Intangible assets (note 9)                                         12,135,877          6,946,978

Goodwill, net of amortization (note 9)                             24,375,646         21,914,327

Other assets at cost, net of amortization (notes 6 and 10)         26,214,053         25,312,934
                                                             ----------------   ----------------

                                                             $    829,414,626   $    782,229,083
                                                             ================   ================

           See accompanying notes to consolidated financial statements

                          TRICOM, S.A. AND SUBSIDIARIES
                     CONSOLIDATED BALANCE SHEETS (CONTINUED)

                                                                                   AT DECEMBER 31,
               LIABILITIES AND STOCKHOLDERS' EQUITY                       2001                    2002
                                                                     ---------------         ---------------
Current liabilities:
  Notes payable (notes 6, 11, 12 and 15):
    Borrowed funds - banks                                           $    86,872,001         $    32,774,334
    Borrowed funds - related parties                                      27,076,366               5,835,592
    Commercial paper                                                      29,242,556               9,907,583
    Current portion of long-term debt                                     30,493,532              30,724,888
                                                                     ---------------         ---------------
                                                                         173,684,455              79,242,397
                                                                     ---------------         ---------------

  Current portion of capital leases - related party (notes 6 and 13)       6,643,766               2,738,413

  Accounts payable (note 6):
    Carriers                                                               8,831,981              11,032,780
    Related parties                                                        6,868,834               5,939,222
    Suppliers                                                             17,543,401              15,746,551
    Other                                                                  3,881,848               1,445,558
                                                                     ---------------         ---------------
                                                                          37,126,064              34,164,111

  Interest payable (note 6)                                               11,331,294              11,595,595

  Other liabilities (note 14)                                             14,644,012              14,910,246
  Accrued expenses                                                         8,941,506               6,241,795
                                                                     ---------------         ---------------
    Total current liabilities                                            252,371,097             148,892,557
                                                                     ---------------         ---------------

Reserve for severance indemnities (note 9)                                 1,639,718                 675,742
Deferred income taxes (note 18)                                            2,172,814               1,691,779
Commercial paper (note 12)                                                 1,153,759              41,708,647
Capital leases, excluding current portion - related party (notes
    6 and 13)                                                             11,213,000              11,792,908

Long-term debt, excluding current portion (notes 6 and 15)               305,459,748             332,082,076
                                                                     ---------------         ---------------
    Total liabilities                                                    574,010,136             536,843,709
                                                                     ---------------         ---------------

Minority interest                                                          1,870,833                       -

Shareholders' equity (notes 16, 22 and 23):
  Class A common stock, par value RD$10: Authorized 55,000,000 shares; issued 24,245,920 shares at December 31, 2001 and
       45,458,131 at December 31, 2002                                    14,753,134              24,951,269
  Class B stock, par value RD$10: Authorized 25,000,000 shares;
       issued 19,144,544 shares                                           12,595,095              12,595,095
  Additional paid-in-capital                                             217,290,020             275,496,964
  Retained earnings (loss)                                                10,919,165             (65,634,197)
  Other comprehensive income-foreign currency translation
       (note 2.3)                                                         (2,023,757)             (2,023,757)
                                                                     ---------------         ---------------
      Shareholders' equity, net                                          253,533,657             245,385,374

  Commitments and contingencies (notes 3, 6, 13, 15, 18, 19, 20, 21 and 23)
                                                                     ---------------         ---------------
                                                                     $   829,414,626         $   782,229,083
                                                                     ===============         ===============

          See accompanying notes to consolidated financial statements.

                          TRICOM, S.A. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                  Year Ended December 31,
                                                      --------------------------------------------
                                                           2000           2001             2002
                                                      ------------   -------------   -------------
Operating revenues (note 6):
  Toll revenues                                       $ 28,666,107   $  29,017,817   $  25,983,658
  International revenues                                84,187,050      82,024,320      87,849,481
  Local service                                         51,309,514      63,419,066      65,738,617
  Cellular and PCS                                      35,796,234      37,302,337      37,663,872
  Data and Internet                                      3,461,192       8,268,003      10,968,511
  Paging                                                 1,703,963       1,051,368         603,107
  Sale of equipment                                      5,263,137       2,686,304       1,730,070
  Installation and activation fees                      13,748,906      14,347,671       5,343,997
  Cable                                                          -       4,735,872      21,487,466
  Other                                                    161,552         919,427         670,806
                                                      ------------   -------------   -------------
    TOTAL OPERATING REVENUES                           224,297,655     243,772,185     258,039,585
                                                      ------------   -------------   -------------

Operating costs:
  Transport and access charges (depreciation not
    included) (note 20)                                 68,607,640      68,336,474      77,225,633
  Programming costs (depreciation not included)
    (note 20)                                                    -       1,225,397       6,711,789
  Impairment charge on long-lived assets (note 29)               -               -      12,084,483
  Impairment of goodwill and other intangible
    assets (note 9)                                              -               -       7,650,218
  Network depreciation                                  29,341,705      44,510,197      53,235,204
  Expense in lieu of income taxes (note 17)             10,173,983      12,646,103       5,896,644
  Selling, general and administrative expenses,
    including depreciation charges of
    $6,823,574, $9,922,008 and $12,959,297 in
    2000, 2001 and 2002, respectively (notes
    6, 10, 19, 20 and 23)                               70,690,895      98,754,972     109,582,586
  Cost of equipment sold                                 2,911,386       2,069,561       1,348,525
  Other                                                  1,550,161       1,745,902       1,232,752
                                                      ------------   -------------   -------------
    TOTAL OPERATING COSTS                              183,275,770     229,288,606     274,967,834
                                                      ------------   -------------   -------------

    OPERATING INCOME (LOSS)                             41,021,885      14,483,579     (16,928,249)
                                                      ------------   -------------   -------------

Other income (expenses) (notes 6 and 10):
  Interest expense                                     (34,037,053)    (42,108,715)    (64,314,284)
  Interest income                                        3,301,031       2,428,316       1,983,131
  Foreign currency exchange gain (loss)                   (303,078)       (259,951)      2,881,442
  Gain (loss) on sale of fixed assets, net                  29,874        (282,713)        389,217
  Other, net                                              (197,118)      1,361,944      (1,487,260)
                                                      ------------   -------------   -------------
    OTHER EXPENSES, NET                                (31,206,344)    (38,861,119)    (60,547,754)
                                                      ------------   -------------   -------------

Earnings (loss) before income taxes, minority
     interest and cumulative effect of
     accounting change                                   9,815,541     (24,377,540)    (77,476,003)
Income taxes (note 18)                                    (588,377)       (511,376)       (948,192)
                                                      ------------   -------------   -------------
    Earnings (loss) before minority interest and
       cumulative effect of accounting change            9,227,164     (24,888,916)    (78,424,195)

Minority interest                                                -       1,775,079       1,870,833
                                                      ------------   -------------   -------------
    Earnings (loss) before cumulative effect of
       accounting change                                 9,227,164     (23,113,837)    (76,553,362)
Cumulative effect of accounting change:
  Installation and activation revenues (note 14)       (16,452,799)              -               -
                                                      ------------   -------------   -------------
    NET LOSS                                          $ (7,225,635)  $ (23,113,837)  $ (76,553,362)
                                                      ============   =============   =============

Earnings (loss) per common share - basic and diluted
  Earnings before cumulative effect of accounting
  change                                                      0.33           (0.78)          (1.77)
   Cumulative effect of accounting change                    (0.59)              -               -
                                                      ------------   -------------   -------------

     Net loss per common share - basic and diluted    $      (0.26)  $       (0.78)  $       (1.77)
                                                      ============   =============   =============

AVERAGE NUMBER OF COMMON SHARES USED IN CALCULATION:
   BASIC                                                27,723,665      29,571,266      43,400,464
                                                      ============   =============   =============
   DILUTED                                              27,896,666      29,571,266      43,400,464
                                                      ============   =============   =============

          See accompanying notes to consolidated financial statements.

                          TRICOM, S.A. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
                  YEARS ENDED DECEMBER 31, 2000, 2001 AND 2002

                                     Number of Common Shares Issued              Common Stock
                                    ---------------------------------   ---------------------------------     Additional
                                      Class A             Class B            Class A          Class B       Paid in Capital
                                    ---------------------------------   ---------------------------------   ---------------
Balance at December 31, 1999              5,700,000        19,144,544         3,750,000        12,595,095        94,288,852

Issuance of common shares, net
  of issue cost of $6,852,774
  (note 16)                               4,000,000                 -         2,460,025                 -        64,687,201

Stock-based compensation to
  non-employees (note 23)                         -                 -                 -                 -         1,005,755

Net loss                                          -                 -                 -                 -                 -
                                    ---------------   ---------------   ---------------   ---------------   ---------------
Balance at December 31, 2000              9,700,000        19,144,544         6,210,025        12,595,095       159,981,808

Issuance of common shares in
  payment of company acquisition
  (notes 9, 16 and 27)                    3,375,000                 -         1,991,250                 -        19,676,250

Issuance of common shares, net
  of issue cost of $1,331,096
  (note 16)                              11,170,920                 -         6,551,859                 -        36,801,108

Stock-based compensation to
  non-employees (note 23)                         -                 -                 -                 -           830,854

Net loss                                          -                 -                 -                 -                 -
                                    ---------------   ---------------   ---------------   ---------------   ---------------
Balance at December 31, 2001             24,245,920        19,144,544   $    14,753,134   $    12,595,095       217,290,020

Issuance of common shares,
  Net of issue cost of $1,594,921
  (note 16)                              21,212,211                 -        10,198,135                 -        58,206,944

Net loss                                          -                 -                 -                 -                 -
                                    ---------------   ---------------   ---------------   ---------------   ---------------

Balance at December 31, 2002             45,458,131        19,144,544        24,951,269   $    12,595,095   $   275,496,964
                                    ===============   ===============   ===============   ===============   ===============


                                                                              Other
                                            Retained Earnings             Comprehensive
                                    ---------------------------------    Income-Foreign
                                      Appropriated          Un-             Currency         Shareholders'
                                     Legal Reserve      appropriate        Translation        Equity, Net
                                    ---------------   ---------------    ---------------    ---------------
Balance at December 31, 1999              1,653,007        39,605,630         (2,023,757)       149,868,827

Issuance of common shares, net
  of issue cost of $6,852,774
  (note 16)                                       -                 -                  -         67,147,226

Stock-based compensation to
non-employees (note 23)                           -                 -                  -          1,005,755

Net loss                                          -        (7,225,635)                 -         (7,225,635)
                                    ---------------   ---------------    ---------------    ---------------
Balance at December 31, 2000              1,653,007        32,379,995         (2,023,757)       210,796,173

Issuance of common shares in
  payment of company acquisition
  (notes 9, 16 and 27)                            -                 -                            21,667,500

Issuance of common shares, net
  of issue cost of $1,331,096
  (note 16)                                       -                 -                  -         43,352,967

Stock-based compensation to
  non-employees (note 23)                         -                 -                  -            830,854

Net loss                                          -       (23,113,837)                 -        (23,113,837)
                                    ---------------   ---------------    ---------------    ---------------

Balance at December 31, 2001        $     1,653,007   $     9,266,158    $    (2,023,757)   $   253,533,657

Issuance of common shares,
  Net of issue cost of $1,594,921
  (note 16)                                       -                 -                  -         68,405,079

Net loss                                          -       (76,553,362)                 -        (76,553,362)
                                    ---------------   ---------------    ---------------    ---------------

Balance at December 31, 2002        $     1,653,007   $   (67,287,204)   $    (2,023,757)   $   245,385,374
                                    ===============   ===============    ===============    ===============

          See accompanying notes to consolidated financial statements.

                          TRICOM, S.A. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                 YEAR ENDED DECEMBER 31,
                                                    -----------------------------------------------------
                                                        2000              2001               2002
                                                    ---------------    ---------------    ---------------
Cash flows provided by operating activities:
  Net loss                                          $    (7,225,635)   $   (23,113,837)   $   (76,553,362)

  Adjustments to reconcile net loss to net
      cash provided by operating activities:
      Depreciation                                       36,165,279         54,432,205         66,194,501
      Impairment charge of long-lived asset,                                                   19,734,701
        intangible assets and goodwill                            -                  -
      Amortization of debt issue cost                     1,958,610          2,253,822          3,301,996
      Allowance for doubtful accounts                     3,499,893          5,519,059          7,099,263
      Amortization of radio frequency rights                320,186            660,086            778,262
      Goodwill amortization                                       -             47,031                  -
      Allowance for obsolescence of
        equipment pending installation                            -          1,014,605                  -
      Amortization of deferred cellular
        equipment costs                                           -            390,777          2,176,802
      Provision for inventory obsolescence                  791,806          1,280,458          1,941,517
      Expenses for severance indemnities                    760,740          1,987,129          2,043,077
      Cumulative effect of accounting change
        in installations and activations
        revenues                                         16,452,799                  -                  -
      Deferred income tax, net                              491,890            374,318           (164,268)
      Value of consulting services received
        in exchange for stock warrants                    1,005,755            830,854                  -
      Minority interest                                           -         (1,775,079)        (1,870,833)
      Loss (gain) on sale of fixed assets,
        net                                                 (29,874)           282,713           (389,217)
      Gain on sale of assets                               (806,180)                 -                  -
      Net changes in assets and liabilities:
        Accounts receivable                              (9,497,912)          (839,867)         2,254,256
        Inventories                                        (631,644)         1,217,776          1,174,905
        Prepaid expenses                                 (1,310,464)         2,162,909         (1,249,148)
        Long-term accounts receivable                        22,619                  -                  -
        Other assets                                     (9,765,092)        (4,336,819)        (5,355,941)
        Accounts payable                                 12,429,429         (3,094,374)        (2,961,953)
        Interest payable                                          -                  -            264,301
        Other liabilities                                  (252,016)        (7,885,779)           895,861
        Accrued expenses                                 (1,258,728)         4,635,412         (2,699,711)
        Reserve for severance indemnities                  (782,427)        (2,040,943)        (3,007,053)
                                                    ---------------    ---------------    ---------------
            Total adjustments                            49,564,669         57,116,293         90,161,318
                                                    ---------------    ---------------    ---------------
Net cash provided by operating activities                42,339,034         34,002,456         13,607,956
                                                    ---------------    ---------------    ---------------
Cash flows from investing activities
      (notes 9 and 27):
      Cancellation (acquisition) of
        investments                                        (578,887)       (15,862,209)         2,804,459
      Proceeds from sale of fixed assets                  2,405,494             41,653          5,041,173
      Business acquisitions, net of cash acquired                 -        (47,416,009)                 -
      Acquisition of property and equipment            (151,221,583)      (113,229,826)       (65,764,127)
                                                    ---------------    ---------------    ---------------
        Net cash used in investing activities          (149,394,976)      (176,466,391)       (57,918,495)
                                                    ---------------    ---------------    ---------------

                                                                     (continued)

           See accompanying notes to consolidated financial statements

                          TRICOM, S.A. AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)

                                                               YEAR ENDED DECEMBER 31,
                                                -----------------------------------------------------
                                                      2000              2001             2002
                                                ---------------    ---------------    ---------------
Cash flows from financing activities (notes 9
  and 27):
  Borrowed funds from banks                         226,440,816        117,508,250         31,943,835
  Principal payments to banks                      (207,910,973)      (115,281,528)       (85,041,502)
  Proceeds from issuance of commercial paper                  -         30,396,315         21,219,915
  Borrowed funds from related parties                71,727,978         82,699,726         66,986,388
  Principal payments to related parties             (58,213,312)       (87,033,972)       (88,227,162)
  Capital lease payments                            (22,745,278)        (6,317,907)        (3,325,445)
  Payments of long-term debt                        (10,315,216)        (3,133,887)       (30,493,532)
  Proceeds from issuance of long-term debt           45,664,687         74,650,469         56,347,216
  Issuance of common stock                           67,147,226         43,352,967         68,405,079
                                                ---------------    ---------------    ---------------
    Net cash provided by financing activities       111,795,928        136,840,433         37,814,792

Net increase (decrease) in cash and on hand
  and in banks                                        4,739,986         (5,623,502)        (6,495,747)

Cash on hand and in banks at beginning of
  the year                                           13,459,566         18,199,552         12,576,050
                                                ---------------    ---------------    ---------------

Cash on hand and in banks at the end of the
  year                                          $    18,199,552    $    12,576,050    $     6,080,303
                                                ===============    ===============    ===============

Supplementary information:
  Interest paid (net of capitalization)             (33,785,503)       (40,731,785)       (60,747,987)
Expense in lieu of income taxes and income
  taxes paid                                        (12,728,693)       (11,090,071)        (8,611,320)
  Capital lease obligation incurred             $    17,691,845    $     3,345,398    $             -
                                                ===============    ===============    ===============

           SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                          TRICOM, S.A. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                           DECEMBER 31, 2001 AND 2002

     1 ORGANIZATION AND NATURE OF BUSINESS

     The consolidated financial statements of TRICOM, S. A. (the Company) include operations of the following companies engaged in the telecommunications and cable broadcasting industry, with operations in the Dominican Republic, New York, U.S.A. and the Republic of Panama:

     TRICOM, S. A. (Parent Company)
     GFN Comunicaciones, S. A.
     TRICOM Centroamerica, S. A.
     Call Tel Corporation
     TRICOM USA, Inc. and Subsidiaries
     TRICOM Latinoamerica, S. A. and Subsidiaries (a company in development stage)
     TCN Dominicana, S. A. (TCN or Telecable)

     TRICOM, S. A. (TRICOM or the Company) is a diversified telecommunications company, which provides international and domestic long distance, basic local service, mobile, Internet and broadband services in the Dominican Republic and long distance service through subsidiaries in the United States.

     The Company's operations in the Dominican Republic are governed by the Telecommunications Law (Law No.153-98) and by a Concession Agreement signed with the Dominican Government and ratified by the National Congress on April 30, 1990. This agreement is for an initial term of 20 years through June 30, 2010, subject to renewal for an additional 20-year term. Law No. 153-98 establishes a basic framework to regulate the installation, maintenance and operation of telecommunications networks and the provision of telecommunications services and equipment. The law adopted the "Universal Services Principle" by guaranteeing access to telecommunications services at affordable prices in low-income rural and urban areas. The law creates a fund for the development of the telecommunications sectors that is supported by a 2% tax on industry participants' billings of all telecommunications services.

     TRICOM USA, Inc. (TRICOM USA) is a Company organized under the laws of Delaware and authorized by the United States Federal Communications Commission (FCC) to operate as a facilities-based long distance carrier in the United States.

     TRICOM Latinoamerica, S. A. is a company organized under the laws of the Cayman Islands on May 12, 2000. The activity of this company is to act as the holding company of the Company's telecommunications operations in Central America and the Caribbean.

     TCN Dominicana, S. A. is a company organized on September 13, 2001 under the laws of the Dominican Republic, and engaged in the operation of three cable television systems and networks in the Dominican Republic.

     2 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     2.1    PRINCIPLES OF CONSOLIDATION

     The accompanying consolidated financial statements include the accounts of TRICOM, S. A. (Parent Company) and its majority owned subsidiaries. All significant inter-company accounts and transactions have been eliminated in consolidation.

                          TRICOM, S.A. AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements

     2.2    USE OF ESTIMATES

     The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America. The preparation of consolidated financial statements in conformity with these principles requires management to make a number of estimates and assumptions relating to the reported amounts of assets and liabilities and the disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the period. Significant items subject to such estimates and assumptions include: the carrying amount of property, plant and equipment, valuation allowances for receivables, inventories, intangible assets and deferred income tax assets. Actual results could differ from those estimates.

     2.3    FOREIGN CURRENCIES

     The Company's functional currency is the US dollar. Monetary assets and liabilities denominated in other currencies are translated to US dollars at the exchange rate prevailing at the date of the financial statements. The exchange differences resulting from this conversion are charged or credited to foreign currency exchange gains or losses in the accompanying consolidated statements of operations. The transactions expressed in other currencies are translated at the exchange rate prevailing at the time the transaction takes place.

     Subsidiaries whose functional currency is other than the US dollar are translated following the guidelines in SFAS 52. Accordingly, assets and liabilities are translated to US dollars at the exchange rate prevailing at the date of the consolidated financial statements. Revenues and expenses are translated at the average exchange rate at the end of each month. Foreign exchange differences arising from transactions in other currencies are charged or credited to operations, while translation differences arising from the conversion of the financial statements in other currencies are recognized as comprehensive income or expense in stockholders' equity.

     As of December 31, 2001 and 2002, the rates used by the Company to translate Dominican peso denominated accounts were RD$17.05 and RD$22.50 per one US dollar, respectively. Panamanian Balboas (B/.) were at par with the US dollar.

     2.4    CASH AND CASH EQUIVALENTS

     For the purpose of the statements of cash flows, the Company considers as cash and cash equivalents all cash on hand, cash in banks, time deposits and highly liquid debt instruments with original maturities at the time of purchase of three months or less.

     2.5    ALLOWANCE FOR DOUBTFUL ACCOUNTS

     The allowance for doubtful accounts receivable is established through a charge to an expense account. The Company, after analyzing current market trends and collection history of its receivable portfolio has estimated that customers receivable balances over 90 days past due are uncollectible and are therefore reserved.

     2.6    INVENTORIES

     Inventories are valued at the lower of average cost or market.

     2.7    PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment are carried at cost. Construction costs and equipment installations in process are maintained as construction projects until they are completed and/or equipment is placed in service. Depreciation is recorded from the first full month that the assets are placed in service. Property and plant related to cable television operations are carried at cost and include all direct costs and certain indirect costs associated with the construction of cable television transmission and distribution systems and new subscriber installations.

                          TRICOM, S.A. AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements

     2.8    DEPRECIATION AND AMORTIZATION

     The depreciation method used by the Company is the straight-line method, that is, the uniform distribution of cost over the estimated useful lives of the corresponding assets. Leasehold improvements are amortized using the straight-line method over the shorter of the lease term or the estimated useful life of the improvement.

     The estimated useful lives of assets are as follows:

                                                                             Years
                                                                           ----------
     Buildings and improvements                                                50
     Furniture, equipment and transportation equipment                        3-15
     Leasehold improvements                                                   5-10
     Communications and transmission equipment                                 15
     Computer equipment                                                       6.67
     Other equipment                                                          5-10

     2.9    OTHER ASSETS

     Deferred debt issue costs and bank debt are amortized over the debt service period of the related debt.

     Radio frequency rights are amortized on a straight-line basis over their useful lives, which range from 15 to 20 years.

     Deferred commissions on prepaid calling cards are recognized when the deferred revenues are recorded. Commission expenses on sales of calling cards outside of the Dominican Republic are recognized based on the minutes used. Commission expense on sales of calling cards within the Dominican Republic is recorded when collection of outstanding invoices to distributors and/or wholesalers is made.

     Cellular service plans that include the price of the telephone equipment generate deferred assets for the net cost of the equipment, which is amortized over the minimal contract period of 18 months from the month following the delivery of equipment.

     2.10   SEVERANCE INDEMNITIES

     According to the Labor Code of the Dominican Republic, employers are required to pay severance indemnities to those workers whose labor contracts are terminated without just cause. Just cause is defined in the Labor Code as including misstatements by an employee in his job application, termination within three months of employment for poor performance, dishonesty, threats of violence, willful or negligent destruction of property, unexcused absences or termination of the job for which the employee was hired. The Company maintains a minimal reserve to cover severance indemnities based on its experience. At December 31, 2001 and 2002, the liability for severance indemnities was $1,639,718 and $675,742, which relates primarily to the obligations assumed in connection with the Company's acquisition in 2001 of TCN Dominicana, S. A.

     2.11   REVENUE RECOGNITION

     TOLL REVENUES

     Toll revenues are amounts received by the Company from customers in the Dominican Republic for international and domestic long distance calls. These revenues are recognised as the calls are made.

                          TRICOM, S.A. AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements

     INTERNATIONAL REVENUES

     International revenues represent amounts due from telecommunications carriers for calls (based on minutes) originated outside the Dominican Republic, which terminate into the Company's Dominican network under operating agreements between the Company and each of such carriers. These revenues are recognised as the minutes are provided.

     PREPAID CALLING CARD REVENUES

     The Company recognises revenues from prepaid calling cards based on card usage. The Company accounts for cash received or credit extended from the sale of the prepaid calling cards as deferred revenues, which are then recognised as the cards are used. This revenue may be part of the toll or international revenues depending on the destination of the call.

     LOCAL SERVICE REVENUES

     Local service revenues consists of wireline rent, local measured service (represents minutes used by local customers which are billed at established rates or tariffs per actual minutes of call duration) as well as charges for "Custom Local Access Signalling Services" (CLASS). CLASS represents value-added services, which include call forwarding, three-way calling, call waiting and voice mail. It also features vertical services such as incoming-caller identification, call trace, call blocking, automatic return of the most recent incoming call, call redial, and selective forwarding and programming to permit for distinctive ringing for incoming calls requested for local customers, which are billed in addition to rent. Local service revenues also include collect call revenues and revenues from other miscellaneous wire-line services. These revenues are recognised as the services are rendered.

     CELLULAR AND PCS REVENUES

     Represents fees received for mobile cellular and PCS services, including interconnection charges for incoming calls to the Company's cellular and PCS subscribers (these revenues do not include international and domestic long distance calls generated by cellular or PCS units). Cellular and PCS fees consist of fixed monthly access fees and per-minute usage charges, as well as additional charges for custom or vertical features, which include call waiting, call forwarding, three-way calling and voice mail, and for other miscellaneous cellular and PCS services. These revenues are recognised as services are rendered.

     DATA AND INTERNET REVENUES

     Represents fees received for data transmission services via ATM (Asynchronous Transfer Mode), Frame-Relay, wireless Internet and other such services to residential and corporate customers. These revenues are recognised as services are rendered.

     PAGING REVENUES

     Paging revenues consist of fixed monthly charges for nationwide service and the use of paging equipment and activation fees. These revenues are recognised as these services are rendered.

     SALE OF EQUIPMENT

     These revenues consist of sale and rental fees charged to customers for communication equipment, including private branch exchanges, key telephone systems, residential telephones, cellular handsets and paging units. These revenues are recognised at the time of sale to the customer.

                          TRICOM, S.A. AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements

     INSTALLATION AND ACTIVATION FEES

     Revenues from installations consist of amounts charged for the installation of local access lines, private interchange, central telephone systems and charges for the activation of cellular phones and PCS. These revenues are recognised over the estimated average service life based on the Company's experience (which in 2000 was 35 months). The direct incremental cost related to installations and activations are expensed as incurred.

     As a result of a review of the average service lives based on the Company's experience during the last three years, effective October 1, 2001 the Company revised the estimated average service life period for the amortization of installation and activation revenue. Consequently, the recognition period for these revenues was changed to 24 months. The effect in operations of the change in the estimated average service life was not significant.

     CABLE REVENUES

     Consist of subscriber of fees received for the transmission of television channels and programs in the Dominican Republic and other cable related services, which revenues are recorded in the period the service is provided, as well as other advertising services which are recognised when commercials are telecast.

     The Company has entered into transactions that exchange advertising for advertising. Such transactions are recorded at the estimated fair value of the advertising received or given in accordance with the provisions of the EITF issue No. 99-17 "Accounting for Advertising Barter Transactions." Barter transactions are not material to the Company's consolidated statements of operations for the years ended December 31, 2001 and 2002.

     OTHER REVENUES

     Other revenues represent revenues that are not generated from the Company's core business activities, including commissions and revenues from the provision of miscellaneous services. These revenues are recognized when the service is rendered.

     2.12   CAPITALIZATION OF INTEREST

     Interest is capitalized on qualified projects and included as part of project costs during the period necessary for installation.

     During the years ended December 31, 2000, 2001 and 2002, interest capitalized as part of construction projects amounted to approximately $11,300,000, $9,800,000 and $3,500,000, respectively.

     2.13   EXPENSE IN LIEU OF INCOME TAX

     Up to August 31, 2002, the parent company TRICOM, S. A. paid a tax that was based on a percentage of the Company's domestic gross revenues (less deductions for access to the local network) plus a percentage of the Company's net international settlement revenues. An accrual was made for any difference between the date when these items are reported to the tax authorities and when they are reported in the accompanying consolidated statements of operations. Beginning September 1, 2002, the Company is no longer subject to this expense in lieu of income taxes, but to regular income tax on earnings in the Dominican Republic.

     2.14   INCOME TAXES

     Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the carrying amounts of existing assets and liabilities, and their respective tax bases and operating losses and tax credit carry-forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

                          TRICOM, S.A. AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements

     2.15   EARNINGS PER COMMON SHARE

     Basic earnings per share have been computed based on the weighted average number of common shares outstanding. Diluted earnings per share reflect the increase in average common shares outstanding that would result from the assumed exercise of outstanding stock options, calculated using the treasury stock method.

     The following table reconciles weighted average common shares outstanding used in the calculation of basic earnings (loss) per common share to the number of shares used in the calculation of diluted earning (loss) per share for the years 2000, 2001 and 2002:

                                                          For the year ended December 31,
                                                      ----------------------------------------
                                                        2000           2001           2002
                                                      ----------     ----------     ----------
     Weighted average number of common shares
         outstanding - basic ....................     27,723,665     29,571,266     43,400,464
     Dilutive effect of potential common shares
         issuable upon exercise of employee stock
         options and warrants ...................        173,001              -              -
                                                      ----------     ----------     ----------
     Weighted average number of common shares
         outstanding - diluted ..................     27,896,666     29,571,266     43,400,464
                                                      ==========     ==========     ==========

     For 2001 and 2002, all stock options and warrants are excluded from consideration of diluted loss per share because of the Company's net loss.

     2.16   PENSION PLAN

     Since September 1, 2000, a private pension administration company has been managing the Company's plan, which was converted to a defined contribution plan. Under this arrangement, both the Company and the employee make fixed contributions to the employee's account. The contributions made by the Company are recognized as monthly expenses. Prior to September 1, 2000, the Company had a contributory defined benefit pension and retirement plan. The cost of the plan had been determined based on actuarial studies and includes amortization of past service costs over the estimated average life of its employees.

     2.17   IMPAIRMENT OF LONG-LIVED ASSETS

     SFAS No. 144 provides a single accounting model for long-lived assets to be disposed of. SFAS No. 144 also changes the criteria for classifying an asset as held for sale and broadens the scope of businesses to be disposed of that qualify for reporting as discontinued operations and changes the timing of recognizing losses on such operations. The Company adopted SFAS No. 144 on January 1, 2002 (see note 29).

     In accordance with SFAS No. 144, long-lived assets, such as property, plant, and equipment are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset. Assets to be disposed of would be separately presented in the balance sheet and reported at the lower of the carrying amount or fair value less costs to sell, and are no longer depreciated. The assets and liabilities of a disposed group classified as held for sale would be presented separately in the appropriate asset and liability sections of the balance sheet.

     Goodwill and intangible assets not subject to amortization are tested annually for impairment, and more frequently if events and circumstances indicate that the asset might be impaired. An impairment loss is recognized to the extent that the carrying amount exceeds the asset's fair value.

                          TRICOM, S.A. AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements

     Prior to the adoption of SFAS No. 144, the Company accounted for long-lived assets in accordance with SFAS No. 121, ACCOUNTING FOR IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF.

     2.18   ADVERTISING COSTS

     Advertising costs are expensed as incurred. For the years ended December 31, 2000, 2001 and 2002 these costs amounted to $4,204,391, $6,074,121 and
     $6,819,566, respectively, and are included as part of selling, general and administrative expenses in the accompanying consolidated statements of operations.

     2.19   STOCK OPTION PLAN

     The Company applies the intrinsic value-based method of accounting prescribed by Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations including FASB Interpretation No. 44, Accounting for Certain Transactions involving Stock Compensation, an interpretation of APB Opinion No. 25, issued in March 2000, to account for its fixed-plan stock options. Under this method, compensation expense is recorded on the date of grant only if the current market price of the underlying stock exceeded the exercise price. SFAS No. 123, Accounting for Stock-Based Compensation, established accounting and disclosure requirements using a fair-value-based method of accounting for stock-based employee compensation plans. As allowed by SFAS No. 123, the Company has elected to continue to apply the intrinsic-value-based method of accounting described above, and has adopted only the disclosure requirements of SFAS No. 123. The following table illustrates the effect on net loss if the fair-value-based method had been applied to all outstanding and invested awards in each period.

                                                               At December 31,
                                                       ------------------------------
                                                             2001           2002
                                                       --------------  --------------
        Net loss - as reported                         $  (23,113,837) $  (76,553,362)
        Add total stock-based employee compensation
            determined under fair-value-based method
            for all rewards                                  (424,387)        (98,450)
                                                       --------------  --------------

        Pro forma net loss                             $  (23,538,234) $  (76,651,812)
                                                       --------------  --------------
        Net loss per share:
            As reported - basic and diluted            $        (0.78) $         1.77)
                                                       --------------  --------------
            Pro forma - basic and diluted              $        (0.80) $        (1.77)
                                                       --------------  --------------

     2.20   GOODWILL AND OTHER INTANGIBLE ASSETS


     Goodwill represents the excess of costs over fair value of assets of businesses acquired. Effective July 1, 2001, the Company adopted the provisions of SFAS No. 142, GOODWILL AND OTHER INTANGIBLE ASSETS, for business combinations consummated after June 30, 2001, and as of January 1, 2002 for business combinations consummated before June 30, 2001. Goodwill and intangible assets acquired in a purchase business combination and determined to have an indefinite useful life are not amortized, but instead tested for impairment at least annually in accordance with the provisions of SFAS No. 142. SFAS No. 142 also requires that intangible assets with estimable useful lives be amortized over their respective estimated useful lives to their estimated residual values, and reviewed for impairment in accordance with SFAS No. 144, ACCOUNTING FOR IMPAIRMENT OR DISPOSAL OF LONG-LIVED ASSETS.

     In connection with SFAS No. 142's transitional goodwill impairment evaluation, the Statement required the Company to perform an assessment of whether there was an indication that goodwill is impaired as of the date of

                          TRICOM, S.A. AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements

     adoption. To accomplish this, the Company was required to identify its reporting units and determine the carrying value of each reporting unit by assigning the assets and liabilities, including the existing goodwill and intangible assets, to those reporting units as of January 1, 2002. The Company was required to determine the fair value of each reporting unit and compare it to the carrying amount of the reporting unit within six months of January 1, 2002. To the extent the carrying amount of a reporting unit exceeded the fair value of the reporting unit, the Company would be required to perform the second step of the transitional impairment test, as this is an indication that the reporting unit goodwill may be impaired. The second step was required for one reporting unit. In this step, the Company compared the implied fair value of the reporting unit goodwill with the carrying amount of the reporting unit goodwill, both of which were measured as of the date of adoption. The implied fair value of goodwill was determined by allocating the fair value of the reporting unit to all of the assets (recognized and unrecognized) and liabilities of the reporting unit in a manner similar to a purchase price allocation, in accordance with SFAS No. 141, BUSINESS COMBINATIONS. The residual fair value after this allocation was the implied fair value of the reporting unit goodwill. The implied fair value of this reporting unit exceeded its carrying amount and the Company was not required to recognize an impairment loss.

     Prior to the adoption of SFAS No. 142, goodwill was amortized on a straight-line basis over the expected periods to be benefited, generally 40 years, and assessed for recoverability by determining whether the amortization of the goodwill balance over its remaining life could be recovered through undiscounted future operating cash flows of the acquired operation. The amount of goodwill and other intangible asset impairment, if any, was measured based on projected discounted future operating cash flows using a discount rate reflecting the Company's average cost of funds.

     2.21   INVESTMENT SECURITIES

     Investment securities at December 31, 2001 and 2002 consist of certificates of deposit and mortgage participation contracts. The Company classifies its securities as held-to-maturity. Held-to-maturity securities are those securities in which the Company has the ability and intent to hold the security until maturity.

     Held-to-maturity securities are recorded at amortized cost, adjusted for the amortization or accretion of premiums or discounts.

     A decline in the market value of held-to-maturity securities below cost, that is deemed to be other than temporary, results in a reduction in carrying amount to fair value. The impairment is charged to earnings and a new cost basis for the security is established. Premiums and discounts are amortized or accreted over the life of the related held-to-maturity security as an adjustment to yield using the effective interest method. Interest income is recognized when earned.

     3 LIQUIDITY

     The consolidated financial statements have been prepared on a going concern basis, which contemplates continuity of operations, realization of assets and satisfaction of liabilities in the ordinary course of business. However, as a result of recurring operating losses and the effects of the effects of the devaluation of the Dominican peso, such realization of assets and satisfaction of liabilities are subject to significant uncertainty.

     At December 31, 2001 and 2002, the Company's current liabilities exceeded its current assets by $175.6 million and $89.4 million, respectively. In 2001, this was mainly a result of Company's dependence on short-term debt to fund capital expenditures and other needs obtained in the Dominican Republic from local banks and related entities. Dominican banks generally make short-term loans, due on demand, with the intention of renegotiating interest rates in the event that market conditions change. These debts generally are renewed and not repaid at maturity and the Company generally has extended short-term borrowings as they became due. The Company is dependent upon the continued renewal of these loans annually and semi-annually. Additionally, the Company has senior notes with an aggregate principal balance of $200 million due in September 2004. Management's plan with respect to these notes is discussed below.

                          TRICOM, S.A. AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements

     For the year ended December 31, 2001, the Company generated $34 million of cash flow from operations. Additionally, the Company funded its long-term development plan through additional short and long-term borrowings and the sale of Class A common stock for net proceeds of approximately $43 million, primarily to one of its principal stockholders. The Company significantly reduced capital expenditures from levels in previous years, and funded these requirements and capital expenditures with cash flow from operations, borrowings and equity proceeds.

     Additionally, during 2001, the Company acquired the largest cable television company of the Dominican Republic. Management estimates that the projected future cash flows from the operations of this subsidiary will augment the cash flows projected by its telecommunications subsidiaries and improve the financial position of the Company.

     While the Company's Panama telecommunications subsidiary initiated its digital trunking operation in April 2002 using Motorola's iDEN(R) technology, such subsidiary has not yet signed interconnection agreements with telecommunications companies operating in Panama. Further, it may not be able to do so until certain lawsuits and related proceedings are settled in the Panama Supreme Court. An adverse ruling in this case could have a material negative impact on the Company's financial position and results of future operations. (See note 20).

     For the year ended December 31, 2002, the Company generated $13.6 million of cash flow from operations. Additionally, the Company funded its long-term development plan through additional short and long-term borrowings and the sale of Class A common stock for net proceeds of approximately $68.4 million. The Company has reduced its planned capital expenditures for 2003 from the amount expended in 2002.

     For 2003, the Company intends to continue to optimize the use of its existing network, while minimizing new capital needs by disconnecting low usage subscriber, migrating underutilized network equipment to high income, densely populated areas, consolidating its cable and telephone networks and using its existing spectrum to provide a wider digital coverage at lower costs.

     The Company also intends to continue to strengthen its capital structure by continuing to extend the maturities of its debt.

     The ability of the Company to pay interest on its indebtedness and meet debt service obligations will depend on the Company's future operating performance including the ability to increase revenues and control expenses, which in turn depends on successful implementation of the strategy and on financial, competitive, regulatory, technical and other factors, many of which are beyond the Company's control. Interest expense was $42.1 million for the year ended December 31, 2001 and $64.3 million for the year ended December 31, 2002.

     Approximately $82 million of the Company's indebtedness will mature during the 12 months ending December 31, 2003. These borrowings primarily are in the Dominican financial markets, in which short-term financing is the primary form of lending. However, the Company's ability to refinance any of this indebtedness will depend on the financial condition at the time it matures, the restrictions in the agreements governing the Company's indebtedness and other factors, including general market and economic conditions, and the Company may not be able to refinance any of this indebtedness on commercial attractive terms or at all. If refinancing is not possible, the Company's creditors could initiate bankruptcy proceedings, most likely in the Dominican Republic, or the Company could be forced to dispose of business segments or assets at unfavorable prices.

     The Company's 11 3/8% senior notes in the aggregate principal amount of $200 million will mature in September 2004. The Company has filed a registration statement with the U.S. Securities and Exchange Commission for a proposed offer to exchange the existing 11?% senior notes for new senior notes in the same aggregate principal amount that would mature at a later date. That registration statement is not yet effective and the Company has not yet specified the terms of the new notes that it is offering, including the maturity date and interest rate. The successful completion of the proposed exchange offer and consent solicitation will eliminate the requirement to repay the exchanged portion of the $200 million principal amount of the notes in September 2004. If the Company is unsuccessful in the proposed exchange offer and consent solicitation or if it otherwise cannot extend the maturity of the notes, the Company's cash flow from operations will not be sufficient to repay the notes and the Company may not be able to obtain financing from other sources.

                          TRICOM, S.A. AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements

     4 PROPERTY. PLANT AND EQUIPMENT

     A detail of property, plant and equipment at December 31, 2001 and 2002 is as follows:

                                                            At December 31,
                                                    -------------------------------
                                                         2001             2002
                                                    --------------   --------------
     Operations and communications:
         Land ...................................   $   11,902,288   $    9,004,110
         Buildings and improvements .............       19,758,611       20,194,987
         Furniture and equipment ................       12,975,140       13,733,552
         Communications equipment ...............      209,017,605      258,976,701
         Transmission equipment .................      353,561,238      422,166,369
         Other equipment ........................       25,624,184        7,359,744
                                                    --------------   --------------
                                                       632,839,066      731,435,463
     Less accumulated depreciation ..............      105,969,914      159,114,008
                                                    --------------   --------------
         Sub-total, operations and communications      526,869,152      572,321,455


     Property and equipment:
         Buildings ..............................        9,391,263        9,912,339
         Furniture and office equipment .........       30,679,651       30,482,967
         Transportation equipment ...............        6,612,102        6,746,925
         Leasehold improvements .................        6,307,745       11,059,817
         Data processing equipment ..............       45,459,879       59,224,929
                                                    --------------   --------------
                                                        98,450,640      117,426,977
         Less accumulated depreciation ..........       30,431,856       44,039,805
                                                    --------------   --------------
           Sub-total, property and equipment ....       68,018,784       73,387,172
                                                    --------------   --------------

         Communications equipment pending
           installation, net of allowance for
           obsolescence of $1,014,605 in 2001 and
           $773,406 in 2002 (a) .................       21,536,007        7,996,892
         Cable company equipment pending
           installation (a) .....................        3,451,697        4,342,127
         Equipment in transit (b) ...............        4,396,131        1,244,214
         Construction in process (c) ............       61,644,861        8,828,332
                                                    --------------   --------------
           Property and equipment, net ..........   $  685,916,632   $  668,120,692
                                                    ==============   ==============

     (a) Communication equipment, net of allowance for obsolescence, and cable company equipment pending installation, correspond to assets acquired for future installation into the network of the Company. Those assets are recorded at average cost, which is lower than market.

     (b) Equipment in transit represents accumulated costs of equipment imported by TRICOM, S.A. and TCN, for which additional import related costs are still to be incurred.

     (c) A detail of construction in process at December 31, 2001 and 2002 is as follows:

                          TRICOM, S.A. AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements

                                                          At December 31,
                                                 ------------------------------------
                                                       2001                  2002
                                                 -----------------  -----------------
    Operation and communication
        Buildings.............................   $         563,058  $       1,226,265
        Transmission equipment (I)............          40,173,633          3,621,570
        Cells.................................          13,630,164            775,995
        Other-Property and equipment..........           7,278,006          3,204,502
                                                 -----------------  -----------------
                                                 $      61,644,861  $       8,828,332
                                                 =================  =================

        (i) As of December 31, 2001, this item includes approximately $24.7 million for a network to provide trunking services with Motorola iDEN(R) technology, primarily in the Republic of Panama. (See note 20).


     5 ACCOUNTS RECEIVABLE

     Changes in the allowance for doubtful accounts were as follows:

                                                                 At December 31,
                                            -----------------------------------------------------
                                                 2000               2001                2002
                                            ---------------    ---------------    ---------------
     Allowance at beginning of year.....    $     4,307,563          2,394,903    $     4,097,001
     Increase for the year, net (a).....          3,499,893          5,519,059          7,099,263
     Write-off during the year..........         (5,412,553)        (3,816,961)        (3,433,155)
                                            ---------------    ---------------    ---------------
     Allowance at end of year...........    $     2,394,903          4,097,001    $     7,763,109
                                            ===============    ===============    ===============

        (a) The Company contracts services from a related party engaged in managing the collection of past due accounts. This related party also provides these services to other related companies. During the years ended December 31, 2000, 2001 and 2002, the Company recognized collection recoveries from customer accounts previously written-off of $3,087,728, $2,450,205 and $420,631, respectively. These amounts are included, net of increase in the allowance for doubtful accounts, in selling, general and administrative expenses in the accompanying consolidated statements of operations.

     6 TRANSACTIONS WITH RELATED PARTIES

     The Company is an indirect subsidiary of GFN Corporation Limited, a financial group that has investments in banking, insurance, publishing and other businesses, principally in the Dominican Republic.

     A detail of balances with related companies at December 31, 2001 and 2002, is as follows:

                                                                  At December 31,
                                                       -------------------------------------
                                                             2001                2002
                                                       ---------------      ----------------
     Assets:
         Cash in banks............................     $     4,689,200      $      2,006,577
         Deposits - cash equivalent (a)...........           6,292,398             3,750,628
         Accounts receivable (b)..................           5,191,359               843,190
         Certificate of deposit...................          15,200,000            14,400,710
         Prepaid expenses - insurance.............           4,456,265             5,940,537

                          TRICOM, S.A. AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements


                                                                  At December 31,
                                                            --------------------------------
                                                               2001                  2002
                                                            ----------            ----------
           Other assets - deposits................              86,580                     -
                                                            ==========            ==========
     Liabilities:
           Borrowed funds (c).....................          27,076,366             5,835,592
           Commercial paper (d)...................           1,964,942            18,826,198
           Accounts payable.......................           6,868,834             5,939,222
           Interest payable.......................             338,497               479,477
           Capital leases.........................          17,856,766            14,531,321
           Long-term debt (e).....................                   -            28,601,131
                                                            ==========            ==========

     (a) At December 31, 2001, includes $2,000,000 in interest bearing deposits at 10% per annum. Additionally, at December 31, 2001, it includes RD$73,185,385 (equivalent to $4,292,398) in certificates of deposit, which earned interest at rates ranging from 15% to 20% per annum. At December 31, 2002, it includes RD$84,389,130 (equivalent to $3,750,628) in certificates of deposit, which earned interest at rates ranging from 20% to 26% per annum.

     (b) At December 31, 2001, accounts receivable includes $3,737,542 related to an insurance claim filed with Segna, S.A., a related company, related to the loss of communications equipment. The amount of the claim represents the Company's undepreciated cost basis. This amount was collected during 2002.

     (c) Consists of unsecured loans which cause annual interest at rates ranging from 9.5% to 12% in 2001 and 13% to 14.5% in 2002. At December 31, 2002, the Company has available unsecured, short- term lines of credit of approximately $44,300,000 of which $5,900,000 was outstanding at December 31, 2002.

     (d) At December 31, 2001 and 2002, represents obligations from the issuance of commercial paper to related companies of $818,344 and $15,789,354, respectively, at annual interest ranging between 8% and 11% in 2001 and between 8% and 14.9% in 2002. At December 31, 2001 and 2002, these amounts also include RD$19,549,500 (equivalent to $1,146,598) and RD$68,328,980 (equivalent to $3,036,844), respectively, which generate interest at rates ranging between 14% and 16% per annum in 2001 and between 20% and 25% per annum in 2002.

     (e) Unsecured loans with related offshore entities that accrued interest on a monthly basis at an annual rate of 11.5% maturing in December 2007.

     A detail of transactions with related parties during the years ended December 31, 2000, 2001 and 2002, is as follows:

                                                    For the years ended December 31,
                                                ------------------------------------------
                                                    2000           2001           2002
                                                -----------    -----------     -----------
     Operating revenues - Communications
        services revenues..................     $ 1,948,321    $ 3,687,902     $ 4,135,014
     Selling, general and administrative
        expenses:
        Insurance premiums                        4,071,713      4,379,992       4,803,472
        Leased premises and equipment               157,600        122,568         116,885
        Security services                           227,001        267,725         190,047
        Pension plan contributions                  738,058        739,247         662,505
        Advertising services                        250,232      1,031,539         573,700
        Professional services                       234,348        128,957               -
        Other                                             -        213,677         231,245

                          TRICOM, S.A. AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements

                                                    For the years ended December 31,
                                                ------------------------------------------
                                                    2000           2001           2002
                                                -----------    -----------     -----------
     Other income (expenses):
        Interest incurred on loans               (5,713,690)    (5,751,382)     (9,767,033)
        Interest earned                           1,805,780      1,906,029       1,955,588
        Gain on sale of fixed assets (a)                  -              -         451,271
        Other, net (b)                              806,180              -         (29,616)
        Bank charge                                (151,600)       (56,732)       (112,070)

        Equipment purchased
          (Motorola)                             20,279,706     20,196,766       2,095,593
                                                 ===========   ===========      ==========

     (a) In April and September 2002, the Company sold fixed assets to related parties for $3,972,758 and $1,050,445, respectively. These transactions generated a gain on sale of fixed assets of $451,271, which is included as a separate line item in other income (expenses) in the consolidated statement of operations as of December 31, 2002.

     (b) In July 2000, the Company sold all operational assets related to the operations of an Internet business portal to a related company in the Dominican Republic for $2,315,412 in cash. The gain on the sale of this asset was $806,180, and is included as part of other, net in other income (expenses) in the accompanying consolidated statements of operations as of December 31, 2000.

     7 CERTIFICATES OF DEPOSIT

     At December 31, 2001 and 2002, these are certificates of deposit for $15,200,000 and $14,400,710, respectively, earning interest at annual rates from 9% to 10%. Additionally, as of December 31, 2002, these include a certificate of deposit for $1,500,000, that earns interest at 2.75% per annum. This investment serves as a guarantee for a short-term loan of the same amount.

     8 MORTGAGE PARTICIPATION CONTRACTS

     At December 31, 2001 and 2002, mortgage participation contracts have been purchased from savings and loans associations in the Dominican Republic. These contracts earned interest at rates between 7% and 12% per annum in 2001 and 10% per annum in 2002. These investments are maintained as compensating balances for mortgage loans made by these savings and loans associations to certain officers and employees of the Company.

     9 ACQUISITIONS, GOODWILL AND INTANGIBLE ASSETS

     The following summarizes acquisitions made by he Company during the year ended December 31, 2001:

     ACQUISITION OF CABLE OPERATION

     On October 26, 2001, the Company completed the acquisition of 100% of the outstanding shares of TCN Dominicana, S. A. (TCN or Telecable). TCN is engaged in operating cable television systems and is the largest such Company in the Dominican market. The purchase price consisted of cash payments of approximately $42,300,000 and 3,375,000 TRICOM shares with an approximate value of $21,700,000 as of the date the agreement was announced for a total cost of approximately $64,000,000. The acquisition of TCN increased the size and scope of the Company's services offered to customers and generates synergies between communications and cable operations. The purchase price was determined based on the Company's assessment of TCN's leading competitive position in the cable industry and the valuation of its growth prospects. The TCN acquisition was accounted for using the purchase method of accounting. TRICOM assumed control of the operations of TCN on September 13, 2001. From September 13, 2001 to the date of closing, there were no significant unsatisfied conditions necessary for the final execution of the transaction. The conditions during that period consisted

                          TRICOM, S.A. AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements

     primarily of ministerial legal conditions. Consequently, the consolidated financial statements include the accounts of TCN from October 1, 2001.

     The allocation of the purchase price to the estimated fair value of assets acquired and liabilities assumed at the date of acquisition is as follows:

       Current assets                                      $     8,052,540
       Property and equipment                                   32,208,572
       Other non-current assets                                     77,977
       Intangible Assets                                        12,135,877
       Goodwill                                                 21,914,327
                                                           ---------------
       Total assets acquired                                    74,389,293
                                                           ===============
       Less:
       Current liabilities                                       7,544,934
       Other non-current liabilities                             1,209,219
       Reserve for severance indemnities                         1,625,215
                                                           ---------------
       Total liabilities assumed                                10,379,368
                                                           ===============
       Net assets acquired                                 $    64,009,925
                                                         ===============

     Goodwill and other intangible assets includes amounts related to cable franchise rights and broadcasting contracts, which have indefinite life. As a result, under the provisions of SFAS 142, these amounts (as with amounts allocated to goodwill) have not been amortized from the date of acquisition and are measured for impairment in accordance with the Company's established accounting policy. The following supplemental pro forma information presents the results of operations of the Company as if the TCN acquisition had taken place on January 1, 2001:

                                                                                        2001
                                                                                 ---------------
          Revenues                                                               $   257,825,370
          Earnings (loss) before cumulative effect of accounting change              (21,532,336)
          Net loss                                                                    (21,532,36)
          Loss per share-basic and diluted                                                 (0.73)
                                                                                 ===============

     The pro forma results of operations have been prepared for comparative purposes only and do not purport to be indicative of results of operations which actually would have resulted had TCN acquisition occurred as of January 1, 2001.

     ACQUISITION OF OPERATION IN PANAMA

     In March 2001, the Company acquired 51% of the outstanding shares of Cellular Communications of Panama, S. A. (subsequently renamed TRICOM Panama, S.A.), a Panamanian Corporation engaged in wireless communications. The total cost of this acquisition, including transaction expenses, amounted to $6,303,074, of which $5,272,774 was paid in cash and $1,030,300 through the contribution of a non-exclusive license for software developed by TRICOM.

     The allocation of the purchase price to the estimated fair value of assets acquired and liabilities assumed at the date of acquisition of the 51% of the Company's equity was as follows:

       Current assets                                      $      177,717
       Property and equipment                                   3,305,797
       Other non-current assets                                   666,035
       Goodwill                                                 2,508,350
                                                                ---------
       Total assets acquired                                    6,657,899
                                                                ---------

                          TRICOM, S.A. AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements

     Less:
     Current liabilities                                        351,695
     Other non-current liabilities                                3,130
                                                         --------------
     Total liabilities assumed                                  354,825
                                                         --------------
         Net assets acquired                             $    6,303,074
                                                         ==============

     INTANGIBLE ASSETS

     There were no acquisitions of intangible assets during the year ended December 31, 2002. The summary of changes in the Company's intangible assets during the year ended December 31, 2002 is as follows:

                                    January 1       4th Quarter      December 31,
                                      2002           Impairment          2002
                                ---------------   ---------------   --------------
       Cable license            $     9,303,602         2,356,624         6,946,978
       Broadcasting contracts         2,832,275         2,832,275                 -
                                ---------------   ---------------   --------------
                                $    12,135,877         5,188,899         6,946,978
                                ---------------   ---------------   --------------

     The intangible assets are determined to have indefinite useful lives due to their expected ability to generate cash flows indefinitely. The cable license is based on an agreement signed with the Dominican government, which agreement has an indefinite life. In the case of broadcasting contracts, the contracts can be renewed automatically without additional payment.

     For intangible assets identified as having indefinite useful lives, the Company was required to test those intangible assets for impairment in accordance with the provisions of SFAS No. 142 within the first interim period after adoption. Impairment was measured as the excess of carrying value over the fair value of an intangible asset with an indefinite life. The results of this analysis did not require the Company to recognize an impairment loss.

     During the fourth quarter of 2002, the Company performed its annual impairment review for intangible assets and recorded a charge of $5,188,899, which is included as part of impairment of goodwill and other intangible assets in the accompanying consolidated statements of operation for the year ended December 31, 2002. The impairment charge in the cable license is basically caused by the devaluation of Dominican peso during the year 2002. In the case of the broadcasting contracts, during the year 2002 the Company renegotiated a significant part of these contracts, which have changed the contract terms, which served as the base for the determination of this intangible asset.

     GOODWILL

     At December 31, 2001 and 2002, the composition of goodwill is as follows:

                                                                            Wireless
                                                       Cable Segment         Segment             Total
                                                      ---------------   ---------------    ---------------
     Acquisition of TCN Dominicana, S.A.              $    21,914,327                 -         21,914,327
     Acquisition of Cellular Communications of
         Panama, S. A. (subsequently TRICOM Panama,
         S. A.)                                                     -         2,508,350          2,508,350
                                                      ---------------   ---------------    ---------------
                                                           21,914,327         2,508,350         24,422,677
     Less amortization - wireless Central America                   -           (47,031)           (47,031)
                                                      ---------------   ---------------    ---------------
     Balances at December 31, 2001                    $    21,914,327         2,461,319         24,375,646
                                                      ---------------   ---------------    ---------------
     Impairment charge                                              -        (2,461,319)        (2,461,319)
                                                      ---------------   ---------------    ---------------
     Balances at December 31, 2002                    $    21,914,327                 -         21,914,327
                                                      ===============   ===============    ===============

                          TRICOM, S.A. AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements

     During the fourth quarter of 2002, the Company performed its annual impairment review for goodwill and recognized a goodwill impairment loss of $2,461,319 related to Central Amercia wireless reporting units since the carrying amount of the reporting unit was greater than the fair value of the reporting unit (as determined using the expected present value of future cash flows) and the carrying amount of the reporting unit goodwill exceeded the implied fair value of that goodwill. The impairment charge is included as part of goodwill and other intangible assets in the accompanying consolidated statements of operation for the year ended December 31, 2002.

     Upon adoption of SFAS No. 142, the Company was required to evaluate its existing intangible assets and goodwill that were acquired in purchase business combinations, and to make any necessary reclassifications in order to conform with the new classification criteria in SFAS No. 141 for recognition separate from goodwill. The Company was also required to reassess the useful lives and residual values of all intangible assets acquired, and make any necessary amortization period adjustments by the end of the first interim period after adoption.

     The goodwill is assigned to the cable and cellular segment and is not deductible for tax purposes.

     Net loss and loss per share for the year ended December 31, 2001, adjusted to exclude amortization expense for goodwill no longer amortized under SFAS 142, is as follows:

     Net loss:
         Reported net loss
                                                $   (23,113,837)
         Add back adjusted net loss
           Amortization of goodwill                      47,031
                                                ---------------
                                                $   (23,066,806)
                                                ===============

     Basic and diluted loss per common share:
         Reported net loss                      $         (0.78)
                                                ---------------
         Amortization of goodwill                             -

         Adjusted net loss                      $         (0.78)
                                                ===============

     10 OTHER ASSETS

     Other assets at December 31, 2001 and 2002 consisted of the following:

                                                                At December 31,
                                                        ---------------------------------
                                                             2001               2002
                                                        ---------------   ---------------
     Deferred debt issue costs and bank debt, net (a)   $     8,852,320   $     7,680,649
     Deposits                                                 2,341,455         2,258,162
     Radio frequency rights, net (b)                         11,029,074        10,250,812
     Other (c)                                                3,991,204         5,123,311
                                                        ---------------   ---------------
                                                        $    26,214,053   $    25,312,934
                                                        ===============   ===============

     (a) Represent commissions paid to brokers and other expenses incurred at the time of, and directly related to, the issuance of the Senior Notes and prepaid interest on bank debt. For the years ended December 31, 2000, 2001 and 2002, amortization of deferred debt issue cost and bank debt amounted to $1,958,610, $2,253,822 and $3,301,996, respectively, and are included as part of interest expense in the accompanying consolidated statements of operations.

     (b) Represent payments for the frequency usage rights to expand the cellular and PCS capacity of the Company in the Dominican Republic, as well as for the acquisition of the radio frequency rights in El

                          TRICOM, S.A. AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements

          Salvador, Guatemala and Panama, as part of the Company's expansion plans in Central America. For the years ended December 31, 2000, 2001 and 2002, the amortization expense amounted to $320,186, $660,086 and $778,262, respectively, and is included as part of selling, general and administrative expenses in the accompanying consolidated statements of operations. The fair value of these assets at December 31, 2002 is higher than the book value and was determined based on market price of these assets, based on information provided by independent appraisals.

     (c) At December 31, 2001 and 2002 other include deferred commissions related to prepaid calling cards of $2,175,183 and $3,036,104, respectively. Also, at December 31, 2001 and 2002, this account includes $1,325,398 and $1,566,774 corresponding to the net deferred asset associated with cellular and PCS service plans offered which include handset equipment. The price per minute of such service plans is higher than other regular service plans offered by the Company. At December 31, 2001 and 2002, the amortization expense associated with net deferred assets of cellular and PCS service plans was $390,977 and $2,176,802 and is included as part of selling, general and administrative expenses in the accompanying consolidated statements of operations.

     11 BORROWED FUNDS - BANKS

     Funds borrowed by the Company consist of:

                                                          At December 31,
                                                   ---------------------------------
                                                         2001             2002
                                                   ---------------   ---------------
        Funds denominated in US dollars (a)        $    80,830,945   $    32,774,334
        Funds denominated in Dominican pesos (b)         6,041,056                 -
                                                   ---------------   ---------------
                                                   $    86,872,001   $    32,774,334
                                                   ===============   ===============

     (a) At December 31, 2001 and 2002, these amounts represent loans with local and international banks that accrue interest at annual rates ranging from 5.25% to 12.5% in 2001 and ranging from 4.6% to 14% in 2002. At December 31, 2002, these amounts include a short-term loan secured by a certificate of deposit of $1,500,000.

     (b) At December 31, 2001, these loans represented RD$103,000,000 bearing interest at rates ranging from 15% to 16.50% per annum.

     Normally these loans are renewable at maturity but technically are due on demand.

     At December 31, 2002, the Company had available unused lines of credit with local and international banks for approximately $7,800,000.

     12 COMMERCIAL PAPER

     At December 31, 2001 and December 31, 2002, commercial paper issued by the Company consisted of:

                                                       At December 31,
                                                ---------------------------------
                                                      2001             2002
                                                ---------------   ---------------
     Commercial paper in US dollars (a)         $    26,914,427   $    47,541,631
     Commercial paper in  Dominican pesos (b)         3,481,888         4,074,599
                                                ---------------   ---------------
          Total commercial paper                     30,396,315        51,616,230
     Less short-term commercial paper                29,242,556         9,907,583
                                                ---------------   ---------------
     Long-term commercial paper                 $     1,153,759   $    41,708,647
                                                ===============   ===============

                          TRICOM, S.A. AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements

     (a) At December 31, 2001 and 2002, these instruments accrue interest at annual rates from 8% to 12% and from 8% to 14.9%, respectively.

     (b) At December 31, 2001 and 2002, consists of RD$59,366,190 and RD$91,678,478, respectively, and were accruing interest at annual rates ranging between 13% and 16% in 2001 and between 18% and 26% in 2002.

     Commercial paper issued by the Company are not callable until maturity. These obligations are issued through the related company "Acciones y Valores, S. A." to a related bank through "Valores Profesionales, S. A." At December 31, 2001 and 2002, the Company has a facility that allows for the issuance of additional commercial paper in the amount of $13,085,573 and RD$140,633,210 (equivalent to $8,249,317) and of $12,458,368 and
     RD$168,321,525 (equivalent to $7,480,957), respectively.

     The following is a schedule of the maturity for such debt at December 31, 2002:

     One to three months                               $   3,472,487
     Three to six months                                   2,997,215
     Six months to one year                                3,437,881
     More than one year                                   41,708,647
                                                       =============

     13 CAPITAL LEASES

     The Company has entered into various capital lease contracts with a related party. These contracts will mature at various dates during the next four years. Assets recorded under these capital leases consist of:

                                                             At December 31,
                                                    ---------------------------------
                                                         2001             2002
                                                    ---------------   ---------------
     Communications equipment and other equipment   $    41,959,139   $    41,596,684
     Transportation                                       1,276,815         1,276,815
     Machinery and equipment                                307,748           307,748
                                                    ---------------   ---------------
                                                         43,543,702        43,181,247
     Less accumulated depreciation                       11,169,666        13,941,685
                                                    ---------------   ---------------
                                                    $    32,374,036   $    29,239,562
                                                    ===============   ===============

     During 2002 the Company renegotiated these capital lease contracts. This resulted in lower monthly payments and the extension of their maturity through 2007.

     A schedule of the lease payment requirements under these capital leases is as follows:

           Year ending December 31,

           2003                                     $      5,017,861
           2004                                            5,017,861
           2005                                            5,017,861
           2006                                            5,017,861
           2007                                            1,254,656
                                                    ----------------
           Total lease payments                           21,326,100
           Less related taxes                              2,285,267
                                                    ----------------
           Minimum lease payments                         19,040,833
           Less amount representing interest               4,509,512
                                                    ----------------

                          TRICOM, S.A. AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements

               (12% to 12.875% per annum)
           Present value of capital lease
               obligations                                14,531,321
           Less current maturities of capital
               lease obligations                           2,738,413
                                                    ----------------
           Capital lease obligations                $    $11,792,908
                                                    ================

     14 OTHER LIABILITIES

     Other liabilities at December 31, 2001 and 2002 consisted of the following:

                                                At December 31,
                                        ---------------------------------
                                            2001               2002
                                        ---------------   ---------------
     Customer advances                  $     2,467,875   $     2,008,018
     Deferred revenues:
         Calling cards                        7,112,025        11,423,671
         Installations and activation         4,718,921         1,044,111
     Other                                      345,191           434,446
                                        ---------------   ---------------
                                        $    14,644,012   $    14,910,246
                                        ===============   ===============

     Effective January 1, 2000, the Company adopted the Staff Accounting Bulletin No. 101 (SAB 101) "Revenue Recognition" issued by the Securities and Exchange Commission (SEC). The adoption of SAB 101 resulted in a change in the revenue recognition policy regarding installation and activation revenues. Such change required the Company to recognize net revenues from installation and activation over average service life, which based on the experience of the Company is 35 months. This change in the revenue recognition method required the Company to recognize a cumulative effect of accounting change in net revenues from installations and activations of $16,452,799, which is presented as a separate item in the accompanying consolidated statements of operations. The adoption of this bulletin did not affect the cash flows of the Company.

     Effective October 1, 2001, the Company updated its estimate of the average service life of its customers for purposes of the recognition of deferred income from activations and installations. As a result, the service life was revised from 35 to 24 months. This revision was made based on the estimated average service life of the Company's customers during the previous three years. The effect in operations of the change in the estimated average service life was not significant.

     At December 31, 2000 and 2001, the Company recognized revenue of $8,940,040 and $7,512,759, respectively, of previously defered revenues associated with the accounting change resulting from the adoption of SAB 101 at January 1, 2000. This revenue is included as part of revenue from installation and activation in the accompanying consolidated statements of operations.

     15 LONG-TERM DEBT

     Long-term debt at December 31, 2002 and 2001 consists of the following:

                                                                                      2001               2002
                                                                                      ----               ----
     Senior Notes (a)                                                             $   200,000,000      200,000,000

     Related parties (note 6)                                                                           28,601,131

     Bank loans:

     Loans denominated in Dominican pesos equivalent to                                10,931,012        7,279,465

                          TRICOM, S.A. AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements

     RD$191,292,710 and RD$163,787,963 at December 31, 2001 and 2002,
     respectively. These loans are payable in fixed monthly installments and cause an annual interest rates ranging between 15% and 18% and interest at a rate of 32% per annum. As of December 31, 2001 and 2002, respectively.
     These loans are secured by transmission and telecommunication equipment with an approximate book value of $6.8 million in 2001 and $6.4 million in 2002.

     Loans denominated in Dominican pesos equivalent to RD$260,900,000 and
     RD$207,400,000 as of December 31, 2001 and 2002, respectively. These loans cause annual interest at 17.50% and from 27% to 30% as of December
     31, 2001 and 2002, respectively, which can be adjusted every 30 to 60 days as per market conditions. One of these loans is secured by telecommunication equipment with an approximate book value of
     US$1.3 million.                                                                   15,302,053        9,217,777

     Loans with variable interest between 5.39% and 8.87% per annum between
     4.62% and 7.95% p. a. as of December 31, 2001 and 2002, respectively.
     These loans are payable in installments up to 2007. One of these loans is secured by transmission equipment with an approximate book value of
     $15.9 million in 2001 and $14.8 million in 2002. At December 31, 2001 a loan with a book value of $5,555,548 includes the maintenance of certain financial ratios. As of December 31, 2001 the Company failed to meet certain covenant requirements, for which the financial institution issued the Company a waiver as of that date. During the year 2002 the
     Company and the bank renegotiated the contract terms and eliminated the
     required compliance with financial ratios.                                        52,315,571       61,831,443

     Loans which cause interest at rates ranging between 9.5% and 12% per annum and between 9.5% and 14% per annum as of December 31, 2001 and
     2002, respectively. These loans have maturities up to year 2007. Some of the loans are secured by liens on telecommunication equipment and mortgage with a book value of approximately $19.6 million in 2001 and
     $15.8 million in 2002. There is a loan with a book value of $27,235,700 and $23,344,884 at December 31, 2001 and 2002, respectively, which is secured by an irrevocable stand by letter of credit issued by a related
     financial institution.                                                            42,404,644       55,877,148

     Revolving  line  of  credit  due on May  2002.  This  loan  bears interest at 5.25% as of December  31,  2001.  This line of credit is  guaranteed  by Tricom,  S. A. (Parent  Company) and a related
     financial institution.                                                            15,000,000                -
                                                                                  ---------------   --------------

                       Total bank loans and related parties                           135,953,280      162,806,964
                                                                                  ---------------   --------------

                       Total long-term debt                                           335,953,280      362,806,964

            Less current portion of long-term debt                                     30,493,532       30,724,888
                                                                                  ---------------   --------------

                          TRICOM, S.A. AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements

                  Long-term debt, excluding
                    current portion                       $   305,459,748   $   332,082,076
                                                          ===============   ===============

     The aggregate principal maturities due on these long-term debt obligations from December 31, 2002 is as follows:

            Year ending December 31,

         2003                             $   30,724,888
         2004                                235,035,590
         2005                                 29,801,643
         2006                                 28,659,677
         2007 and thereafter                   38,585166
                                          ==============

     (a) Senior Notes

     On August 15, 1997, the Company issued $200,000,000 aggregate principal amount of 11 3/8% Senior Notes due in 2004 (the "Senior Notes"). Interest on the Senior Notes is payable in semi-annual installments on March 1st and September 1st of each year.

     At December 31, 2002, the Company is in the process of extending the maturity of the Senior Notes. The Company is in the process of completing the filing of a registration statement with the U.S. Securities and Exchange Commission (SEC) (see note 3)..

     The Senior Notes may be redeemed at any time at the option of the Company, in whole or in part, after September 1, 2001, at a premium declining to par after September 1, 2003, plus accrued and unpaid interest, and additional amounts, if any, through the redemption date. The Senior Notes are senior unsecured obligations of the Company ranking pari passu in right of payment with all other existing and future senior debt, and will rank senior to any future subordinated indebtedness.

     The indenture for the Senior Notes contains certain covenants that, among other things, limit the ability of the Company and its Restricted Subsidiaries, as defined in the indenture, to incur additional indebtedness and issue preferred stock, pay dividends or make other distributions, repurchase equity interests or subordinated indebtedness, engage in sale and leaseback transactions, create certain liens, enter into certain transactions with affiliates, sell assets of the Company or its Restricted Subsidiaries, engage in any business other than the telecommunications business, issue or sell equity interests of the Company's Restricted Subsidiaries or enter into certain mergers and consolidations.

     The Senior Notes are guaranteed fully, unconditionally, jointly and severally by each of the Company's restricted subsidiaries, as defined in the indenture for the Senior Notes, each of which is wholly owned by the Company. Separate financial statements of each of the guarantor subsidiaries have not been presented herein because management has determined that such separate financial statements would not be material to the holders of the Senior Notes.

     Summarized condensed consolidated financial information of TRICOM, S. A. (Parent Company), the subsidiaries guarantors on a combined basis (GFN Comunicaciones, TRICOM Centroamerica, S. A., Call Tel Corporation, TRICOM USA and Subsidiaries, Tricom Latinoamerica, S. A., Tricom, S. A. -Panama-and TCN Dominicana, S. A.) and the subsidiary not guarantor (Tricom Panama,
     S. A. - formerly Cellular Communications of Panama, S. A.-) at December 31, 2001 and 2002 and for the years ended December 31, 2000, 2001 and 2002 is as follows (see note 1):

                          TRICOM, S.A. AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements

     BALANCE SHEET DATA AT DECEMBER 31, 2001

                                          Tricom, S.A.     Subsidiaries      Subsidiaries      Consolidating
             ASSETS                        Parent Co.       Guarantors       Not Guarantor      Adjustments      Total Consolidated
                                        ---------------   ---------------   ---------------   ---------------    ------------------
Current assets:
  Cash on hand and in banks             $    11,200,148   $     1,182,280   $       193,622   $             -    $       12,576,050
  Accounts receivable, net                   87,640,800        17,706,131           835,546       (71,683,824)           34,498,653
  Other current assets                       27,076,558         2,287,371           365,075                 -            29,729,004
                                        ---------------   ---------------   ---------------   ---------------    ------------------
    Total current assets                    125,917,506        21,175,782         1,394,243       (71,683,824)           76,803,707

Property and equipment net                  581,160,158       100,344,145         4,412,329                 -           685,916,632
Other non-current assets                     84,173,618        16,452,492           799,973       (34,731,796)           66,694,287
                                        ---------------   ---------------   ---------------   --------------     ------------------
      Total assets                      $   791,251,282   $   137,972,419         6,606,545   $  (106,415,620)   $      829,414,626
                                        ===============   ===============   ===============   ===============    ==================

                                          Tricom, S.A.     Subsidiaries     Subsidiaries Not   Consolidating
LIABILITIES AND STOCKHOLDERS' EQUITY       Parent Co.       Guarantors         Guarantor        Adjustments      Total Consolidated
                                        ---------------   ---------------   ---------------   ---------------    ------------------
Current liabilities:
  Notes payable                         $   158,259,504   $    15,424,951   $             -   $             -    $      173,684,455
  Current portion of capital leases           6,643,766                 -                 -                 -             6,643,766
  Accounts payable                           33,536,089        72,631,604         2,642,195       (71,683,824)           37,126,064
  Other current liabilities                  25,986,347         8,790,651           139,814                 -            34,916,812
                                        ---------------   ---------------   ---------------   ---------------    ------------------

    Total current liabilities               224,425,706        96,847,206         2,782,009       (71,683,824)          252,371,097

Other non-current liabilities               313,291,919        8,340,6097             6,511                 -           321,639,039
                                        ---------------   ---------------   ---------------   ---------------    ------------------

    Total liabilities                       537,717,625       105,187,815         2,788,520       (71,683,824)          574,010,136

Minority Interest                                     -                 -                 -         1,870,833             1,870,833

Stockholders' equity                        253,533,657        32,784,604         3,818,025       (36,602,629)          253,533,657
                                        ---------------   ---------------   ---------------   ---------------    ------------------

    Total liabilities and
      stockholders' equity              $   791,251,282   $   137,972,419   $     6,606,545   $  (106,415,620)   $      829,414,626
                                        ===============   ===============   ===============   ===============    ==================

                          TRICOM, S.A. AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements

     BALANCE SHEET DATA AT DECEMBER 31, 2002:

                                          Tricom, S.A.     Subsidiaries      Subsidiaries      Consolidating
             ASSETS                        Parent Co.       Guarantors       Not Guarantor      Adjustments      Total Consolidated
                                        ---------------   ---------------   ---------------   ---------------    ------------------
Current assets:
  Cash on hand and in banks             $     5,618,403   $       387,612   $        74,288   $             -    $        6,080,303
  Accounts receivable, net                   74,521,264        14,779,057         1,252,796       (65,407,983)           25,145,134
  Other current assets                       24,068,343         3,656,119           521,211                 -            28,245,673
                                        ---------------   ---------------   ---------------   ---------------    ------------------
    Total current assets                    104,208,010        18,822,788         1,848,295       (65,407,983)           59,471,110

Property and equipment net                  547,152,376       118,112,502         2,855,314                 -           668,120,192

Other non-current assets                     93,573,115        12,230,719           758,860       (51,924,913)           54,637,781
                                        ---------------   ---------------   ---------------   ---------------    ------------------

      Total assets                      $   744,933,501   $   149,166,009   $     5,462,469   $  (117,332,896)   $      782,229,083
                                        ===============   ===============   ===============   ===============    ==================

                                          Tricom, S.A.     Subsidiaries     Subsidiaries Not   Consolidating
LIABILITIES AND STOCKHOLDERS' EQUITY       Parent Co.       Guarantors         Guarantor        Adjustments      Total Consolidated
                                        ---------------   ---------------   ---------------   ---------------    ------------------
Current liabilities:
  Notes payable                         $    77,049,699   $       624,005   $     1,568,693   $             -    $       79,242,397
  Current portion of capital
leases                                        2,738,413                 -                 -                 -             2,738,413
  Accounts payable                           24,912,223        73,240,436         1,419,435       (65,407,983)           34,164,111
  Other current liabilities                  22,108,633         9,858,567           780,436                 -            32,747,636
                                        ---------------   ---------------   ---------------   ---------------    ------------------

  Total current liabilities                 126,808,968        83,723,008         3,768,564       (65,407,983)          148,892,557

Other non-current liabilities               372,739,159        15,211,993                 -                 -           387,951,152
                                        ---------------   ---------------   ---------------   ---------------    ------------------

    Total liabilities                       499,548,127        98,935,001         3,768,564       (65,407,983)          536,843,709

Minority interest                                     -                 -                 -                 -                     -

Stockholders' equity                        245,385,374        50,231,008         1,693,905       (51,924,913)          245,385,374
                                        ---------------   ---------------   ---------------   ---------------    ------------------

    Total liabilities and
      stockholders' equity              $   744,933,501   $   149,166,009   $     5,462,469   $  (117,332,896)   $      782,229,083
                                        ===============   ===============   ===============   ===============    ==================

                          TRICOM, S.A. AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements

    STATEMENTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2000:

                                          Tricom, S.A.     Subsidiaries      Subsidiaries      Consolidating
                                           Parent Co.       Guarantors       Not Guarantor      Adjustments      Total Consolidated
                                        ---------------   ---------------   ---------------   ---------------    ------------------
Operating revenues                      $   188,897,636   $    65,697,691   $             -   $   (30,297,672)   $      224,297,655
Operating costs                            (150,954,070)      (62,619,372)                -        30,297,672          (183,275,770)
                                        ---------------   ---------------   ---------------   ---------------    ------------------
    Operating income                         37,943,566         3,078,319                 -                 -            41,021,885

Other expenses, net                         (28,716,402)       (1,273,401)                -        (1,216,541)          (31,206,344)
                                        ---------------   ---------------                                        ------------------
    Earnings before income taxes
      and cumulative effect of
      accounting change                       9,227,164         1,804,918                 -        (1,216,541)            9,815,541
Income taxes                                          -          (588,377)                -                 -              (588,377)
                                        ---------------   ---------------   ---------------   ---------------    ------------------
    Earnings before cumulative
    effect of accounting change               9,227,164         1,216,541                 -        (1,216,541)            9,227,164

Cumulative effect of change in
  Accounting for installations
  and activation revenues                   (16,452,799)                -                 -                 -           (16,452,799)
                                        ---------------   ---------------   ---------------   ---------------    ------------------

      Net earnings (loss)               $    (7,225,635)  $     1,216,541   $             -   $    (1,216,541)   $       (7,225,635)
                                        ===============   ===============   ===============   ===============    ==================

    STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2001

                                          Tricom, S.A.     Subsidiaries    Subsidiaries Not    Consolidating
                                           Parent Co.       Guarantors         Guarantor        Adjustments      Total Consolidated
                                        ---------------   ---------------  ----------------   ---------------    ------------------
Operating revenues                      $   185,307,689   $    80,126,179  $        489,202   $   (22,150,885)   $      243,772,185
Operating costs                            (169,708,189)      (77,618,572)       (4,112,730)       22,150,885          (229,288,606)
                                        ---------------   ---------------  ----------------   ---------------    ------------------
    Operating income                         15,599,500         2,507,607        (3,623,528)                -            14,483,579

Other expenses, net                         (38,713,337)       (1,276,722)              717         1,128,223           (38,861,119)
                                        ---------------   ---------------  ----------------   ---------------    ------------------
    Earnings (loss) before income
      taxes and minority interest           (23,113,837)        1,230,885        (3,622,811)        1,128,223           (24,377,540)
Income taxes                                          -          (511,376)                -                 -              (511,376)
                                        ---------------   ---------------  ----------------   ---------------    ------------------
    Earnings (loss) before
    minority interest                       (23,113,837)          719,509        (3,622,811)        1,128,223)          (24,888,916)

  Minority interest                                   -                 -                 -         1,775,079             1,775,079
                                        ---------------   ---------------  ----------------   ---------------    ------------------

      Net earnings (loss)               $   (23,113,837)  $       719,509  $     (3,622,811)  $     2,903,302    $      (23,113,837)
                                        ===============   ===============  ================   ===============    ==================

                          TRICOM, S.A. AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements

    STATEMENTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2002:

                                          Tricom, S.A.     Subsidiaries      Subsidiaries      Consolidating
                                           Parent Co.       Guarantors       Not Guarantor      Adjustments      Total Consolidated
                                        ---------------   ---------------   ---------------   ---------------    ------------------

Operating revenues                      $   182,211,853   $   103,818,368   $     2,741,653   $   (30,732,289)   $      258,039,585
Operating costs                            (182,842,619)     (114,365,097)       (8,492,407)       30,732,289          (274,967,834)
                                        ---------------   ---------------   ---------------   ---------------    ------------------
    Operating loss                             (630,766)      (10,546,729)       (5,750,754)                -           (16,928,249)

Other expenses, net                         (75,140,569)         (387,170)             (365)       14,980,350           (60,547,754)
                                        ---------------   ---------------   ---------------   ---------------    ------------------
    Loss before income taxes and
      minority interest                     (75,771,335)      (10,933,899)       (5,751,119)       14,980,350           (77,476,003)

Income taxes                                   (782,027)         (166,165)                -                 -              (948,192)
                                        ---------------   ---------------   ---------------   ---------------    ------------------
    Loss before
      minority interest                     (76,553,362)      (11,100,064)       (5,751,119)       14,980,350           (78,424,195)

Minority interest                                     -                 -                 -         1,870,833             1,870,833

                                        ---------------   ---------------   ---------------   ---------------    ------------------
      Net loss                          $   (76,553,362)  $   (11,100,064)  $    (5,751,119)  $    16,851,183    $      (76,553,362)
                                        ===============   ===============   ===============   ===============    ==================

     CASH FLOW DATA FOR THE YEAR ENDED DECEMBER 31, 2000:

                                          Tricom, S.A.     Subsidiaries      Subsidiaries      Consolidating
                                           Parent Co.       Guarantors         Guarantor        Adjustments      Total Consolidated
                                        ---------------   ---------------   ---------------   ---------------    ------------------
Net cash provided by (used in)
  Operating activities                  $    54,506,114   $   (12,167,080)  $             -   $             -    $       42,339,034
Net cash used in investing
  activities                               (161,904,855)      (21,770,121)                -        34,280,000          (149,394,976)
Net cash provided by financing
  activities                                111,795,928        34,280,000                 -       (34,280,000)          111,795,928
                                        ---------------   ---------------   ---------------   ---------------    ------------------
    Net increase in cash on
      Hand and in banks                       4,397,187           342,799                 -                 -             4,739,986
Cash on hand in banks at
  beginning of the year                      12,844,764           614,802                 -                 -            13,459,566
                                        ---------------   ---------------   ---------------   ---------------    ------------------
Cash on hand and in banks at
  the end of the year                   $    17,241,951   $       957,601   $             -   $             -    $       18,199,552
                                        ===============   ===============   ===============   ===============    ==================

                          TRICOM, S.A. AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements

    CASH FLOW DATA FOR THE YEAR ENDED DECEMBER 31, 2001:

                                          Tricom, S.A.     Subsidiaries     Subsidiaries Not   Consolidating
                                           Parent Co.       Guarantors         Guarantor        Adjustments      Total Consolidated
                                        ---------------   ---------------   ----------------  ---------------    ------------------
Net cash provided by (used in)
  operating activities                  $    31,164,129   $     5,983,861   $    (3,145,534)  $             -    $       34,002,456
Net cash used in investing
  activities                               (186,848,944)      (22,587,259)       (2,597,256)       33,053,654          (178,979,805)
Net cash provided by financing
  activities                                149,643,012        16,828,077         5,936,412       (33,053,654)          139,353,847
                                        ---------------   ---------------   ---------------   ---------------    ------------------
    Net increase (decrease)
      in cash on Hand and in
      banks                                  (6,041,803)          224,679           193,622                 -            (5,623,502)

Cash on hand and in banks at
  beginning of the year                      17,241,951           957,601                 -                 -            18,199,552
                                        ---------------   ---------------   ---------------   ---------------    ------------------
Cash on hand and in banks at
  the end of the year                   $    11,200,148   $     1,182,280   $       193,622   $             -    $       12,576,050
                                        ===============   ===============   ===============   ===============    ==================

    CASH FLOW DATA FOR THE YEAR ENDED DECEMBER 31, 2002

                                          Tricom, S.A.     Subsidiaries    Subsidiaries Not    Consolidating
                                           Parent Co.       Guarantors         Guarantor        Adjustments      Total Consolidated
                                        ---------------   ---------------   ---------------   ---------------    ------------------

Net cash provided by (used in)
  operating activities                  $   (15,957,985)  $    35,380,401   $    (5,814,460)  $             -    $       13,607,956
Net cash provided by (used in)
  investing activities                      (32,360,921)      (29,684,007)          499,433         3,627,000           (57,918,495)
Net cash provided by (used in)
  financing activities                       42,737,161        (5,950,337)        5,459,493        (3,627,000)           38,619,317
                                        ---------------   ---------------   ---------------   ---------------    ------------------
     Net decrease in cash on
       Hand and in banks                     (5,581,745)         (794,668)         (119,334)                -            (6,495,747)
Cash on hand in banks at
  beginning of the year                      11,200,148         1,182,280           193,622                 -            12,576,050
                                        ---------------   ---------------   ---------------   ---------------    ------------------
Cash on hand and in banks at
  the end of the year                   $     5,618,403   $       387,612   $        74,288   $             -    $        6,080,303
                                        ===============   ===============   ===============   ===============    ==================

                          TRICOM, S.A. AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements

     16    STOCKHOLDERS' EQUITY

     The authorized capital stock of the Company consists of 55,000,000 shares of Class A common stock and 25,000,000 shares of Class B common stock.

     All of the Company's outstanding shares are duly authorized, validly issued and fully paid. Both classes of capital stock vote together as a single class, except on any matter that would adversely affect the rights of either class. The Class A common stock have one vote per share and the Class B stock have ten votes per share. The economic rights of each class of capital stock are identical.

     During the second quarter of 2000, the Company sold 4,000,000 Class A common shares in a public offering for US$74.0 million, less issue costs of $6,852,774. The proceeds of this issuance were used for capital expenditures to increase the capacity and coverage of local access, mobile and data networks, expand international facilities to support increased traffic volume and to fund working capital.

     In October 2001, the Company issued 3,375,000 class A shares to the previous shareholders of TCN Dominicana, S. A. as part of the purchase price of the Company. The value of these shares amounted to approximately $21.7 million, determined based on the average price of the shares of TRICOM, S.A. immediately before and after the date the agreement was announced.

     During the last quarter of 2001, the Company completed a Rights Offering of common stock to shareholders, including Oleander Holding, one of the Company's major shareholders, which is a subsidiary of GFN Corporation, Ltd. As a result of this offer, the Company issued 11,170,920 class A shares for a total net proceeds of approximately $43.3 million, net of issuance cost of $1,331,096.

     At December 31, 2002, the Company received a $70 million equity investment from a group of private investors, including the Company's chairman and chief executive officer. The proceeds from this issuance, net of issue cost of $1,594,921 were used to repay short-term debt, thus reducing the Company's interest requirements. The Company issued 21,212,121 shares of the Company's Class A common stock at a price of $3.30 per share.

     17    EXPENSE IN LIEU OF INCOME TAXES

     Through August 31, 2002, TRICOM, S.A. (Parent Company) paid its income tax based on the terms of a concession agreement signed with the government of the Dominican Republic that stipulated a fixed rate of 10% on gross revenues after deduction of local network charges plus 10% of all long distance revenues. This tax was never to be less than RD$18,000,000 (equivalent to $800,000). Total tax paid under this concession amounted to $10,173,983, $12,646,103 and $5,896,644 for the years ended December 31,
     2000 and 2001 and the eight month period ended August 31, 2002, respectively, and is presented as part operating cost in the accompanying consolidated statements of operations.

     18    INCOME TAXES

     TRICOM, S.A. (Parent Company) and its subsidiaries operate in several jurisdictions and under different tax regimes, of which the most relevant operations are located in the Dominican Republic, the United States of America and Panama. Accordingly, each subsidiary must file income and other tax returns for its operations in such jurisdictions. Because of the differences in the tax legislations in each country, each of the individual subsidiaries must file separate income tax returns instead of one on a consolidated basis. Therefore, the information about corporate income tax expense for the years ended December 31, 2000, 2001 and 2002, respectively, represents the sum of the tax obligations of each of the consolidated subsidiaries.

     The income tax expenses are as follow:

                          TRICOM, S.A. AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements

                                            Current          Deferred           Total
Year ended December, 2000
  U.S. Federal                          $       (96,487)         (491,890)         (588,377)
                                        ===============   ===============   ===============
Year ended December, 2001
  U.S. Federal                          $        (1,215)         (374,318)         (375,533)
  Dominican Republic (a)                       (135,843)                -          (135,843)
                                        ---------------   ---------------   ---------------
                                        $      (137,058)         (374,318)         (511,376)
                                        ===============   ===============   ===============
Year ended December, 2002
  U.S. Federal                          $             -           164,268           164,268
  Dominican Republic (a)                     (1,112,460)                -        (1,112,460)
                                        ---------------   ---------------   ---------------
                                        $    (1,112,460)          164,268          (948,192)
                                        ===============   ===============   ===============

     (a) At December 31, 2001 and 2002, the applicable taxes of the companies in the Dominican Republic were determined based on the 1.5% of gross operating income of the Company for the three month and seventeen day period ended December 31, 2001, and for the year ended December 31, 2002, in the case of the subsidiary TCN, and for a four month period ended December 31, 2002 in the case of TRICOM, S.A. (Parent Company), as established by fiscal regulations.

Effective September 1, 2002 TRICOM, S. A. (Parent Company) elected to pay its corporate income tax in accordance with the Tax Code of the Dominican Republic, as amended. This Code establishes a tax that is the higher of 25% of net taxable income or 1.5% of gross revenues. As a result of this new tax regime, TRICOM, S.
A. (Parent Company) paid $782,027 in 2002, based of 1.5% of its gross revenues, and is presented as income tax expense in the accompanying consolidated statements of operations for the year ended December 31, 2002

      The components of deferred tax assets and liabilities are as follows:

                                             2000              2001              2002
Deferred tax assets:
  Deferred revenues                     $       211,304           910,711           679,046
  Property, plant and equipment in the
    Dominican Republic                                -                 -         7,803,033
  Net operating loss carry
    forward                                     195,064           487,340           532,455
  Tax credit carry forward                      132,961           132,961            96,369
  Other                                         261,679            93,625                 -
                                        ---------------   ---------------   ---------------
Gross deferred tax assets                       801,008         1,624,637         9,110,903

Allowance valuation                                   -                 -        (7,803,033)
                                        ---------------   ---------------   ---------------

  Deferred tax assets, net                      801,008         1,624,637         1,307,870
                                        ---------------   ---------------   ---------------

Deferred tax liabilities
  Property and equipment in USA                 974,867         1,588,780         1,148,285
  IRC SEC 481 (a) adjustment                          -           559,071           229,590
  Accrued commission                                  -                 -           264,216
  Other - net                                         -            24,963            49,688
                                        ---------------   ---------------   ---------------
Total deferred tax liabilities                  974,867         2,172,814         1,691,779
                                        ---------------   ---------------   ---------------

  DEFERRED TAX, NET                     $      (173,859)         (548,177)         (383,909)
                                        ===============   ===============   ===============

                          TRICOM, S.A. AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements

     In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment.

     At December 31, 2002, the subsidiary in the United States has unused net operating loss carryover as follows:

     Expires 2013                       $       561,115
     Expires 2015                                38,173
     Expires 2017                             1,337,981
                                        ---------------

     19    PENSION BENEFITS

     Effective September 1, 2000, AFP Siembra, S. A., a related pension management company, assumed the administration of the Company's pension plan as individual defined contribution accounts similar to the United States 401(k) plan. The plan management company maintains the investments on behalf of plan participants and reports changes in the value of the individual accounts using the unit investment system. Under this plan, each participant has his or her own individual capitalization account, which was opened with total contributions and benefits accrued in the predecessor pension plan. Under this arrangement, the Company contributes 5% of the employee's salary and the employee contributes 4%. During the four month period ended December 31, 2000 and for the years ended December 31, 2001 and 2002, the Company's expense for this plan was approximately $207,000 and $739,000 and $662,505, respectively, and is included as part of selling, general and administrative expenses in the accompanying consolidated statements of operations.

     The pension management company guarantees a minimum return of 1.5% over the mean of the average bid interest rate offered by certificates of deposit from Dominican commercial and multiple service banks reported by the Central Bank of the Dominican Republic, determined monthly, considering the date in which the funds entered the individual account.

     The pension management company commits to permanently maintain on deposit with banks 90% of the instruments that comprise the total amount of the portfolio of funds being managed. The cost of this service is RD$50 (approximately $2) per employee per month, which is deducted monthly from the contributions that the employer (the Company) makes. The pension management company earns 1% annually on the cumulative balance of each account under its management.

     Prior to September 1, 2000, substantially all of the employees of the Company were included in a defined benefit plan that was established by Grupo Financiero Nacional, S.A. The benefits were based on the years of service and the employees' compensation during the last several years before retirement. This plan was administered by the Pension and Retirement Plan of the Grupo Financiero Nacional, S. A.

     The Company made annual contributions to the Plan based on contribution levels determined by independent actuaries. The Company's pension expense was approximately $531,000 in the year ended December 31, 2000, and is included as part of selling, general and administrative expenses in the accompanying consolidated statements of operations.

     20    COMMITMENTS AND CONTINGENCIES

     A summary of commitments and contingencies at December 31, 2001 and 2002 is as follows:

     (a)   Commitments

          (i) TRICOM maintains contracts with foreign entities for the traffic of overseas calls. Such contracts require each entity to obtain the necessary facilities to establish, maintain and operate

                          TRICOM, S.A. AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements

                  its respective terminals. The cost of each contract is based upon negotiated rates, which are computed based on the amount of traffic each month. For the years ended December 31, 2000, 2001 and 2002 this cost was $4,916,317, $6,622,358 and
                  $9,963,739, respectively, and is included in the cost of satellite connections, carriers and interconnection charge in the accompanying consolidated statements of operations.

          (ii) On May 8, 1997, the Federal Communications Commission (FCC) issued an order to adopt the provisions of the Telecommunications Act of 1996 relating to the preservation and advancement of universal telephone service (the "Universal Service Fund"). The Universal Service Order requires all telecommunications carriers providing interstate telecommunications services to contribute to universal service by contribution to a fund (the "Universal Service Fund"). Universal Service Fund contributions were assessed based upon intrastate, interstate and international end-user gross telecommunications revenue effective January 1 through December 31.

                  At December 31, 2000, 2001 and 2002 the Company contributed $251,386, $50,067 and $48,713, respectively, to the "Universal Service Fund" on end-user telecommunications revenue of $3,582,572 in 2000, $710,299 in 2001 and $675,567 in 2002. The
                  contribution paid is included as part of selling, general and administrative expenses in the accompanying consolidated statements of operations.

          (iii) The subsidiary dedicated to televised cable systems operations has contracts with television and network companies around the world for the transmission of its programming content in the Dominican Republic. Such companies require monthly payments that range between $0.10 and $5.85 per subscriber in 2001 and between $0.08 and $12.5 per subscriber in 2002. The term of these contracts fluctuate between two and three years and are renewable at the option of the parties. As of December 31, 2001 and 2002, the total amount of these payments was $941,375 and $6,541,489, respectively, which is included as part of the programming costs in the accompanying consolidated statements of operations.

          (iv) The telecommunications law of the Dominican Republic (Law 153-98) establishes that the companies operating in this sector pay to the Instituto Dominicano de Telecomunicaciones (INDOTEL) a monthly fee equivalent to 2% of its international net income. As of December 31, 2000, 2001 and 2002, the expense for this concept was $364,434, $228,340 and $497,550, respectively, which is included as part of selling, general and administrative expenses in the accompanying consolidated statements of operations.

     (b)   Lease Obligations

     The Company maintains operating leases for the use of office space, telecommunications centers, commercial offices, warehouse, an automobile, an aircraft and others. These operating leases are renewable at the end of the lease period, which is usually one year. Expenses for these leases in 2000, 2001 and 2002 were approximately $1,754,000, $2,600,000 and
     $2,900,000, and are included in selling, general and administrative expenses in the consolidated statements of operations. The commitment for lease payments for the next five years is as follow:

                                 Year                   Amount
                                 ----                   ------
                            2003                   $     2,904,258
                            2004                         3,097,296
                            2005                         3,271,634
                            2006                         3,495,838
                            2007 and beyond             11,929,472
                                                   ===============

                          TRICOM, S.A. AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements

     (c)   Legal Proceedings


          (i) In August 1999, a Dominican company and two individual plaintiffs sued the Company before Dominican courts for alleged losses and damages of up to approximately RD$200,000,000 (approximately $8,900,000) resulting from the imprisonment by Dominican authorities of two of the individuals for 15 days. The plaintiffs alleged that their imprisonment was the result of an investigation by the local district attorney and the police that the Company instigated following an irregular increase in telephonic traffic at certain telephone numbers. The court rejected the action for lack of evidence. However, the plaintiffs appealed, and the case is pending decision. After consulting with legal counsel, the Company believes that this matter will not have a material adverse effect on its results of operations and financial position in the case of an adverse decision.

          (ii) As of December 31, 2001 and 2002, the Company has been involved in other lawsuits and legal proceedings arising from the ordinary conduct of its business. Such claims generally relate to tortuous and contractual actions for damages. Claims pursuant to such suits and proceedings amount to approximately $7,400,000 (RD$126,000,000) in 2001 and $8,800,000 (RD$198,900,000) in 2002. Management has
                    evaluated these suits and proceedings and believes that the final resolution of these matters will not have a material adverse effect on the Company's results of operations and financial position.

                    No amounts have been recorded in the accompanying financial statements related to these legal proceedings.

          (iii) On May 8, 2001, BSC of Panama, S.A., a subsidiary of BellSouth, which owns one of the two cellular telecommunications concessions granted by the Panamanian government, requested that the Panamanian ENTE REGULADOR DE LOS SERVICIOS PUBLICOS, or ENTE, investigate TRICOM Panama, S.A. for violations of the Telecommunications Act and the ENTE's regulations. BellSouth claimed that TRICOM Panama:

                  - will use its iDEN(R) based trunking services to provide cellular telecommunications services, in violation of its license; and

                  - although the Comany proved that its iDEN(R) system has been modified to disable "hand off" capabilities, the fact that the equipment has these capabilities represents a breach of regulations and Company's license.

                  The ENTE has not issued any ruling on BellSouth's request, but has stated publicly that Panamanian regulations do not limit the provision of wireless services to a particular technology.

                  On August 24, 2001, BellSouth requested that the ENTE initiate a legal review before the Third Chamber of the Panamanian Supreme Court of Justice, of the interpretation given by the ENTE to the definition of "Conventional Trunking System Services." BellSouth alleges that the interpretation given by the ENTE to the definition of "Conventional Trunking System Services," found in Resolution No. JD-025 of December 12, 1996 violates several articles of the Telecommunications Act, including that the ENTE's interpretation allows a trunking service provider to use any wireless system, including any type of cellular systems, as long as the "Hand-Off" capabilities are disabled. BellSouth claims that this violates the Telecommunications Act, which states that cellular services are a Type A Service that can only be provided by BellSouth and the other holder of a Type A License, Cable & Wireless.

                  The ENTE has replied that it only regulates services and not technology and that the definition of "Conventional Trunking System Services" protects the temporary exclusivity regime given to cellular services because it does not allow the participation of new cellular service providers in the Panamanian market. The Attorney General also opined that the definition of "Conventional Trunking System

                          TRICOM, S.A. AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements

                  Services" is legal. The license given to TRICOM Panama is for the operation of conventional trunking services, which it is operating with the iDEN(R) system.

                  The legal review by the Third Chamber of the Panamanian Supreme Court of Justice requested by BellSouth cannot be undertaken until the Supreme Court resolves a constitutional review requested by TRICOM Panama on September 10, 2001, regarding the lack of procedure for the Third Chamber to undertake a legal review of the sort sought by BellSouth. On October 22, 2001, the Supreme Court decided it would review the procedure.

                  On August 28, 2001, TRICOM Panama received notice of a precautionary order obtained by BellSouth from the Seventh Civil Court of the First Judicial Circuit requiring TRICOM Panama to cease all activity directly or indirectly related to the installation and supply of telecommunication services using Motorola's iDEN(R) system. This order forms part of a tort claim, submitted by BellSouth on September 4, 2001, against TRICOM Panama for US$20,000,000 for the possible damages that TRICOM Panama may cause BellSouth in the event that TRICOM Panama initiates operations of an iDEN(R)-based trunking service.

                  On September 11, 2001, TRICOM Panama submitted a motion before the Seventh Civil Court to substitute a bond for the precautionary order to cease its activities and at the same time appealed to the Superior Civil Chamber the precautionary order itself. On October 1, 2001, the Seventh Civil Court denied TRICOM Panama's motion and, on October 8, 2001, TRICOM Panama also appealed this decision to the Superior Civil Chamber. The TRICOM Panama defense was based on the following principles:

                  - only the ENTE has by law the power to discontinue public utilities services;

                  - this precautionary measure can only be applied to real property (not to personal property);

                  - there is no imminent damage that justifies the precautionary measure.

                  On September 11, 2001, BellSouth submitted a complaint stating that TRICOM Panama was in default of the court order.

                  TRICOM Panama also submitted a motion to the Seventh Civil Court to dismiss BellSouth's tort claim and to invalidate the precautionary order, due to the court's lack of jurisdiction over a matter that should be decided by the ENTE. On September 28, 2001, TRICOM Panama filed a US$1,000,000 damages counterclaim against BellSouth for the public campaign set against TRICOM Panama by BellSouth and for the unfounded investigation requested before the ENTE.

                  The Company believe, based on the advice of its Panamanian legal counsel, that BellSouth should not succeed in its claims because:

                  - BellSouth cannot claim any damages caused by TRICOM Panama activities, since TRICOM Panama operations are protected under a legitimate Conventional Trunking System Services license.

                  - The ENTE is the only authority empowered to declare that the telecommunications services provided by TRICOM Panama are not conventional trunking services, or that the iDEN(R) system cannot be used to provide conventional trunking systems.

                  On August 5, 2002, the judge in the Seventh Civil Court transferred the case to the Eleventh Civil Court of the First Judicial Circuit, which will continue the proceedings.

                          TRICOM, S.A. AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements

                  On November 5, 2001, TRICOM Panama requested that the ENTE investigate BellSouth for violations of the Telecommunications Act and its concession agreement on account of the failure of BellSouth to (1) recognize the jurisdiction of the ENTE, (2) follow proper procedure in connection with the precautionary measure it obtained and (3) provide interconnection. This case is pending the Ente's decision on whether or not to press charges against BellSouth.

                  On November 13, 2001, upon the request of BellSouth, the Seventh Civil Court issued an order giving notice to Cable & Wireless of the precautionary order issued against TRICOM Panama in late August. TRICOM Panama and Cable & Wireless had negotiated the terms of an interconnection agreement with the intervention of the Ente. Upon judicial notice of the precautionary order against TRICOM Panama, Cable & Wireless refused to sign the interconnection agreement. The Ente imposed on Cable & Wireless sanctions of $5,000 per day until it signs the interconnection agreement with TRICOM Panama. On December 14, 2001, Cable & Wireless challenged the Ente's sanctions order on constitutional grounds before the Supreme Court. On June 19, 2002, the Supreme Court revoked Ente's resolution that imposed a daily fine of $5,000 per day on Cable & Wireless until it signs the interconnection agreement.

                  On November 16, 2001, TRICOM Panama sought protection from the First Superior Tribunal of Justice on account of the August 2001 precautionary order which violated its constitutional right to due process and trial before a body of competent jurisdiction. On December 7, 2001, the court declared the case inadmissible on procedural grounds, and on December 10, 2001, TRICOM Panama filed an appeal and motion for reconsideration.

                  On December 20, 2001, the Superior Tribunal decided the appeal of the precautionary order in favor of TRICOM Panama on the merits of the claims, thus, lifting the precautionary order. On February 27, 2002, BellSouth challenged this decision in the Supreme Court. This challenge has not been decided. On July 8, 2002, the Supreme Court confirmed the decision of the Superior Tribunal of the Supreme Court that rejected defenses to the August 21 precautionary order based upon procedural grounds. The Supreme Court's decision did not affect the decision on the merits of the Superior Tribunal.

                  On April 26, 2002, BellSouth filed a claim against TRICOM Panama before the ENTE alleging that TRICOM Panama is rendering voice and text mail services in violation of its concession and the authorized use of its frequencies. BellSouth argues that value added services, such as voice and text mail services, may only be provided by basic telephony or cellular operators. BellSouth requests that the ENTE revoke TRICOM Panama's concession and rights to frequencies. BellSouth further requests as a provisional measure, and until the conclusion of the administrative proceedings, that the ENTE order TRICOM Panama to suspend its trunking services or, alternatively, its voice and text mail services. On May 10, 2002, the ENTE ordered TRICOM Panama to suspend its voice mail services until the ENTE determines whether the imposition of sanctions is appropriate.

                  On September 17, 2002, the Ente granted TRICOM Panama the license to offer international long distance communications services.

                  On October 24, 2002, the Ente granted TRICOM Panama the license to offer basic telecommunications services.

                  On April 4, 2003, the Supreme Court reinstated a precautionary order, originally issued on August 28, 2001, requiring TRICOM Panama to cease all activity directly or indirectly related to the installation and supply of telecommunications services using Motorola's iDEN(R) system. Notwithstanding the reinstatement of the order, the Company continue to use the iDEN(R) system to provide services. The Company's Panamanian legal counsel has advised that the reinstatement of the precautionary order is not necessarily indicative of the final decision on BSC's pending claims.

                          TRICOM, S.A. AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements

                  On January 16, 2003, a trial started on BSC's actions to require that TRICOM Panama cease all activity directly or indirectly related to the installation and supply of telecommunication services using Motorola's iDEN(R) system and to recover damages. The 11th Civil Court of the First Judicial Circuit considered evidence and testimony presented by experts appointed by TRICOM Panama and by the court until March 19, 2003. TRICOM Panama has filed motions that challenge the authority of the court to decide the case, arguing that only the ENTE may consider the issues raised by BSC. Decisions on the trial and the Company's motion are pending. The Company understand that, anticipating a final judgment in its favor in the trial, BSC is preparing a criminal complaint against TRICOM Panama with respect to its failure to comply with the precautionary order, reinstated by the Supreme Court, requiring that TRICOM Panama cease all activity directly or indirectly related to the installation and supply of telecommunications services.

                  In February 2003, the ENTE ruled that voice and text mail services do not violate the terms of the concession granted to TRICOM Panama, thus allowing TRICOM Panama to legally provide those services under its trunking license.

                  Based on these facts, no reserve for losses was accrued in the accompanying consolidated financial statements as of December 31, 2001 and 2002. If BellSouth prevails in its claims, the Company may be forced to discontinue its business in Panama and, as a result, would not generate any revenue from the iDEN(R) operations in Panama, lose all or a material portion of the investment or be required to pay damages to BellSouth.

     (d)   Severance indemnities

     Companies based in the Dominican Republic maintain reserves under the provisions of U.S. Statement of Financial Accounting Standards "SFAS" No. 5 to cover the ultimate payment of severance indemnities. Severance expense amounted to $760,740, $1,987,129 and $2,043,077 in the years ended December 31, 2000, 2001 and 2002, respectively and is included as part of selling, general and administrative expenses in the accompanying consolidated statement of operations.

     (e)   Other

     During the year 2001, the fiscal authorities of the Dominican Republic audited the tax returns of the Company and its compliance with the tax law as it relates to withholdings and other taxes for the years 1999, 2000 and through June 2001. In June 2002, the Company received notice from the Dominican tax service claiming that it owed additional amounts in respect of taxes in lieu of income taxes for the period from January 1, 1999 through June 30, 2001 (the last day through which Dominican authorities have audited tax payments) and for withholding tax on the wholly-owned subsidiary, TRICOM Latinoamerica and on certain other payments.

     The Service claims the Company miscalculated the tax in lieu of income tax payable under the concession agreement. The concession agreement provided the Company pays, within the first ten days of each month (1) 10% of gross domestic revenues collected by the Company during the preceding month for telephone services, telegraph services, paging services, cellular services, local, national and international call services, as well as for any data transmission or broadcast services and other related telecommunications services minus access charges paid to other carriers for interconnection and (2) 10% of net settlement revenues collected from foreign correspondent carriers for the use of the Company's network for termination of international long distance calls. The Service claims that this tax was required to be calculated based upon accrued revenues rather than collections and seeks RD$98.8 million ($5.3 million), plus penalties and interest.

     The Service also claims that the Company was required to withhold and pay to the tax service 25% of the amount of the investment in TRICOM Latinoamerica, S. A., for approximately $35 million. The 25% withholding tax generally applies to payments from Dominican source income for services to non-Dominican vendors and to certain dividends. The Service seeks RD$168.1 million ($9.0 million), plus penalties and interest, with respect to this claim.

                          TRICOM, S.A. AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements

     The Company contested the notice with the Service, indicating that it was in full compliance with the terms in the concession agreement in calculating the tax based on collections rather than accrued revenues and that there is no requirement to withhold tax on investments in a wholly owned subsidiary. On August 27, 2002, the Service rejected substantially all of the Company's response and calculated the aggregate liability on the two claims, including penalties and interest, as RD $668.3 million ($35.5 million). The Service, however, agreed to drop the claims for withholding tax on other payments to non-Dominican service providers.

     The Company appealed the Tax Service determination to the Ministry of Finance and both the Company and the Tax Service have the right to appeal any determination by the Ministry of Finance to the tax courts. The Company considers that it has complied with its tax obligations. The Company considers that it has complied with its tax obligations, but if the Company is required to pay a substantial amount in assessments, penalties and interest, it would reduce funds available for operations and it would require the Company to obtain additional financing, which may not be available to the Company on commercially attractive terms or at all.

     As of December 31, 2002 TRICOM, S.A. (Parent company) has paid the Tax Service $1,134,679 in connection with the resolution of the assessments related to withholdings and VAT. This amount is presented as part of other expenses in the accompanying consolidated statements of operations.

     21    BUSINESS AND CREDIT CONCENTRATION

     In the normal course of business, the Company has accounts receivable from carriers. Although the Company's exposure to credit risk associated with non-payment by these carriers is affected by conditions or occurrences within the industry, most of these receivables are due from large, well-established companies. The Company does not believe that this concentration of credit risk represents a material risk of loss.

     22    LEGAL RESERVE

     Article 58 of the Code of Commerce of the Dominican Republic requires all companies to segregate at least 5% of their net earnings as a legal reserve until such reserve equals 10% of its paid- in capital. This reserve is not available for distribution as dividend, except in case of the dissolution of the corporation.

     23    STOCK OPTION PLAN

     On May 4, 1998, the Company initiated a Long-term Incentive Plan, in which certain employees could be granted options to purchase shares of the Company's common stock. The Plan is administered by the Board of Directors of the Company and has the authority to determine which employees will participate in the Plan.

     The Plan authorizes grants of options to purchase up to 750,000 authorized Company shares. Stock options are granted with an exercise price equal to the stock's fair market value at the date of grant. All stock options have a term of ten years and become exercisable after one and three years from the date of grant.

     At December 31, 2001 and 2002, there were 266,053 and 338,963 additional shares available for grant under the Plan, respectively.

     Changes in the number of shares subject to options are summarized as follows:

                                                                     Weighted Average
                                                    Options           Exercise Price
                                                  -----------       ------------------
           Balance, December 31, 1999               313,420               8.96
           Granted                                  207,245              20.45
           Surrendered                               (1,035)              8.06
                                                  -----------       ------------------
           Balance, December 31, 2000               519,630              13.53
           Granted (a)                              486,757               6.82
           Surrendered (a)                         (453,130)             13.90
           Balance, December 31, 2001               (69,310)              8.35
                                                  -----------       ------------------

                          TRICOM, S.A. AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements

           Granted                                  483,947               7.17
           Cancelled                                  2,000               3.00
           Surrendered                              (74,910)              7.42
                                                  -----------       ------------------
           Balance, December 31, 2002               411,037         $     7.11
                                                  ===========       ==================

     (a) In 2001, the Board of Directors approved a stock option repricing pursuant to which the Company's employees could elect to cancel granted options in exchange for new options with an exercise price of $7.00, which was the Company's common stock price on the New York Stock Exchange. Approximately 520,000 options were eligible for repricing, of which the Company cancelled 453,130 options and granted 241,994 options.

     The number of repriced options was also reduced proportionately. All other conditions were unchanged. Effective July 1, 2000, the FASB issued Financial Interpretation No. 44 (FIN 44) which amended APB 25 and requires "variable" accounting for all stock option repricing granted before six months of the cancelled date. As a result, these options will require variable accounting until they are exercised, cancelled, forfeited or expired. Under variable accounting, compensation expense must be measured by the difference between the exercise price and the market price of the Company's stock at each reporting period amortized over the vesting period. The effect of the application of FIN 44 during 2001 and 2002 was not significant.

     Exercise prices of options outstanding at December 31, 2002 ranged from $3 to $16. The following table provides certain information with respect to stock options outstanding at December 31, 2002:

                                                                    Options outstanding
                                           -----------------------------------------------------------------
                                                                                          Weighted Average
                                                                   Weighted Average    Remaining Contractual
      Range of exercise prices             Number Outstanding       Exercise Price              Life
                                           ------------------      ----------------    ---------------------
      $3.00-$5.00                                  7,000               $  3.46                  9.26
      $5.01 - $7.00                              383,812                  6.85                  8.26
      $7.01 - $9.00                                7,225                  8.10                  7.03
      $9.01 - $16.00                              13,000                 16.00                  7.50
                                           ------------------      ----------------    ---------------------

                                                 411,037               $  7.11                  8.23
                                           ==================      ================    =====================

                                                                         Options exercisable
                                                         ----------------------------------------------------
                                                                                          Weighted Average
      Range of exercise prices                               Number Exercisable            Exercise Price
      -----------------------------------------          -------------------------      ---------------------
      $3.00-$5.00                                            $        -                      $        -
      $5.01 - $7.00                                              42,143                            6.99
      $7.01 - $9.00                                               2,709                            8.10
                                                         -------------------------      ---------------------
      $9.01 - $16.00                                                  -                               -
                                                                 44,852
                                                         =========================

     The weighted-average fair value at date of grant for options granted during 2001 and 2002 were $2.60 and $1.90, respectively and were estimated using the Black-Scholes option valuation model with the following weighted-average assumptions.

                                                             2001        2002
                                                          ----------   ----------
      Expected life in years                                 7.50         7.50
      Interest rate                                          5.02         4.61

                          TRICOM, S.A. AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements

      Volatility                                            70.56        45.31
      Expected dividends                                        -            -
                                                          ==========   ==========

     Warrants:

     In October, 1999 the Company entered into an agreement with a third party to provide investor relations service for a period of two years. The Company granted warrants to purchase 300,000 Class A common shares of the Company at an exercise price of $8.875 per share. At December 31, 2001 and 2002 the Company had vested the 300,000 shares for this contract.

     The Company recognized an expense for the fair value of these options using the Black-Scholes options pricing model as follows:

     The 150,000 shares vested in 1999 were valued at the fair value of the shares at the date of grant and the 100,000 shares vested in the year 2000 were valued at the fair value of the shares at the date they were vested. The Company had 50,000 shares that are not vested at December 31, 2000, that are valued at the fair value at December 31, 2000. At December 31, 2001 and 2002 the shares related to this contract are valued at the fair value of the shares the date they were vested.

     For the years ended December 31, 2000 and 2001 the Company recognized an expense of $1,005,755 and $830,854, respectively, which is included as part of selling, general and administrative expenses in the accompanying consolidated statements of operations. This contract had no effect in operating results during 2002.

     24    QUARTERLY FINANCIAL DATA (UNAUDITED)

     The following tables contain selected consolidated quarterly financial data for the Company:

                                                                         2001
                                      ------------------------------------------------------------------------
                                       First quarter     Second quarter     Third quarter      Fourth quarter
                                      ---------------    --------------     --------------     ---------------
      Total operating revenues        $    57,449,378    $   59,023,070     $   60,654,087     $   66,645,650

      Operating costs, including
          depreciation charges of
          $12,069,872;
          $13,367,554;
          $14,378,645 and
          $14,616,134 for each
          quarter, respectively            50,064,775        52,895,448     $   58,031,531     $   68,296,852
                                      ---------------    --------------     --------------     --------------
      Operating income (loss)               7,384,603         6,127,622          2,622,556         (1,651,202)

      Other income (expenses), net         (9,389,238)       (9,275,545)        (8,070,310)       (12,126,026)
                                      ---------------    --------------     --------------     --------------
      Loss before income taxes and
          minority interest                (2,004,635)       (3,147,923)        (5,447,754)       (13,777,228)

      Income taxes                             16,139          (117,000)          (150,000)          (260,515)
                                      ---------------    --------------     --------------     --------------
      Loss before minority interest        (1,988,496)       (3,264,923)        (5,597,754)       (14,037,743)

      Minority interest                             -            60,026             95,021          1,620,032
                                      ---------------    --------------     --------------     --------------
      Net (loss)                      $    (1,988,496)   $   (3,204,897)    $   (5,502,733)    $  (12,417,711)
                                      ===============    ==============     ==============     ==============

                          TRICOM, S.A. AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements

      Loss per share                  $         (0.07)   $        (0.11)    $        (0.19)    $        (0.39)
                                      ===============    ==============     ==============     ==============
      Number of common shares used
          in calculation                   28,844,544        28,844,544         28,844,544         31,751,432
                                      ===============    ==============     ==============     ==============

                                                                      2002
                                      ------------------------------------------------------------------------
                                       First quarter     Second quarter     Third quarter      Fourth quarter
                                      ---------------    --------------     --------------     ---------------
      Total operating revenues        $    64,050,634    $   66,732,101     $   65,578,407     $  61,678,443

      Operating costs, including
          depreciation charges of
          $16,074,171;
          $16,184,346;
          $16,977,071 and
          $16,958,913 for each
          quarter, respectively            62,574,605        66,096,744         64,922,648         81,373,837
                                      ---------------    --------------     --------------     --------------
      Operating income (loss)               1,476,029           635,357            655,759        (19,695,394)

      Other expenses, net                 (12,601,928)      (15,764,147)       (15,512,303)       (16,669,376)
                                      ---------------    --------------     --------------     --------------
      Loss before income taxes and
          minority interest               (11,125,899)      (15,128,790)       (14,856,544)       (36,364,770)

      Income taxes                           (136,994)          (20,084)          (316,422)          (474,692)
                                      ---------------    --------------     --------------     --------------
      Loss before minority interest       (11,262,893)      (15,148,874)       (15,172,966)       (36,839,462)

      Minority interest                       712,650           916,503            241,680                  -
                                      ---------------    --------------     --------------     --------------
      Net loss                        $   (10,550,243)   $  (14,232,371)    $  (14,931,286)    $  (36,839,462)
                                      ===============    ==============     ==============     ==============
      Loss per share                  $         (0.24)   $        (0.33)    $        (0.34)    $        (0.86)
                                      ===============    ==============     ==============     ==============
      Number of common shares used
          in calculation                   43,390,464        43,390,464         43,390,464         43,400,464
                                      ===============    ==============     ==============     ==============

     During the fourth quarter of 2001, the Company recognized expenses for approximately $4 million for allowance for obsolescence of equipment pending installation, as well as expenses incurred during the year corresponding to operational expenses related to the development of the Company's network in Panama.

     During the last quarter of 2002 the Company recognised expenses of approximately $19 million as a result of impairment of long-lived assets, intangible assets and goodwill based on the requirements of SFAS 142 and 144.

     25    SEGMENT INFORMATION

     The Company has adopted Financial Accounting Standards Board Statement No. 131, "Disclosures about Segment of an Enterprise and Related Information", which establishes standards for reporting information about a company's operating segments. The Company has divided its operations into five reportable segments: Wireline, Wireless, International, Cable (from 2001) and Others based upon similarities in revenue generation, cost recognition, marketing and management of its businesses.

                          TRICOM, S.A. AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements

     The reporting segments follow the same accounting policies used for the Company's consolidated financial statements and described in the summary of significant accounting policies. Management evaluates a segment's performance based upon profit or loss from operations before income taxes.

     The segments and a description of their business is as follows: Wireline which includes local access lines. Wireless which includes prepaid and postpaid mobile communication products and services and trunking services. International which includes long distance carrier services. Cable which includes cable services revenues and Other which includes services such as paging, Internet, data services, local prepaid calling cards and customer contact services.

GEOGRAPHIC

                                                                       2000
                                 ----------------------------------------------------------------------------------
                                                     Dominican        Central
                                  United States      Republic         America       Eliminations (a)  Consolidated
                                 --------------   --------------   --------------   ---------------- --------------
International settlement
   revenues                      $   65,667,150   $   48,817,572                -   $   (30,297,672) $   84,187,050
Other                                    29,768      140,080,837                -                 -     140,110,605
                                 --------------   --------------   --------------   ---------------  --------------
    Total operating revenues         65,696,918      188,898,409                -       (30,297,672)    224,297,655
    Operating costs                  62,056,005      151,435,223           82,214       (30,297,672)    183,275,770
                                 --------------   --------------   --------------   ---------------  --------------
Operating income (loss)          $    3,640,913   $   37,463,186   $      (82,214)  $             -  $   41,021,885
                                 --------------   --------------   --------------   ---------------  --------------
Identifiable assets              $   38,107,771   $  697,291,056   $   34,383,027   $   (87,341,995) $  682,439,859
                                 --------------   --------------   --------------   ---------------  --------------

                                                                       2001
                                 ----------------------------------------------------------------------------------
                                                     Dominican        Central
                                  United States      Republic         America       Eliminations (a)  Consolidated
                                 --------------   --------------   --------------   ----------------  --------------
International settlement
revenues                         $   74,777,278       29,175,816                -       (21,928,774)     82,024,320
Other                                   613,029      160,867,745          267,091                 -     161,747,865
                                 --------------   --------------   --------------   ---------------  --------------
    Total operating revenues         75,390,307      190,043,561          267,091       (21,928,774)    243,772,185
    Operating costs                  72,628,186      173,462,997        5,126,197       (21,928,774)    229,288,606
                                 --------------   --------------   --------------   ---------------  --------------
Operating income (loss)          $    2,762,121       16,580,564       (4,859,106)                -      14,483,579
                                 --------------   --------------   --------------   ---------------  --------------
Identifiable assets              $   42,749,104   $  799,206,711   $   46,128,961   $   (58,670,150) $  829,414,626
                                 --------------   --------------   --------------   ---------------  --------------

                                                                       2002
                                 ----------------------------------------------------------------------------------
                                                     Dominican        Central
                                  United States      Republic         America       Eliminations (a)  Consolidated
                                 --------------   --------------   --------------   ----------------  -------------
International settlement
revenues                         $   81,968,116   $   36,613,644   $            -   $   (30,732,279) $   87,849,481
Other                                   362,776      167,085,675        2,741,653                 -     170,190,104
                                 --------------   --------------   --------------   ---------------  --------------
    Total operating revenues         82,330,892      203,699,319        2,741,653       (30,732,279)    258,039,585
    Operating costs                  90,761,674      203,020,317       11,918,122       (30,732,279)    274,967,834
                                 --------------   --------------   --------------   ---------------  --------------
Operating income (loss)          $   (8,430,782)  $      679,002   $   (9,176,469)  $             -  $  (16,928,249)
                                 --------------   --------------   --------------   ---------------  --------------
Identifiable assets              $   42,816,480   $  799,094,432   $   60,974,156   $  (120,655,985) $  782,229,083
                                 --------------   --------------   --------------   ---------------  --------------

     (a) Revenues-costs: Corresponds to elimination of the gross income revenues between subsidiaries and the Company. Identifiable assets:
          Corresponds to eliminations of intercompany accounts and investments in common stock between TRICOM, S. A. (Parent Company) in the Dominican Republic and the subsidiaries in United States and Central America.

                          TRICOM, S.A. AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements

PRODUCTS AND SERVICES

                                                                       2000
                                 ----------------------------------------------------------------------------------
                                    Wireline          Mobile       International      Others (a)      Consolidated
                                 --------------   --------------   --------------   --------------   --------------
Revenues                         $   83,491,208   $   42,450,018   $   84,187,050   $   14,169,379   $  224,297,655
                                 --------------   --------------   --------------   --------------   --------------
Operating income (loss)          $   19,874,568   $   14,957,724   $    2,932,170   $    3,257,423   $   41,021,885
                                 --------------   --------------   --------------   --------------   --------------
Identifiable assets              $  228,852,370   $  194,248,738   $   38,341,447   $  220,997,304   $  682,439,859
                                 --------------   --------------   --------------   --------------   --------------
Depreciation expense             $   27,109,500   $    5,185,718   $    1,953,356   $    1,916,705   $   36,165,279
                                 --------------   --------------   --------------   --------------   --------------
Capital expenditures             $   42,975,001   $   90,751,943   $    9,476,159   $   25,710,325   $  168,913,428
                                 --------------   --------------   --------------   --------------   --------------

                                                                          2001
                            ---------------------------------------------------------------------------------------------------
                               Wireline          Mobile        International        Cable         Others (a)      Consolidated
                            --------------   --------------   --------------   --------------   --------------   --------------
Revenues                    $   98,645,084   $   44,045,919   $   82,024,320   $    4,735,872   $   14,320,990   $  243,772,185
                            --------------   --------------   --------------   --------------   --------------   --------------
Operating income (loss)     $   13,852,143   $    4,148,474   $      590,585   $    1,009,621   $   (5,117,244)  $   14,483,579
                            --------------   --------------   --------------   --------------   --------------   --------------
Identifiable assets         $  348,967,885   $  194,052,349   $   69,895,502   $   78,146,866   $  138,352,024   $  829,414,626
                            --------------   --------------   --------------   --------------   --------------   --------------
Depreciation expense        $   38,252,541   $   10,546,909   $    2,502,516   $      533,544   $    2,596,695   $   54,432,205
                            --------------   --------------   --------------   --------------   --------------   --------------
Capital expenditures        $   55,655,735   $   17,780,482   $    1,537,326   $    4,815,026   $   36,786,655   $  116,575,224
                            --------------   --------------   --------------   --------------   --------------   --------------

                                                                          2002
                            ---------------------------------------------------------------------------------------------------
                               Wireline          Mobile        International        Cable         Others (a)      Consolidated
                            --------------   --------------   --------------   --------------   --------------   --------------
Revenues                    $   85,885,327   $   44,679,579   $   87,849,481   $   21,487.467   $   18,137,731   $  258,039,585
                            --------------   --------------   --------------   --------------   --------------   --------------
   Operating income
   (loss)                   $   (2,830,096)  $  (13,280,618)  $  (12,507,671)  $   (5,766,367)  $   (7,558,839)  $  (16,928,249)
                            --------------   --------------   --------------   --------------   --------------   --------------
Identifiable assets         $  331,220,279   $  155,670,029   $   59,457,021   $   88,394,040   $  147,487,654   $  782,229,023
                            --------------   --------------   --------------   --------------   --------------   --------------
Depreciation expense        $   31,845,445   $   20,362,612   $    5,912,862   $    3,646,561   $    4,427,021   $   66,194,501
                            --------------   --------------   --------------   --------------   --------------   --------------
Capital expenditures        $   23,446,404   $    2,739,438   $    1,152,894   $   16,719,548   $   21,705,843   $   65,764,127
                            --------------   --------------   --------------   --------------   --------------   --------------

     (a) Other (identifiable assets) include administrative/corporate assets which are not revenue generating. Also includes construction in process and communication equipment pending installation, which at December 31, had not been placed in service and were not specifically associated with any business segment. Other remaining assets do not meet any quantifiable test for determining reportable segments.

     26    NEW ACCOUNTING STANDARDS

       In June 2001, the FASB issued SFAS No. 143, ACCOUNTING FOR ASSET RETIREMENT OBLIGATIONS (SFAS No. 143). SFAS No. 143 requires the Company to record fair value of an asset retirement obligation as a liability in the period in which it incurs a legal obligation associated with the retirement of tangible long-lived asset that result from the acquisition, construction development and/or normal use of the assets. The Company also records a corresponding asset, which is depreciated over the life of the asset. Subsequent to the initial measurement of the asset retirement obligation, the obligation will be adjusted at the end of each period to reflect the passage of time and change in the estimated future cash flows underlying the obligation. The Company is required to adopt SFAS No. 143 on January 1, 2003. The adoption of SFAS No. 143 is not expected to have a material effect on the Company's financial statements.

       In April 2002, the FASB issued SFAS No. 145, RESCISSION OF FASB STATEMENTS No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections. SFAS No. 145 amends existing guidance on reporting gains and losses on the extinguishment of debt to prohibit the classification of the gain or loss as extraordinary, as the use of such extinguishment has become part of the risk management strategy of many companies. SFAS No. 145 also amends SFAS No. 13 to require sale-leaseback accounting for certain lease modifications that have economic effects similar to sale-leaseback transactions. The provisions of the Statement related to the rescission of Statement No. 4 is applied in fiscal years beginning after May 15, 2002. Earlier application of these provisions

                          TRICOM, S.A. AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements

       is encouraged. The provisions of the Statement related to Statement No. 13 were effective for transactions occurring after May 15, 2002, with early application encouraged. The adoption of SFAS No. 145 is not expected to have a material effect on the Company's financial statements.

       In June 2002, the FASB issued SFAS No. 146, ACCOUNTING FOR COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES. SFAS No. 146 addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies Emerging Issues Task Force (EITF) Issue 94-3, LIABILITY RECOGNITION FOR CERTAIN EMPLOYEE TERMINATION BENEFITS AND OTHER COSTS TO EXIT AN ACTIVITY. The provisions of this Statement are effective for exit or disposal activities that are initiated after December 31, 2002, with early application encouraged. The adoption of SFAS No. 146 is not expected to have a material effect on the Company's financial statements.

       In November 2002, the FASB issued Interpretation No. 45, GUARANTOR'S ACCOUNTING AND DISCLOSURE REQUIREMENTS FOR GUARANTEES, INCLUDING INDIRECT GUARANTEES OF INDEBTEDNESS TO OTHERS, an interpretation of FASB Statements No. 5, 57 and 107 and a rescission of FASB Interpretation No.
       34. This Interpretation elaborates on the disclosures to be made by a guarantor in its interim and annual financial statements about its obligations under guarantees issued. The Interpretation also clarifies that a guarantor is required to recognize, at inception of a guarantee, a liability for the fair value of the obligation undertaken. The initial recognition and measurement provisions of the Interpretation are applicable to guarantees issued or modified after December 31, 2002 and are not expected to have a material effect on the Company's financial statements. The disclosure requirements are effective for financial statements of interim or annual periods ending after December 15, 2002.

       In December 2002, the FASB issued SFAS No. 148, ACCOUNTING FOR STOCK-BASED COMPENSATION - TRANSITION AND DISCLOSURE, an amendment of FASB Statement No. 123. This Statement amends FASB Statement No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION, to provide alternative methods of transition for a voluntary change to the fair value method of accounting for stock-based employee compensation. In addition, this Statement amends the disclosure requirements of Statement No. 123 to require prominent disclosures in both annual and interim financial statements. The transition and annual disclosure requirements of SFAS 148 are effective for interim periods beginning after December 15, 2002.

       In January 2003, the FASB issued Interpretation No. 46, CONSOLIDATION OF VARIABLE INTEREST ENTITIES, an interpretation of ARB No. 51. This Interpretation addresses the consolidation by business enterprises of variable interest entities as defined in the Interpretation. The Interpretation applies immediately to variable interests in variable interest entities created after January 31, 2003, and to variable interests in variable interest entities obtained after January 31, 2003. The application of this Interpretation is not expected to have a material effect on the Company's financial statements. The Interpretation requires certain disclosures in financial statements issued after January 31, 2003 if it is reasonably possible that the Company will consolidate or disclose information about variable interest entities when the Interpretation becomes effective.

     27    NON-CASH FINANCING AND INVESTING ACTIVITIES

       During the year 2001, the Company entered into capital leases for $3,345,398 (See note 12).

       During the year 2001, as part of the acquisition of TCN Dominicana,
       S. A., the Company issued 3,375,000 Class A common stock with a value of $21,667,500. (See note 9).

     28    FAIR VALUE OF FINANCIAL INSTRUMENTS

       The following table presents the carrying amount and estimated fair values of the Company's financial instruments at December 31, 2001 and 2002. The fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties. Amount in parentheses represent liabilities.

                          TRICOM, S.A. AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements

                                                                    At December 31,
                                          ----------------------------------------------------------------------
                                                        2001                               2002
                                          --------------------------------      --------------------------------
                                             Carrying                              Carrying
                                              amount          Fair value            amount          Fair value
                                          -------------      -------------      -------------      -------------
        Cash on hand and in banks         $  12,576,050      $  12,576,050      $   6,080,303      $   6,080,303
        Accounts receivable net              34,498,654         34,498,654         25,145,134         25,145,134
        Investments - certificates of
            deposits                         15,200,000         15,200,000         15,900,710         15,900,710
        Notes payable to banks
            and related parties            (113,948,367)      (113,948,367)       (38,609,926)       (38,609,926)
        Accounts payable                    (37,126,064)       (37,126,064)       (34,164,111)       (34,164,111)
        Interest payable                    (11,331,294)       (11,331,294)       (11,595,595)       (11,595,595)
        Other liabilities                   (14,644,012)       (14,644,012)       (14,910,246)       (14,910,246)
        Accrued expenses                     (8,941,506)        (8,941,506)        (6,241,795)        (6,241,795)
        Commercial paper                    (30,396,315)       (30,396,315)       (51,616,230)       (51,616,230)
        Capital leases                      (17,856,766)       (17,856,766)       (14,531,321)       (14,531,321)
        Long-term debt- banks and
            related parties                (135,953,280)      (134,904,976)      (162,806,964)      (163,532,997)
        Long-term debt - senior notes      (200,000,000)      (168,000,000)      (200,000,000)      (110,000,000)
                                          =============      =============      =============      =============

       The following methods and assumptions were used to estimate the fair value of each class of financial instruments:

       Cash on hand and in banks, investments in certificates of deposit, notes payable to banks and related parties, accounts payable, other liabilities and accrued expenses; the carrying amounts approximate fair value because of the short maturity of these instruments. Accounts receivable are adjusted by their valuation allowance and, therefore, are presented at realizable value that approximates fair value.

       Capital lease, commercial paper and long-term debt-banks and related parties: the fair value was estimated by discounting the future cash flows of each instrument at rates currently offered to the Company for similar debt instruments by the Company's bankers.

       Long-term debt - senior notes: The fair value of this long term debt was estimated based on quoted market prices on the last business day of the year.

     29    IMPAIRMENT OF LONG-LIVED ASSETS

       At December 31, 2002, the Company recognised an asset impairment charge of $12,084,483 attributable to certain fixed assets (paging of $1,330,748 and analog network of $10,753,735). As a result of a deterioration of the telecommunication business, the Company assessed the recoverability of certain long-lived assets in conformity with Statement of Financial Accounting Standards No. 144. The Company was required to reduce the carrying value of the assets to fair value and recognized an asset impairment charge because the carrying value of the affected assets exceeded the projected future discounted cash flows of these assets.

     THE EXCHANGE AGENT FOR THE EXCHANGE OFFER AND CONSENT SOLICITATION IS:

                               JPMORGAN CHASE BANK

BY OVERNIGHT COURTIER AND BY HAND
DELIVERY AFTER 4:30 P.M. ON
EXPIRATION DATE:                     BY HAND DELIVERY TO 4:30 P.M.    BY REGISTERED OR CERTIFIED MAIL:

JPMorgan Chase Bank                  JPMorgan Chase Bank              JPMorgan Chase Bank
4 New York Plaza - 15th Floor        4 New York Plaza - 15th Floor    4 New York Plaza - 15th Floor
New York, NY 10004                   New York, NY 10004               New York, NY 10004

                       TELEPHONE NUMBER: 1 (212) 623-5159

             FACSIMILE NUMBER: 1 (212) 623-6207 OR 1 (212) 623-6214

     Any questions or requests for assistance or additional copies of this prospectus and consent solicitation and the letter of transmittal and consent may be directed to the information agent at its telephone number and address set forth below. You may also contact your broker, dealer, commercial bank or trust company or other nominee for assistance concerning the exchange offer and consent solicitation.

  THE INFORMATION AGENT FOR THE EXCHANGE OFFER AND SOLICITATION OF CONSENTS IS:

                              D.F. KING & CO., INC.

                   NORTH AMERICA                                      EUROPE

                  48 Wall Street                      No. 2 London Wall Buildings, 2nd Floor
                New York, NY 10005                         London Wall, London EC2M 5PP
  Banks and Brokers Call Collect: 1 (212)269-5550                 United Kingdom
    All Others Call Toll Free: 1 (800) 866-4425              Tel: +44 (0)207 920 9700

                THE DEALER MANAGER AND THE SOLICITATION AGENT IS:

                            BEAR, STEARNS & CO. INC.

                        Global Liability Management Group
                               383 Madison Avenue
                               New York, NY 10179

     Telephone Number inside the United States: 1 (877) 696-2327 (toll free)
          Telephone Number outside the United States: 1 (212) 272-5112

                                    PART II.

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     There are no statutory provisions under applicable Dominican law for the indemnification or insuring of directors against liability.

     Pursuant to Dominican law, shareholders are asked to vote upon the performance of management at annual shareholders' meetings. Our vigilance officer delivers a report on the financial performance of TRICOM and other issues related to management's performance. If the holders of a majority of the votes entitled to be cast approve management's performance, all shareholders are deemed to have released the directors and officers from claims or liability to TRICOM or its shareholders arising out of actions taken or any failure to take actions by any of them on behalf of TRICOM during the prior fiscal year, with certain exceptions, and shareholders will likely fail in any suit brought in a Dominican court with respect to such acts or omissions. Officers and directors may not be released from any claims or liability for criminal acts, fraud, self-dealing or gross negligence. If the shareholders do not approve management's performance, the vigilance officer's report may form the basis of any suit brought by the shareholders against the officers and directors of TRICOM.

     Article 48 of the our by-laws provides that we shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person, or a person of whom he or she is the legal representative, is or was a director, officer, employee or agent of TRICOM, or serves or served any other enterprise as a director, officer, employee or agent at the request of TRICOM.

     We shall pay any expenses reasonably incurred by a director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by us under Article 48 or otherwise. We may, by action of its Board of Directors, provide for the payment of such expenses incurred by employees and agents of TRICOM as we deem appropriate.

ITEM 21. EXHIBITS

     The following exhibits are filed as part of this Registration Statement:


Exhibit                                Description
-------                                -----------
     1.1**     Dealer Manager Agreement, dated December 18, 2002, among TRICOM,
               S.A., the guarantors named therein and Bear, Stearns & Co. Inc.

     3.1 Amended and Restated Bylaws of TRICOM, S.A. with English translation thereof (incorporated by reference to Exhibit 3 to our Amendment No. 1 to the Registration Statement on Form F-1, filed on May 1, 1998 (file no. 333-08574)).

     4.1 Form of Class A Common Stock Certificate (incorporated by reference to Exhibit 4.1 to our Amendment No. 1 to Registration
               Statement on Form F-1, filed on May 1, 1998 (file no.
               333-08574)).

     4.2       Form of American Depositary Receipt (included as part of Exhibit
               4.3) (incorporated by reference to Exhibit 4.2 to our Registration Statement on Form F-1, filed on April 2, 1998 (file no. 333-08574)).

     4.3       Form of Deposit Agreement between The Bank of New York, TRICOM,
               S.A. and owners and holders of American Depositary Receipts
               (incorporated by reference to Exhibit 4.3 to our Registration
               Statement on Form F-1, filed on April 2, 1998 (file no.
               333-08574)).

     4.4       Indenture, dated as of August 21, 1997, between The Bank of New
               York, as Trustee, and TRICOM, S.A. (incorporated by reference to Exhibit 4.1 to our Registration Statement on Form F-4, filed on
               December 29, 1997 (file no. 333-08150)).

     4.5*      Supplemental Indenture, dated as of      , between TRICOM, S.A.
               and The Bank of New York, as trustee, for the senior notes due
               2004.

     4.6*      Indenture, dated as of      , among TRICOM, S.A, the guarantors
               named therein and The Bank of New York, as trustee, for the senior notes due 2009.

     4.7*      Form of Warrant Agreement.

     5.1* Opinion of Piper Rudnick LLP as to the legality of the securities being registered hereby.

     5.2* Opinion of Pellerano & Herrera as to certain matters under Dominican law.

     8.1*      Tax Opinion of Piper Rudnick LLP.

     8.2*      Tax Opinion of Pellerano & Herrera.

     10.1 IDEN(R) Infrastructure Supply Agreement, dated July 11, 2000, between Motorola, Inc. and TRICOM Latinoamerica (incorporated by reference to Exhibit 4.1 to our Form 20-F/A, filed on November
               21, 2001 (file no. 001-14816)).

     10.2      Concession Agreement, dated February 20, 1996, between the
               Dominican State and TRICOM, S.A. (incorporated by reference to
               Exhibit 10.1 to our Registration Statement on Form F-4, filed on
               December 29, 1997 (file no. 333-08150)).

     10.3      Concession Agreement, dated April 30, 1990, between the Dominican
               State and TRICOM, S.A. (incorporated by reference to Exhibit 10.2 to our Registration Statement on Form F-4, filed on December 29,
               1997 (file no. 333-08150)).

     10.4      Interconnection Agreement, dated May 17, 1994, between Compania
               Dominicana de Telefonos, C. por A. (Codetel) and TRICOM, S.A.
               (incorporated by reference to Exhibit 10.3 to our Registration
               Statement on Form F-4, filed on December 29, 1997 (file no.
               333-08150)).

     10.5 Addendum to Interconnection Agreement, dated January 2, 1998, between Codetel and TRICOM, S.A. (incorporated by reference to Exhibit 10.4 to our Amendment No. 1 to Registration Statement on
               Form F-1, filed on May 1, 1998 (file no. 333-08574)).

     10.6      Amended and Restated Shareholders Agreement among TRICOM, S.A.,
               Motorola, Inc. and Oleander Holding, Inc. (incorporated by reference to Exhibit 10.7 to our Amendment No. 1 to Registration
               Statement on Form F-1, filed on May 1, 1998 (file no.
               333-08574)).

     10.7      1998 Long-Term Incentive Plan (incorporated by reference to
               Exhibit 10.11 to our Amendment No. 1 to Registration Statement on
               Form F-1, filed on May 1, 1998 (file no. 333-08574)).

     10.8 The Guaranty, dated August 21, 1997, issued by each of TRICOM's subsidiaries in favor of the holders of the existing notes under the Indenture, dated August 21, 1997

               (incorporated by reference to Exhibit 4.2 to our Registration
               Statement on Form F-4, filed on December 29, 1997 (file no.
               333-08150)).

     12.1      Statements re computation of Ratio of Earnings to Fixed Charges.

     23.1      Consent of KPMG (member firm of KPMG International in the
               Dominican Republic).

     23.2*     Consent of Piper Rudnick LLP (included as part of Exhibit 5.1 and
               8.1 above).

     23.3* Consent of Pellerano & Herrera (included as part of Exhibit 5.2 and 8.2 above).

     24.1**    Power of Attorney for directors and officers of TRICOM, S.A.

     25.1**    Form T-1 Statement of Eligibility of Trustee.

     99.1*     Form of Letter of Transmittal and Consent.

     99.2*     Form of Letter to Noteholders.

     99.3*     Form of Letter to Brokers.

     99.4*     Form of Letter to clients of Brokers

     99.5*     Exchange Agent Agreement, dated as of      , between TRICOM, S.A.
               and JPMorgan Chase Bank.

     99.6* Information Agent Agreement dated as of December 18, 2002, between TRICOM, S.A. and D.F. King & Co., Inc.


----------
* To be filed by amendment.
**Previously filed.

ITEM 22. UNDERTAKINGS

(a)  The undersigned hereby undertakes:

(1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

     (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

     (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

     (iii) Include any additional or changed material information on the plan of distribution;

     Provided, however, paragraphs (i) and (ii) do not apply if the information required in a post-effective amendment is incorporated by referenced from periodic reports filed by the Registrant under the Securities Exchange Act of 1934, as amended.

(2) That, for determining any liability under the Securities Act, to treat post-effective amendment as a new registration statement of the securities offered, and the offering of securities at the time to be the initial bona fide offering.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To include any financial statements required by Item 8A of form 20-F at the start of any delayed offering or through a continuous offering.

     Provided, however, that financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished if the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

(b) That, for purposes of determining any liability under the Securities Act of 1933, each of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(j) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection
(a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Trust Indenture Act.

(k) The undersigned registrant hereby undertakes: (1) to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means; and (2) to arrange or provide for a facility in the U.S. for the purpose of responding to such requests. The undertaking in subparagraph (1) above include information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santo Domingo, Dominican Republic on June 9, 2003.


                                      TRICOM, S.A.

                                      By:   /s/ CARL H. CARLSON
                                         --------------------------
                                                Carl H. Carlson
                                                EXECUTIVE VICE PRESIDENT, CHIEF
                                                OPERATING OFFICER, MEMBER OF THE
                                                OFFICE OF THE PRESIDENT AND
                                                TREASURER

     Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.


                         Name                                          Title                           Date
                         ----                                          -----                           ----
/s/ MANUEL ARTURO PELLERANO PENA                        President, Chairman of the Board of        June 9, 2003
-----------------------------------------------------   Directors and Chief Executive
             Manuel Arturo Pellerano Pena               Officer (Principal Executive
                                                        Officer)

                           *                            Vice President of the Board of             June 9, 2003
---------------------------------------------------     Directors
                 Hector Castro Noboa

                           *                            Executive Vice President of                June 9, 2003
---------------------------------------------------     International Business Development,
                 Marcos J. Troncoso                     Member of the Office of the
                                                        President and Secretary of the
                                                        Board of Directors

                  /s/ CARL H. CARLSON                   Executive Vice President, Chief            June 9, 2003
---------------------------------------------------     Operating Officer, Member of the
                    Carl H. Carlson                     Office of the President and
                                                        Treasurer

                           *                            Chief Financial Officer and Vice           June 9, 2003
---------------------------------------------------     President of International
                 Ramon Tarrago Medina                   Division (Principal Financial
                                                        Officer and Principal Accounting
                                                        Officer)

                           *                            Director                                   June 9, 2003
---------------------------------------------------
                 Juan Felipe Mendoza
                                                        Director                                   June 9, 2003
---------------------------------------------------
                   Anibal de Castro

                                                        Director                                   June __, 2003
---------------------------------------------------
                     Ralph Smith
                                                        Director                                   June __, 2003
---------------------------------------------------
                     Kevin Wiley

                           *                            Director                                   June 9, 2003
---------------------------------------------------
                    Richard Haning
                                                        Director                                   June __, 2003
---------------------------------------------------
                  Theodore Schaffner

                           *                            Director                                   June 9, 2003
---------------------------------------------------
                    Marino Ginebra

                           *                            Director                                   June 9, 2003
---------------------------------------------------
                     Edwin Corrie


*  By:      /s/ CARL H. CARLSON
      ---------------------------------------------
                Carl H. Carlson,
                Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santo Domingo, Dominican Republic on June 9, 2003.


                                      CALL TEL CORPORATION

                                      By:  /s/ MANUEL ARTURO PELLERANO PENA
                                         ---------------------------------------
                                                Manuel Arturo Pellerano Pena
                                                CHAIRMAN OF THE BOARD OF
                                                DIRECTORS, PRESIDENT AND CHIEF
                                                EXECUTIVE OFFICER

     Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.


                         Name                                          Title                           Date
                         ----                                          -----                           ----
/s/ MANUEL ARTURO PELLERANO PENA                        Chairman of the Board of Directors         June 9, 2003
-----------------------------------------------------   and Chief Executive Officer
             Manuel Arturo Pellerano Pena               (Principal Executive Officer)

                  /s/ CARL H. CARLSON                   Vice President of the Board of             June 9, 2003
---------------------------------------------------     Directors
                   Carl H. Carlson

                /s/ MARCOS J. TRONCOSO                  Executive Vice President and               June 9, 2003
-----------------------------------------------------   Secretary of the Board of Directors
                 Marcos J. Troncoso

                         *                              Treasurer of the Board of Directors        June 9, 2003
---------------------------------------------------
                 Ramon Tarrago Medina

                         *                              Director                                   June 9, 2003
---------------------------------------------------
              Carlos R. Romero Bobadilla

                 /s/ VALERIANO VALERIO                  Director                                   June 9, 2003
---------------------------------------------------
                  Valeriano Valerio


*  By:       /s/ CARL H. CARLSON
      ---------------------------------------------
               Carl H. Carlson,
               Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santo Domingo, Dominican Republic on June 9, 2003.


                                       GFN COMUNICACIONES, S.A.

                                       By: /s/ MANUEL ARTURO PELLERANO PENA
                                          -------------------------------------
                                                Manuel Arturo Pellerano Pena
                                                CHAIRMAN OF THE BOARD OF
                                                DIRECTORS, PRESIDENT AND CHIEF
                                                EXECUTIVE OFFICER

     Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.


                         Name                                          Title                           Date
                         ----                                          -----                           ----
 /s/ MANUEL ARTURO PELLERANO PENA                       Chairman of the Board of Directors         June 9, 2003
-----------------------------------------------------   and Chief Executive Officer
             Manuel Arturo Pellerano Pena               (Principal Executive Officer)

                  /s/ CARL H. CARLSON                   Vice President of the Board of              June , 2003
---------------------------------------------------     Directors
                   Carl H. Carlson

                /s/ MARCOS J. TRONCOSO                  Executive Vice President and               June 9, 2003
-----------------------------------------------------   Secretary of the Board of Directors
                  Marcos J. Troncoso

                           *                            First Vice President, Comptroller          June 9, 2003
---------------------------------------------------     and Administrative Division, Chief
                 Ramon Tarrago Medina                   Financial Officer and Treasurer of
                                                        the Board of Directors (Principal
                                                        Financial Officer and Principal
                                                        Accounting Officer)

                           *                            Director                                   June 9, 2003
---------------------------------------------------
              Carlos R. Romero Bobadilla

                 /s/ VALERIANO VALERIO                  Director                                   June 9, 2003
---------------------------------------------------
                  Valeriano Valerio


*  By:       /s/ CARL H. CARLSON
      ---------------------------------------------
               Carl H. Carlson,
               Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santo Domingo, Dominican Republic on June 9, 2003.


                                       TCN-DOMINICANA, S.A.

                                       By: /s/ MANUEL ARTURO PELLERANO PENA
                                          ----------------------------------
                                                 Manuel Arturo Pellerano Pena
                                                 VICE PRESIDENT OF THE BOARD OF
                                                 DIRECTORS

     Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.


                         Name                                          Title                           Date
                         ----                                          -----                           ----
                        *                               Chairman of the Board of Directors         June 9, 2003
-----------------------------------------------------
                    Marino Ginebra

                        *                               Vice President of the Board of             June 9, 2003
-----------------------------------------------------   Directors
             Manuel Arturo Pellerano Pena

           /s/ MARCOS J. TRONCOSO                       Secretary of the Board of Directors        June 9, 2003
-----------------------------------------------------
             Marcos J. Troncoso

           /s/ RAMON TARRAGO MEDINA                     Chief Executive Officer (Principal         June 9, 2003
---------------------------------------------------     Executive Officer)
             Ramon Tarrago Medina


*  By:         /s/ CARL H. CARLSON
      ---------------------------------------------
                 Carl H. Carlson,
                 Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santo Domingo, Dominican Republic on June 9, 2003.


                                      TRICOM CENTROAMERICA, S. A.

                                      By:  /s/ MANUEL ARTURO PELLERANO PENA
                                         ---------------------------------------
                                                Manuel Arturo Pellerano Pena
                                                CHAIRMAN OF THE BOARD OF
                                                DIRECTORS, PRESIDENT AND CHIEF
                                                EXECUTIVE OFFICER

     Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.


                         Name                                          Title                           Date
                         ----                                          -----                           ----
/s/ MANUEL ARTURO PELLERANO PENA                        Chairman of the Board of Directors         June 9, 2003
-----------------------------------------------------   and Chief Executive Officer
             Manuel Arturo Pellerano Pena               (Principal Executive Officer)

               /s/ CARL H. CARLSON                      Vice President of the Board of             June 9, 2003
---------------------------------------------------     Directors
                 Carl H. Carlson

               /s/ MARCOS J. TRONCOSO                   Executive Vice President and               June 9, 2003
-----------------------------------------------------   Secretary of the Board of Directors
                 Marcos J. Troncoso

                         *                              Treasurer of the Board of Directors        June 9, 2003
---------------------------------------------------
               Ramon S. Tarrago Medina

                         *                              Director                                   June 9, 2003
---------------------------------------------------
              Carlos R. Romero Bobadilla

                /s/ VALERIANO VALERIO                   Director                                   June 9, 2003
---------------------------------------------------
                  Valeriano Valerio


*  By:         /s/ CARL H. CARLSON
      ---------------------------------------------
                Carl H. Carlson,
                Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Santo Domingo, Dominican Republic on June 9, 2003.


                                    TRICOM INTERNATIONAL SERVICES, INC.

                                    By:  /s/ MANUEL ARTURO PELLERANO PENA
                                       -----------------------------------------
                                              Manuel Arturo Pellerano Pena
                                              CHAIRMAN OF THE BOARD OF
                                              DIRECTORS, PRESIDENT AND CHIEF
                                              EXECUTIVE OFFICER

                                POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.


                         Name                                          Title                           Date
                         ----                                          -----                           ----
/s/ MANUEL ARTURO PELLERANO PENA                        Chairman of the Board of Directors         June 9, 2003
-----------------------------------------------------   and Chief Executive Officer
             Manuel Arturo Pellerano Pena               (Principal Executive Officer)

                 /s/ CARL H. CARLSON                    Vice President of the Board of             June 9, 2003
---------------------------------------------------     Directors
                   Carl H. Carlson

               /s/ MARCOS J. TRONCOSO                   Executive Vice President and               June 9, 2003
-----------------------------------------------------   Secretary of the Board of Directors
                 Marcos J. Troncoso

              /s/ RAMON TARRAGO MEDINA                  First Vice President, Comptroller          June 9, 2003
---------------------------------------------------     and Administrative Division, Chief
               Ramon S. Tarrago Medina                  Financial Officer and Treasurer of
                                                        the Board of Directors (Principal
                                                        Financial Officer and Principal
                                                        Accounting Officer)

                                                        Director                                   June __, 2003
---------------------------------------------------
                     Kevin Wiley


*  By:         /s/ CARL H. CARLSON
      ---------------------------------------------
                 Carl H. Carlson,
                 Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santo Domingo, Dominican Republic on June 9, 2003


                                     TRICOM LATINOAMERICA, S. A.

                                     By:  /s/ MANUEL ARTURO PELLERANO PENA
                                        ----------------------------------------
                                               Manuel Arturo Pellerano Pena
                                               CHAIRMAN OF THE BOARD OF
                                               DIRECTORS, PRESIDENT AND CHIEF
                                               EXECUTIVE OFFICER

     Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.


                         Name                                          Title                           Date
                         ----                                          -----                           ----
/s/ MANUEL ARTURO PELLERANO PENA                        Chairman of the Board of Directors         June 9, 2003
-----------------------------------------------------   and Chief Executive Officer
          Manuel Arturo Pellerano Pena                  (Principal Executive Officer)

                /s/ CARL H. CARLSON                     Vice President off the Board of            June 9, 2003
---------------------------------------------------     Directors
                   Carl H. Carlson

              /s/ MARCOS J. TRONCOSO                    Executive Vice President and               June 9, 2003
-----------------------------------------------------   Director and Secretary of the Board
                 Marcos J. Troncoso                     of Directors

              /s/ RAMON TARRAGO MEDINA                  First Vice President, Comptroller          June 9, 2003
---------------------------------------------------     and Administrative Division and
               Ramon S. Tarrago Medina                  Chief Financial Officer (Principal
                                                        Financial Officer and Principal
                                                        Accounting Officer)


*  By:         /s/ CARL H. CARLSON
      ---------------------------------------------
                Carl H. Carlson,
                Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santo Domingo, Dominican Republic on June 9, 2003.

                                      TRICOM, S. A. (a Guatemala corporation)


                                      By:  /s/ MANUEL ARTURO PELLERANO PENA
                                         ---------------------------------------
                                                Manuel Arturo Pellerano Pena
                                                CHAIRMAN OF THE BOARD OF
                                                DIRECTORS, PRESIDENT AND CHIEF
                                                EXECUTIVE OFFICER

     Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.


                         Name                                          Title                           Date
                         ----                                          -----                           ----
/s/ MANUEL ARTURO PELLERANO PENA                        Chairman of the Board of Directors         June 9, 2003
-----------------------------------------------------   and Chief Executive Officer
           Manuel Arturo Pellerano Pena                 (Principal Executive Officer)

                 /s/ CARL H. CARLSON                    Vice President of the Board of             June 9, 2003
---------------------------------------------------     Directors
                   Carl H. Carlson

               /s/ MARCOS J. TRONCOSO                   Executive Vice President and               June 9, 2003
-----------------------------------------------------   Secretary of the Board of Directors
                 Marcos J. Troncoso

                         *                              First Vice President, Comptroller          June 9, 2003
---------------------------------------------------     and Administrative Division, Chief
              Ramon S. Tarrago Medina                   Financial Officer and Treasurer of
                                                        the Board of Directors (Principal
                                                        Financial Officer and Principal
                                                        Accounting Officer)


*  By:        /s/ CARL H. CARLSON
      ---------------------------------------------
                Carl H. Carlson,
                Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santo Domingo, Dominican Republic on June 9, 2003.

                                      TRICOM, S. A. (a Nicaragua corporation)


                                      By:  /s/ MANUEL ARTURO PELLERANO PENA
                                         ---------------------------------------
                                                Manuel Arturo Pellerano Pena
                                                CHAIRMAN OF THE BOARD OF
                                                DIRECTORS, PRESIDENT AND CHIEF
                                                EXECUTIVE OFFICER

     Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.


                         Name                                          Title                           Date
                         ----                                          -----                           ----
/s/ MANUEL ARTURO PELLERANO PENA                        Chairman of the Board of Directors         June 9, 2003
-----------------------------------------------------   and Chief Executive Officer
          Manuel Arturo Pellerano Pena                  (Principal Executive Officer)

                 /s/ CARL H. CARLSON                    Vice President of the Board of             June 9, 2003
---------------------------------------------------     Directors
                   Carl H. Carlson

              /s/ MARCOS J. TRONCOSO                    Executive Vice President and               June 9, 2003
-----------------------------------------------------   Secretary of the Board of Directors
                 Marcos J. Troncoso

                         *                              First Vice President, Comptroller          June 9, 2003
---------------------------------------------------     and Administrative Division, Chief
                 Ramon Tarrago Medina                   Financial Officer and Treasurer of
                                                        the Board of Directors (Principal
                                                        Financial Officer and Principal
                                                        Accounting Officer)


*  By:        /s/ CARL H. CARLSON
      ---------------------------------------------
                Carl H. Carlson,
                Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santo Domingo, Dominican Republic on June 9, 2003.

                                      TRICOM, S. A. (a Panama corporation)


                                      By:  /s/ MANUEL ARTURO PELLERANO PENA
                                         ---------------------------------------
                                                Manuel Arturo Pellerano Pena
                                                CHAIRMAN OF THE BOARD OF
                                                DIRECTORS, PRESIDENT AND CHIEF
                                                EXECUTIVE OFFICER

     Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.


                         Name                                          Title                           Date
                         ----                                          -----                           ----
                         *                              Chairman of the Board of Directors         June 9, 2003
-----------------------------------------------------   and Chief Executive Officer
             Manuel Arturo Pellerano Pena               (Principal Executive Officer)

                 /s/ CARL H. CARLSON                    Vice President of the Board of             June 9, 2003
---------------------------------------------------     Directors
                   Carl H. Carlson

               /s/ MARCOS J. TRONCOSO                   Executive Vice President and               June 9, 2003
-----------------------------------------------------   Secretary off the Board of Directors
                 Marcos J. Troncoso

               /s/ RAMON TARRAGO MEDINA                 First Vice President, Comptroller          June 9, 2003
---------------------------------------------------     and Administrative Division, Chief
                 Ramon Tarrago Medina                   Financial Officer and Treasurer of
                                                        the Board of Directors (Principal
                                                        Financial Officer and Principal
                                                        Accounting Officer)


*  By:        /s/ CARL H. CARLSON
      ---------------------------------------------
                Carl H. Carlson,
                Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santo Domingo, Dominican Republic on June 9, 2003.


                                      TRICOM, S.A. de C.V.

                                      By:  /s/ MANUEL ARTURO PELLERANO PENA
                                         ---------------------------------------
                                                Manuel Arturo Pellerano Pena
                                                CHAIRMAN OF THE BOARD OF
                                                DIRECTORS, PRESIDENT AND CHIEF
                                                EXECUTIVE OFFICER

     Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.


                         Name                                          Title                           Date
                         ----                                          -----                           ----
/s/ MANUEL ARTURO PELLERANO PENA                        Chairman of the Board of Directors         June 9, 2003
-----------------------------------------------------   and Chief Executive Officer
             Manuel Arturo Pellerano Pena               (Principal Executive Officer)

                 /s/ CARL H. CARLSON                    Vice President of the Board of             June 9, 2003
---------------------------------------------------     Directors
                   Carl H. Carlson

               /s/ MARCOS J. TRONCOSO                   Executive Vice President and               June 9, 2003
-----------------------------------------------------   Secretary of the Board of Directors
                 Marcos J. Troncoso

               /s/ RAMON TARRAGO MEDINA                 First Vice President, Comptroller          June 9, 2003
---------------------------------------------------     and Administrative Division, Chief
                 Ramon Tarrago Medina                   Financial Officer and Treasurer of
                                                        the Board of Directors (Principal
                                                        Financial Officer and Principal
                                                        Accounting Officer)


*  By:       /s/ CARL H. CARLSON
      ---------------------------------------------
               Carl H. Carlson,
               Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santo Domingo, Dominican Republic on June 9, 2003.

                                   TRICOM TELECOMUNICACIONES, S.A. (a Costa Rica corporation)


                                   By:  /s/ MANUEL ARTURO PELLERANO PENA
                                      ------------------------------------------
                                             Manuel Arturo Pellerano Pena
                                             CHAIRMAN OF THE BOARD OF
                                             DIRECTORS, PRESIDENT AND CHIEF
                                             EXECUTIVE OFFICER

     Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.


                         Name                                          Title                           Date
                         ----                                          -----                           ----
/s/ MANUEL ARTURO PELLERANO PENA                        Chairman of the Board of Directors         June 9, 2003
-----------------------------------------------------   and Chief Executive Officer
         Manuel Arturo Pellerano Pena                   (Principal Executive Officer)

                 /s/ CARL H. CARLSON                    Vice President of the Board of             June 9, 2003
---------------------------------------------------     Directors
                   Carl H. Carlson

              /s/ MARCOS J. TRONCOSO                    Executive Vice President and               June 9, 2003
-----------------------------------------------------   Director
                 Marcos J. Troncoso

            /s/ RAMON TARRAGO MEDINA                    First Vice President, Comptroller          June 9, 2003
---------------------------------------------------     and Administrative Division, Chief
              Ramon Tarrago Medina                      Financial Officer and Treasurer of
                                                        the Board of Directors (Principal
                                                        Financial Officer and Principal
                                                        Accounting Officer)


*  By:   /s/ CARL H. CARLSON
      ---------------------------------------------
               Carl H. Carlson,
               Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santo Domingo, Dominican Republic on June 9, 2003

                                     TRICOM TELECOMUNICACIONES, S.A. (a Honduras corporation)


                                     By:  /s/ MANUEL ARTURO PELLERANO PENA
                                        ----------------------------------------
                                               Manuel Arturo Pellerano Pena
                                               CHAIRMAN OF THE BOARD OF
                                               DIRECTORS, PRESIDENT AND CHIEF
                                               EXECUTIVE OFFICER

     Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.


                         Name                                          Title                           Date
                         ----                                          -----                           ----
/s/ MANUEL ARTURO PELLERANO PENA                        Chairman of the Board of Directors         June 9, 2003
-----------------------------------------------------   and Chief Executive Officer
             Manuel Arturo Pellerano Pena               (Principal Executive Officer)

               /s/ CARL H. CARLSON                      Vice President of the Board of             June 9, 2003
---------------------------------------------------     Directors
                 Carl H. Carlson

             /s/ MARCOS J. TRONCOSO                     Executive Vice President and               June 9, 2003
-----------------------------------------------------   Secretary of the Board of Directors
               Marcos J. Troncoso

             /s/ RAMON TARRAGO MEDINA                   First Vice President, Comptroller          June 9, 2003
---------------------------------------------------     and Administrative Division, Chief
               Ramon Tarrago Medina                     Financial Officer and Treasurer of
                                                        the Board of Directors (Principal
                                                        Financial Officer and Principal
                                                        Accounting Officer)


*  By:   /s/ CARL H. CARLSON
      ---------------------------------------------
               Carl H. Carlson,
               Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santo Domingo, Dominican Republic on June 9, 2003.


                                      TRICOM USA, INC.

                                      By:  /s/ MANUEL ARTURO PELLERANO PENA
                                         ---------------------------------------
                                                Manuel Arturo Pellerano Pena
                                                CHAIRMAN OF THE BOARD OF
                                                DIRECTORS, PRESIDENT AND CHIEF
                                                EXECUTIVE OFFICER

     Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.


                         Name                                          Title                           Date
                         ----                                          -----                           ----
/s/ MANUEL ARTURO PELLERANO PENA                        Chairman of the Board of Directors         June 9, 2003
-----------------------------------------------------   and Chief Executive Officer
          Manuel Arturo Pellerano Pena                  (Principal Executive Officer)

                /s/ CARL H.CARLSON                      Vice President of the Board of             June 9, 2003
---------------------------------------------------     Directors
                 Carl H. Carlson

             /s/ MARCOS J. TRONCOSO                     Executive Vice President and               June 9, 2003
-----------------------------------------------------   Secretary of the Board of Directors
              Marcos J. Troncoso

           /s/ RAMON TARRAGO MEDINA                     First Vice President, Comptroller          June 9, 2003
---------------------------------------------------     and Administrative Division, Chief
              Ramon Tarrago Medina                      Financial Officer and Treasurer of
                                                        the Board of Directors (Principal
                                                        Financial Officer and Principal
                                                        Accounting Officer)

                                                        Director                                   June __, 2003
---------------------------------------------------
                 Kevin Wiley

                      *                                 Director                                   June 9, 2003
---------------------------------------------------
              Richard D. Haning
                                                        Director                                   June __, 2003
---------------------------------------------------
                  Ralph Smith


*  By:   /s/ CARL H. CARLSON
      ---------------------------------------------
               Carl H. Carlson,
               Attorney-in-Fact

                     SIGNATURE OF AUTHORIZED REPRESENTATIVE

     Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of TRICOM, S.A., Call Tell Corporation, GFN Comunicaciones, S.A., TCN-Dominican, S.A., TRICOM Centroamerica, S. A., TRICOM Latinoamerica, S. A., TRICOM, S.A. (a Guatemalian corporation), TRICOM, S.A. (a Nicaraguian corporation), TRICOM, S.A. (a Panamanian corporation), TRICOM, S.A. de C.V., TRICOM Telecomunicaciones, S.A. (a Costa Rican corporation) and TRICOM Telecomunicaciones, S.A. (a Hondurian corporation).



has signed this Registration Statement in Santo Domingo, Dominican Republic on June 9, 2003.


                              TRICOM USA, INC.

                              By:  /s/ CARL H. CARLSON
                                 --------------------------
                                               Carl H. Carlson
                                               EXECUTIVE VICE PRESIDENT, CHIEF
                                               OPERATING OFFICER, MEMBER OF
                                               THE OFFICE OF THE
                                               PRESIDENT AND TREASURER

                                    EXHIBITS


Exhibit                                           Description
-------                                           -----------
     1.1**     Dealer Manager Agreement, dated December 18, 2002, among TRICOM,
               S.A., the guarantors named therein and Bear, Stearns & Co. Inc.

     3.1 Amended and Restated Bylaws of TRICOM, S.A. with English translation thereof (incorporated by reference to Exhibit 3 to our Amendment No. 1 to the Registration Statement on Form F-1, filed on May 1, 1998 (file no. 333-08574)).

     4.1 Form of Class A Common Stock Certificate (incorporated by reference to Exhibit 4.1 to our Amendment No. 1 to Registration
               Statement on Form F-1, filed on May 1, 1998 (file no.
               333-08574)).

     4.2       Form of American Depositary Receipt (included as part of Exhibit
               4.3) (incorporated by reference to Exhibit 4.2 to our Registration Statement on Form F-1, filed on April 2, 1998 (file no. 333-08574)).

     4.3       Form of Deposit Agreement between The Bank of New York, TRICOM,
               S.A. and owners and holders of American Depositary Receipts
               (incorporated by reference to Exhibit 4.3 to our Registration
               Statement on Form F-1, filed on April 2, 1998 (file no.
               333-08574)).

     4.4       Indenture, dated as of August 21, 1997, between The Bank of New
               York, as Trustee, and TRICOM, S.A. (incorporated by reference to Exhibit 4.1 to our Registration Statement on Form F-4, filed on
               December 29, 1997 (file no. 333-08150)).

     4.5*      Supplemental Indenture, dated as of       , between TRICOM, S.A.
               and The Bank of New York, as trustee, for the senior notes due
               2004.

     4.6*      Indenture, dated as of       , among TRICOM, S.A, the guarantors
               named therein and The Bank of New York, as trustee, for the senior notes due 2009.

     4.7*      Form of Warrant Agreement.

     5.1* Opinion of Piper Rudnick LLP as to the legality of the securities being registered hereby.

     5.2* Opinion of Pellerano & Herrera as to certain matters under Dominican law.

     8.1*      Tax Opinion of Piper Rudnick LLP.

     8.2*      Tax Opinion of Pellerano & Herrera.

     10.1 IDEN(R) Infrastructure Supply Agreement, dated July 11, 2000, between Motorola, Inc. and TRICOM Latinoamerica (incorporated by reference to Exhibit 4.1 to our Form 20-F/A, filed on November
               21, 2001 (file no. 001-14816)).

     10.2      Concession Agreement, dated February 20, 1996, between the
               Dominican State and TRICOM, S.A. (incorporated by reference to
               Exhibit 10.1 to our Registration Statement on Form F-4, filed on
               December 29, 1997 (file no. 333-08150)).

     10.3      Concession Agreement, dated April 30, 1990, between the Dominican
               State and TRICOM, S.A. (incorporated by reference to Exhibit 10.2 to our Registration Statement on Form F-4, filed on December 29,
               1997 (file no. 333-08150)).

     10.4      Interconnection Agreement, dated May 17, 1994, between Compania
               Dominicana de Telefonos, C. por A. (Codetel) and TRICOM, S.A.
               (incorporated by reference to Exhibit 10.3 to our Registration
               Statement on Form F-4, filed on December 29, 1997 (file no.
               333-08150)).

     10.5 Addendum to Interconnection Agreement, dated January 2, 1998, between Codetel and TRICOM, S.A. (incorporated by reference to Exhibit 10.4 to our Amendment No. 1 to Registration Statement on
               Form F-1, filed on May 1, 1998 (file no. 333-08574)).

     10.6      Amended and Restated Shareholders Agreement among TRICOM, S.A.,
               Motorola, Inc. and Oleander Holding, Inc. (incorporated by reference to Exhibit 10.7 to our Amendment No. 1 to Registration
               Statement on Form F-1, filed on May 1, 1998 (file no.
               333-08574)).

     10.7      1998 Long-Term Incentive Plan (incorporated by reference to
               Exhibit 10.11 to our Amendment No. 1 to Registration Statement on
               Form F-1, filed on May 1, 1998 (file no. 333-08574)).

     10.8 The Guaranty, dated August 21, 1997, issued by each of TRICOM's subsidiaries in favor of the holders of the existing notes under the Indenture, dated August 21, 1997 (incorporated by reference to Exhibit 4.2 to our Registration Statement on Form F-4, filed on December 29, 1997 (file no. 333-08150)).

     12.1      Statements re computation of Ratio of Earnings to Fixed Charges.

     23.1      Consent of KPMG (member firm of KPMG International in the
               Dominican Republic).

     23.2*     Consent of Piper Rudnick LLP (included as part of Exhibit 5.1 and
               8.1 above).

     23.3* Consent of Pellerano & Herrera (included as part of Exhibit 5.2 and 8.2 above).

     24.1**    Power of Attorney for directors and officers of TRICOM, S.A.

     25.1**    Form T-1 Statement of Eligibility of Trustee.

     99.1*     Form of Letter of Transmittal and Consent.

     99.2*     Form of Letter to Noteholders.

     99.3*     Form of Letter to Brokers.

     99.4*     Form of Letter to clients of Brokers

     99.5*     Exchange Agent Agreement, dated as of      , between TRICOM, S.A.
               and JPMorgan Chase Bank.

     99.6* Information Agent Agreement dated as of December 18. 2002, between TRICOM, S.A. and D.F. King & Co., Inc.


----------
* To be filed by amendment.
** Previously filed.

                                      II-22